       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON 8 MAY 2002


                                                      REGISTRATION NO. 333-86630

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                             AMENDMENT NO. 1 TO THE


                                    FORM F-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               MERIDIAN GOLD INC.
             (Exact name of registrant as specified in its charter)

            CANADA                           1040                         88-0226676
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)       Identification Number)

                     9670 GATEWAY DRIVE, RENO, NEVADA 89511
                                 (775) 850-3777
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                PETER DOUGHERTY
                    CHIEF ACCOUNTING OFFICER AND CONTROLLER
                               MERIDIAN GOLD INC.
                     9670 GATEWAY DRIVE, RENO, NEVADA 89511
                                 (775) 850-3777
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

    KEVIN BARNETTE, ESQ.          CHARLES WILKINSON, ESQ.            PAUL BORK, ESQ.
Skadden, Arps, Slate, Meagher         Lawrence Graham            Foley Hoag & Eliot LLP
         & Flom LLP                     190 Strand               One Post Office Square
 1440 New York Avenue, N.W.       London WC2R 1JN, United     Boston, Massachusetts, 02109,
Washington DC 20005-2111, USA             Kingdom                          USA
       (202) 371-7000               011-44-20-7379-0000              (617) 832-1000

                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. This document is not directed at any person within the United Kingdom and should not be acted upon by any such person.

                    Subject to completion, dated 8 May 2002


    THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT ABOUT THE OFFER OR WHAT ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER DULY AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 IF YOU ARE RESIDENT IN THE UNITED KINGDOM OR, IF NOT, ANOTHER APPROPRIATE AUTHORISED INDEPENDENT FINANCIAL ADVISER.

    If you have sold or otherwise transferred all of your Brancote shares, please send this document and the accompanying form of acceptance and the reply-paid envelope as soon as possible to the purchaser or transferee or to the agent through whom the sale or transfer was made for delivery to the purchaser or transferee. However, these documents should not be forwarded or transmitted in or into Australia or Japan or any other jurisdiction if to do so would constitute a violation of the relevant laws in such jurisdictions. See paragraph 7 of Part B of Appendix I to this document.

                      RECOMMENDED SHARE EXCHANGE OFFER BY

                               MERIDIAN GOLD INC.

                                     AND BY

                          STANDARD BANK LONDON LIMITED
                           AND BMO NESBITT BURNS INC

                      ON ITS BEHALF IN THE UNITED KINGDOM

                                      FOR
              ALL OF THE ISSUED AND TO BE ISSUED SHARE CAPITAL OF

                             BRANCOTE HOLDINGS PLC

    Meridian and Standard Bank and BMO Nesbitt Burns on its behalf in the United Kingdom are offering to purchase, on the conditions and the terms set out in this document, all of the issued and to be issued Brancote shares in exchange for 0.1886 of a Meridian common share for each Brancote share. Meridian common shares are listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbols "MDG" and "MNG," respectively. Brancote shares are listed on the Alternative Investment Market of the London Stock Exchange, under the symbol "BNC."

    A letter from the Chairman of Brancote, on behalf of the Brancote board of directors, recommending the acceptance of the offer is set out in Part I of this document.

    BRANCOTE SHAREHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS DOCUMENT IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 17 OF THIS DOCUMENT.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The procedure for accepting the offer is set out in paragraph 13 of
Part III of this document and in the accompanying form of acceptance. To accept the offer, if you hold Brancote shares in certificated form, you should complete the enclosed form of acceptance in accordance with the instructions printed thereon. The completed form of acceptance, together with your share certificate and other documents of title should be returned as soon as possible and in any event so as to be received by Computershare Investor Services PLC by post at PO Box 859, The Pavilions, Bridgwater Road, Bristol BS99 1XZ, United Kingdom, or by hand (during normal business hours) to Computershare Investor Services PLC at 7th Floor, Jupiter House, Triton Court, 14 Finsbury Square, London EC2A 1BR,
United Kingdom, no later than 3.00 p.m. on   -  2002. A reply paid envelope is
enclosed for use in the United Kingdom. If you hold your Brancote shares in uncertificated form, you should read paragraph 13(b) of Part III of this document and ensure that an electronic acceptance is made by you or on your
behalf and settlement is no later than 3.00 p.m. on   -  2002.

    The offer is not being made, directly or indirectly, in or into Australia or Japan, or by use of, the mails of or by any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or of any facility of a national securities exchange of, Australia or Japan. Accordingly, neither this document nor the accompanying form of acceptance is being, and must not be, mailed or otherwise forwarded, distributed or sent in or into Australia or Japan.

                 The date of this offer document is   -  2002.

                             IMPORTANT INFORMATION

DEFINITIONS

    Some words and terms used in this document are defined in Appendix VIII to this document.

APPLICABLE DISCLOSURE REQUIREMENTS

    Because Meridian is making the offer for securities of an English company, the offer is subject to UK and US securities laws, regulations and requirements. US investors should be aware that this document has been prepared primarily in accordance with UK format and style, which differs from US format and style for documents of this type. In particular, the Appendices to this document contain important information that is required to be disclosed by US federal securities laws.

FINANCIAL INFORMATION

    The extracts from the consolidated financial statements of, and some of the other information about, Meridian appearing in this document are presented in US dollars ($) and have been prepared in accordance with Canadian GAAP. The financial statements and the extracts of the financial statements of, and other information about Brancote appearing in this document are presented in pounds sterling (L) or pence (p) and have been prepared in accordance with UK GAAP. US GAAP, Canadian GAAP and UK GAAP differ from one another in some significant respects. The audited financial statements of Meridian, as well as a reconciliation between Canadian GAAP and US GAAP are contained in Appendix II to this document. Financial information relating to Brancote, as well as a reconciliation between UK GAAP and US GAAP is contained in Appendix III to this document. Unaudited pro forma financial information relating to the enlarged Meridian group is contained in Appendix IV to this document. The unaudited pro forma financial information relating to the enlarged Meridian group has been prepared in accordance with US GAAP.

FORWARD-LOOKING STATEMENTS

    Some of the statements in this document and other material filed or to be filed with the SEC by Meridian are, or will be, forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not purely historical, including statements about Meridian's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements are based on information available to Meridian at the time the statements are made. Meridian does not assume any obligation to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. Meridian's actual results could differ materially from those anticipated in its forward-looking statements due to the factors described under "Risk Factors" beginning on page 17 and elsewhere in this document. In deciding whether to accept the offer, Brancote shareholders should read this document and its appendices carefully. Brancote shareholders should also consider carefully the important risk factors described in "Risk Factors" beginning on page 17.

AVAILABLE INFORMATION

    Meridian files reports and other information with the SEC as required by the Exchange Act. You can read and copy such reports and other information at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read such materials and other information concerning Meridian at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Copies of such material can also be obtained, at prescribed rates, by writing to the Public Reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a World Wide Web site that contains reports and information statements and other information regarding companies that file electronically with the SEC. The SEC's web site may be accessed at http://www.sec.gov. Meridian has filed a registration statement on Form F-4 with respect to the offering of Meridian common shares to be issued by Meridian in connection with the offer. This document forms part of the registration statement and omits certain of the information contained in the registration statement. The registration statement may also be inspected at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Canada Square, Canary Wharf, London E14 5DS, United Kingdom, during normal business hours on any weekday (public holidays in the UK excepted) while the offer remains open for acceptance.

INCORPORATION OF DOCUMENTS BY REFERENCE

    This document incorporates important business and financial information about Meridian by reference to documents that Meridian has previously filed with the SEC and that are not presented in or delivered with this document. Meridian will provide these documents, without charge, upon written or oral request submitted during normal business hours on any weekday (public holidays in the US and in the UK excepted) while the offer remains open for acceptance. In the US, requests should be submitted to Meridian at 9670 Gateway Drive, Suite 200, Reno, NV 89511-8953, attention Heather Fatzer, telephone 775-850-3777. In the UK, requests should be submitted to Skadden, Arps, Slate, Meagher & Flom LLP, One Canada Square, Canary Wharf, London E14 5DS, United Kingdom, attention Nicholas Azis, telephone +44 (0)20 7519 7000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS, ANY REQUEST SHOULD BE MADE BY   -  2002.

    The following documents listed below that Meridian has previously filed with the SEC are incorporated by reference in this document:

    - Meridian's Annual Report on Form 40-F for the fiscal year ended 31 December 2001; and


    - Meridian's Reports of Foreign Private Issuer on Forms 6-K filed with the SEC on 11 February 2002, 15 February 2002, 19 February 2002, 4 April 2002, 5 April 2002, 5 April 2002 and 22 April 2002; and


    - Meridian's Registration Statement on Form 8-B filed with the SEC on 30 July 1996 relating to Meridian's common shares.

    All documents filed by Meridian pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and prior to the date on which the offer becomes or is declared unconditional in all respects shall be incorporated by reference into this document from the date the documents are filed. Any statement contained in this document or in any document incorporated or deemed to be incorporated by reference into this document shall be modified or superseded to the extent that any statement contained in a subsequently filed document that also is or is deemed to be incorporated by reference into this document, modifies or supersedes such statement. Any modified or superseded statement will not constitute a part of this document except as so modified or superseded.

RULE 8 NOTICES

    Any person who, alone or acting together with any other person(s) pursuant to an agreement or understanding (whether formal or informal) to acquire or control securities of Brancote or Meridian, owns or controls, or becomes the owner or controller, directly or indirectly, of one per cent. or more of any class of securities of Brancote or Meridian is generally required under the provisions of Rule 8 of The City Code on Takeovers and Mergers to notify the Company Announcements Office of the London Stock Exchange by fax or electronic delivery on the appropriate form by no later than 12.00 noon (London time) on the business day following the date of the transaction of every dealing in such securities during the offer period. A copy of such notification on the appropriate form should also be faxed to the Panel by that time on + 44 (0) 20 7256 9386. In the event of any doubt as to the application of these requirements the Panel should be consulted on + 44 (0) 20 7382 9026. Dealings by Brancote, by Meridian or by their respective "associates" (within the definition set out in the City Code) in any class of securities of Brancote or Meridian or referable thereto until such time must also be so disclosed. Please consult your financial adviser immediately if you believe Rule 8 may be applicable to you.

RELIANCE ON INFORMATION IN THE OFFER DOCUMENT

    You should not assume that the information contained in this document is accurate as of any date other than the date on the cover of this document and neither the mailing of this document to you nor the delivery of Meridian common shares in exchange for your Brancote shares shall under any circumstances create any implication that there has been no change in the affairs of Meridian or Brancote since the date of this document or that the information in this document is correct as of any time subsequent to the date of this document.

ADVISORS

    Standard Bank, which is regulated in the UK by the Financial Services Authority, is acting for Meridian and no one else in connection with the offer and will not be responsible to anyone other than Meridian for providing the protections afforded to customers of Standard Bank nor for providing advice in relation to the offer, or any matter referred to herein.

    Brown Shipley, which is regulated in the UK by the Financial Services Authority, is acting for Brancote and no one else in connection with the offer and will not be responsible to anyone other than Brancote for providing the protections afforded to customers of Brown Shipley nor for providing advice in relation to the offer, or any matter referred to herein.

                                    CONTENTS

                                                                         PAGE
                                                                       ---------
PART I..............................................................           1

LETTER FROM THE CHAIRMAN............................................           1

1.      Introduction................................................           1

2.      Background to and Reasons for the Offer.....................           1

3.      Terms of the Offer..........................................           1

4.      Brancote Share Option Schemes...............................           2

5.      Break Fees..................................................           2

6.      Irrevocable Undertakings....................................           2

7.      Argentinean Acquisition.....................................           2

8.      Management and Employees....................................           3

9.      Taxation....................................................           3

10.     Action to be Taken..........................................           3

11.     Recommendation..............................................           3

PART II.............................................................           4

QUESTIONS AND ANSWERS ABOUT THE OFFER...............................           4

SUMMARY.............................................................           9

MERIDIAN SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL
DATA................................................................          11

BRANCOTE SELECTED HISTORICAL FINANCIAL DATA.........................          13

EXCHANGE RATE INFORMATION...........................................          14

COMPARATIVE PER SHARE DATA..........................................          15

COMPARATIVE STOCK PRICES............................................          16

RISK FACTORS........................................................          17

PART III............................................................          21

LETTER FROM STANDARD BANK AND BMO NESBITT BURNS.....................          21

1.      Introduction................................................          21

2.      The Offer...................................................          21

3.      Undertakings................................................          22

4.      Conditions and Further Terms of the Offer...................          22

5.      Background to and Key Benefits of the Offer.................          23

6.      Information on Meridian.....................................          23

7.      Information on Brancote.....................................          23

8.      Accounting Treatment........................................          23

9.      Management and Employees....................................          23

10.     Brancote Share Option Schemes...............................          23

11.     Break Fees..................................................          24

12.     Taxation....................................................          24

13.     Procedure for Acceptance of the Offer.......................          26

14.     Overseas Brancote Shareholders..............................          29

15.     Delisting, Compulsory Acquisition of Brancote Shares and
        Re-registration of Brancote.................................          29

16.     Action to be Taken..........................................          30

                                                                         PAGE
                                                                       ---------
PART IV.............................................................          31

INFORMATION REGARDING MERIDIAN......................................          31

1.      Business Overview...........................................          31

2.      Additional Information......................................          31

PART V..............................................................          32

INFORMATION REGARDING BRANCOTE......................................          32

1.      Business Overview...........................................          32

2.      Brancote's Operating and Financial Review and Prospects.....          32

3.      Properties..................................................          34

4.      Nature of Trading Market; Exchange Rate Information.........          35

5.      Quantitative and Qualitative Disclosures About Market
        Risk........................................................          37

APPENDIX I..........................................................         I-1

CONDITIONS AND FURTHER TERMS OF THE OFFER...........................         I-1

PART A: CONDITIONS OF THE OFFER.....................................         I-1

PART B: FURTHER TERMS OF THE OFFER..................................         I-6

1.      Acceptance period and Conditions............................         I-6

2.      Announcements...............................................         I-7

3.      Rights of Withdrawal........................................         I-8

4.      Revised Offer...............................................         I-9

5.      Form of Acceptance..........................................        I-10

6.      Electronic Acceptances......................................        I-13

7.      Overseas Shareholders.......................................        I-16

8.      General.....................................................        I-18

APPENDIX II.........................................................        II-1

MERIDIAN FINANCIAL STATEMENTS.......................................        II-1

APPENDIX III........................................................       III-1

BRANCOTE FINANCIAL STATEMENTS.......................................       III-1

UNAUDITED ANALYSIS OF THE THIRTEEN MONTH PERIOD ENDED
31 JANUARY 2000.....................................................      III-21

APPENDIX IV.........................................................        IV-1

PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)................        IV-1

APPENDIX V..........................................................         V-1

ADDITIONAL INFORMATION..............................................         V-1

1.      Responsibility..............................................         V-1

2.      Directors, Executive Officers and Registered or Principal
        Address.....................................................         V-1

3.      Management of Meridian Following Completion of the Offer....         V-1

4.      Related Party Transactions..................................         V-6

5.      Shareholdings and Dealings..................................         V-6

6.      Ownership of Significant Shareholders of Meridian...........        V-12

7.      Service Agreements of the Directors of Brancote.............        V-12

8.      Brancote Share Option Schemes...............................        V-14

                                                                         PAGE
                                                                       ---------
9.      Material Contracts..........................................        V-17

10.     Undertakings................................................        V-19

11.     Miscellaneous...............................................        V-20

12.     Documents Available for Inspection..........................        V-21

13.     Legal Matters...............................................        V-21

14.     Experts.....................................................        V-21

APPENDIX VI.........................................................        VI-1

DESCRIPTION OF MERIDIAN COMMON SHARES...............................        VI-1

1.      General.....................................................        VI-1

2.      Certificates................................................        VI-1

3.      Dividends...................................................        VI-1

4.      Meridian Shareholders' Meetings.............................        VI-1

5.      Voting Rights...............................................        VI-2

6.      Liquidation, Dissolution or Winding-up......................        VI-2

7.      Transfers...................................................        VI-2

8.      Take-over Provisions........................................        VI-2

9.      Shareholder Rights Plan.....................................        VI-2

10.     Other Rights................................................        VI-2

11.     Authorized Preferred Shares.................................        VI-3

Differences between Meridian Common Shares and Brancote Shares......        VI-3

1.      Voting Rights...............................................        VI-3

2.      Action by Written Consent...................................        VI-4

3.      Shareholders Proposals and Shareholder Nominations of
        Directors...................................................        VI-4

4.      Sources and Payment of Dividends............................        VI-5

5.      Rights of Purchase and Redemption...........................        VI-5

6.      General Meetings of Shareholders............................        VI-6

7.      Special Meetings of Shareholders............................        VI-6

8.      Appraisal Rights............................................        VI-7

9.      Preemptive Rights...........................................        VI-8

10.     Amendment of Governing Instruments..........................        VI-8

11.     Stock Class Rights..........................................        VI-9

12.     Shareholders' Votes on Certain Transactions.................       VI-10

13.     Rights of Inspection........................................       VI-12

14.     Standard of Conduct for Directors...........................       VI-12

15.     Residence of Directors......................................       VI-13

16.     Classification of the Board of Directors....................       VI-13

17.     Removal of Directors........................................       VI-14

18.     Vacancies on the Board of Directors.........................       VI-14

19.     Liability of Directors and Officers.........................       VI-14

20.     Indemnification of Directors and Officers...................       VI-15

21.     Shareholder Suits...........................................       VI-16

22.     Certain Provisions Relating to Share Acquisitions...........       VI-16

23.     Anti-takeover Measures......................................       VI-17

                                                                         PAGE
                                                                       ---------
24.     Disclosure of Interests.....................................       VI-17

25.     Ability to Bring Suits, Enforce Judgments and Enforce US
        Law.........................................................       VI-18

26.     Insider Dealing.............................................       VI-19

27.     Proxy Statements and Reports................................       VI-19

28.     Reporting Requirements......................................       VI-20

APPENDIX VII........................................................       VII-1

CERTAIN PROVISIONS OF THE COMPANIES ACT.............................       VII-1

APPENDIX VIII.......................................................      VIII-1

DEFINITIONS.........................................................      VIII-1

                                     PART I
                            LETTER FROM THE CHAIRMAN


                            (Registered No. 2710079)



DIRECTORS:                                                      REGISTERED AND HEAD OFFICE:
Richard Prickett, CHAIRMAN                                        20 Upper Grosvenor Street
William Humphries, MANAGING DIRECTOR                                                 London
David Dare, NON-EXECUTIVE DIRECTOR                                                  W1K 7PB
David Whitehead, NON-EXECUTIVE DIRECTOR
David Barnett, NON-EXECUTIVE DIRECTOR



                                                                     -  May 2002


TO BRANCOTE SHAREHOLDERS AND, FOR INFORMATION ONLY, TO PARTICIPANTS IN THE
  BRANCOTE SHARE OPTION SCHEMES

Dear Brancote shareholder,

           RECOMMENDED SHARE EXCHANGE OFFER BY MERIDIAN FOR BRANCOTE

1.  INTRODUCTION

    It was announced on 4 April 2002 that the directors of Brancote and Meridian had reached agreement on the terms of a recommended offer to be made by Meridian and by Standard Bank and BMO Nesbitt Burns on its behalf in the United Kingdom for the entire issued and to be issued share capital of Brancote.

    I am writing to set out the background to the offer, to explain the reasons why the Brancote directors consider the terms of the offer to be fair and reasonable and to recommend that Brancote shareholders accept it. Full details of the offer, together with the details of the procedure for acceptance, are set out in the letter from Standard Bank and BMO Nesbitt Burns in Part III of this document.

2.  BACKGROUND TO AND REASONS FOR THE OFFER

    In June 2000, your board announced that it would conduct a strategic review of the options available to Brancote in order to maximise value for Brancote shareholders, in light of the significance of the drilling results and the potential value of the mining concessions at Esquel. As part of that process we had discussions with a number of gold producing companies, including Meridian, with a view to agreeing terms for a sale. None of these discussions resulted in proposals being put forward which the Board considered it could recommend to Brancote shareholders. Accordingly, it was decided that the best interests of Brancote shareholders would be served by continuing with the exploration programme at Esquel. This programme advanced to the pre-feasibility stage and on 6 November 2001 we announced the results of the pre-feasibility study.

    Whilst continuing with the exploration programme your directors have maintained a friendly dialogue with the management of Meridian and this developed earlier this year into discussions about the possibility of a merger of the interests of the two companies.

    Meridian is one of the most successful intermediate gold producers. Through this merger, Brancote shareholders will have the opportunity to benefit from Meridian's proven expertise in mine development, operations and exploration. In addition, this merger will enable Brancote shareholders to participate in Meridian's success at El Penon, which last year produced in excess of 300,000 ounces of gold at a very low cash cost. Meridian also brings to Brancote the financial resources to enable the development of Esquel.

3.  TERMS OF THE OFFER

    The offer, which is on the terms and subject to the conditions set out in Appendix I to this document and in the accompanying form of acceptance, is:

           0.1886 OF A MERIDIAN COMMON SHARE FOR EACH BRANCOTE SHARE

    If the offer becomes or is declared unconditional in all respects, fractions of Meridian common shares will not be issued to accepting Brancote shareholders who will instead receive from Meridian an amount in cash (in sterling calculated at the mid-point of the closing spread of the dollar to sterling spot rate as shown in the Financial Times (UK) Edition on the date on which the offer becomes unconditional in all respects) in lieu of any entitlements to fractions of a Meridian common share. However, individual entitlements of less than the sterling equivalent of US$3.00 will not be paid to Brancote shareholders but will be retained for the benefit of the enlarged Meridian group.


    On full acceptance of the offer, the existing Meridian shareholders will hold approximately 77.4 per cent and Brancote shareholders will together hold approximately 22.6 per cent of the share capital of the enlarged Meridian group. Full acceptance of the offer (disregarding any exercise of options over Brancote shares) will involve the issue of approximately 21.6 million Meridian common shares, representing approximately 22.2 per cent of the share capital of the enlarged Meridian group. On the basis of the closing trading price of US$13.56 per Meridian common share on the NYSE on 3 April 2002, the last date prior to the date the offer was announced, the offer valued each Brancote share at 178 pence. On the basis of the closing trading price of US$ - per Meridian common
share on the NYSE on   -  May 2002, the latest practicable date prior to the
posting of this document, the offer valued each Brancote share at   -  .



    The value of the offer on   -  May 2002, the latest practicable date prior
to the posting of the offer document, represents a premium of approximately
  - per cent over the closing middle market price of 151.5 pence per Brancote share as derived from SEDOL on 7 March 2002, the day prior to the announcement that Brancote had received an approach which may lead to an offer and a premium
of approximately   -  per cent over the closing middle market price of 174 pence per Brancote share as derived from SEDOL on 3 April 2002, the last day prior to the date the offer was announced.


4.  BRANCOTE SHARE OPTION SCHEMES

    Meridian has stated that appropriate proposals will be made to the holders of options under the Brancote share option schemes once the offer becomes or is declared unconditional in all respects. Further details of which are set out in paragraph 10 of the letter from Standard Bank and BMO Nesbitt Burns in Part III of this document.

5.  BREAK FEES

    It has been agreed that Brancote will pay a break fee to Meridian in the event that:

    (i) the board withdraws or modifies, in a manner adverse to Meridian, its approval or recommendation of the offer; or

    (ii) prior to 4 April 2003, an acquisition proposal or offer for Brancote or for all or any material assets of Brancote by a third party (other than Meridian) is announced which is recommended (at any time) by the board; or

    (iii) any financial adviser to the board appointed pursuant to Rule 3 of the City Code on Takeovers and Mergers withdraws or in any way modifies its consent (whether written or oral) to being named in the context of any recommended statement by the board to its shareholders regarding the offer.

    The fee shall be a sum of US$1,500,000 less any sums paid by Brancote pursuant to the reimbursement of Meridian's reasonable costs and expenses incurred in connection with the offer. Save in certain events, Meridian has agreed to reimburse up to US$400,000 of Brancote's transaction expenses incurred in connection with the offer in the event that Meridian irrevocably and unilaterally terminates the offer.

6.  IRREVOCABLE UNDERTAKINGS

    Meridian has received irrevocable undertakings to accept the offer from the directors of Brancote and Brancote's largest shareholder representing, in aggregate, approximately 19 per cent of the existing issued share capital of Brancote. The undertakings cease to be binding in the event of a higher offer in circumstances where Meridian does not within five business days increase its offer to at least the value of the higher offer and in other circumstances such as the offer not having become or not having been declared unconditional in all respects by 30 September 2002.

7.  ARGENTINEAN ACQUISITION

    Brancote has entered into an agreement with the minority interest holders in Brancote's Argentinean joint venture to acquire their interest in the Esquel project in Argentina. This agreement is conditional on the offer being declared unconditional in all respects.

    The acquisition involves an issue of 27,377,806 Brancote shares as consideration. In order to increase the share capital of Brancote and to authorise the directors to allot and issue the consideration shares, an ordinary resolution will be proposed to Brancote shareholders at an extraordinary general
meeting of Brancote to be held on   -  2002. A circular containing notice of the
extraordinary general meeting of Brancote has been dispatched to Brancote shareholders today. The passing of this resolution is a condition of the offer. The board unanimously recommends that Brancote shareholders vote in favour of this resolution.

8.  MANAGEMENT AND EMPLOYEES

    Meridian has confirmed that it will observe the existing contractual and statutory employment rights, including pension rights, of Brancote group management and employees as required by applicable law.

9.  TAXATION

    Your attention is drawn to paragraph 12 headed "Taxation" in the letter from Standard Bank and BMO Nesbitt Burns in Part III of this document. If you are in any doubt as to your own tax position, you should consult an appropriate independent professional adviser immediately.

10. ACTION TO BE TAKEN

    Your attention is drawn to the letter from Standard Bank and BMO Nesbitt Burns in Part III of this document, the Appendices to this document and the form of acceptance which sets out the procedure for acceptance of the offer by Brancote shareholders.

    If you hold Brancote shares in certificated form, in order to accept the offer, you should complete the enclosed form of acceptance in accordance with the instructions printed thereon. The completed form of acceptance, together with your share certificate and other document(s) of title should be returned as soon as possible and in any event, so as to be received by post by Computershare Investor Services PLC at PO Box 859, The Pavilions, Bridgwater Road, Bristol BS99 1XZ, United Kingdom, or by hand (during normal business hours only) by Computershare Investor Services PLC at 7th Floor, Jupiter House, Triton Court, 14 Finsbury Square, London EC2A 1BR, United Kingdom, no later than 3.00 p.m. on
  -  2002. A reply paid envelope is enclosed for your use in the United Kingdom.

    If your Brancote shares are in uncertificated form, in order to accept the offer, you should read paragraph 13(b) of Part III of this document and ensure that an electronic acceptance is made by you or on your behalf and settlement is
no later than 3.00 p.m. on   -  2002.

    If you are in any doubt as to the action you should take, you should consult an independent financial adviser authorised under the Financial Services and Markets Act 2000.

    IF YOU HAVE ANY QUESTIONS ON HOW TO COMPLETE THE FORM OF ACCEPTANCE (OR WISH TO REQUEST ADDITIONAL FORMS OF ACCEPTANCE), OR IF YOU HAVE ANY QUESTIONS ON HOW TO MAKE AN ELECTRONIC ACCEPTANCE, PLEASE CONTACT COMPUTERSHARE INVESTOR SERVICES PLC ON +44 (0)870 702 0100.

11. RECOMMENDATION

    Having regard, in particular, to the current stage of development of the Esquel project, the economic situation in Argentina and the views of Brancote's largest shareholder, and taking account of the financial resources and development and mining experience of Meridian, the board, which has been so advised by Brown Shipley, Brancote's financial adviser, considers the terms of the offer to be fair and reasonable. In providing advice to the board, Brown Shipley has taken into account the commercial assessments of the directors of Brancote.

    THE BOARD UNANIMOUSLY RECOMMENDS THAT BRANCOTE SHAREHOLDERS ACCEPT THE OFFER, AS ALL THE DIRECTORS OF BRANCOTE AND BRANCOTE'S LARGEST SHAREHOLDER HAVE UNDERTAKEN TO DO IN RESPECT OF HOLDINGS OF, IN AGGREGATE, 16,232,100 BRANCOTE SHARES, REPRESENTING APPROXIMATELY 19 PER CENT OF THE EXISTING ISSUED SHARE CAPITAL OF BRANCOTE. HOWEVER, THE BOARD NOTES THAT ACCEPTANCE OF THE OFFER WOULD RESULT IN AN INVESTMENT IN MERIDIAN COMMON SHARES AND INVESTMENTS IN THE MINING SECTOR CARRY A HIGH DEGREE OF RISK. ACCORDINGLY, THE BOARD ADVISES BRANCOTE SHAREHOLDERS TO HAVE REGARD TO THE RISK FACTORS SET OUT IN PART II OF THIS DOCUMENT AND TO TAKE ADVICE FROM THEIR OWN FINANCIAL ADVISERS BEFORE MAKING ANY DECISION WITH RESPECT TO THE OFFER.

Yours sincerely
Richard O. Prickett
CHAIRMAN

                                    PART II
                     QUESTIONS AND ANSWERS ABOUT THE OFFER

    The following are some of the questions you, as a holder of Brancote shares, may have and answers from Meridian to those questions. Brancote urges you to carefully read the remainder of this document and the accompanying form of acceptance because the information provided in this Part does not purport to be complete and additional important information is contained in the remainder of this document and in the form of acceptance.

Q: WHO IS OFFERING TO BUY MY BRANCOTE SHARES?

A: Our name is Meridian. We are incorporated in Canada and are listed on the New
    York Stock Exchange and the Toronto Stock Exchange under the symbols "MDG" and "MNG," respectively.

    We are a precious metals producer with a successful history of discovering, developing and profitably operating gold mines. Meridian, formerly known as FMC Gold Company, has been active in gold production since 1981. Meridian has discovered five deposits containing over 8.7 million ounces of gold and invested approximately US$400 million in gold production facilities.

    The address of our principal executive offices is 9670 Gateway Drive, Suite 200, Reno, Nevada 89511-8953 and our telephone number is +(775) 850-3777.

Q: WHY ARE YOU MAKING THIS OFFER?

A: We believe that the merger of Meridian and Brancote will create the leading intermediate gold producer, distinct in several aspects from its competitors. In particular, we believe that:

    -- the merger will create a mining group with one of the highest growth rates in the industry;

    -- following the merger, Meridian will have a strong balance sheet to fund growth with approximately US$100 million in cash and no debt; and

    -- following the merger, Meridian will be one of the lowest cost gold producers with cash costs of less than US$100 per ounce.

    See paragraph 5 of Part III of this document for a further discussion of the key benefits of the offer.

Q: WHAT ARE THE CLASSES AND AMOUNTS OF BRANCOTE SECURITIES SOUGHT IN THE OFFER?

A: We are seeking to acquire all of the issued and to be issued ordinary shares of Brancote.

Q: WHAT WOULD I RECEIVE IN EXCHANGE FOR MY BRANCOTE SHARES?

A: We are offering to purchase each Brancote share for 0.1886 of a Meridian common share.

    The exchange ratio is fixed and was determined by reference to the average closing price per Meridian common share on the New York Stock Exchange over the 30 trading days immediately preceding the date of the announcement of the offer, an agreed exchange rate of US$1.4410:L1.00 and a value of 170 pence per Brancote share.

    The offer now values each Brancote share at   -  pence, based on the average
    closing price per Meridian common share on the New York Stock Exchange over the 30 trading days immediately preceding the posting of this document and an exchange rate of US$ - :L1.00.

    Meridian will not issue any fractions of Meridian common shares, so if the offer becomes or is declared unconditional in all respects, accepting Brancote shareholders will receive from Meridian an amount in cash (in sterling calculated at the mid-point of the closing spread of the dollar to sterling spot rate as shown in the FINANCIAL TIMES (UK) Edition on the date on which the offer becomes unconditional in all respects) instead of any fraction of a Meridian common share that they would otherwise receive. However, individual entitlements of less than the sterling equivalent of US$3.00 will not be paid to accepting Brancote shareholders but will instead be retained for the benefit of the enlarged Meridian group.

    A comparison of the rights of Meridian shares and those of Brancote shares is contained in Appendix VI to this document.

Q: HOW DOES THE OFFER COMPARE WITH RECENT PRICES OF BRANCOTE SHARES?

A: The offer, valued at 178 pence per Brancote share at the time of the announcement of the offer based on an exchange rate of US$1.4410:L1.00, represented a premium of approximately 17.5 per cent over the closing middle market price of 151.5 pence per Brancote share as derived from SEDOL on 7 March 2002, the day prior to the announcement that Brancote had received an approach which may lead to an offer and a premium of approximately 2 per cent over the closing middle market price of 174 pence per Brancote share as derived from SEDOL on 3 April 2002, the day prior to the date that the offer was announced.

    On   -  2002, the last day prior to the posting of this document, the offer
    was valued at   -  pence per Brancote share based on an exchange rate of
    US$  -  :L  -  . This represents a premium of approximately   -  per cent
    over the closing middle market price of 174 pence per Brancote share as derived from SEDOL on 3 April 2002, the day prior to the date that the offer was announced.

    Brancote shareholders should bear in mind that fluctuations in the dollar to sterling exchange rate from time to time will affect the sterling value of any investment in Meridian common shares and any dividend income from that investment (which will be payable in US dollars and subject to US withholding tax).

Q: DOES THE BRANCOTE BOARD OF DIRECTORS SUPPORT THE OFFER?

A: The board of directors of Brancote unanimously recommends that you accept the offer. However, the directors of Brancote note that acceptance of the offer would result in an investment in Meridian common shares and investments in the mining sector carry a high degree of risk. Accordingly, the directors of Brancote advise you to have regard to the risk factors set out below in this
    Part II and to take advice from your own financial adviser before making any decision with respect to the offer.

    Each member of Brancote's board of directors has undertaken to accept the offer in respect of their holdings of, in aggregate, 999,080 Brancote shares, representing approximately 1.15 per cent of the existing issued shares of Brancote.

Q: DO ANY OTHER BRANCOTE SHAREHOLDERS SUPPORT THE OFFER?

A: Consolidated Press International Limited, Brancote's largest shareholder, has undertaken to accept the offer in respect of 15,233,020 shares, representing approximately 17.5 per cent of the existing issued shares of Brancote.

Q: IS YOUR FINANCIAL CONDITION RELEVANT TO MY DECISION TO ACCEPT THE OFFER?

A: Yes. If you accept the offer, your consideration will be in the form of Meridian common shares. Therefore, you should consider our financial condition before you decide to become one of our shareholders through the offer.

    You should review the information regarding Meridian set forth in Part IV and Appendix II to this document and the documents incorporated by reference into this document which contain detailed business, financial and other information about us.

Q: HOW LONG DO I HAVE TO DECIDE WHETHER TO ACCEPT THE OFFER?

A: You will have until 3.00 p.m. (British Summer Time) on   -  2002 to decide
    whether to accept the offer, unless the offer is extended. See paragraph 13 of the letter from Standard Bank and BMO Nesbitt Burns in Part III of this document and paragraphs 5 and 6 of Part B of Appendix I to this document.

Q: CAN THE OFFER BE EXTENDED AND UNDER WHAT CIRCUMSTANCES?

A: Yes. If all the conditions to the offer have not been either satisfied, fulfilled or, to the extent permitted, waived by Meridian by 3.00 p.m.
    (London time) on   -  2002, Meridian may choose, but shall not be obliged
    to, extend the offer period at any time. We may also be required to extend the offer period under applicable UK and US securities laws if there is a material change in the offer. Once all the conditions have been either satisfied, fulfilled or, to the extent permitted, waived by Meridian, we will extend the offer for a subsequent offer period of at least 14 calendar days. See paragraph 1 of Part B of Appendix I to this document for further information about the extension of the offer period.

Q: HOW WILL I BE NOTIFIED IF THE OFFER IS EXTENDED?

A: If we extend the offer, we will make a public announcement of the extension, not later than 8.00 a.m. (London time) on the next business day after the day on which the offer was scheduled to expire. See paragraph 2 of Part B of Appendix I to this document for further information about the extension of the offer period.

Q: HOW DO I ACCEPT THE OFFER?


A: If you hold Brancote shares in certificated form, to accept the offer you must deliver the certificates representing your Brancote shares, together with a completed form of acceptance, by post or by hand to Computershare Investor Services PLC at PO Box 859, The Pavilions, Bridgwater Road, Bristol BS99 1XZ, United Kingdom, or by hand only (during normal business hours) to Computershare Investor Services PLC at 7th Floor, Jupiter House, Triton Court, 14 Finsbury Square, London EC2A 1BR, United Kingdom, in each case so
    as to be received not later than 3.00 p.m. (London time) on   -  2002.


    If your shares are not held in certificated form, that is, in CREST, to accept the offer you should follow the instructions set out in paragraph 13(b) of Part III of this document.

    See paragraph 13 of Part III of this document for further information about accepting the offer.

Q: UNTIL WHAT TIME CAN I WITHDRAW MY ACCEPTANCE?

A: You may immediately withdraw your acceptance if Meridian, having announced the offer to be unconditional, does not make an announcement with respect to the acceptance of the offer by 3.00 p.m. (London time) on the next business day after the day on which the offer was scheduled to expire. You may also withdraw your acceptance if the offer has not become unconditional by
    3.00 p.m. (London time) on   -  2002. See paragraph 3 of Part B of
    Appendix I to this document for further information about your rights to withdraw your acceptance of the offer.

Q: HOW DO I WITHDRAW MY ACCEPTANCE?

A: If you hold Brancote shares in certificated form, to withdraw your acceptance you must deliver a written notice of withdrawal, by post or by hand, with the required information to Computershare Investor Services PLC at PO Box 859, The Pavilions, Bridgwater Road, Bristol BS99 1XZ, United Kingdom, while you still have the right to withdraw the shares. If you hold Brancote shares in uncertificated form, you may withdraw your acceptance through CREST by sending (or, if a CREST sponsored member, by requesting that your sponsor sends) an escrow account adjustment input instruction. See paragraph 3 of Part B of Appendix I to this document for more information about how you may withdraw your acceptance of the offer.

Q: WILL THE OFFER BE FOLLOWED BY A COMPULSORY ACQUISITION?

A: Yes. If all of the conditions to the offer are either satisfied, fulfilled or, where permitted, waived and we have acquired 90 per cent or more of the Brancote shares to which the offer relates, then we will be entitled to and intend to acquire all of the remaining Brancote shares pursuant to the Companies Act 1985. Holders of Brancote shares subject to the compulsory acquisition will receive the same consideration as the holders of Brancote shares who accept the offer. See paragraph 15 of the letter from Standard Bank and BMO Nesbitt Burns at Part III and Appendix VII to this document.

Q: IF I DECIDE NOT TO ACCEPT, HOW WILL THE OFFER AFFECT MY BRANCOTE SHARES?

A: If we are able to, we will acquire all Brancote shares for which we have not received acceptances pursuant to the compulsory acquisition provisions of the Companies Act 1985. As soon as it is appropriate to do so, we also intend to request that Brancote apply for cancellation of the trading of Brancote shares on the Alternative Investment Market of the London Stock Exchange. See paragraph 15 of the letter from Standard Bank and BMO Nesbitt Burns at Part III of this document and Appendix VII to this document.

Q: WHEN WILL THE OFFER "BECOME OR BE DECLARED UNCONDITIONAL IN ALL RESPECTS"?

A: There are conditions to our obligation to purchase Brancote shares under the offer. Some of the most significant conditions are described below and all of the conditions to the offer are listed in Part A of Appendix I to this document. When all of the conditions to the offer are fulfilled or, (as the case may be) with the consent of the Panel, waived, the offer will "become unconditional in all respects" and we will be obliged to purchase all of the Brancote shares tendered by accepting Brancote shareholders under the offer.

Q: WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE OFFER?

A: -- We are not obliged to exchange our shares for any Brancote shares unless we have received valid acceptances (which have not, where permitted, been withdrawn) in respect of at least 90 per cent of the Brancote shares to which the offer relates. We may reduce this percentage, subject to certain limits.


    -- We are not obliged to exchange our shares for any Brancote shares unless the new Meridian common shares to be issued under the offer have been authorised for listing on the New York Stock Exchange and the Toronto Stock Exchange.


    -- We are not obliged to exchange our shares for any Brancote shares unless a resolution approving the increase in the authorised share capital of Brancote and the allotment of Brancote shares for the purpose of Brancote's acquisition of the minority interests in Minera El Desquite SA is passed by the current holders of Brancote shares.

    See Part A of Appendix I to this document for further information about the conditions of the offer.

Q: WHAT IS THE MARKET VALUE OF MY BRANCOTE SHARES AS OF A RECENT DATE?


A: On 3 April 2002, the day before we announced the offer, the closing middle market price of Brancote shares as derived from SEDOL was 174 pence per
    share. Between 4 April 2002 and   -  May 2002, the price of Brancote shares
    ranged between   -  pence and   -  pence per share. We advise you to obtain
    a recent quotation of Brancote shares in deciding whether to accept the offer. See paragraph 4 of Part V of this document for more information on recent prices of Brancote shares.


Q: WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

A: If you are the registered owner of your Brancote shares and you accept the offer, you will not have to pay broker's fees or similar expenses. If you own your Brancote shares through a broker or other nominee, and your broker or nominee accepts the offer on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

Q: WILL I BE TAXED ON THE MERIDIAN COMMON SHARES THAT I RECEIVE?


A: For the purposes of UK tax on chargeable gains, to the extent that Meridian
    Common Shares are received under the offer, any gain or loss which would otherwise have arisen on a disposal of a UK resident's Brancote shares will generally be rolled over into the Meridian common shares so that the Meridian common shares will be treated as the same asset as the Brancote shares, acquired at the same time as the Brancote shares and for the same acquisition cost, for the purposes of UK tax on chargeable gains. Non-UK residents will generally not be subject to tax in the UK in respect of any gain accruing to them as a result of accepting the offer.


    Further information regarding the application of UK and Canadian tax laws to Brancote shareholders who accept the offer is set out in paragraph 12 of
    Part III of this document. BRANCOTE SHAREHOLDERS WHO ARE IN ANY DOUBT ABOUT THEIR PERSONAL TAX POSITION OR WHO ARE SUBJECT TO TAX IN ANY JURISDICTION OTHER THAN THE UK SHOULD CONSULT WITH THEIR PERSONAL TAX ADVISORS ON THE TAXATION IMPLICATIONS OF THE EXCHANGE OF THEIR BRANCOTE SHARES FOR MERIDIAN COMMON SHARES.

Q: IF I CHOOSE TO ACCEPT THE OFFER, HOW WILL MY RIGHTS AS A MERIDIAN SHAREHOLDER
    DIFFER FROM MY RIGHTS AS A BRANCOTE SHAREHOLDER?

A: An explanation of the material differences between the rights of Meridian shareholders and Brancote shareholders is set out in Appendix VI to this document.

Q: WHERE CAN I FIND MORE INFORMATION ABOUT MERIDIAN AND BRANCOTE?

A: You can find more information about Meridian and Brancote from various sources described in Parts IV and V of this document and Appendix V to this document.

Q: WHO CAN ANSWER QUESTIONS I MIGHT HAVE ABOUT THE OFFER?

A: If you have any questions about the offer, you should contact Computershare
    Investor Services PLC on + 44 (0) 870 702 0100 (outside the United Kingdom) and on 0870 702 0100 (inside the United Kingdom).

                                    SUMMARY

    This document pertains to the exchange offer by Meridian for all the issued and to be issued shares of Brancote. This brief summary does not contain all of the information that may be important to you. You should carefully read the entire document and the documents that Meridian has filed with the SEC. For information on how to obtain the documents that Meridian has filed with the SEC, see "Available Information" and "Incorporation of Documents by Reference" on pages i and ii, respectively, of this document.

INFORMATION REGARDING MERIDIAN (SEE PAGE 31)

Meridian
9670 Gateway Drive, Suite 200
Reno, Nevada 89511-8953
(775) 850-3777

    Meridian is a precious metals producer with a successful history of discovering, developing and profitably operating gold mines. Meridian, formerly known as FMC Gold Company, has been active in gold production since 1981. The company has discovered five deposits containing over 8.7 million ounces of gold and invested approximately US$400 million in gold production facilities.


INFORMATION REGARDING BRANCOTE (SEE PAGES 32 TO 36)


Brancote
20 Upper Grosvenor Street
London W1K 7PB
+44 (0) 207 493 1002

    Brancote is a mineral exploration company. Brancote's primary area of activity is as the 76 per cent owner of the Esquel project in Argentina. Brancote has entered into an agreement for the purchase of the remaining 24 per cent interest in the Esquel project which is conditional on the offer becoming or being declared unconditional in all respects.

BACKGROUND OF THE OFFER (SEE PAGES 1 AND 21)

    On 4 April 2002, the boards of directors of Meridian and Brancote announced the terms of an offer to acquire all the issued and to be issued shares of
Brancote. On   -  2002, Meridian mailed this document to holders of Brancote shares.

CONSIDERATION OFFERED (SEE PAGES 2 AND 21 TO 22)

    Meridian is offering to purchase each Brancote share for 0.1886 of a Meridian common share, which was determined by reference to the average closing price per Meridian common share over the 30 trading days prior to 4 April 2002, the date of announcement of the offer.


CONDITIONS OF THE OFFER (SEE PAGES I-1 TO I-5)


    Meridian's obligation to exchange its shares for Brancote shares under the offer is subject to several conditions, including the following:

    - Receipt of valid acceptances (which have not, where permitted, been withdrawn) in respect of at least 90 per cent of the Brancote shares or such lesser percentage as Meridian determines;


    - Receipt of authorisation from the New York Stock Exchange and the Toronto Stock Exchange for the listing of the new Meridian common shares to be issued under the offer; and


    - Approval by the Brancote shareholders of an increase in Brancote's authorised share capital and authorisation to allot Brancote shares necessary to complete the acquisition of the minority interests in Minera El Desquite.


TIMING OF THE OFFER (SEE PAGE I-6 AND I-7)


    The offer is currently scheduled to expire at 3.00 p.m. (London time) on
  -  2002, unless Meridian extends the offer.

EXTENSION OF THE OFFER PERIOD (SEE PAGE I-6)


    Meridian may choose, but shall not be obliged to, extend the offer period at any time. Meridian may also be required to extend the offer period under applicable UK and US securities laws if there is a material change in the offer. If the offer becomes unconditional, it will remain open for acceptance for at least 14 days from the date that it would otherwise have expired.


WITHDRAWAL RIGHTS (SEE PAGES I-8 TO I-9)


    A Brancote shareholder may immediately withdraw its acceptance if Meridian, having announced the offer to be unconditional, does not make an announcement with respect to the acceptance of the offer by 3.30 p.m. (London time) on the next business day after the day on which the offer was scheduled to expire. You may also withdraw your acceptance if the offer has not become unconditional by
3.00 p.m. (London time) on   -  2002. See paragraph 3 of Part B of Appendix I to
this document, for more information about your rights to withdraw your acceptance of the offer.


IRREVOCABLE UNDERTAKINGS (SEE PAGES V-20 TO V-21)


    Brancote's directors have undertaken to accept the offer in respect of, in aggregate, 999,080 Brancote shares, representing approximately 1.15 per cent. of the existing issued shares of Brancote. Consolidated Press International Limited, Brancote's largest shareholder, has undertaken to accept the offer in respect of 15,233,020 Brancote shares, representing approximately 17.5 per cent. of the existing issued shares of Brancote. The undertakings cease to be binding in the event of a higher offer and in other circumstances such as the offer not having become or not having been declared unconditional in all respects by 30 September 2002.

TAXATION (SEE PAGES 24 TO 26)


    For the purposes of UK tax on chargeable gains, to the extent that Meridian common shares are received under the offer, any gain or loss which would otherwise have arisen on a disposal of a UK resident's Brancote shares will generally be rolled over into the Meridian common shares so that the Meridian common shares will be treated as the same asset as the Brancote shares, acquired at the same time as the Brancote shares and for the same acquisition cost. Non-UK residents will generally not be subject to tax in the UK in respect of any gain accruing to them as a result of accepting the offer unless their Brancote shares are held through a branch or agency in the UK.


    Further information regarding the application of UK and Canadian tax laws to Brancote shareholders who accept the offer is set out in paragraph 12 of Part III of this document. BRANCOTE SHAREHOLDERS WHO ARE IN ANY DOUBT ABOUT THEIR PERSONAL TAX POSITION OR WHO ARE SUBJECT TO TAX IN ANY JURISDICTION OTHER THAN THE UK SHOULD CONSULT WITH THEIR PERSONAL TAX ADVISORS ON THE TAXATION IMPLICATIONS OF THE EXCHANGE OF THEIR BRANCOTE SHARES FOR MERIDIAN COMMON SHARES.

ABSENCE OF APPRAISAL RIGHTS (SEE PAGES VI-7 TO VI-8)

    Brancote shareholders generally do not have appraisal rights under UK or Canadian law.

APPLICABLE DISCLOSURE REQUIREMENTS

    The offer is being made for securities of a UK company. The offer is subject to UK and US securities laws, regulations and requirements. US investors should be aware that this document has been prepared primarily in accordance with UK format and style, which differs from US format and style for documents of this type. In particular, the Appendices to this document contain important information concerning the offer (to satisfy US and other disclosure requirements). In addition, the financial statements of Meridian in this document have been prepared in accordance with Canadian GAAP and the financial statements of Brancote in this document have been prepared in accordance with UK GAAP, and therefore these financial statements may not be comparable to the financial statements of US companies. A reconciliation between Canadian GAAP and US GAAP is respect of certain information contained in this document is included with the Meridian financial statements and a reconciliation between UK GAAP and US GAAP in respect of certain information contained in this document is included with the Brancote financial statements.

     MERIDIAN SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA


    The following selected historical financial data, for the years 1997 through 2001, have been derived from the audited consolidated financial statements of Meridian. Meridian's consolidated financial statements as of 31 December 2001 and 2000 and for the three years ended 31 December 2001 and KPMG LLP's audit report with respect to those financial statements are included in Appendix II to this document. This historical data is only a summary and should be read in conjunction with the respective audited consolidated financial statements of Meridian, including the notes to the financial statements, included in Appendix II to this document. The historical data provided below and the audited consolidated financial statements of Meridian included elsewhere in this document have been prepared in accordance with Canadian GAAP, which differs in significant respects from US GAAP. Key US GAAP items have been provided below. See Note 14 in Appendix II for a detailed reconciliation and description of the principal differences between Canadian GAAP and US GAAP. The selected unaudited pro forma financial data for the year ended 31 December 2001 has been derived from the historical financial statements, including the notes thereto, and the selected financial data of Meridian and Brancote included elsewhere in this document. This pro forma data should be read in conjunction with the Pro Forma Condensed Financial Statements (Unaudited) including the basis for the presentation of this pro forma information which can be found in Appendix IV to this document.



                                                                                                     PRO FORMA
                                                                                                     COMBINED
                                                                                                    -----------
                                                           YEARS ENDED 31 DECEMBER                  YEAR ENDED
                                             ----------------------------------------------------   31 DECEMBER
                                               2001       2000       1999       1998       1997        2001
                                             --------   --------   --------   --------   --------   -----------
                                                     (IN US$ MILLIONS, EXCEPT SHARE AND PER SHARE DATA)
SUMMARY OF OPERATIONS
Sales......................................  $ 115.4    $ 128.3    $  71.2    $  65.7    $  68.7      $115.4
Costs and expenses
  Cost of sales............................     35.2       47.3       53.0       49.0       54.6        35.1
  Depreciation, depletion and
    amortization...........................     22.5       24.0       18.9       22.1       23.3        21.9
  Exploration costs........................     12.3       12.3       10.2       13.1       31.1        16.9
  Selling, general and administrative
    expenses...............................      7.3        6.4        5.0        7.2        6.2         9.4
  Other operating expense (income).........      0.2       (1.2)      (0.9)      (3.6)       0.4        (0.5)
  Provision for impairment of mining
    properties.............................       --         --         --       19.8       26.2          --
                                             -------    -------    -------    -------    -------      ------
Total costs and expenses...................     77.5       88.8       86.2      107.6      141.8        82.8
                                             -------    -------    -------    -------    -------      ------
Operating income (loss)....................     37.9       39.5      (15.0)     (41.9)     (73.1)       32.6
Interest income............................      1.8        0.4        1.7        2.7        3.7         1.9
Gain (loss) on sale of assets..............      1.9        0.1       (0.4)        --        0.2         2.6
                                             -------    -------    -------    -------    -------      ------
Income (loss) before income taxes..........     41.6       40.0      (13.7)     (39.2)     (69.2)       37.1
Income tax (benefit) expense...............      2.9       (0.6)        --         --         --        (3.3)
                                             -------    -------    -------    -------    -------      ------
Net income (loss)..........................  $  38.7    $  40.6    $ (13.7)   $ (39.2)   $ (69.2)     $ 40.4
                                             =======    =======    =======    =======    =======      ======
Net income (loss) per common
  share--Basic.............................  $  0.52    $  0.55    $ (0.19)   $ (0.53)   $ (0.94)     $ 0.42
Net income (loss) per common
  share--Diluted...........................  $  0.51    $  0.54    $ (0.19)   $ (0.53)   $ (0.94)     $ 0.41
                                             =======    =======    =======    =======    =======      ======
Weighted average common shares.............
  Outstanding--Basic (thousands)...........   75,128     74,245     73,726     73,609     73,601      97,091
                                             -------    -------    -------    -------    -------      ------
Weighted average common shares
  Outstanding--Diluted (thousands).........   76,122     75,025     73,726     73,609     73,601      98,086
                                             -------    -------    -------    -------    -------      ------
TOTAL ASSETS AT END OF THE PERIOD..........  $ 217.5    $ 170.5    $ 141.5    $ 110.1    $ 147.9
                                             -------    -------    -------    -------    -------
NET ASSETS.................................  $ 147.2    $ 102.2    $  60.4    $  73.5    $ 112.6
TOTAL LONG-TERM DEBT (INCLUDING CURRENT
  PORTION) AT END OF THE PERIOD............  $    --    $  18.0    $  30.0    $    --    $    --
                                             =======    =======    =======    =======    =======

                                                               YEARS ENDED 31 DECEMBER
                                                 ----------------------------------------------------
                                                   2001       2000       1999       1998       1997
                                                 --------   --------   --------   --------   --------
                                                  (IN US$ MILLIONS, EXCEPT SHARE AND PER SHARE DATA)
US GAAP
CONSOLIDATED STATEMENTS OF OPERATIONS
Sales..........................................    115.4      128.3       78.5          *          *
Operating income (loss)........................     38.6       40.1      (18.5)         *          *
Net income (loss)..............................     39.3       41.2      (18.0)         *          *
Net income (loss) per common                        0.53       0.55      (0.24)         *          *
  share--Basic.................................
Net income (loss) per common share--Diluted....     0.52       0.54      (0.24)         *          *
CONSOLIDATED BALANCE SHEET
Total assets...................................    214.4      166.8      137.2          *          *
Retained earnings..............................     63.6       24.3      (16.9)         *          *
Total shareholders' equity.....................    144.1       98.5       56.1          *          *

------------------------

*   There were no material differences in 1998 and 1997.

                  BRANCOTE SELECTED HISTORICAL FINANCIAL DATA


    The following selected historical financial data, for the years ended
31 January 2002 and 31 January 2001, the 13 months ended 31 January 2000 and for the years ended 31 December 1998 and 1997, have been derived from the audited consolidated financial statements of Brancote. The audited consolidated financial statements of Brancote for the years ended 31 January 2002 and 31 January 2001 and the 13 months ended 31 January 2000 have been audited by KPMG Audit Plc. The historical data provided below and the audited and unaudited consolidated financial statements of Brancote included elsewhere in this document have been prepared in accordance with UK GAAP, which differs in significant respects from US GAAP. Key US GAAP items have been provided below. See Note 26 to the consolidated financial statements for the year ended
31 January 2002, in Appendix III to this document for a detailed reconciliation and description of the principal differences between UK GAAP and US GAAP. This historical data is only a summary and should be read in conjunction with the respective audited and unaudited consolidated financial statements of Brancote, including the notes to the financial statements, which can be found in Appendix III to this document.


FIVE YEAR SELECTED INFORMATION


                                                                           13 MONTHS
                                               YEARS ENDED 31 JANUARY        ENDED       YEARS ENDED 31 DECEMBER
                                              -------------------------   31 JANUARY    -------------------------
                                                 2002          2001          2000          1998          1997
                                              -----------   -----------   -----------   -----------   -----------
Turnover (Lm)...............................            0             0             0           0.1           0.2
Operating loss (Lm).........................         (0.9)         (1.0)         (0.6)         (0.3)         (0.5)
Operating loss including share of joint
  venture (Lm)..............................         (0.9)         (1.0)         (0.4)         (0.7)         (0.6)
Net loss (Lm)...............................         (0.9)         (1.1)         (2.0)         (2.8)         (0.8)
Operating loss per share (pence)............         (1.3)         (1.6)         (1.3)         (1.8)         (2.8)
Diluted operating loss per share (pence)....         (1.3)         (1.6)         (1.3)         (1.8)         (2.8)
Operating loss including share of joint
  venture per share (pence).................         (1.3)         (1.6)         (0.9)         (3.5)         (3.3)
Diluted operating loss including share of
  joint venture per share (pence)...........         (1.3)         (1.6)         (0.9)         (3.5)         (3.3)

Total assets (Lm)...........................         42.9          13.1           7.7           1.4           5.0

Net assets (Lm).............................         41.2          12.6           7.6           0.8           4.1

Dividend per share..........................  no dividend   no dividend   no dividend   no dividend   no dividend

Number of shares in issue (thousands).......       69,107        61,789        47,187        19,139        17,702

Number of dilutive shares in issue
  (thousands)...............................       69,107        61,789        47,187        19,139        17,702



                                                                                           13 MONTHS
                                                               YEARS ENDED 31 JANUARY        ENDED
                                                              -------------------------   31 JANUARY
                                                                 2002          2001          2000
                                                              -----------   -----------   -----------
US GAAP
Net profit/(loss) (Lm)......................................          0.8          (2.1)         (3.2)
Stockholder's equity (Lm)...................................         37.9           6.5           4.5

                           EXCHANGE RATE INFORMATION

    The financial statements of Brancote are prepared in pounds sterling. The following table sets out, for the periods indicated, the reported noon buying rate for pounds sterling, expressed in US dollars per pound sterling. US dollar amounts have been translated from pounds sterling using the noon buying rates in the City of New York forcible transfers in foreign currencies as certified by the Federal Reserve Bank of New York for customs purposes. The average rate for the yearly periods is calculated by using the noon buying rates on the last business day of each month during the period.


YEAR ENDED 31 DECEMBER                                        AVERAGE (P)   HIGH (P)   LOW (P)
----------------------                                        -----------   --------   --------
1997........................................................     1.6388      1.7113     1.5783
1998........................................................     1.6575      1.7185     1.6149

YEAR ENDED 31 JANUARY
---------------------
2000.                                                              1.6169     1.6760     1.5528
2001........................................................     1.5028      1.6209     1.4002
2002........................................................     1.4363      1.4806     1.3727
(through - May 2002)........................................          -           -          -



MONTH                                                         HIGH (P)   LOW (P)
-----                                                         --------   --------
November 2001...............................................   1.4649     1.4082
December 2001...............................................   1.4577     1.4175
January 2002................................................   1.4554     1.4088
February 2002...............................................   1.4325     1.4118
March 2002..................................................   1.4270     1.4110
April 2002..................................................   1.4709     1.4243
May 2002 (through - May 2002)...............................        -          -


    On   -  2002 the noon buying rate for pounds sterling was US$1=L-. Meridian makes no representation that the amounts of pounds sterling presented in this document have been, could have been or could be converted into US dollars at the rates indicated above.

                           COMPARATIVE PER SHARE DATA

    The following table sets forth selected historical and pro forma per share data for Meridian and historical and pro forma equivalent per share data for Brancote. The unaudited pro forma per share data should be read in conjunction with the historical audited financial statements and related notes of Meridian in Appendix II and the historical audited and unaudited financial statements and related notes of Brancote in Appendix III to this document. The Brancote pro forma equivalent per share data was calculated by multiplying the Meridian pro forma per share data by an exchange ratio of 0.1886 and converting from US dollars to pounds sterling using the following currency exchange rates:


    - US$1.438:L1.00 (the average noon buying rate for the year ended
      31 January 2002) with respect to the Brancote pro forma equivalent net income per share information for the year ended 31 January 2002; and



    - US$1.415:L1.00 (the noon buying rate on 31 January 2002) with respect to the Brancote pro forma book value per share information as of 31 January 2002.


    The unaudited pro forma combined per share data may not be indicative of the operating results or financial position that would have occurred if the offer had been consummated at the beginning of the period indicated, and may not be indicative of future operating results or financial position.


                                                                  FOR THE
                                                                 YEAR ENDED
                                                              31 DECEMBER 2001
                                                              ----------------
MERIDIAN--HISTORICAL
  Net income per share:
    Basic...................................................   $         0.52
    Diluted.................................................             0.51
  Book value per share......................................             1.94

MERIDIAN--PRO FORMA
  Net income per share:
    Basic...................................................   $         0.42
    Diluted.................................................             0.41
  Book value per share......................................             4.52



                                                                  FOR THE
                                                                YEAR ENDED
                                                              31 JANUARY 2002
                                                              ---------------
BRANCOTE--HISTORICAL
  Net loss per share:
    Basic (pence)...........................................             1.3
    Diluted (pence).........................................             1.3
  Book value per share (pence)..............................            48.5

BRANCOTE--PRO FORMA EQUIVALENT
  Net loss per share:
    Basic (pence)...........................................             5.5
    Diluted (pence).........................................             5.4
  Book value per share (pence)..............................            60.2

                            COMPARATIVE STOCK PRICES


    The following table sets out (i) the closing middle market quotations for Brancote shares as derived from the London Stock Exchange Daily Official List and the closing stock price of the Meridian common shares on the NYSE Composite Transactions Tape for the first dealing day in each of the six months immeditely prior to the date of this document, 7 March 2001 (the day prior to the date of the announcement that Brancote had received an approach that may lead to an offer), 4 April 2002 (the date of the public announcement of the offer) and
  - May 2002 (the latest practicable date prior to the posting of this document) and (ii) the "equivalent per share price" (as defined below) of Brancote shares on each such date. The "equivalent per share price" of the Brancote shares represents the value that would have been received by a Brancote shareholder accepting the offer for each Brancote share at these prices of Meridian common shares, calculated by multiplying the applicable middle-market quotation for Meridian shares by 0.1886, which is the fraction of a Meridian common share being offered in exchange for each of the issued Brancote shares in the offer at an exchange rate of US$1.4410:L1.



                                                                    MERIDIAN       BRANCOTE EQUIVALENT
                                               BRANCOTE SHARES    COMMON SHARES      PER SHARE PRICE
                                               ---------------   ---------------   -------------------
                                                 (IN PENCE)      (IN US DOLLARS)       (IN PENCE)
1 October 2001...............................      121.50             11.08               145.00
1 November 2001..............................      141.00             10.55               138.00
3 December 2001..............................      136.50             10.46               137.00
2 January 2002...............................      128.00             10.29               135.00
1 February 2002..............................      124.00             12.72               166.00
1 March 2002.................................      142.50             13.20               173.00
7 March 2002.................................      151.50             12.10               158.00
4 April 2002.................................      174.00             13.56               178.00
- May 2002...................................           -                 -                    -

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION INCLUDED IN THIS DOCUMENT, BRANCOTE SHAREHOLDERS SHOULD CONSIDER THE FOLLOWING IN DETERMINING WHETHER TO TENDER THEIR BRANCOTE SHARES.

RISKS RELATING TO THE OFFER

IF THE PRICE OF MERIDIAN SHARES OR BRANCOTE SHARES FLUCTUATES, BRANCOTE SHAREHOLDERS MAY RECEIVE A LOWER PREMIUM FOR THEIR BRANCOTE SHARES EXCHANGED IN THE OFFER.

    Each Brancote share exchanged in the offer will be exchanged for a fraction of a Meridian common share. The exchange ratio is a fixed ratio and will not be adjusted if the price of Brancote shares or Meridian shares increases or decreases. In the past, the trading prices of Meridian shares and Brancote shares have fluctuated widely. If the price of Meridian shares decreases or the price of Brancote shares increases, Brancote shareholders who accept the offer will receive a lower premium (or no premium at all) over the price of Brancote shares on 3 April 2002, depending on the exchange rate of US dollars for pounds sterling at the time of determination.

BRANCOTE SHAREHOLDERS WHO ACCEPT THE OFFER WILL BE SUBJECT TO SIGNIFICANT RESTRICTIONS ON THEIR ABILITY TO WITHDRAW THEIR ACCEPTANCE.

    A Brancote shareholder accepting the offer will be subject to significant restrictions on the holder's ability to withdraw the acceptance if the price of Meridian shares decreases or the price of Brancote shares increases. Brancote shareholders should obtain recent market quotations for Meridian shares and Brancote shares.

IF THE VALUE OF THE US OR CANADIAN DOLLAR DECREASES, THE VALUE OF BRANCOTE SHARES HELD BY BRANCOTE SHAREHOLDERS OUTSIDE THE US OR CANADA WILL DECREASE.

    There is no market in the UK or anywhere else outside the US and Canada for Meridian shares being offered under the offer. Meridian shares are traded in the US on the New York Stock Exchange and in Canada on the Toronto Stock Exchange. The price at which Meridian shares may be purchased or sold are quoted on the New York Stock Exchange in US dollars and on the Toronto Stock Exchange in Canadian dollars. If the value of the US dollar or Canadian dollar decreases in relation to the value of the local currency of a Meridian shareholder residing outside the US or Canada, the value of that person's Meridian shares (as measured in relation to the local currency) will decrease.

THE RIGHTS OF BRANCOTE SHAREHOLDERS WILL BE DIFFERENT FOLLOWING THE OFFER.

    Following the completion of the merger of Brancote with Meridian, Brancote shareholders will become holders of Meridian common shares. Certain differences exist between the rights of Brancote shareholders under Brancote's articles of association and the rights of Meridian shareholders under Meridian's certificate of incorporation and by-laws. These differences are summarised in Appendix VI to this document.

MERIDIAN SHAREHOLDERS IN THE US MAY HAVE DIFFICULTY BRINGING AND ENFORCING ANY CLAIMS FOR VIOLATIONS OF US FEDERAL SECURITIES LAWS AGAINST MERIDIAN.

    Meridian is organised under the laws of Canada. Most of Meridian's assets are located outside of the US. Consequently, it may be difficult for Meridian shareholders to bring a lawsuit against Meridian in US courts, or to enforce a judgment against Meridian in US courts, for claims based on the US federal securities laws. In addition, Meridian's Canadian counsel has advised Meridian that there is doubt as to whether courts in the Province of Ontario, Canada would:

    - enforce judgments of US courts obtained in a lawsuit against Meridian for claims based on the US federal securities laws; or

    - enforce liabilities against Meridian based solely on the US federal securities laws.

RISKS RELATING TO THE ENLARGED MERIDIAN GROUP'S BUSINESS

MERIDIAN AND BRANCOTE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE THEIR
BUSINESSES.

    The merger of Brancote and Meridian will involve the integration of companies that have previously operated independently. Meridian has not yet made various decisions regarding management restructuring, operational staffing and the integration of financial reporting systems following the merger. Meridian may have substantial difficulties integrating Brancote's operations into Meridian. For example, the change of management of Brancote's properties may cause important Brancote personnel with valuable experience at, and knowledge of, the Brancote properties to leave the integrated company. Additionally, Brancote's current financial reporting system differs from Meridian's, and Meridian may not be able to efficiently integrate Brancote's system with Meridian's.

DECREASES IN THE MARKET PRICE OF GOLD MAY REDUCE MERIDIAN'S PROFITABILITY.

    If the market price of gold decreases significantly or for an extended period of time, Meridian's operations will be less profitable. Additionally, if revenue from gold sales declines for a substantial period below the cost of production at any of Meridian's operations, Meridian could be required to reduce its reserves. In addition, Meridian could determine that it is not economically feasible to:

    - continue commercial production at any or all of its current operations; or

    - continue the development of some or all of Meridian's or Brancote's current projects.

    In the past, gold prices have fluctuated widely. Numerous external factors affect gold prices that are beyond Meridian's control. Industry factors that affect gold prices include:

    - industrial and jewelry demand;

    - lending, sales and purchases of gold by governments and central banks;

    - forward sales of gold by producers and speculators;

    - levels of gold production; and

    - rapid short-term changes in supply and demand because of speculative or hedging activities.

    Gold prices are also affected by macroeconomic factors including:

    - confidence in the global monetary system;

    - expectations of the future rate of inflation;

    - the strength of, and confidence in, the US dollar, the currency in which the price of gold is generally quoted, and other currencies;

    - interest rates; and

    - global or regional political or economic events.

    These factors may adversely affect gold prices by decreasing the demand for or increasing the supply of gold. Sustained low gold prices may cause Meridian to reduce production or limit new projects and may reduce the amount of funds available for new exploration.

MERIDIAN MAY NOT ACHIEVE ITS PRODUCTION ESTIMATES.

    Meridian prepares estimates of future production. These production estimates are based on many factors, including:

    - the accuracy of Meridian's reserve estimates;

    - the accuracy of Meridian's assumptions about ground conditions and physical characteristics of ores, such as hardness and presence or absence of particular metallurgical characteristics; and

    - the accuracy of Meridian's estimated rates and costs of mining and processing.

    Meridian might not achieve its production estimates. The failure of Meridian to achieve its production estimates could have an adverse impact on its future cash flows, earnings, results of operations and financial condition. Meridian's actual production may vary from estimates for a variety of reasons, including:

    - actual ore mining varying from estimates of grade, tonnage, dilution and metallurgical and other characteristics;

    - short-term operating factors relating to the ore reserves, such as the need for sequential development of ore bodies and the processing of new or different ore grades;

    - mine failures, cave-ins or equipment failures;

    - natural phenomena such as inclement weather conditions, floods, and earthquakes;

    - unexpected labor shortages or strikes; and

    - restrictions or regulations imposed by government agencies.

    Each of these risks also applies to sites not yet in production and to operations that are to be expanded. In these cases, Meridian does not have the benefit of actual experience in its estimates, and there is a greater likelihood that actual results will vary from the estimates.

MERIDIAN'S GOLD EXPLORATION PROJECTS ARE FREQUENTLY UNSUCCESSFUL.

    Gold exploration is highly speculative in nature. Meridian's exploration projects involve many risks and are frequently unsuccessful. Meridian's ability to increase its reserves depends on a number of factors, including:

    - the quality of Meridian's management;

    - the geological and technical expertise of Meridian's personnel;

    - the quality of land available to Meridian for exploration; and

    - sufficient capital available to Meridian for exploration and development.

    Once Meridian discovers a site with gold mineralization, it may take several years from the initial phases of drilling until production is possible. Substantial expenditures are required to establish proven and probable ore reserves and to construct mining and processing facilities. As a result of these uncertainties, current and future exploration programmes might not expand or replace current production with new proven and probable ore reserves.

IF MERIDIAN IS UNABLE TO DEVELOP NEW PROJECTS OR EXPAND EXISTING OPERATIONS IT WILL NOT BE ABLE TO MAINTAIN ITS PRESENT PRODUCTION LEVELS.

    Meridian's ability to sustain or increase its present levels of gold production depends in part on developing new ore bodies and/or expanding existing mining operations. If Meridian is unable to develop new ore bodies or expand its existing mining operations, Meridian will not be able to sustain its present production levels. Reduced production could have an adverse impact on Meridian's future cash flows, earnings, results of operations and financial condition. The economic feasibility of development projects is based upon many factors, including:

    - the accuracy of Meridian's reserve estimates;

    - metallurgical recoveries;

    - capital and operating costs of the projects; and

    - future gold prices.

    In addition, before beginning work on a development project, Meridian must complete a feasibility study, obtain any necessary governmental permits and obtain adequate financing. Meridian might not obtain the necessary governmental permits or adequate financing on terms acceptable to Meridian.

THE COSTS AND DELAYS RESULTING FROM COMPLIANCE WITH GOVERNMENTAL REGULATION MAY STOP OR INHIBIT MERIDIAN FROM DEVELOPING NEW PROJECTS OR CONTINUING CURRENT OPERATIONS.

    Extensive laws and regulations govern worker safety, mine development, and protection of endangered and protected species. Compliance with these laws and regulations could stop or inhibit Meridian from developing new projects or continuing current operations.

ENVIRONMENTAL COMPLIANCE COULD RESULT IN SUBSTANTIALLY INCREASED CAPITAL
  REQUIREMENTS AND OPERATING COSTS.

    Mining operations have inherent risks and liabilities associated with polluting the environment and disposing of waste products. Environmental laws and regulations are constantly changing and are generally becoming more restrictive. These laws and regulations could result in substantially increased capital requirements and operating and compliance costs.

MERIDIAN'S INSURANCE COVERAGE MAY NOT COVER ALL OF ITS LOSSES.

    The mining industry is subject to significant risks that could result in:

    - damage to, or destruction of, mineral properties or producing facilities;

    - personal injury or death;

    - environmental damage;

    - delays in mining; and

    - monetary losses and possible legal liability.

    Meridian's property, business interruption and liability insurance may not provide sufficient coverage for losses related to these or other risks.

COMPETITION WITH OTHERS MAY LIMIT MERIDIAN'S ABILITY TO OBTAIN MINING CLAIMS AND
  MINING ASSETS.

    Meridian competes with other mining companies and individuals for mining claims and leases on exploration properties and the acquisition of gold mining assets. Some of Meridian's competitors have greater financial, technical and other resources. Meridian might not compete successfully with its competitors in acquiring these properties and assets.

IF THE VALUE OF THE US DOLLAR DECREASES, THE COST THAT MERIDIAN INCURS AT ITS FOREIGN OPERATIONS MAY INCREASE.

    Currency fluctuations may affect the costs that Meridian incurs at its operations. Gold is sold throughout the world based principally on the US dollar gold price, but Meridian incurs some of its operating expenses in local currencies. If the value of the US dollar decreases in relation to any of these local currencies, the cost of gold production at Meridian's mines that operate in these localities will increase.

MERIDIAN'S BUSINESS FACES POLITICAL AND ECONOMIC RISKS IN FOREIGN COUNTRIES.

    Meridian conducts its business operations in various foreign countries including Chile, Peru, and Mexico and, following the merger of Meridian and Brancote, in Argentina. Meridian's operations face risks normally associated with any conduct of business in foreign countries, including various levels of political and economic risk. The occurrence of one or more of the following events could have a material adverse impact on Meridian's profitability or the viability of its affected foreign operations, which could have a material adverse impact on Meridian's future cash flows, earnings, results of operations and financial condition. These risks include the following:

    - labour disputes;

    - invalidity of governmental orders;

    - uncertain or unpredictable political, legal and economic environments;

    - war and civil disturbances;

    - changes in laws or policies in particular countries;

    - taxation;

    - delays in obtaining or the inability to obtain necessary governmental permits;

    - government seizure of land or mining claims;

    - limitations on ownership;

    - limitations on the repatriation of earnings;

    - increased financing costs;

    - import and export regulations, including restrictions on the export of gold; and

    - foreign exchange controls.

    These risks may limit or disrupt the projects, restrict the movement of funds or impair contract rights or result in the taking of property by nationalisation or expropriation without fair compensation.

                                    PART III
                LETTER FROM STANDARD BANK AND BMO NESBITT BURNS

Standard Bank London Limited                                         BMO Nesbitt Burns, Inc.
Cannon Bridge House                                                               PO Box 150
25 Dowgate Hill                                                                    5th Floor
London                                                                1 First Canadian Place
EC4R 2SB                                                                             Toronto
                                                                                     Ontario
                                                                                     M5X 1H3


                                                                     -  May 2002


TO BRANCOTE SHAREHOLDERS AND, FOR INFORMATION ONLY, TO PARTICIPANTS IN THE
  BRANCOTE SHARE OPTION SCHEMES

    Dear Sir or Madam,

RECOMMENDED SHARE EXCHANGE OFFER BY MERIDIAN FOR BRANCOTE

1.  INTRODUCTION

    On 4 April 2002 the Boards of Meridian and Brancote announced that they had agreed the terms of a recommended share exchange offer for the entire issued and to be issued share capital of Brancote (including Brancote Shares to be allotted for the purposes of the Argentinean Acquisition). This letter contains the terms of the formal Offer by Standard Bank and BMO Nesbitt Burns on behalf of Meridian (except outside the United Kingdom, where Meridian is making the Offer on its own behalf) and should be read with the accompanying Form of Acceptance.

    Your attention is drawn to the letter of recommendation from Richard Prickett, Chairman of Brancote in Part I of this document, which states that the Directors of Brancote consider the terms of the Offer to be fair and reasonable and explains the reasons why the Directors of Brancote unanimously recommend you accept the Offer.

    TO ACCEPT THE OFFER, IF YOU HOLD BRANCOTE SHARES IN CERTIFICATED FORM, YOU MUST COMPLETE AND RETURN THE ACCOMPANYING FORM OF ACCEPTANCE AS SOON AS POSSIBLE AND, IN ANY EVENT, SO AS TO BE RECEIVED BY COMPUTERSHARE INVESTOR SERVICES PLC
NOT LATER THAN 3.00 P.M. ON   -  2002. IF YOU HOLD BRANCOTE SHARES IN
UNCERTIFICATED FORM, THAT IS, IN CREST, YOU SHOULD TAKE ACTION IN ACCORDANCE WITH THE PROCEDURE SET OUT IN PARAGRAPH 13(B) BELOW NOT LATER THAN 3.00 P.M. ON
  - 2002. IN EACH CASE, BRANCOTE SHAREHOLDERS SHOULD READ THE PROCEDURE FOR ACCEPTANCE OF THE OFFER SET OUT IN PARAGRAPH 13 OF THIS PART III.

2.  THE OFFER

    Standard Bank and BMO Nesbitt Burns are offering to acquire on behalf of Meridian within the United Kingdom, subject to the terms and conditions in Appendix I to this document and in the accompanying Form of Acceptance, all existing issued and to be issued Brancote Shares (including, without limitation, the Brancote Shares to be allotted for the purposes of the Argentinean Acquisition) on the following basis:

    FOR EACH BRANCOTE SHARE           0.1886 OF A MERIDIAN COMMON SHARE.

    At the Announcement Date, the Offer valued each Brancote Share at 178 pence and the entire existing issued share capital of Brancote at approximately
L159 million on a fully diluted basis based on the closing market price of US$13.56 per Meridian Common Share on the New York Stock Exchange on the day before the Announcement Date and the Agreed Exchange Rate.

    The Offer represented a premium of approximately 17.5 per cent over the closing middle market price of 151.5 pence per Brancote Share as derived from SEDOL on 7 March 2002, the day prior to the announcement that Brancote had received an approach which may lead to an offer and a premium of approximately 2 per cent over the closing middle market price of 174 pence per Brancote Share as derived from SEDOL on 3 April 2002, the day before the Announcement Date.

    The Offer now values each Brancote Share at   -  pence, based on an exchange
rate of US$ - :L1.00 and the closing market price of US$ - per Meridian Common Share on the New York Stock Exchange on the day prior to the Printing Date.

    The Offer extends to all Brancote Shares unconditionally allotted or issued at the date hereof and any further such Brancote Shares which are unconditionally allotted (including, without limitation, the Brancote Shares to be allotted pursuant to the Argentinean Acquisition) or issued while the Offer remains open for acceptance or on or before such earlier time and/or date as Meridian may (subject to the Code, US securities laws and/or with the consent of the Panel) decide.

    If the Offer becomes or is declared unconditional in all respects, fractions of New Meridian Common Shares will not be issued to accepting Brancote Shareholders who will instead receive from Meridian an amount in cash (in sterling calculated at the Settlement Exchange Rate) in lieu of any entitlements to fractions of a New Meridian Common Share. However, individual entitlements of less than the sterling equivalent of US$3.00 will not be paid to Brancote Shareholders but will be retained for the benefit of the Enlarged Meridian Group.

    All Brancote Shares which are acquired by Meridian under the Offer will be acquired fully paid and free from all liens, charges, equitable interests, Encumbrances, rights of pre-emption and other third party rights of any nature whatsoever and together with all rights now or hereafter attaching thereto, including, without limitation, the right to receive and retain all dividends and other distributions (if any) declared, made or paid on or after 4 April 2002.

    The New Meridian Common Shares will rank PARI PASSU in all respects with existing Meridian Common Shares, including the right to any dividends and other distributions declared, paid or made by reference to a record date after the date on which they are issued. The New Meridian Common Shares will be delivered in accordance with the terms of the Offer and will be fully paid and free from all liens, equities, charges, equitable interests, Encumbrances and other interests and together with all rights now or hereafter attaching thereto.

    Meridian Common Shares are traded in Canadian dollars on the TSE and in US dollars on the NYSE. The pounds sterling value of any investment in Meridian Common Shares and any dividend income from that investment (payable in US dollars) will be affected by fluctuations in the US dollar to pounds sterling exchange rate from time to time.


    The New Meridian Common Shares are expected to be authorised for listing, subject to official notice of issuance on the TSE and the NYSE, but they will not be listed or traded on the London Stock Exchange or any other exchange.


    The Offer is being made outside the United Kingdom by Meridian. References in this document to the Offer being made by Standard Bank and BMO Nesbitt Burns should be construed accordingly.

    Your attention is drawn to the Appendices which form part of this document and which contain further information relating to the Offer, and to the accompanying Form of Acceptance.

3.  UNDERTAKINGS

    Undertakings to accept the Offer have been received from the Directors of Brancote and Brancote's largest shareholder representing, in aggregate, approximately 19 per cent of the existing issued share capital of Brancote. The undertakings cease to be binding in the event of a higher offer in circumstances where Meridian does not within five business days increase its offer to at least the value of the higher offer and in other circumstances such as the Offer not having become or not having been declared unconditional in all respects by 30 September 2002.

4.  CONDITIONS AND FURTHER TERMS OF THE OFFER

    The Offer is subject to the conditions and further terms set out in Appendix I to this document and in the accompanying Form of Acceptance.

5.  BACKGROUND TO AND KEY BENEFITS OF THE OFFER

    The Board of Meridian believes that the merger of Meridian and Brancote will create the leading intermediate gold producer, distinct in several aspects from its competitors:

    - the merger will create a mining group with one of the highest growth rates in the industry. Annual gold production of the Enlarged Meridian Group is expected to increase by 75 per cent over the next two years to approximately 700,000 ounces;

    - the Meridian mine development team that designed and built El Penon in Chile is ready to fast-track the development of the Esquel project with Meridian expecting to complete a final feasibility study by the end of 2002, complete construction by the end of 2003 and to be in a position to commence commercial production in 2004;

    - the Enlarged Meridian Group will have a strong balance sheet to fund growth with approximately US$100 million in cash and no debt. In addition, Meridian is generating significant free cash flow as reflected in its cash balances, which have increased by more than US$75 million over the past two years;

    - the Enlarged Meridian Group will be one of the lowest cost gold producers with cash costs of less than US$100 per ounce;

    - at El Penon in Chile and Esquel in Argentina, the Enlarged Meridian Group will own operations in two of the highest grade gold districts in South America with significant exploration potential at both sites;

    - Meridian has a programme of ongoing exploration in South America with drilling expected to commence at three sites in the next quarter; and

    - Meridian is not party to any gold hedging activities.

6.  INFORMATION ON MERIDIAN

    Further financial and other information on Meridian is set out in Appendix II to this document.

7.  INFORMATION ON BRANCOTE

    Further financial and other information on Brancote is set out in Appendix III to this document.

8.  ACCOUNTING TREATMENT

    Meridian expects that the transaction will be accounted for using the purchase method of accounting for business combinations. Under the purchase method, the consummation of the Offer will be treated as an acquisition of Brancote by Meridian, and Meridian will allocate the total purchase price among the acquired assets and liabilities based on their estimated fair values at the closing of the transaction.

9.  MANAGEMENT AND EMPLOYEES

    Meridian has confirmed that it will observe the existing contractual and statutory employment rights, including pension rights, of Brancote Group management and employees as required by applicable law.

10. BRANCOTE SHARE OPTION SCHEMES

    The Offer extends to any Brancote Shares which are issued or unconditionally allotted while the Offer remains open for acceptance (or by such earlier time or date as Meridian, subject to the Code, may decide), including any such shares unconditionally allotted or issued as a result of the exercise of options under the Brancote Share Option Schemes.

    If the Offer becomes or is declared unconditional in all respects, Meridian has agreed to offer to holders of unexercised Brancote options proposals whereby on exercise of such options Meridian will allot to them Meridian Common Shares at the same exchange ratio offered to Brancote Shareholders under the terms of the Offer as reduced proportionately by the Relevant Percentage. For these purposes, the "Relevant Percentage" shall be the exercise price in pence of each option divided by 170 and multiplied by 100. Alternatively, holders of options over Brancote Shares may exercise their options and accept the Offer.

11. BREAK FEES

    Brancote has agreed with Meridian that it will pay Meridian a break fee in the event that prior to 4 April 2003 an Alternative Proposal is announced which is recommended (at any time) by the Board of Directors of Brancote or if the Board of Directors of Brancote withdraws or modifies its approval or recommendation of the Offer or its financial adviser withdraws or modifies its consent to being named in the context of any recommendation statement by the Board of Directors of Brancote regarding the Offer. The break fee is US$1,500,000. Save in certain events, Meridian has agreed to reimburse up to US$400,000 of Brancote's transaction expenses incurred in connection with the Offer in the event that Meridian irrevocably and unilaterally terminates the Offer. Further details of the break fees are set out in paragraph 9(a)(x) of Appendix V to this document.

12. TAXATION

UK TAXATION


    The following discussion of taxation is included for general information purposes and applies only to Brancote Shareholders who are the absolute beneficial owners of Brancote Shares and who hold those Brancote Shares as an investment. In particular, the following does not discuss all of the tax consequences that may be relevant to a Brancote Shareholder in light of such shareholder's particular circumstances or to holders subject to special rules, such as life insurance companies or dealers in securities. The explanation of UK tax laws set out below is based on laws and Inland Revenue published practice at present in effect, and judicial and administrative precedent as of 31
March 2002. This explanation is subject to any changes in those laws (which may apply retroactively) or in the interpretation thereof by the relevant taxation authorities, Inland Revenue published practice and precedent occurring after that date and does not discuss any tax laws other than those of the UK. The discussion assumes that the register evidencing title to Meridian Common Shares is, and will remain at all times, outside the UK. Brancote Shareholders who are in any doubt as to their taxation position or are subject to taxation in any jurisdiction other than the UK are urged to consult their professional advisers as to the specific tax consequences to them of the Offer.


    The following paragraphs relating to UK taxation only relate to the position of a person who is a UK Resident.

CHARGEABLE GAINS

    To the extent that a Brancote Shareholder receives Meridian Common Shares under the Offer, he should not be treated as having made a disposal of his Brancote Shares for the purposes of capital gains tax or corporation tax on chargeable gains (as appropriate) ("UK CGT"). Instead, any gain or loss which would otherwise have arisen on a disposal of the Brancote Shares should be "rolled-over" into the Meridian Common Shares so that the Meridian Common Shares will be treated as the same asset as the Brancote Shares, acquired at the same time as the Brancote Shares and for the same acquisition cost. A subsequent disposal of Meridian Common Shares may give rise to a liability to UK CGT.

    For corporate Brancote Shareholders, the indexation allowance will continue to be available in respect of the acquisition cost in the Brancote Shares until the Meridian Common Shares are disposed of.


    For individual Brancote Shareholders who acquired their Brancote Shares prior to 1 April 1998 the indexation allowance will be available in respect of the acquisition cost in the Brancote Shares from the acquisition date until April 1998 (if later). Indexation allowance cannot be used to create or increase a loss for UK CGT purposes. No indexation allowance will be available where an individual Brancote Shareholder acquired his Brancote Shares after 31
March 1998. For individual Brancote Shareholders, the taper relief will apply in relation to periods after 5 April 1998. So long as Brancote is a trading company or the holding company of a trading group, Brancote Shares should be treated as business assets for taper relief regime purposes from 6 April 2000 and if they are treated as business assets, they will be eligible for the more generous business assets rate of taper relief from that date. Prior to that date Brancote Shares will only be treated as business assets in the case of a holder of 25 per cent or more of the voting share capital of Brancote or a full-time officer or employee owning at least 5 per cent of the voting share capital of Brancote, provided that at the time Brancote was a trading company or the holding company of a trading group. Meridian Common Shares will not, except in relation to directors or employees of the Meridian Group or to persons owning at least 5 per cent of the voting share capital of Meridian, be treated as business assets and will therefore only be eligible for the non-business assets rate of taper relief. Accordingly, on a subsequent disposal of Meridian Common Shares received under the Offer individual shareholders are likely to have to make an apportionment between the periods when they held business assets and the periods when they held their shares as non-business assets, either in the form of Brancote Shares or subsequently Meridian Common Shares, for the purposes of determining the amount of taper relief (if any).



    UK Resident Brancote Shareholders who, together with persons connected with them, hold more than 5 per cent of any class of shares or debentures of Brancote are advised that an application for clearance has not been made and will not be made to the Inland Revenue under Section 138 of the Taxation of Chargeable Gains Act 1992 in respect of the Offer.


    Where the amount of cash received by a Brancote Shareholder in respect of his fractional entitlements under the Offer is "small" as compared with the value of his Brancote Shares the receipt of the cash will not generally trigger a disposal at that time. Instead a disposal will be triggered when the Meridian Common Shares are disposed of and the amount of the cash received will be deducted from the shareholder's chargeable gains acquisition cost in the Meridian Common Shares. Current Inland Revenue practice is to regard a sum as "small" for these purposes if either (i) it is 5 per cent or less of the value of the Brancote Shares held by the particular shareholder; or (ii) it is L3,000 or less, regardless of whether it satisfies the 5 per cent test.

    Non-UK Resident Brancote Shareholders will generally not be subject to UK CGT in respect of any gain accruing to them as a result of accepting the Offer. Brancote Shareholders who are subject to taxation in any jurisdiction other than the UK are urged to consult their professional advisers as to the specific tax consequences to them of the Offer.

DIVIDENDS

    A UK Resident will generally be liable to income tax or corporation tax in the UK on the aggregate of any dividend received from Meridian and any tax withheld. In computing that liability to UK taxation, credit will generally be given for tax withheld.

    Special rules apply to UK Residents who are not domiciled in the UK.

INHERITANCE TAX

    Where Meridian Common Shares are held by an individual who is neither domiciled nor deemed to be domiciled in the UK, no liability to UK inheritance tax will arise. Where Meridian Common Shares are held by an individual who is either domiciled or deemed to be domiciled in the UK, liability to UK inheritance tax may arise on the death of, or on a gift (or disposal at an undervalue) of the Meridian Common Shares by, that individual.

UK STAMP DUTY AND UK STAMP DUTY RESERVE TAX ("SDRT")

    No UK stamp duty or SDRT will be payable by Brancote Shareholders who accept the Offer. Any liability to UK stamp duty or SDRT on the transfer of such Brancote Shares to Meridian will be borne by Meridian.

CANADIAN TAXATION

    The following paragraphs describe the Canadian federal income tax consequences for a UK Resident of holding and of disposing of the New Meridian Common Shares. The following paragraphs apply only to a person who is a UK Resident, who has never been a Canadian resident, deals at arm's length with Meridian, holds the New Meridian Common Shares as capital property and does not use or hold and is not deemed under Canadian federal income tax law to use or hold the New Meridian Common Shares in the course of carrying on a business in Canada.

SUBSEQUENT DISPOSITION OF THE NEW MERIDIAN COMMON SHARES

    A Brancote Shareholder who receives New Meridian Common Shares under the Offer will be subject to Canadian federal income taxation in respect of any subsequent disposition of New Meridian Common Shares only if such shares constitute "taxable Canadian property" for purposes of the INCOME TAX ACT (Canada) (the "ITA") at the time of disposition. Generally, the New Meridian Common Shares will constitute taxable Canadian property to a holder at the time of disposition only if at any time during the five year period immediately preceding the disposition, the shareholder, either alone or together with persons with whom the shareholder did not deal at arm's length, owned 25 per cent or more of the issued shares of any class or series in the share capital of Meridian. In such circumstances, one-half of any gain would be included in income and such shareholder will generally be subject to taxation on the same basis as shareholders who are resident in Canada. Moreover, provided that Meridian continues to be a corporation listed on an approved stock exchange, the CANADA-UNITED KINGDOM INCOME TAX CONVENTION (1978) (the "Canada-UK Treaty") will exempt residents of the UK from tax under the ITA on any gains arising from the disposition of the New Meridian Common Shares.

DIVIDENDS

    A UK Resident will generally be liable to withholding tax in Canada on the aggregate of any dividends received from Meridian. Canadian withholding tax is levied at a rate of 25 per cent under the ITA. However, this rate is reduced pursuant to the Canada-UK Treaty to 15 per cent for shareholders holding less than 10 per cent of Meridian Common Shares and to 10 per cent for shareholders holding 10 per cent or more of Meridian Common Shares.

    THE ABOVE PARAGRAPHS ARE GENERAL IN CHARACTER AND NOT EXHAUSTIVE. IF YOU ARE IN ANY DOUBT AS TO YOUR TAXATION POSITION OR ARE SUBJECT TO TAXATION IN A JURISDICTION OTHER THAN THE UK YOU SHOULD CONSULT AN APPROPRIATE PROFESSIONAL ADVISER WITHOUT DELAY.

13. PROCEDURE FOR ACCEPTANCE OF THE OFFER

    THIS SECTION SHOULD BE READ IN CONJUNCTION WITH THE NOTES ON THE FORM OF ACCEPTANCE WHICH FORM PART OF THE TERMS OF THE OFFER.

    Holders of Brancote Shares in certificated form may only accept the Offer in respect of such shares by completing and returning the enclosed Form of Acceptance in accordance with the procedure set out in paragraph (a) below. Holders of Brancote Shares held in certificated form, but under different designations, should complete a separate Form of Acceptance for each designation.

    Holders of Brancote Shares in uncertificated form may only accept the Offer in respect of such shares by TTE instruction in accordance with the procedure set out in paragraph (b) below and, if those shares are held under different member account IDs, such holders should send a separate TTE instruction for each member account ID.

(A) BRANCOTE SHARES HELD IN CERTIFICATED FORM

(1) TO ACCEPT THE OFFER

    To accept the Offer in respect of Brancote Shares held in certificated form you should complete Boxes 1 and 3 and sign Box 2 of the Form of Acceptance IN THE PRESENCE OF A WITNESS, WHO SHOULD ALSO SIGN IN ACCORDANCE WITH THE INSTRUCTIONS PRINTED THEREIN.

(2) RETURN OF FORM OF ACCEPTANCE

    To accept the Offer in respect of Brancote Shares in certificated form, all completed Forms of Acceptance, TOGETHER WITH YOUR SHARE CERTIFICATE(S) for such Brancote Shares and/or other document(s) of title, should be returned by post or by hand to Computershare Investor Services PLC at PO Box 859, The Pavilions, Bridgwater Road, Bristol BS99 1XZ, United Kingdom, or by hand only (during normal business hours) to Computershare Investor Services PLC at 7th Floor, Jupiter House, Triton Court, 14 Finsbury Square, London EC2A 1BR, United Kingdom, in each case AS SOON AS POSSIBLE BUT IN ANY EVENT SO AS
    TO BE RECEIVED NOT LATER THAN 3.00 P.M. ON   -  2002. A reply-paid envelope
    for use in the United Kingdom is enclosed for your convenience. No acknowledgement of receipt of documents will be given.

(3) SHARE CERTIFICATES NOT READILY AVAILABLE OR LOST

    If your Brancote Shares are in certificated form but your share certificate(s) and/or other document(s) of title is/are not readily available or is/are lost, the Form of Acceptance should nevertheless be completed, signed and RETURNED AS STATED ABOVE SO AS TO ARRIVE NOT LATER
    THAN 3.00 P.M. ON   -  2002, together with any share certificate(s) and/or
    other document(s) of title that you have available, accompanied by a letter stating that the balance will follow or that you have lost one or more of your share certificate(s) and/or other document(s) of title. You should then arrange for the relevant share certificate(s) and/or other document(s) of title to be forwarded as soon as possible thereafter. No acknowledgement of receipt of documents will be given. In the case of loss, you should write as soon as possible to Brancote's Registrars, Melton Registrars, PO Box 30, Cresta House, Alma Street, Luton, Bedfordshire LU1 2PU, United Kingdom, for a letter of indemnity for lost share certificate(s) and/or other document(s) of title which, when completed in accordance with the instructions given, should be returned to Computershare Investor Services PLC as set out above.

(4) VALIDITY OF ACCEPTANCES

    Without prejudice to Part B of Appendix I to this document, Meridian reserves the right to treat as valid any acceptance of the Offer in relation to Brancote Shares in certificated form which is not entirely in order or which is not accompanied by (as applicable) the relevant share certificate(s) and/or other document(s) of title. In that event, no allotment of New Meridian Common Shares under the Offer will be made until after the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to Meridian have been received.

(5) OVERSEAS SHAREHOLDERS

    The attention of Brancote Shareholders holding Brancote Shares in certificated form and who are citizens or residents of jurisdictions outside the United Kingdom is drawn to paragraphs 5(b)(ii) and 7 of Part B of Appendix I to this document and to the relevant provisions of the Form of Acceptance.

    The Offer is not being made directly or indirectly in or into Australia or Japan. Any acceptance of the Offer by acceptors who are unable to give the warranty set out in paragraph 5(b)(ii) of Part B of Appendix I to this document is liable to be disregarded.

(B) BRANCOTE SHARES IN UNCERTIFICATED FORM (THAT IS, IN CREST)

    If your Brancote Shares are in uncertificated form, to accept the Offer you should take (or procure the taking of) the action set out below to transfer the Brancote Shares in respect of which you wish to accept the Offer to the appropriate escrow balance(s), specifying Computershare Investor Services PLC (in its capacity as a CREST participant under the Escrow Agent's participant ID referred to below) as the Escrow Agent, AS SOON AS POSSIBLE AND IN ANY EVENT SO
THAT THE TTE INSTRUCTION SETTLES NOT LATER THAN 3.00 P.M. ON   -  2002. NOTE
THAT SETTLEMENT CANNOT TAKE PLACE ON WEEKENDS OR BANK HOLIDAYS (OR OTHER TIMES AT WHICH THE CREST SYSTEM IS NON-OPERATIONAL) -- YOU SHOULD THEREFORE ENSURE YOU TIME THE INPUT OF ANY TTE INSTRUCTIONS ACCORDINGLY.

    The input and settlement of a TTE instruction in accordance with this paragraph (b) will (subject to satisfying the requirements set out in Part B of Appendix I to this document) constitute an acceptance of the Offer in respect of the number of Brancote Shares so transferred to escrow.

    IF YOU ARE A CREST SPONSORED MEMBER, YOU SHOULD REFER TO YOUR CREST SPONSOR BEFORE TAKING ANY ACTION. Only your CREST sponsor will be able to send the TTE instruction(s) to CRESTCo in relation to your Brancote Shares.

    After settlement of a TTE instruction, you will not be able to access the Brancote Shares concerned in CREST for any transaction or charging purposes. If the Offer becomes or is declared unconditional in all respects, the Escrow Agent will transfer the Brancote Shares concerned to itself in accordance with paragraph 6(d) of Part B of Appendix I to this document.

    You are recommended to refer to the CREST manual published by CRESTCo for further information on the CREST procedures outlined below.

    YOU SHOULD NOTE THAT CRESTCO DOES NOT MAKE AVAILABLE SPECIAL PROCEDURES, IN CREST, FOR ANY PARTICULAR CORPORATE ACTION. NORMAL SYSTEM TIMINGS AND LIMITATIONS WILL THEREFORE APPLY IN CONNECTION

WITH A TTE INSTRUCTION AND ITS SETTLEMENT. YOU SHOULD THEREFORE ENSURE THAT ALL NECESSARY ACTION IS TAKEN BY YOU (OR BY YOUR CREST SPONSOR) TO ENABLE A TTE INSTRUCTION RELATING TO YOUR BRANCOTE SHARES TO SETTLE PRIOR TO 3.00 P.M. ON
  - 2002. IN THIS CONNECTION YOU ARE REFERRED IN PARTICULAR TO THOSE SECTIONS OF THE CREST MANUAL CONCERNING PRACTICAL LIMITATIONS OF THE CREST SYSTEM AND TIMINGS.

(1) TO ACCEPT THE OFFER

    To accept the Offer in respect of Brancote Shares held in uncertificated form, you should send (or if you are a CREST sponsored member, procure that your CREST sponsor sends) to CRESTCo a TTE instruction in relation to such shares.

    A TTE instruction to CRESTCo must be properly authenticated in accordance with CRESTCo's specifications for transfers to escrow and must contain the following details:

    - the ISIN number for the Brancote Shares. This is GB0001200830;

    - the number of Brancote Shares in respect of which you wish to accept the Offer (i.e. the number of Brancote Shares to be transferred to escrow);

    - your member account ID;

    - your participant ID;

    - the participant ID of the Escrow Agent. This is 3RA26;

    - the member account ID of the Escrow Agent for the Offer. This is MERBRA01;

    - the intended settlement date. This should be as soon as possible and in
      any event not later than   -  2002; and

    - the Corporate Action Number for the Offer which is allocated by CRESTCo which can be found by reviewing the relevant Corporate Action Details in CREST.

(2) VALIDITY OF ACCEPTANCES

    A FORM OF ACCEPTANCE WHICH IS RECEIVED IN RESPECT OF BRANCOTE SHARES HELD IN UNCERTIFICATED FORM WILL NOT CONSTITUTE A VALID ACCEPTANCE AND WILL BE DISREGARDED. Holders of Brancote Shares in uncertificated form who wish to accept the Offer should note that a TTE instruction will only be a valid acceptance of the Offer as at the relevant closing date if it has settled on or before that date. Meridian reserves the right to treat a TTE instruction
    which settles after 3.00 p.m. on   -  2002 (or such later date to which the
    Offer may be extended) but before the relevant closing date of the Offer as a valid acceptance of the Offer.

(3) OVERSEAS SHAREHOLDERS

    The attention of Brancote Shareholders holding Brancote Shares in uncertificated form and who are citizens or residents of jurisdictions outside the UK is drawn to paragraph 7 of Part B Appendix I to this document.

    The Offer is not being made directly or indirectly in or into Australia or Japan.

(C) GENERAL

    Meridian will make an appropriate announcement if any of the details contained in paragraphs (a) or (b) above alter for any reason.

    Normal CREST procedures (including timings) apply in relation to any Brancote Shares that are, or are to be, converted from uncertificated to certificated form, or from certificated to uncertificated form, during the course of the Offer (whether any such conversion arises as a result of a transfer of Brancote Shares or otherwise). Holders of Brancote Shares who are proposing so to convert any such shares are recommended to ensure that the conversion procedures are implemented in sufficient time to enable the person holding or acquiring the shares as a result of the conversion to take all necessary steps in connection with an acceptance of the Offer (in particular, as regards delivery of share certificate(s) or other documents of title or
transfers to an escrow balance as described above) prior to 3.00 p.m. on   -
2002.

    IF YOU ARE IN ANY DOUBT AS TO THE PROCEDURE FOR ACCEPTANCE, PLEASE CONTACT COMPUTERSHARE INVESTOR SERVICES PLC BY TELEPHONE ON +44 (0) 870 702 0100 OR AT EITHER OF THE ADDRESSES IN PARAGRAPH (A)(2)

ABOVE. YOU ARE REMINDED THAT, IF YOU ARE A CREST SPONSORED MEMBER, YOU SHOULD CONTACT YOUR CREST SPONSOR BEFORE TAKING ANY ACTION.

(D) SETTLEMENT

    Subject to the Offer becoming or being declared unconditional in all respects (except as provided in paragraph 7 of Part B of Appendix I to this document in the case of certain overseas Brancote Shareholders) settlement of the consideration to which any Brancote Shareholder is entitled under the Offer will be effected (i) in the case of acceptances received, complete in all respects, by the date on which the Offer becomes or is declared unconditional in all respects, within 14 days of the later of such date and
      -  2002, or (ii) in the case of acceptances of the Offer received,
    complete in all respects after the later of   -  2002 and the date on which
    the Offer becomes or is declared unconditional in all respects but while it remains open for acceptance, within 14 days of such receipt. Whether an acceptance relates to Brancote Shares in uncertificated form (that is, in CREST) or in certificated form, the New Meridian Common Shares to which the accepting Brancote Shareholder is entitled will be issued in certificated form. Definitive certificates for the New Meridian Common Shares and cheques for any cash due in respect of fractional entitlements, as appropriate, will be despatched by first-class post (or by such other method as may be approved by the Panel). All such cash payments will be made in pounds sterling (converted from US dollars into pounds sterling at the Settlement Exchange Rate) by cheque drawn on a branch of a UK clearing bank.

    If the Offer does not become or is not declared unconditional in all respects (i) the relevant share certificate(s) and/or other document(s) of title will be returned by post (or by such other method as may be approved by the Panel) within 14 days of the Offer lapsing to the person or agent whose name and address (outside the Australia and Japan) is set out in Box 5 on the Form of Acceptance or, if none is set out, to the first-named holder at his or her registered address and (ii) Computershare Investor Services PLC will immediately after the lapsing of the Offer (or within such longer period as the Panel may permit, not exceeding 14 days of the lapsing of the Offer), give TFE instructions to CRESTCo to transfer all Brancote Shares held in escrow balances and in relation to which it is the escrow agent for the purposes of the Offer to the original available balances of the Brancote Shareholders concerned.

    All documents and remittances sent by, to, or from Brancote Shareholders or their appointed agents will be sent at their own risk.

14. OVERSEAS BRANCOTE SHAREHOLDERS

    The availability of the Offer to persons who are not resident in the United Kingdom or the United States may be affected by the laws of relevant jurisdictions. Persons who are not resident in the United Kingdom or the United States should inform themselves about and observe any applicable requirements. The attention of Brancote Shareholders who are citizens or residents of jurisdictions outside the United Kingdom or the United States is drawn to paragraph 7 of Part B of Appendix I to this document and the relevant provisions of the Form of Acceptance. The Offer is not being made, directly or indirectly, in or into Australia or Japan. Accordingly, any accepting Brancote Shareholder who is unable to give the representations and warranties set out in paragraph 5(b)(ii) of Part B of Appendix I to this document may be deemed not to have accepted the Offer.

15. DELISTING, COMPULSORY ACQUISITION OF BRANCOTE SHARES AND RE-REGISTRATION OF BRANCOTE

    As soon as it is appropriate to do so, and subject to the Offer becoming or being declared unconditional in all respects, Meridian intends to procure that Brancote applies for cancellation of the trading of Brancote Shares on the Alternative Investment Market of the London Stock Exchange. It is anticipated that such cancellation will take effect not later than twenty business days after the Offer becomes or is declared unconditional in all respects.

    If Meridian receives acceptances under the Offer in respect of 90 per cent or more of the Brancote Shares to which the Offer relates, Meridian intends to exercise its rights pursuant to the provisions of sections 428 to 430(F) of the Companies Act to acquire compulsorily the remaining Brancote Shares.
Sections 428 to 430(F) of the Companies Act are set out in full in Appendix VII to this document.

    It is proposed that Brancote be re-registered as a private company in due course.

16. ACTION TO BE TAKEN

    TO ACCEPT THE OFFER, IF YOU HOLD BRANCOTE SHARES IN CERTIFICATED FORM, YOU SHOULD COMPLETE THE ENCLOSED FORM OF ACCEPTANCE IN ACCORDANCE WITH THE INSTRUCTIONS PRINTED THEREON. THE COMPLETED FORM OF ACCEPTANCE, TOGETHER WITH YOUR SHARE CERTIFICATE AND OTHER DOCUMENT(S) OF TITLE SHOULD BE RETURNED AS SOON AS POSSIBLE AND IN ANY EVENT SO AS TO BE RECEIVED BY POST OR BY HAND BY COMPUTERSHARE INVESTOR SERVICES PLC AT PO BOX 859, THE PAVILIONS, BRIDGWATER ROAD, BRISTOL BS99 1XZ, UNITED KINGDOM, OR BY HAND (DURING NORMAL BUSINESS HOURS
ONLY) BY COMPUTERSHARE INVESTOR SERVICES PLC AT 7TH FLOOR, JUPITER HOUSE, TRITON COURT, 14 FINSBURY SQUARE, LONDON EC2A 1BR, UNITED KINGDOM, NO LATER THAN
3.00 P.M. ON   -  2002. A REPLY PAID ENVELOPE IS ENCLOSED FOR YOUR USE IN THE
UNITED KINGDOM. IF YOU HOLD YOUR BRANCOTE SHARES IN UNCERTIFICATED FORM, YOU SHOULD TAKE THE ACTION SET OUT IN PARAGRAPH 13(B) OF THIS LETTER AND ENSURE THAT AN ELECTRONIC ACCEPTANCE IS MADE BY YOU OR ON YOUR BEHALF AND SETTLEMENT IS NO
LATER THAN 3.00 P.M. ON   -  2002.

                                     Yours faithfully,
                                   for and on behalf of

Standard Bank London Limited                and                  BMO Nesbitt Burns, Inc.

         Andrew King                                                Egizio Bianchini
           Co-Head                                                  Managing Director
 Resource Corporate Finance                                        Group Head, Mining

                                    PART IV
                         INFORMATION REGARDING MERIDIAN

1.  BUSINESS OVERVIEW

    Meridian has been engaged in the mining and exploration of gold and other precious metals since 1981. Meridian's principal revenue producing properties are its El Penon mine in Chile, and the Jerritt Canyon mine (30 per cent ownership) located near Elko, Nevada. Meridian's Beartrack mine (100 per cent ownership) located near Salmon, Idaho, wound down operations in early 2000, and has gone into reclamation. Meridian also has advanced stage exploration programmes in Chile and Nevada. Early stage exploration programmes are being conducted primarily in Chile, Mexico, Peru and Argentina.

    Meridian has produced over 4.9 million ounces of gold from five mine sites since 1981. Since 1986, Meridian has continuously produced at least 150,000 ounces of gold annually from mining operations either directly or through joint ventures. In 2001, Meridian produced 318,000 ounces of gold and 4.75 million ounces of silver at El Penon, and 117,000 ounces of gold from its other operations.

    As of 31 December 2001, Meridian had total proven and probable reserves of approximately 2.1 million ounces of gold, consisting of 1.8 million ounces at El Penon, and 0.3 million ounces at Jerritt Canyon.

    Meridian's strategy is to expand its proven and probable reserves as well as its mining and processing operations by (i) developing existing producing properties and pursuing advanced stage exploration properties, (ii) discovering new properties through its exploration programme and (iii) making selective acquisitions.

    During the past three fiscal years ended 31 December 2001, the major event that has influenced the development of Meridian's business has been bringing the El Penon Mine in Chile into full commercial production.

2.  ADDITIONAL INFORMATION

    The consolidated financial statements of Meridian for the three financial years ended 31 December 2001 are set out in Appendix II to this document. A detailed description of Meridian's business, financial statements and other matters related to Meridian is incorporated by reference in this prospectus from materials filed by Meridian with the SEC, including Meridian's Annual Report on Form 40-F for the year ended 31 December 2001. Brancote and Meridian Shareholders desiring copies of such documents may obtain such copies as described under the captions "Available Information" and "Incorporation of Documents by Reference" on pages i and ii respectively of this document.

                                     PART V
                         INFORMATION REGARDING BRANCOTE

1.  BUSINESS OVERVIEW


    Brancote was incorporated in 1992 and is registered as a public limited company. Its shares are listed on the Alternative Investment Market of the London Stock Exchange. Its registered office is at 20 Upper Grosvenor Street, London W1K 7PB. Brancote is a trading company, engaged in the identification, acquisition and development of mineral projects and its principal area of activity is in Argentina.


    In 1996, Brancote acquired an interest in the Esquel Gold Project situated in Southern Argentina through its acquisition of 50 per cent of the issued share capital in Minera El Desquite S.A. ("MED"), an Argentinean company, which owns the Esquel Gold Project. In 1999, Brancote acquired a further ten per cent interest in MED through its acquisition of Scarabee Investment Limited. In 2000, Brancote disposed of its other exploration assets to focus solely on the exploration and development of the Esquel Gold Project. In November 2001, Brancote increased its interest in MED from 60 per cent to 76.4 per cent by acquiring the entire issued share capitals of Emerald Limited and Villagarden S.A., which together held a further 16.4 per cent of MED. Further details of the acquisitions are set out in paragraph 9 of Appendix V to this offer document. The interest in MED represents the sole material asset of Brancote.

    Brancote is currently focusing all its resources on the development of the Esquel Gold Project and it is expected that MED will exploit the Galadriel-Julia vein contained within the Esquel, Galadriel and Natasha mining concessions covering a total area of 43,365 hectares.

    Further details on the Esquel Gold Project are set out in the section entitled "Properties" in paragraph 3 of this Part V.

    References to the "Group" in this Part V are to the Brancote Group.

2.  BRANCOTE'S OPERATING AND FINANCIAL REVIEW AND PROSPECTS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH "SELECTED FINANCIAL INFORMATION OF BRANCOTE" AND THE BRANCOTE FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS DOCUMENT.


    The following discussion of Brancote's operating and financial review and prospects is based upon Brancote's UK GAAP consolidated financial statements for the years ended 31 January 2002 and 31 January 2001 and the thirteen months ended 31 January 2000. UK GAAP differ in certain significant respects from US GAAP. A discussion of such differences and a reconciliation may be found at
Note 26 to the consolidated financial statements for the years ended 31 January 2002 and 31 January 2001 and the thirteen months ended 31 January 2000. The following discussion should accordingly be read in conjunction with Brancote's consolidated financial statements, as well as the selected consolidated financial data, included elsewhere in this document.


    Until December 2001, the Argentine peso was pegged to the US dollar at a rate of one to one. However, following the free float of the Argentine peso it has depreciated significantly. At 15 April 2002, the Argentine peso was worth 34 US cents.

OPERATING RESULTS


YEAR ENDED 31 JANUARY 2002 COMPARED TO YEAR ENDED 31 JANUARY 2001



    The Group generated no turnover in the year (2001: L0.03 million).



    During the year the Group realised a net loss of L0.9 million compared with L1.1 million in the year ended 31 January 2001. The principal component of the loss was administrative expenses of L1.3 million (2001: L0.9 million) together with L0.1 million of strategic review costs (2001: L0.2 million). In addition, there was a foreign exchange gain of L0.5 million (2001: Lnil) arising from the translation of US$ liabilities into Argentine pesos following government legislation, and the subsequent devaluation of the Argentine peso.



    No tax charge arises in either year due to the availability of losses.

YEAR ENDED 31 JANUARY 2001 COMPARED TO THIRTEEN MONTHS ENDED 31 JANUARY 2000

    Group turnover for the year ended 31 January 2001 was L0.03 million (2000:
L0.03 million) which was generated from mining leases.

    During the year the Group realised a net loss of L1.1 million compared with L2.0 million in the thirteen months ended 31 January 2000. The principal component of the loss was administrative expenses of L0.9 million (2000:
L0.5 million) incurred in London and Argentina together with strategic review costs of L0.2 million (2000: Lnil).


    During the year the Group realised a loss of L0.1 million on disposal of its investments. The prior period write offs of L1.7 million relate principally to the Group's Australian Mount Cuthbert Copper Project joint venture which was disposed of in January 2000.


    No tax charge arises in either period due to the availability of losses.


LIQUIDITY AND CAPITAL RESOURCES



    For the years ended 31 January 2002 and 31 January 2001, and the thirteen months ended 31 January 2000, the Group was principally funded by way of the issue of ordinary shares in Brancote. In addition, during the year ended
31 January 2001, the Group disposed of non core investments to shareholders by way of the sale of ordinary shares in HPD Exploration PLC which raised
L0.9 million.



    In the year ended 31 January 2002 the Company raised L3.6 million (2001:
L3.5 million; 2000: L7.4 million) through the issue of ordinary shares.



    In the year ended 31 January 2002 L2.5 million (2001: L2.4 million; 2000:
L0.5 million) was contributed by minority shareholders in MED.


OPERATING ACTIVITIES


    Cash used by operations in the year ended 31 January 2002 was L0.8 million (2001: L0.9 million; 2000: L0.9 million) which is principally related to the funding of administrative expenses and movements in working capital.


CAPITAL EXPENDITURE


    During the year ended 31 January 2002 the Group incurred capital expenditure of L8.1 million (2001: L4.5 million; 2000: L2.0 million) principally in respect of exploration costs at the Esquel Gold Project.


ACQUISITIONS AND DISPOSALS


    In November 2001 the Company increased its interest in Minera El Desquite S.A. from 60% to 76.44% through the issue of Brancote shares to minority shareholders.


    On 22 November 2000, HPD Exploration PLC, which owned the Group's shareholding in Landore Resources Inc. and Brancote Mining Limited, was sold to the existing shareholders in Brancote Holdings PLC for L0.9 million.


NET CASH AND BORROWINGS



    At 31 January 2002, 31 January 2001 and 31 January 2000 the Group had no borrowings and had cash balances of L0.2 million (2001: L2.9 million; 2000:
L1.5 million).



    The Group raised a further L2.6 million through a share placing after year end, but will need to raise further funds by debt and/or equity financing in order to continue with the construction and development of the Esquel Gold Project should the Offer lapse or otherwise be withdrawn.



    Brancote has undertaken to mitigate, where possible, the long-term environmental impacts of its exploration operations. During the years 1999 through 2001, Brancote's expenditures for reclamation works have not been material. The only reclamation works in connection with the Esquel Gold Project carried out during this period were the on-going restoration of drilling pads and tracks at Galadriel Sur and La Joya del Sol by MED. The expenditures incurred by MED in connection with these works totaled US$50,000. There are no material reclamation works currently planned by MED.

3.  PROPERTIES

LOCATION

    The contiguous properties that form the Esquel Gold Project are located in the Sierra de Esquel, 10 kilometers northeast of the town of Esquel (population:
30,000) in southern Argentina and comprise an aggregate of 43,365 hectares of land. The geographic coordinates of the these properties is centered at latitude 42 DEG. 43'S, longitude 71 DEG. 11'W. The properties are located at elevations between 1,200 and 1,400 metres.

    Esquel is serviced 5 days a week by jet aircraft from Buenos Aires. The various properties comprising the Esquel Gold Project area may be accessed by traveling from Esquel via National Highways No. 259 (southeast) and No. 40 (northeast) for a total of 26 kilometres to the eastern boundary of the properties. The individual properties can be accessed from the eastern boundary of the project area via several dirt roads that require use of 4-wheel-drive vehicles.

OWNERSHIP

    The various properties comprising the Esquel Gold Project are classified as either "claims" or "mines" and are either owned outright by MED or through option contracts between MED and the direct owners. Claims constitute exploratory rights for a period of time, after which the tenant must file a discovery manifestation (MANIFESTACION DE DESCUBRIMIENTO) with the provincial mining authority in order to change its status to a mine. A mining property permits the owner to extract the minerals once the corresponding environmental impact report has been filed. An annual mining fee must be paid in respect of all mines from the date of their registration. The aggregate annual mining fee payable with respect to currently registered mines is 97,600 Argentine pesos. Some of the mining properties held by MED are currently pending registration with the provincial mining authority and are not yet required to pay the applicable annual mining fee.

    In respect of those properties not owned directly by MED, MED has entered into option contracts with the direct owners. In all such cases, MED is required to make an agreed schedule of payments following which it will obtain outright ownership of the properties which will be transferred into its name at the provincial mining authority. These option arrangements provide that the original owner will retain a form of net smelter royalty (usually around 2 per cent) once the mine becomes productive.

GEOLOGY

    The rock formations on the Esquel Gold Project properties consist mainly of sub-horizontal andesitic volcanic rocks of Jurassic age with minor insertions of marine and shallow lagoonal, carbonaceous sediments. The rocks are cut by vein systems that generally trend north-south, but range from N30 DEG.W to N30 DEG.E, and dip steeply to the west or east. The width of the veins typically ranges from less than 1.0 metre to 12 metres, and the veins have strike lengths of greater than 2,000 metres. Veins are cut by steeply dipping faults that generally strike northeast or west-northwest. Displacement along these faults is generally less than 100 metres.

    The veins contain quartz and chalcedony. Two types of quartz-chalcedony veins occur on the properties: one type is white to cream-colored, massive to banded veins; the other is dark gray to black veins containing an amorphous carbonaceous material that has been classified as pyrobitumen. Some intervals of the dark veins contain high gold grades. Both types contain ore-grade gold mineralization. Gold is commonly present in mineralized wall rock adjacent to the veins. Where mineralized, the wall rock contains pyrite. Gold grades are generally lower in the mineralized wall rock than in the veins, but some wall rock contains gold grades greater than 20 grams per tonne. Mineralization consists of a low-sulfur system containing gold (electrum containing approximately equal amounts of gold and silver), hessite, pyrargyrite, pyrite, marcasite, and minor sphalerite, chalcopyrite and arsenopyrite.

EXPLORATION

    In early 1998, Sunshine Mining and Refining Company completed a 40-core hole (approximately 4,200 metres) drilling programme on 16 veins on the La Joya del Sol property over which MED acquired an option in October 1998 and which it subsequently acquired outright in October 2000. This property now forms part of the Esquel Gold Project area.

    MED carried out four exploratory core and reverse circulation drilling and channel sample programmes on the Esquel Gold Project properties in 1999, 2000 and 2001 and is currently completing its fifth drilling and sampling programme on the properties. These programmes have focused on the deposits in the Galadriel, Galadriel Sur, Julia and La Joya Del Sol areas of the properties.



    MED's exploration programme has advanced to the pre-feasibility stage and, in May 2001, Pincock, Allen & Holt, independent engineering consultants, were engaged to prepare a pre-feasibility study for the Esquel Gold Project. The pre-feasibility study was completed on 31 October 2001.



    The estimates of the measured, indicated and inferred resources for the Esquel Gold Project as of 18 August 2001 reported by Pincock, Allen & Holt in its pre-feasibility study, at cutoff grades of 1.0, 2.0, 3.0, 4.0 and 5.0 grams of gold per tonne, are set forth in the table below (tonnes have been rounded to the nearest 1,000 tonnes, and contained ounces of gold and silver are rounded to the nearest 100 ounces).



RESOURCE SUMMARY
(As of 18 August 2001)



                                    CUTOFF GRADE   RESOURCE      GOLD       SILVER      CONTAINED      CONTAINED
RESOURCE CATEGORY                     GOLD GPT      TONNES     GRADE GPT   GRADE GPT   GOLD OUNCES   SILVER OUNCES
-----------------                   ------------   ---------   ---------   ---------   -----------   -------------
Measured..........................       1.0       7,756,000      7.66       13.2       1,910,500      3,303,200
                                         2.0       6,850,000      8.47       14.5       1,865,400      3,185,000
                                         3.0       5,783,000      9.57       16.1       1,779,300      2,990,900
                                         4.0       4,864,000     10.72       17.8       1,676,600      2,777,600
                                         5.0       4,171,000     11.76       19.3       1,576,900      2,593,400

Indicated.........................       1.0       7,010,600      6.30       11.7       1,420,200      2,644,000
                                         2.0       6,214,600      6.91       12.7       1,380,300      2,535,400
                                         3.0       5,071,800      7.90       14.2       1,287,900      2,322,400
                                         4.0       4,165,300      8.86       15.8       1,186,600      2,110,900
                                         5.0       3,372,700      9.89       17.3       1,072,700      1,878,100

Inferred..........................       1.0       4,695,700      3.26        6.9         492,700      1,036,800
                                         2.0       2,647,700      4.68        9.1         398,400        773,600
                                         3.0       1,508,500      6.35       12.0         308,000        581,900
                                         4.0       1,082,800      7.49       13.8         260,800        481,800
                                         5.0         772,700      8.72       16.2         216,700        403,400



    The use of the term "resource" and reporting its contained ounces is not allowed by the SEC. Generally, estimates other than "proven" or "probable" reserves are not permitted to be disclosed in public documents filed with the SEC. Such estimates, however, are disclosed in this document pursuant to exceptions provided for in Item 102 of Regulation S-K of the SEC.


    It is currently intended that MED will continue its exploratory drilling programme on the Esquel Gold Project properties in order to enable completion of a full feasibility study with respect to the properties. Brancote expects that the feasibility study will be completed in December 2002.

    Given the geology of the project area, Brancote expects that the development and mining of the Esquel Gold Project properties will require the use of conventional open-pit methods.

    As at the date of this document, no proven or probable gold ore reserves have been established on the Esquel Gold Project properties.

4.  NATURE OF TRADING MARKET; EXCHANGE RATE INFORMATION

(1) TRADING MARKET

    Brancote Shares have been traded on the Alternative Investment Market of the London Stock Exchange since 1995. There is no trading for Brancote Shares outside the UK.

    The following table sets out, for the years indicated, the reported highest and lowest middle market quotations for Brancote Shares, as derived from SEDOL:

                                                              PER BRANCOTE SHARE
                                                              -------------------
YEAR ENDED 31 DECEMBER                                        HIGH (P)   LOW (P)
----------------------                                        --------   --------
1997........................................................    59.50      36.50
1998........................................................    36.50       7.50

YEAR ENDED 31 JANUARY
---------------------
2000........................................................   127.00      11.75
2001........................................................   232.00     101.00
2002........................................................   227.00     111.50
Through - 2002..............................................        -          -

    The following table sets out, for each of the fiscal quarters in the two most recent fiscal years, the reported highest and lowest middle market quotations for Brancote Shares, as derived from SEDOL:


                                                              PER BRANCOTE SHARE
                                                              -------------------
THREE MONTHS ENDED                                            HIGH (P)   LOW (P)
------------------                                            --------   --------
30 April 2000...............................................   150.50     108.50
31 July 2000................................................   137.50     101.00
31 October 2000.............................................   142.50     118.00
31 January 2001.............................................   232.00     132.50
30 April 2001...............................................   227.00     131.50
31 July 2001................................................   182.00     141.50
31 October 2001.............................................   155.00     111.50
31 January 2002.............................................   151.00     123.00
30 April 2002...............................................   198.50     122.00


    The following table sets out, for the months indicated, the reported highest and lowest middle market quotations for Brancote Shares, as derived from SEDOL:


                                                              PER BRANCOTE SHARE
                                                              -------------------
MONTH                                                         HIGH (P)   LOW (P)
-----                                                         --------   --------
November 2001...............................................   151.00     135.50
December 2001...............................................   136.50     123.00
January 2002................................................   133.00     123.00
February 2002...............................................   146.00     122.00
March 2002..................................................   178.00     141.50
April 2002..................................................   198.50     172.50


(2) EXCHANGE RATE

    On   -  2002 the noon buying rate for pounds sterling was US$1=L  -  .

    The following table sets out, for the periods indicated, the reported noon buying rate for pounds sterling, expressed in pounds sterling per US dollar. These rates are provided solely for the convenience of the reader and should not be construed as a representation that the pounds sterling amounts actually represent such dollar amounts or that such pounds sterling amounts could have been, or could be, converted into US dollars at the rate or at any other rate. Unless otherwise specified in this document, US dollar amounts have been translated from pounds sterling using the noon buying rates in the City of New York forcible transfers in foreign currencies as certified by the Federal Reserve Bank of New York for customs purposes on 31 December 2001.


YEAR ENDED 31 DECEMBER                                        AVERAGE(1)   HIGH (P)   LOW (P)
----------------------                                        ----------   --------   --------
1997........................................................     1.6388      1.733     1.5783
1998........................................................     1.6575     1.7185     1.6149

YEAR ENDED 31 JANUARY
---------------------
2000........................................................     1.6169     1.6760     1.5528
2001........................................................     1.5028     1.6290     1.4002
2002........................................................     1.4363     1.4808     1.3727

MONTH-END
---------
November 2001...............................................                1.4649     1.4082
December 2001...............................................                1.4577     1.4175
January 2002................................................                1.4554     1.4088
February 2002...............................................                1.4325     1.4118
March 2002..................................................                1.4270     1.4110
April 2002..................................................                1.4709     1.4243


------------------------------

(1) The average of the noon buying rates on the last business day of each month during the relevant period.

5.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK

    Brancote from time to time invests cash balances in short term investments that may be subject to interest rate fluctuations. Because these investments are in high liquid, short term instruments, any impact of interest rate changes would not be material.

    Based on the nature and current levels of Brancote's investments and debt, the Brancote Directors do not believe that Brancote is exposed to any material interest rate risk and Brancote does not utilise market risk sensitive instruments to manage its exposure to such risk.

FOREIGN CURRENCY EXCHANGE RATE RISK

    Since a proportion of Brancote's expenses are incurred in US dollars and Argentine pesos, the financial results of Brancote could be affected by foreign currency exchange rate fluctuations or changing economic conditions in foreign countries. Given the current nature and scope of operations of Brancote and the general economic conditions in Argentina where all of Brancote's exploration efforts are focused, the Brancote Directors do not believe that Brancote is exposed to any material foreign currency exchange rate risk and Brancote does not utilise market sensitive instruments to manage its exposure to this risk.

                                   APPENDIX I
                   CONDITIONS AND FURTHER TERMS OF THE OFFER
                        PART A: CONDITIONS OF THE OFFER

1.  THE OFFER IS SUBJECT TO THE FOLLOWING CONDITIONS:

(a) valid acceptances being received (and not, where permitted, withdrawn) by
    not later than 3.00 p.m. (London time) on   -  (or such later time(s) and/or
    date(s) as Meridian may, subject to the rules of the Code or with the consent of the Panel, decide) in respect of not less than 90 per cent. (or such lesser percentage as Meridian may decide) in nominal value of the Brancote Shares to which the Offer relates, provided that this condition shall not be satisfied unless Meridian and/or any of its wholly owned subsidiaries shall have acquired or agreed (unconditionally or subject only to conditions that will be fulfilled upon the Offer becoming or being declared unconditional in all respects) to acquire (pursuant to the Offer or otherwise) Brancote Shares carrying in aggregate more than 50 per cent. of the voting rights then normally exercisable at a general meeting of Brancote including for this purpose (to the extent, if any, required by the Panel) any such voting rights attaching to any Brancote Shares that are unconditionally allotted or issued before the Offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise. For the purposes of this condition:

    (i) the expression "Brancote Shares to which the Offer relates" shall be construed in accordance with Sections 428 to 430F of the Companies Act;

    (ii) shares that have been unconditionally allotted but not issued shall be deemed to carry the voting rights that they will carry upon issue; and

   (iii) valid acceptances shall be treated as having been received in respect of any Brancote Shares that Meridian or any other member of the Meridian Group shall, pursuant to Section 429(8) and, if applicable,
         Section 430E of the Companies Act, be treated as having acquired or contracted to acquire by virtue of acceptances of the Offer;

(b) the approval for listing on the TSE and the NYSE, subject to official notice of issuance, of the New Meridian Common Shares;


(c) any post-effective amendments to the Registration Statement having become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof having been issued and no proceeding for that purpose having been initiated or threatened by the SEC;



(d) the passing of a resolution by the requisite majority of votes of Brancote Shareholders approving the increase in the authorised share capital of Brancote and the allotment of Brancote Shares pursuant to the Argentinean Acquisition;



(e) no breach by Brancote of any term of the agreement between Brancote, Meridian and certain individuals for the purposes of the Argentinean Acquisition;



(f) save as disclosed in the Brancote annual report and accounts for the year ended 31 January 2001, or as disclosed in the interim report of Brancote for the six months ended 31 July 2001 or as otherwise publicly announced by delivery of an announcement to the Company Announcements Office of the London Stock Exchange prior to 4 April 2002 ("publicly disclosed"), or as disclosed in writing to Meridian or their advisers prior to the date or publication of the announcement of the Offer on 4 April 2002 (each and collectively "Brancote Disclosed Matters"), since 31 January 2001:



    (i) no investigation or enquiry in relation to any member of the Brancote Group by any Third Party (as defined in paragraph (g) below) having statutory or regulatory competence and no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Brancote Group is or may become a party (whether as plaintiff or defendant or otherwise) has been threatened in writing, announced or instituted by or against or remains outstanding in respect of any member of the Brancote Group which, in any such case, is material and adverse in the context of the Brancote Group taken as a whole;


    (ii) there has been no material adverse change in the business, financial position, trading position or profits or prospects of the Brancote Group taken as a whole;

   (iii) no contingent or other liability of any member of the Brancote Group has arisen or has become apparent or has increased which would or could reasonably be expected materially and adversely to affect the Brancote Group taken as a whole;

    (vi) Meridian has not discovered regarding the Brancote Group that:

       (1) any written financial, business or other information which has been publicly disclosed at any time by any member of the Brancote Group is misleading or contains misrepresentations of fact or omits to state a fact necessary to make the information contained therein not misleading in any case which has not subsequently and prior to 4 April 2002 been corrected by such disclosure, and, in any event, which is material and adverse in the context of the Brancote Group taken as a whole; or

       (2) any written financial, business or other information (except for forecasts, statements of opinion, projections, budgets or estimates) disclosed by or on behalf of any member of the Brancote Group privately to any member of the Meridian Group or its advisers is misleading or contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading in any case which has not subsequently and prior to 4 April 2002 been corrected by such disclosure and, in any event, which is material and adverse in the context of the Brancote Group taken as a whole; or

       (3) any member of the Brancote Group is subject to any liability (contingent or otherwise) which has not been disclosed in the Brancote Disclosed Matters and which is material and adverse in the context of the Brancote Group taken as a whole;


(g) no government or governmental, quasi-governmental, supranational, statutory or regulatory body, or court, or trade agency, or association, or institutional or professional body (or other person or body having statutory or regulatory competence) in any jurisdiction (each and collectively a "Third Party") has instituted, implemented or threatened to take any action, proceeding, suit, investigation or inquiry, or has made, proposed or enacted any statute, regulation or order, or taken any other steps, which would or might reasonably be expected to:


    (i) make the Offer or its implementation or the acquisition of any shares in, or control of, Brancote by Meridian or any member(s) of the Meridian Group void, illegal or unenforceable under the laws of any jurisdiction or otherwise directly or indirectly restrain, prohibit, restrict, delay or interfere with the implementation or performance thereof or impose additional conditions or obligations with respect thereto, or otherwise challenge or interfere therewith, in each case in a manner or to an extent that is material in the context of the Offer; or

    (ii) require, prevent or delay the divestiture or alter the terms of any proposed divestiture by any member of the Brancote Group or (in connection with the Offer) any member of the Meridian Group of all or any portion of their respective businesses, assets or property, or impose any limitation on the ability of any of them to conduct their respective businesses or own their assets or property or any part thereof and which in any such case is material in the context of the Brancote Group or the Meridian Group (in each case taken as a whole), being the group on which such requirement or imposition is made, as the case may be; or

   (iii) impose any limitation on, or result in any delay in the ability of any member of the Meridian Group to acquire, directly or indirectly, or to hold or exercise effectively all or any rights of ownership of any Brancote Shares held by any member of the Meridian Group or on the ability of any member of the Meridian Group to exercise management control over Brancote or any member of the Brancote Group or on the ability of Brancote or any member of the Brancote Group or the Meridian Group to hold or exercise effectively any rights of ownership of shares or other securities (or the equivalent) in any member of the Brancote Group held or owned by it, in each case, in a manner or to an extent which would be material in the context of the Offer, the Meridian Group or the Brancote Group (in each case taken as a whole), as the case may be; or

    (iv) require any member of the Meridian Group or the Brancote Group to offer to acquire any shares or other securities (or the equivalent) owned by any Third Party in the capital of any member of the Brancote Group or the Meridian Group, in each case, in a manner or to an extent which would be material in the context of the Meridian Group or the Brancote Group (in each case taken as a whole), as the case may be; or

    (v) impose any limitation on the ability of any member of the Meridian Group or any member of the Brancote Group to integrate or co-ordinate its business, or any part of it, with the businesses of any other member of the wider Meridian Group or the wider Brancote Group in each case in a manner or to an extent which would be material in the context of the Meridian Group or the Brancote Group (in each case taken as a whole), as the case may be; or

    (vi) otherwise affect the business, financial position, trading position or profits or prospects or value of the Meridian Group or the Brancote Group, in each case taken as a whole, in a manner which is material and adverse, and all applicable waiting and other periods during which any relevant authority could have intervened, in respect of the Offer or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) in, or control of, Brancote by any member(s) of the Meridian Group, have expired, lapsed or terminated;


(h) all necessary notifications and filings in any jurisdiction have been made, all regulatory and statutory obligations in any jurisdiction have been complied with, all necessary waiting and other time periods (including any extension(s) thereof) under any applicable legislation or regulations in any jurisdiction have expired, lapsed or terminated, in each case in respect of the Offer and the acquisition or proposed acquisition of any shares or other securities (or the equivalent) in, or control of, Brancote by Meridian or any member(s) of the Meridian Group or in relation to the affairs of any member of the Brancote Group and all authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions and approvals necessary or appropriate in any jurisdiction (collectively "Consents") (in terms and a form satisfactory to Meridian, acting reasonably) in respect of the Offer or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) in, or control of, Brancote by Meridian or any member(s) of the Meridian Group or in relation to the affairs of any member of the Brancote Group, have been obtained from appropriate Third Parties together with those (without prejudice to the generality of the foregoing) from any persons or bodies with whom any member of the Meridian Group or any member of the Brancote Group has entered into contractual arrangements (and which are in any event material in the context of the Meridian Group or the Brancote Group (in each case taken as a whole), as the case may be) and all such Consents, together with all Consents necessary for Brancote to carry on its business, remain in full force and effect and all filings necessary for such purpose have been made or received and there has not been received any notice or indication of any intention to revoke, suspend, restrict, modify (in each case in a manner which is material and adverse in the context of the Brancote Group or the Meridian Group (in each case taken as a whole), as the case may be) or not to renew the same;



(i) save as disclosed in Brancote Disclosed Matters, there is no provision of any arrangement, agreement, licence, permit, franchise or other binding instrument to which any member of the Brancote Group is a party or by or to which any member of the Brancote Group or any part of its assets may be bound, entitled or subject (which is material in the context of the Brancote Group taken as a whole) (collectively, "Brancote Material Agreements") and which, in consequence of the Offer or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) in or control or management of Brancote or any member of the Brancote Group by Meridian or any member(s) of the Meridian Group, could or might reasonably be expected to (to an extent which is material in the context of the Brancote Group taken as a whole) result in:


    (i) any monies borrowed by or other indebtedness or liability, actual or contingent, of or grant available to, any member of the Brancote Group being or becoming repayable or being capable of being declared repayable immediately or prior to its stated maturity, or the ability of any such member of the Brancote Group to borrow monies or incur any indebtedness being withdrawn or materially inhibited; or

    (ii) the creation or enforcement of any liabilities or any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any member of the Brancote Group or any such security interest (whenever and wherever arising or having arisen) becoming enforceable; or

   (iii) any such Brancote Material Agreement being terminated or adversely modified or any unduly onerous obligation or liability arising under or being taken pursuant to such Brancote Material Agreement; or

    (iv) any assets or interests of any member of the Brancote Group being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged otherwise than in the ordinary course of business; or

    (v) Brancote or any member of the Brancote Group ceasing to be able to carry on its business under any name which it at present uses; or

    (vi) the business, financial position, trading position or profits or prospects or value of the Brancote Group being adversely affected,


    and no event has occurred which, under any such Brancote Material Agreement, could reasonably be expected to result in any event or circumstance referred to in paragraphs 1(i)(i) to (vi);



(j) since 31 January 2001 and except as disclosed as a Brancote Disclosed Matter or as would be disclosed by a search at the Companies Registry for England and Wales against Brancote made as at 3 April 2002:


    (i) no member of the Brancote Group has issued or agreed to issue or authorised or proposed the issue of additional shares of any class, or securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities (save for any options granted, and Brancote Shares unconditionally issued upon or pursuant to the exercise of options granted, prior to 4 April 2002 under the Brancote Share Option Schemes and disclosed in writing to Meridian prior to such date);

    (ii) no member of the Brancote Group has recommended, declared, paid, made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution;

   (iii) no member of the Brancote Group has made or authorised or proposed or announced any material change in its share or loan capital, outside the ordinary course of business;

    (iv) no member of the Brancote Group has merged with or demerged or acquired any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any assets (other than in the ordinary course of business) which is material to the Brancote Group taken as a whole or authorised or proposed or announced any intention to propose any acquisition, demerger, disposal, or transfer as aforesaid;

    (v) no member of the Brancote Group has authorised, issued or proposed the issue of any debentures, or (save in the ordinary course of business) incurred or increased any indebtedness or contingent liability of an aggregate amount which is material in the context of the Brancote Group taken as a whole;

    (vi) no member of the Brancote Group has purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or made any other change to any part of its share capital;

   (vii) no member of the Brancote Group has entered into or varied any contract (including any guarantee), arrangement, transaction or binding commitment (whether in respect of capital expenditure or otherwise), which is of a long-term, unduly onerous or unusual nature or magnitude or which is or would be restrictive of the business of any member of the Brancote Group or which involves or would involve an obligation of such a nature or magnitude and which is other than in the ordinary course of business and which in each case is material in the context of the Brancote Group taken as a whole;

  (viii) except as referred to in this document, neither Brancote nor any of its Subsidiaries has entered into or changed or made any offer (which remains open for acceptance) to enter into or change the terms of any contract (including any service contract) with any of the Directors of Brancote which is material in the context of the Brancote Group taken as a whole;

    (ix) no member of the Brancote Group has taken any corporate action or had any legal proceedings instituted against it for its winding-up (voluntarily or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction (in each case in a manner which could reasonably be expected to have a material adverse effect on the Brancote Group taken as a whole);

    (x) no member of the Brancote Group has been unable or has admitted in writing that it is unable to pay its debts or has stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

    (xi) no member of the Brancote Group has waived or compromised any claim which is material in the context of the Brancote Group, taken as a whole;

   (xii) Brancote has not made any alteration to its Memorandum or Articles of Association; and


  (xiii) no member of the Brancote Group has entered into any contract, commitment, agreement or arrangement or passed any resolution with respect to, or announced an intention to, or to propose to effect, any of the transactions, matters or events referred to in this paragraph (j); and



(k) Meridian has not discovered that, save for Brancote Disclosed Matters:


    (i) any past or present member of the Brancote Group has not complied with all applicable legislation or regulations of any jurisdiction with regard to the storage, carriage, disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health, which non-compliance or any other disposal, discharge, spillage, leak or emission which has occurred would be likely to give rise to any liability (whether actual or contingent) on the part of any member of the Brancote Group and which is material in the context of the Brancote Group taken as a whole; or

    (ii) there is or is likely to be any liability (whether contingent or otherwise) to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Brancote Group, or in which any such member may now or previously have had or be deemed to have or have had an interest, under any environmental legislation, notice, circular or order of any relevant authority or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto, in any such case to an extent which is material in the context of the Brancote Group taken as a whole; or

   (iii) circumstances exist whereby a person or class of persons would be likely to have a claim or claims in respect of any product or process of manufacture or materials used therein now or previously manufactured, sold or carried out by any past or present member of the Brancote Group which, in any such case, would be material in the context of the Brancote Group taken as a whole


2. Meridian reserves the right, in its absolute discretion, to waive all or any of conditions set out in paragraph 1 in whole or in part apart from paragraphs 1(a) to 1(c) inclusive. The Offer will lapse unless all the above conditions have been fulfilled or (if capable of waiver) waived, or, where appropriate, have been determined by Meridian in its reasonable opinion to be or remain satisfied, by midnight on the day which is 21 days after the
    later of   -  2002 and the date on which the Offer becomes or is declared unconditional as to acceptances, or such later date as Meridian may, with the consent of the Panel, decide, provided that Meridian shall be under no obligation to waive or treat as fulfilled any of the conditions set out in paragraphs 1(d) to 1(k) inclusive by a time and/or date earlier than the latest time and/or date specified or referred to above for the fulfilment thereof notwithstanding that any such condition or the other conditions of the Offer may at any time and/or date earlier than such latest time and/or date have been fulfilled and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of fulfilment.


3.  The Offer will lapse if the acquisition of Brancote is referred to the
    Competition Commission before the later of 3.00 p.m. (London time) on   -
    2002 and the date on which the Offer becomes or is declared unconditional as to acceptances. In such circumstances, the Offer will cease to be capable of further acceptance and Meridian and accepting Brancote Shareholders shall thereupon cease to be bound by acceptances submitted at or before the time when the Offer so lapses.

4. If Meridian is required by the Panel to make an offer or offers for Brancote Shares under the provisions of Rule 9 of the Code, Meridian may make such alterations to the terms and conditions of the Offer as are necessary to comply with the provisions of that Rule.

                       PART B: FURTHER TERMS OF THE OFFER

    The following further terms apply, unless the context requires otherwise, to the Offer.

    Except where the context requires otherwise, any reference in Part B of this Appendix I and in the Form of Acceptance: (i) to the "Offer" will mean the Offer and any revision, variation or renewal thereof or extension thereto; (ii) to the "Offer" will include any election available under the Offer; (iii) to the "Offer becoming unconditional" will include the Offer being or becoming or being declared unconditional; (iv) to the Offer being or becoming or being declared "unconditional" will be construed as the Offer being or becoming or being declared unconditional as to acceptances whether or not any other Condition of the Offer remains to be fulfilled; (v) to the "acceptance condition" means the Condition as to acceptances set out in paragraph 1(a) of Part A of this
Appendix I and references to the Offer becoming unconditional as to acceptances will be construed accordingly; (vi) to the "Offer Document" will mean this document and any other document containing, or containing details of, the Offer;
(vii) to the "offer period" will mean the period commencing on 8 March 2002 and
ending at 3.00 p.m. on   -  2002 or, if later, the date on which the Offer
becomes unconditional or lapses; and (viii) to any person "acting in concert with Meridian" will mean any such person acting in concert with Meridian for the purposes of the Offer.

1.  ACCEPTANCE PERIOD AND CONDITIONS

    (a) The Offer is initially open for acceptance until 3.00 p.m. on   -  2002.
       Meridian reserves the right (but will not be obliged, other than as required by the Panel) at any time and from time to time to extend the Offer after such time. Although no revision is envisaged, if the Offer is revised it will remain open for acceptance for a period of at least
       14 days (or such other period as may be permitted by the Panel) following the date of despatching written notice of the revision to Brancote Shareholders. Except with the consent of the Panel, no revision of the
       Offer may be made after   -  2002, or, if later, the date 14 days before
       the last date on which the Offer can become unconditional.

    (b) The Offer, whether revised or not, is not (except with the consent of
       the Panel) capable of becoming unconditional after midnight on   -  2002
       (or any other time and/or date beyond which Meridian has stated that the Offer will not be extended and in respect of which it has not withdrawn that statement), nor of being kept open for acceptance after that time and/or date unless the Offer has previously become unconditional, provided that Meridian reserves the right, with the permission of the Panel, to extend the Offer to any later time(s) and/or date(s). Except with the consent of the Panel, Meridian may not, for the purpose of determining whether the acceptance condition has been satisfied, take into account acceptances received or purchases of Brancote Shares made
       after 1.00 p.m. on   -  2002 (or any other time(s) and/or date(s) beyond
       which Meridian has stated that the Offer will not be extended and in respect of which it has not withdrawn that statement) or, if the Offer is so extended, such later time(s) and/or date(s) as Meridian, with the permission of the Panel, may determine.

    (c) If the Offer becomes unconditional, it will remain open for acceptance for not less than 14 days from the date on which it would otherwise have expired. If the Offer has become unconditional and it is stated that the Offer will remain open until further notice, then not less than 14 days' notice in writing to Brancote Shareholders who have not accepted the Offer will be given prior to the closing of the Offer.

    (d) If a competitive situation arises after a "no extension" statement and/or "no increase" statement has been made by or on behalf of Meridian in connection with the Offer, Meridian may, if it specifically reserves the right to do so at the time such statement is made (or otherwise with the consent of the Panel), withdraw such statement and be free to extend or revise the Offer if it complies with the requirements of the Code and, in particular, that it announces such withdrawal as soon as possible and in any event within four business days of the announcement of the competing offer or other competition situation and notifies Brancote Shareholders to that effect in writing or, in the case of Brancote Shareholders with registered addresses outside the UK or the US whom Meridian knows to be nominees, custodians or trustees holding Brancote Shares for such persons, by announcement in the UK at the earliest practicable opportunity and any Brancote Shareholders who accepted the Offer after the date of the "no extension" or "no increase" statement are given a right of withdrawal in accordance with paragraph 3(c) below. Meridian may choose not to be bound by a "no increase" and/or "no extension" statement if, having reserved the right to do so, it would otherwise prevent the posting of an increased or improved offer which is recommended for acceptance by the board of Directors of Brancote, or in other circumstances permitted by the Panel.

    (e) If a competitive situation arises and is continuing on   -  2002,
       Meridian will enable holders of Brancote Shares in uncertificated form who have not already validly accepted the Offer but who have previously accepted the competing offer to accept the Offer by special form of
       acceptance to take effect on   -  2002. It shall be a condition of such
       special form of acceptance being a valid acceptance of the Offer that
       (i) it is received by Computershare Investor Services PLC on or before
         - 2002; (ii) the relevant Brancote Shareholder shall have applied to withdraw his acceptance of the competing offer but that the Brancote Shares to which such withdrawal relates shall not have been released from
       escrow before   -  2002 by the escrow agent to the competing offer; and
       (iii) the Brancote Shares to which the special form of acceptance relates are not transferred to escrow in accordance with the procedure for acceptance set out in the letter from Standard Bank and BMO Nesbitt Burns
       contained in this document on or before   -  2002, but an undertaking is
       given that they will be so transferred as soon as possible thereafter. Brancote Shareholders wishing to use such forms of acceptance should apply to Computershare Investor Services PLC on + 44 (0) 870 702 0100
       between 9.00 a.m. and 5.30 p.m. on the business day preceding   -  2002
       in order that such forms can be despatched. Notwithstanding the right to use such special form of acceptance, holders of Brancote Shares in uncertificated form may not use a Form of Acceptance (or any other purported acceptance form) for the purpose of accepting the Offer in respect of such shares.

    (f) For the purposes of determining at any particular time whether the acceptance condition has been satisfied, Meridian will not be bound (unless otherwise required by the Panel) to take into account any Brancote Shares which have been issued or unconditionally allotted or which arise as the result of the exercise of conversion rights before such determination takes place unless written notice containing relevant details of the allotment, issue or conversion, has been received before that time by Meridian or the Computershare Investor Services PLC on behalf of Meridian from Brancote or its agents at one of the addresses specified in paragraph 13(a) of the letter from Standard Bank and BMO Nesbitt Burns contained in this document. Notification by e-mail, telex or facsimile or other electronic transmission or copies will not be sufficient to constitute written notice for this purpose.

2.  ANNOUNCEMENTS

    (a) Without prejudice to paragraph 3(a) below, by 8.00 a.m. on the business day (the "relevant day") next following the day on which the Offer is due to expire or becomes unconditional or is revised or extended (as the case may be), or such later time(s) or date(s) as the Panel may agree, Meridian will make an appropriate announcement and simultaneously inform the London Stock Exchange of the position. Such announcement will also state (unless otherwise permitted by the Panel) the total number of Brancote Shares and rights over Brancote Shares (as nearly as practicable):

       (i) for which acceptances of the Offer have been received (showing the extent, if any, to which such acceptances have been received from persons acting in concert with Meridian);

       (ii) acquired or agreed to be acquired by or on behalf of Meridian or any person acting in concert with Meridian during the offer period; and

       (iii) held by or on behalf of Meridian or any person acting in concert with Meridian prior to the offer period,

       and the announcement will specify the percentage of the Brancote Shares represented by each of these figures.

    (b) In calculating the number of Brancote Shares or rights over Brancote Shares represented by acceptances and/or purchases, Meridian may only include acceptances and purchases if they could be counted towards fulfilling the acceptance condition under Notes 4, 5 and 6 on

       Rule 10 of the Code, unless the Panel agrees otherwise. Subject to this, Meridian may include or exclude, for announcement purposes, acceptances and purchases not in all respects in order or which are subject to verification.

    (c) Any decision to extend the time and/or date by which the acceptance condition has to be fulfilled may be made at any time up to, and will be announced not later than, 8.00 a.m. on the relevant day (or such later time and/or date as the Panel may agree) and the announcement will also state the next expiry date (unless the Offer is unconditional in all respects, in which case, a statement may instead be made that the Offer will remain open until further notice).

    (d) In this Appendix I, references to the making of an announcement or the giving of notice by or on behalf of Meridian include the release of an announcement by public relations consultants or by Standard Bank and/or BMO Nesbitt Burns, in each case on behalf of Meridian, to the press and the delivery by hand or telephone, e-mail, telex or facsimile transmission or other electronic transmission of an announcement to the London Stock Exchange. An announcement made otherwise than to the London Stock Exchange will be notified simultaneously to the London Stock Exchange.

    (e) Without limiting the manner in which Meridian may choose to make any public announcement and, subject to Meridian's obligations under applicable law, Meridian will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the London Stock Exchange.

3.  RIGHTS OF WITHDRAWAL

    (a) If Meridian, having announced the Offer to be unconditional, fails by
       3.30 p.m. on the relevant day (or such later time(s) or date(s) as the Panel may agree) to comply with any of the other relevant requirements relating to the Offer specified in paragraph 2(a) above, an accepting Brancote Shareholder holding Brancote Shares in certificated form may immediately thereafter withdraw his acceptance of the Offer by written notice given by post or by hand to Computershare Investor Services PLC at PO Box 859, The Pavilions, Bridgwater Road, Bristol BS99 1XZ, United Kingdom, or by hand only to Computershare Investor Services PLC at 7th Floor, Jupiter House, Triton Court, 14 Finsbury Square, London EC2A 1BR, United Kingdom. Alternatively, in the case of Brancote Shares in uncertificated form, withdrawals can be effected in the manner set out in paragraph 3(g) below. Subject to paragraph 1(b) above, this right of withdrawal may be terminated not less than eight days after the relevant day by Meridian confirming, if that be the case, that the Offer is still unconditional and complying with the other relevant requirements relating to the Offer specified in paragraph 2(a) above. If any such confirmation is given, the first period of 14 days referred to in paragraph 1(c) above will run from the date of such confirmation and compliance.

    (b) If by 3.00 p.m. on   -  2002 (or such later time and/or date as the
       Panel may agree) the Offer has not become unconditional, an accepting Brancote Shareholder may withdraw his acceptance of the Offer at any time thereafter in the manner referred to in paragraph 3(a) above (or, in the case of Brancote Shares held in uncertificated form, in the manner set out in paragraph 3(g) below) before the earlier of (i) the time that the Offer becomes unconditional and (ii) the final time for lodgement of acceptances which can be taken into account in accordance with paragraph 1(b) above.

    (c) If a "no extension" and/or a "no increase" statement has been withdrawn in accordance with paragraph 1(d) above, any Brancote Shareholder who has accepted the Offer after the date of such statement may withdraw his acceptance thereafter in the manner referred to in paragraph 3(a) above (or, in the case of Brancote Shares held in uncertificated form, in the manner set out in paragraph 3(g) below) for a period of eight days following the date on which the notice of the withdrawal is posted to Brancote Shareholders.

    (d) Except as provided by this paragraph 3, all acceptances and elections will be irrevocable.

    (e) To be effective, a written notice of withdrawal must be received on a timely basis by Computershare Investor Services PLC and must specify the name of the person who has made the relevant acceptance, the number of Brancote Shares in respect of which acceptance is withdrawn and (if share certificates have been delivered) the name of the registered holder of the relevant Brancote Shares, if different from the name of the person who made the relevant acceptance. Brancote Shares in respect of which acceptance has been withdrawn may subsequently be assented to the Offer in accordance with the acceptance procedures contained herein whilst the Offer remains open for acceptance.

    (f) In this paragraph 3, "written notice" (including any letter of appointment, direction or authority) means notice in writing bearing the original signature(s) of the relevant accepting Brancote Shareholder(s) or his/their agent(s) duly appointed in writing (evidence of whose appointment reasonably satisfactory to Meridian is produced with the notice). E-mail or telex or facsimile or other electronic transmission or copies will not be sufficient to constitute written notice for this purpose. Notice which is post-marked in, or otherwise appears to Meridian or its agents to have been sent from Australia or Japan may be treated as invalid.

    (g) In the case of Brancote Shares held in uncertificated form, if withdrawals are permitted pursuant to paragraphs (3)(a), (3)(b) or (3)(c) above, an accepting Brancote Shareholder may withdraw his acceptance through CREST by sending (or, if a CREST sponsored member, procuring that his CREST sponsor sends) an ESA instruction to settle in CREST in relation to each Electronic Acceptance to be withdrawn. Each ESA instruction must, in order for it to be valid and settle, include the following details:

       - the number of Brancote Shares to be withdrawn, together with their ISIN number;

       - the member account ID of the accepting shareholder, together with his participant ID;

       - the member account ID of the Escrow Agent included in the relevant Electronic Acceptance, together with the Escrow Agent's participant ID;

       - the transaction reference number of the Electronic Acceptance to be withdrawn;

       - the intended settlement date for the withdrawal; and

       - the corporate action number for the Offer.

       Any such withdrawal will be conditional upon Computershare Investor Services PLC verifying that the withdrawal request is validly made. Accordingly, Computershare Investor Services PLC will on behalf of Meridian reject or accept the withdrawal by transmitting in CREST a receiving agent reject (AEAD) or receiving agent accept (AEAN) message.

    (h) All questions as to the validity (including time of receipt) of any notice of withdrawal will be determined by Meridian whose determination (except as required by the Panel) will be final and binding. None of Meridian or its agents or other persons will be under any duty to give notice of any defect or irregularity in any notice of withdrawal or other withdrawal procedure or incur any liability for failure to give such notice.

4.  REVISED OFFER

    (a) Although no such revision is envisaged, if the Offer (in its original or any previously revised form(s)) is revised (either in its terms or conditions or in the value or nature of the consideration offered or otherwise) (and Meridian reserves the right to do so), and any such revised Offer represents on the date on which the revision is announced (on such basis as Standard Bank and/or BMO Nesbitt Burns may consider appropriate) an improvement (or no diminution) in the value of the consideration previously offered or in the overall value received and/or retained by a Brancote Shareholder (under the Offer or otherwise), the benefit of the revised Offer will, subject to paragraphs 4(c) and
       (d) and 6 below, be made available to Brancote Shareholders who have accepted the Offer in its original or previously revised form(s) and not validly withdrawn such acceptances ("Previous Acceptors"). The acceptance by or on behalf of a Previous Acceptor of the Offer in its original or any previously revised form(s) will, subject to paragraphs 4(c) and
       (d) and 6 below, be treated as an acceptance of the Offer as so revised and will also constitute an authority to and appointment of any Director of Meridian or any duly authorised representative of Standard Bank and/or BMO Nesbitt Burns or any of their respective agents as his attorney and/or agent to accept any such revised Offer on behalf of such Previous Acceptor and, if such revised Offer includes alternative forms of consideration, to make on his behalf such elections for and/or accept such alternative forms of consideration in such proportions as such attorney and/or agent in his absolute discretion thinks fit, and to execute on behalf of and in the name of such Previous Acceptor all such further documents and take such further actions (if any) as may be required to give effect to such acceptances and/or elections. In making any such election and/or acceptance, the attorney and/or agent will take into account the nature of any previous acceptances and/or elections made by or on behalf of the Previous Acceptor and such other facts or matters as he may reasonably consider relevant.

    (b) Meridian reserves the right (subject to paragraph 3(a) above) to treat an executed Form of Acceptance or TTE instruction relating to the Offer in its original or any previously revised form(s) which is received (or dated) on or after the announcement or making of the Offer in any revised form as a valid acceptance (and when applicable election) in respect of the revised Offer and such acceptance will constitute an authority in the terms of paragraph 4(a) above MUTATIS MUTANDIS on behalf of the relevant Brancote Shareholder.

    (c) The deemed acceptances and/or elections referred to in this paragraph 4 shall not apply and the authorities conferred by this paragraph shall not be exercised by any Director of Meridian or any duly authorised representative of Standard Bank and/or BMO Nesbitt Burns or any of their respective agents if, as a result thereof, the Previous Acceptor would (on such basis as Standard Bank and/or BMO Nesbitt Burns may consider appropriate) thereby receive less in aggregate consideration under the revised offer than he would have received in aggregate as a result of acceptance of the Offer in the form in which it was originally accepted by him or on his behalf.

    (d) The deemed acceptances and/or elections referred to in this paragraph 4 will not apply and the authorities conferred by this paragraph will be ineffective to the extent that a Previous Acceptor (i) in respect of Brancote Shares in certificated form, lodges with the Computershare Investor Services PLC, within 14 days of the posting of the document containing the revised Offer, a Form of Acceptance or other relevant form issued by or on behalf of Meridian in which the relevant Brancote Shareholder validly elects to receive the consideration receivable by him under such revised Offer in some other manner than as set out in the agreed Form of Acceptance or other such relevant form; or (ii) in respect of Brancote Shares in uncertificated form, sends (or, if a CREST sponsored member, procures that his CREST sponsor sends) an ESA instruction to settle in CREST in relation to each Electronic Acceptance in respect of which an election is to be varied. Each ESA instruction must, in order for it to be valid and settle, include the following details:

       - the number of Brancote Shares in respect of which the changed election is made, together with their ISIN number;

       - the member account ID of the Previous Acceptor, together with his participant ID;

       - the member account ID of the Escrow Agent included in the relevant Electronic Acceptance, together with the Escrow Agent's participant ID;

       - the transaction reference number of the Electronic Acceptance in respect of which the election is to be changed;

       - the intended settlement date for the changed election; and

       - the corporate action number for the Offer;

       and, in order that the desired change of election can be effected, must include:

       - the member account ID of the Escrow Agent relevant to the new election.

       Any such change of election will be conditional upon Computershare Investor Services PLC verifying that the request is validly made. Accordingly, Computershare Investor Services PLC will on behalf of Meridian reject or accept the requested change of election by transmitting in CREST a receiving agent reject (AEAD) or receiving agent accept (AEAN) message.

5.  FORM OF ACCEPTANCE

    Each Brancote Shareholder by whom, or on whose behalf, a Form of Acceptance is executed irrevocably undertakes, represents, warrants and agrees to and with Meridian, Standard Bank, BMO

Nesbitt Burns and Computershare Investor Services PLC (so as to bind him/her, his/her personal representatives, heirs, successors and assigns):

    (a) that the execution of the Form of Acceptance shall constitute an acceptance of the Offer in respect of the number of Brancote Shares in certificated form inserted or deemed to be inserted in Box 1 of the Form of Acceptance on and subject to the terms and conditions set out or referred to in this document and that, subject to the rights of withdrawal set out in paragraph 3 of Part B of this Appendix I, each such acceptance shall be irrevocable;

    (b) (i) that the Brancote Shares in certificated form in respect of which the Offer is accepted or deemed to be accepted are sold with full title guarantee free from all liens, equities, charges, Encumbrances and other interests and together with all rights attaching thereto, including the right to receive all dividends and other distributions, if any, declared, made or paid after 3 April 2002;

       (ii) that unless "NO" is inserted in Box 4 of the Form of Acceptance, such Brancote Shareholder has not received or sent copies of this document, the Form of Acceptance or any related offer documents, in, into or from Australia or Japan and has not otherwise utilised in connection with the Offer, directly or indirectly, the use of the mails of or any means or instrumentality (including, without limitation, facsimile transmission, telex and telephone) of interstate or foreign commerce of, or any facilities of a national securities exchange of, Australia or Japan; was outside Australia or Japan when the Form of Acceptance was delivered and at the time of accepting the Offer; and in respect of the Brancote Shares to which the Form of Acceptance relates, is not an agent or fiduciary acting on a non-discretionary basis for a principal who has given any instructions with respect to the Offer from within the Australia or Japan and is not acquiring the New Meridian Common Shares for purposes of resale directly or indirectly to a person within Australia or Japan; and the Form of Acceptance has not been mailed or otherwise sent in, into or from Australia or Japan or signed in Australia or Japan and such shareholder is accepting the Offer from outside Australia or Japan;

    (c) that the execution of the Form of Acceptance constitutes, subject to the Offer becoming unconditional in all respects in accordance with its terms and to an accepting Brancote Shareholder not having validly withdrawn his acceptance, the irrevocable appointment of Meridian and/or Standard Bank and/or BMO Nesbitt Burns as such shareholder's attorney and/or agent and an irrevocable instruction to the attorney and/or agent to complete and execute all or any form(s) of transfer and/or other document(s) at the discretion of the attorney and/or agent in relation to the Brancote Shares referred to in paragraphs (a) and (b) above in favour of Meridian or such other person or persons as Meridian or its agents may direct and to deliver such form(s) of transfer and/or other document(s) in the attorney's discretion and/or the certificate(s) and/or other document(s) of title relating to such Brancote Shares for registration within 4 months of the Offer becoming unconditional in all respects and to do all such other acts and things as may in the opinion of such attorney be necessary or expedient for the purpose of, or in connection with, the acceptance of the Offer pursuant to the Form of Acceptance and to vest in Meridian or its nominee the Brancote Shares as aforesaid;

    (d) that, in relation to Brancote Shares in certificated form, the execution of the Form of Acceptance constitutes, subject to the Offer becoming unconditional in all respects and to an accepting Brancote Shareholder not having validly withdrawn his acceptance, irrevocable authorities and requests:

       (i) to Brancote or its agents to procure the registration of the transfer of those Brancote Shares pursuant to the Offer and the delivery of the share certificate(s) and/or other document(s) of title in respect thereof to Meridian or as it may direct;

       (ii) to Meridian or its agents to procure the despatch by post (or by such other method as may be approved by the Panel) of a cheque drawn on a branch of a UK clearing bank for any cash, and/or document(s) of title for the New Meridian Common Shares to which an accepting Brancote Shareholder is entitled, at the risk of such shareholder, to the person or agent whose name and address outside Australia or Japan is set out in Box 5 of the Form of Acceptance, or if no name and address is set out in Box 5, to the first-named holder at his registered address outside Australia or Japan together with a cheque for any cash payable to such Brancote Shareholder in respect of fractional entitlements;

       (iii) to Meridian or its agents to procure that the name(s) of such Brancote Shareholder(s) is/are entered on the register of members of Meridian in respect of the New Meridian Common Shares to which such Brancote Shareholder(s) may become entitled under the Offer, subject to the certificate of incorporation and by-laws of Meridian; and

       (iv) to Meridian or its agents, to record and act upon any instructions with regard to notices or dividend mandates which have been recorded in the records of Brancote in respect of such Brancote Shareholder's holding(s) of Brancote Shares as if such mandates had been given in respect of its holding of New Meridian Common Shares;

    (e) that the execution of a Form of Acceptance constitutes an authority to any Director of Meridian or Standard Bank or BMO Nesbitt Burns and/or their respective agents within the terms of paragraphs (d)(i), (ii),
       (iii) and (iv) above;

    (f) that, subject to the Offer becoming or being declared unconditional in all respects (or if the Offer will become unconditional in all respects or lapse immediately upon the outcome of the resolution in question) and pending registration:

       (i) Meridian shall be entitled to direct the exercise of any votes and any or all other rights and privileges (including the right to requisition the convening of a general meeting of Brancote or of any class of its shareholders) attaching to any Brancote Shares in certificated form in respect of which the Offer has been accepted or is deemed to have been accepted and not validly withdrawn; and

       (ii) the execution of a Form of Acceptance by a Brancote Shareholder in respect of the Brancote Shares comprised in such acceptance and in respect of which such acceptance has not been validly withdrawn:

           (1) constitutes an authority to Brancote from such Brancote Shareholder to send any notice, warrant, document or other communication which may be required to be sent to him/her as a member of Brancote to Meridian at its registered office;

           (2) constitutes an authority to Meridian or any Director of Meridian to sign any consent to short notice on his behalf and/or attend and/or execute a form of proxy in respect of such Brancote Shares appointing any person nominated by Meridian to attend general meetings and separate class meetings of Brancote or its members (or any of them) (and any adjournments thereof) and to exercise the votes attaching to such shares on his behalf, where relevant, such votes to be cast so far as possible to satisfy any outstanding condition of the Offer; and

           (3) will also constitute the agreement of such Brancote Shareholder not to exercise any of such rights without the consent of Meridian and the irrevocable undertaking of such Brancote Shareholder not to appoint a proxy to attend any such general meeting or separate class meeting;

    (g) that he will deliver to Computershare Investor Services PLC his share certificate(s) or other document(s) of title in respect of all Brancote Shares in certificated form in respect of which the Offer has been accepted or is deemed to have been accepted and not validly withdrawn held by him, or an indemnity acceptable to Meridian in lieu thereof, as soon as possible and in any event within 4 months of the Offer becoming unconditional in all respects;

    (h) that the terms and conditions of the Offer contained in this document shall be deemed to be incorporated in, and form part of, the Form of Acceptance which shall be read and construed accordingly;

    (i) that he will do all such acts and things as shall be necessary or expedient to vest the aforesaid Brancote Shares in Meridian or its nominee(s) or such other persons as it may decide;

    (j) that he agrees to ratify each and every act or thing which may be done or effected by Meridian or Standard Bank or BMO Nesbitt Burns or Computershare Investor Services PLC or any Director of Meridian or any director of Standard Bank or BMO Nesbitt Burns or any director of Computershare Investor Services PLC or their respective agents or Brancote or its agents, as the case may be, in the exercise of any of his powers and/or authorities hereunder;

    (k) that the execution of the Form of Acceptance constitutes his submission, in relation to all matters arising out of the Offer and the Form of Acceptance, to the jurisdiction of the courts of England;

    (l) that on execution the Form of Acceptance shall take effect as a deed;
       and

    (m) that if any provision of Part B of this Appendix I shall be unenforceable or invalid or shall not operate so as to afford Meridian or Standard Bank or BMO Nesbitt Burns or Computershare Investor Services PLC or any director of any of them the benefit or authority expressed to be given therein, he shall with all practicable speed do all such acts and things and execute all such documents that may be required to enable Meridian and/or Standard Bank and/or BMO Nesbitt Burns and/or Computershare Investor Services PLC and/or any director of any of them to secure the full benefits of this Part B.

    References in this Part B to a Brancote Shareholder shall include references to the person or persons executing a Form of Acceptance, and in the event of more than one person executing a Form of Acceptance, the provisions of this Part B shall apply to them jointly and to each of them.

6.  ELECTRONIC ACCEPTANCES

    Each Brancote Shareholder by whom, or on whose behalf, an Electronic Acceptance is made irrevocably undertakes, represents, warrants and agrees to and with Meridian, Standard Bank, BMO Nesbitt Burns and Computershare Investor Services PLC (so as to bind him/her, his/her personal representatives, heirs, successors and assigns):

    (a) that the Electronic Acceptance shall constitute an acceptance of the Offer in respect of the number of Brancote Shares in uncertificated form to which a TTE instruction relates on and subject to the terms and conditions set out or referred to in this document and that, subject to the rights of withdrawal set out in paragraph 3 of Part B of this Appendix I, each such acceptance shall be irrevocable;

    (b) (i) that the Brancote Shares in uncertificated form in respect of which the Offer is accepted or deemed to be accepted are sold with full title guarantee free from all liens, equities, charges, Encumbrances and other interests and together with all rights attaching thereto, including the right to receive all dividends and other distributions, if any, declared, made or paid after 3 April 2002;

       (ii) that such Brancote Shareholder has not received or sent copies of this document, the Form of Acceptance or any related offer documents, in, into or from Australia or Japan and has not otherwise utilised in connection with the Offer, directly or indirectly, the use of the mails of or any means or instrumentality (including, without limitation, facsimile transmission, telex and telephone) of interstate or foreign commerce of, or any facilities of a national securities exchange of, Australia or Japan; was outside Australia or Japan at the time of input and settlement of the relevant TTE instruction; and in respect of the Brancote Shares to which an Electronic Acceptance relates, is not an agent or fiduciary acting on a non-discretionary basis for a principal who has given any instructions with respect to the Offer from within Australia or Japan and is not acquiring the New Meridian Common Shares for purposes of resale directly or indirectly to a person within Australia or Japan; and no TTE instruction has been sent in, into or from Australia or Japan and such shareholder is accepting the Offer from outside Australia and Japan;

    (c) that the Electronic Acceptance constitutes, subject to the Offer becoming unconditional in all respects in accordance with its terms and to an accepting Brancote Shareholder not having validly withdrawn his acceptance, the irrevocable appointment of Meridian and/or Standard Bank and/or BMO Nesbitt Burns as such shareholder's attorney and/or agent and an irrevocable instruction to the attorney and/or agent to do all such acts and things as may in the opinion of such attorney be necessary or expedient for the purpose of, or in connection with, the acceptance of the Offer and to vest in Meridian or its nominee the Brancote Shares as aforesaid;

    (d) that the Electronic Acceptance constitutes the irrevocable appointment of Computershare Investor Services PLC as such shareholder's attorney and an irrevocable instruction and authority to the attorney (i) subject to the Offer becoming unconditional in all respects in accordance with its terms and to an accepting Brancote Shareholder not having validly withdrawn his acceptance, to transfer to itself (or to such other person or persons as Meridian or its agents may direct) by means of CREST all or any of the Brancote Shares in uncertificated form (but not exceeding the number of Brancote Shares in uncertificated form in respect of which the Offer is accepted or deemed to be accepted) and (ii), if the Offer does not become unconditional in all respects, to give instructions to CRESTCo, immediately after the lapsing of the Offer (or within such longer period as the Panel may permit, not exceeding 14 days of the lapsing of the Offer), to transfer all such Brancote Shares to the original available balance of the accepting Brancote Shareholder;

    (e) that the Electronic Acceptance constitutes, subject to the Offer becoming unconditional in all respects and to an accepting Brancote Shareholder not having validly withdrawn his acceptance, irrevocable authorities and requests:

       (i) to Meridian or its agents to procure the making of a CREST payment obligation in favour of the Brancote Shareholder's payment bank in accordance with the CREST payment arrangements in respect of any cash consideration to which such shareholder is entitled and to issue and despatch by post (or by such other method as may be approved by the Panel) at the risk of such shareholder any New Meridian Common Shares to which such shareholder is entitled in certificated form, provided that (aa) Meridian may (if, for any reason, it wishes to do so) determine that all or any part of any such cash consideration shall be paid by cheque despatched by post and (bb) if the Brancote Shareholder concerned is a CREST member whose registered address is in Australia or Japan, any cash consideration to which such shareholder is entitled shall be paid by cheque despatched by post (or by such other method as may be approved by the Panel) and in either of such cases, at the risk of such shareholder, such cheques and/or any relevant share certificate(s) shall be despatched to the first-named holder at an address outside the Australia or Japan stipulated by such holder or as otherwise determined by Meridian;

       (ii) to Meridian or its agents to procure that the name(s) of such Brancote Shareholder(s) is/are entered on the register of members of Meridian in respect of any New Meridian Common Shares to which such Brancote Shareholder(s) may become entitled under the Offer, subject to the certificate of incorporation and by-laws of Meridian; and

       (iii) to Meridian or its agents, to record and act upon any instructions with regard to notices or dividend mandates which have been recorded in the records of Brancote in respect of such Brancote Shareholder's holding(s) of Brancote Shares as if such mandates had been given in respect of its holding of New Meridian Common Shares;

    (f) that the Electronic Acceptance constitutes an authority to any director of Meridian or Standard Bank or BMO Nesbitt Burns and/or their respective agents within the terms of paragraphs (e)(i), (e)(ii) and
       (e)(iii) above;

    (g) that, subject to the Offer becoming or being declared unconditional in all respects (or if the Offer will become unconditional in all respects or lapse immediately upon the outcome of the resolution in question) and pending registration:

       (i) Meridian shall be entitled to direct the exercise of any votes and any or all other rights and privileges (including the right to requisition the convening of a general meeting of Brancote or of any class of its shareholders) attaching to any Brancote Shares in uncertificated form in respect of which the Offer has been accepted or is deemed to have been accepted and not validly withdrawn; and

       (ii) an Electronic Acceptance by or on behalf of a Brancote Shareholder in respect of the Brancote Shares comprised in such acceptance and in respect of which such acceptance has not been validly withdrawn:

           (1) constitutes an authority to Brancote from such Brancote Shareholder to send any notice, warrant, document or other communication which may be required to be sent to him as a member of Brancote (including any share certificate(s) or other document(s) of title issued as a result of a conversion of such Brancote Shares into certificated form) to Meridian at its registered office;

           (2) constitutes an authority to Meridian or any director of Meridian to sign any consent to short notice on his behalf and/or attend and/or execute a form of proxy in respect of such Brancote Shares appointing any person nominated by Meridian to attend general meetings and separate class meetings of Brancote or its members (or any of them) (and any adjournments thereof) and to exercise the votes attaching to such shares on his behalf, where relevant, such votes to be cast so far as possible to satisfy any outstanding condition of the Offer; and

           (3) will also constitute the agreement of such Brancote Shareholder not to exercise any of such rights without the consent of Meridian and the irrevocable undertaking of such Brancote Shareholder not to appoint a proxy to attend any such general meeting or separate class meeting;


    (h) that if, for any reason, any Brancote Shares in respect of which a TTE instruction has been effected in accordance with paragraph 13(b) of the letter from Standard Bank and BMO Nesbitt Burns contained in Part III of this document are converted to certificated form, he will (without prejudice to paragraph (g)(ii) of this Part B) immediately deliver or procure the immediate delivery of the share certificate(s) or other document(s) of title in respect of all such Brancote Shares as so converted to Computershare Investor Services PLC at PO Box 859, The Pavilions, Bridgwater Road, Bristol BS99 1XZ, United Kingdom, or to Meridian at its registered office or as Meridian or its agents may direct; and he shall be deemed upon conversion to undertake, represent, warrant and agree in the terms set out in paragraph 5 above in relation to such Brancote Shares without prejudice to the application of this paragraph 6 so far as Meridian deems appropriate;


    (i) that the creation of a CREST payment obligation in favour of his payment bank in accordance with the CREST payment arrangements referred to in paragraph 6(e)(i) of this Part B shall, to the extent of the obligation so created, discharge in full any obligation of Meridian and/or Standard Bank and/or BMO Nesbitt Burns to pay to him the cash consideration to which he is entitled pursuant to the Offer;

    (j) that he will do all such acts and things as shall be necessary or expedient to vest in Meridian or its nominee(s) or such other persons as it may decide the Brancote Shares aforesaid and all such acts and things as may be necessary or expedient to enable Computershare Investor Services PLC to perform its functions as Escrow Agent for the purposes of the Offer;

    (k) that he agrees to ratify each and every act or thing which may be done or effected by Meridian or Standard Bank or BMO Nesbitt Burns or Computershare Investor Services PLC or any director of Meridian or any director of Standard Bank or BMO Nesbitt Burns or any director of Computershare Investor Services PLC or their respective agents or Brancote or its agents, as the case may be, in the exercise of any of his powers and/or authorities hereunder;

    (l) that the making of an Electronic Acceptance constitutes his submission, in relation to all matters arising out of the Offer and the Electronic Acceptance, to the jurisdiction of the courts of England;


    (m) that, by virtue of the Regulations, the making of an Electronic Acceptance constitutes an irrevocable power of attorney by the relevant holder of Brancote Shares in the terms of all the powers and authorities expressed to be given by Part B of this Appendix I to Meridian, Computershare Investor Services PLC, Standard Bank and BMO Nesbitt Burns and any of their respective agents; and


    (n) that if any provision of Part B of this Appendix I shall be unenforceable or invalid or shall not operate so as to afford Meridian or Standard Bank or BMO Nesbitt Burns or Computershare Investor Services PLC or any director of any of them the benefit or authority expressed to be given therein, he shall with all practicable speed do all such acts and things and execute all such documents that may be required to enable Meridian and/or Standard Bank and/or BMO Nesbitt Burns and/or Computershare Investor Services PLC and/or any director of any of them to secure the full benefits of this Part B.

    References in this Part B to a Brancote Shareholder shall include references to the person or persons making an Electronic Acceptance.

7.  OVERSEAS SHAREHOLDERS

    (a) The making of the Offer in, or to certain persons resident in or nationals or citizens of or otherwise subject to jurisdictions outside the UK or the US or their nominees or trustees ("overseas persons") may be affected by the laws of the relevant jurisdiction. Such overseas persons should inform themselves about and observe any applicable legal requirements. It is the responsibility of any such overseas person wishing to accept the Offer to satisfy himself as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, the compliance with other necessary formalities needing to be observed, and the payment of any issue, transfer or other taxes or duties or other requisite payments due in that jurisdiction. Any such overseas person will be responsible for any such issue, transfer or other taxes or duties or payments by whomsoever payable and each of Meridian, Standard Bank and BMO Nesbitt Burns and any person acting on their behalf shall be entitled to be fully indemnified and held harmless by such overseas person for any such issue, transfer or other taxes or duties or other requisite payments as Meridian or Standard Bank or BMO Nesbitt Burns may be required to pay in respect of Meridian insofar as it relates to such overseas person.

    (b) In particular, the Offer is not being made, directly or indirectly, in or into Australia or Japan, or by use of the mails of, or by any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or of any facility of a national securities exchange of, either of these jurisdictions. Accordingly, unless otherwise determined by Meridian and permitted by applicable law and regulation, copies of this document, the Form of Acceptance and any related offer documents are not being and must not be mailed or otherwise forwarded, distributed or sent in or into Australia or Japan. Persons receiving such documents (including, without limitation, custodians, nominees and trustees) must not distribute, send or mail them in, into or from Australia or Japan or use any such means, instrumentalities or facilities in connection with the Offer, and doing so may render invalid any related purported acceptance of the Offer. Persons wishing to accept the Offer must not use Australian or Japanese mails or any such means, instrumentalities or facilities for any purpose directly or indirectly related to acceptance of the Offer. Envelopes containing the Form of Acceptance must not be postmarked in Australia or Japan or otherwise despatched from these jurisdictions and all acceptors must provide addresses outside Australia or Japan for the receipt of the consideration to which they are entitled under the Offer or for the return of the Form of Acceptance and (in relation to Brancote Shares in certificated form) any Brancote Share certificate(s) and/or other document(s) of title.

    (c) Subject as provided below, a Brancote Shareholder may be deemed not to have accepted the Offer if:

       (i) he puts "NO" in Box 4 of the Form of Acceptance and thereby does not make the representations and warranties set out in paragraph 5(b)(ii) above;

       (ii) he completes Box 3 of the Form of Acceptance with an address in Australia or Japan or has a registered address in Australia or Japan and in either case he does not insert in Box 5 of the Form of Acceptance the name and address of a person or agent outside Australia or Japan to whom he wishes the consideration to which he is entitled under the Offer, or returned documents, to be sent, subject to the provisions of this paragraph 7 and applicable laws; or

       (iii) a Form of Acceptance received from him is received in an envelope postmarked in, or that otherwise appears to Meridian or its agents to have been sent from, Australia or Japan; or

       (iv) he inserts in Box 5 of the Form of Acceptance the name and address of a person or agent in Australia or Japan; or

       (v) he makes a Restricted Escrow Transfer pursuant to paragraph 7(d) below unless he also makes a related Restricted ESA instruction which is accepted by Computershare Investor Services PLC,

       and Meridian reserves the right, in its sole discretion, to investigate, in relation to any acceptance, whether the representations and warranties set out in paragraph 6(a) could have been truthfully given by the relevant Brancote Shareholder and, if such investigation is made and as a result Meridian determines that such representations and warranties could not have been so given, such acceptance may be rejected as invalid.

    (d) If a Brancote Shareholder holding Brancote Shares in uncertificated form is unable to give the warranty set out in paragraph 6(b)(ii) above, but nevertheless can provide evidence satisfactory to Meridian that he is able to accept the Offer in compliance with all relevant legal and regulatory requirements, he may only purport to accept the Offer by sending (or if a CREST sponsored member, procuring that his CREST sponsor sends) both (1) a TTE instruction to a designated escrow balance detailed below (a "Restricted Escrow Transfer") and (2) one or more valid ESA instructions (a "Restricted ESA instruction") which specify the form of consideration which he wishes to receive (consistent with the alternatives offered under the Offer). Such purported acceptance will not be treated as a valid acceptance unless both the Restricted Escrow Transfer and the Restricted ESA instruction(s) settle in CREST and Meridian decides, in its absolute discretion, to exercise its right described in paragraph 7(i) to waive, vary or modify the terms of the Offer relating to overseas shareholders, to the extent required to permit such acceptance to be made, in each case during the acceptance period set out in paragraph 1 above. If Meridian accordingly decides to permit such acceptance to be made, Computershare Investor Services PLC will on behalf of Meridian accept the purported acceptance as an Electronic Acceptance on the terms of this document (as so waived, varied or modified) by transmitting in CREST a receiving agent accept (AEAN) message. Otherwise, Computershare Investor Services PLC will on behalf of Meridian reject the purported acceptance by transmitting in CREST a receiving agent reject
       (AEAD) message. Each Restricted Escrow Transfer must, in order for it to be valid and settle, include the following details: the ISIN number for the Brancote Shares; the number of Brancote Shares in respect of which the Offer is to be accepted; the member account ID and participant ID of the Brancote Shareholder; the participant ID of the Escrow Agent (this is 3RA26) and its member account ID specific to a Restricted Escrow Transfer (this is RESTRICT); and the intended settlement date. Each Restricted ESA instruction must, in order for it to be valid and settle, include the following details: the ISIN number for the Brancote Shares; the number of Brancote Shares relevant to that Restricted ESA instruction; the member account ID and participant ID of the accepting Brancote Shareholder; the member account ID and participant ID of the Escrow Agent set out in the Restricted Escrow Transfer; the participant ID and the member account ID of the Escrow Agent relevant to the form of consideration required (details of which are set out in the letter from Standard Bank and BMO Nesbitt Burns contained in this document); the transaction reference number of the Restricted Escrow Transfer to which the Restricted ESA instruction relates; the intended settlement date; and the corporate action number for the Offer.

    (e) If, notwithstanding the restrictions described above, any person (including, without limitation, custodians, nominees and trustees) whether pursuant to a contractual or legal obligation or otherwise forwards this document, any Form of Acceptance or any related offer document in, into or from Australia or Japan or uses the mails or any means or instrumentality (including, without limitation, facsimile transmission, e-mail, telex or telephone) of interstate or foreign commerce of, or any facilities of a national securities exchange of, Australia or Japan in connection with such forwarding, such person should
       (i) inform the recipient of such fact, (ii) explain to the recipient that such action may invalidate any purported acceptance by the recipient and
       (iii) draw the attention of the recipient to this paragraph 7.

    (f) The Offer is made to persons to whom this document, the Form of Acceptance and any related documents may not be despatched and such persons may collect copies of those documents from Computershare Investor Services PLC at either of the addresses referred to in paragraph 13(a) of the letter from Standard Bank and BMO Nesbitt Burns contained in

       Part III of this document. Meridian, Standard Bank and BMO Nesbitt Burns reserve the right to notify any matter, including the making of the Offer, to all or any Brancote Shareholders:

       (i) with a registered address outside the UK; or

       (ii) whom Meridian knows to be an overseas person,

       by announcement in the UK to the London Stock Exchange or by paid advertisement in a daily national newspaper published and circulated in the UK (in which event such notice shall be deemed to have been sufficiently given, notwithstanding any failure by such shareholder or other person to receive or see such notice) and all references in this document to notice or the provision of information in writing by or on behalf of Meridian shall be construed accordingly. No such document will be sent to an address in Australia or Japan.

    (g) If any written notice purporting to withdraw an acceptance in accordance with paragraph 3 above is received in an envelope postmarked in, or which otherwise appears to Meridian or its agents to have been sent from Australia or Japan, Meridian reserves the right, in its absolute discretion, to treat that notice as invalid.

    (h) Notwithstanding anything to the contrary contained in this document or the Form of Acceptance, Meridian and Standard Bank and BMO Nesbitt Burns may make the Offer (with or without giving effect to the foregoing paragraphs of this paragraph 7) in accordance with applicable law in Australia or Japan and in this connection the provisions of sub-paragraph 7(c) above will be varied accordingly.

    (i) The provisions of this paragraph 7 and/or any other terms of the Offer relating to overseas persons may be waived, varied or modified as regards specific Brancote Shareholder(s) or on a general basis by Meridian at its absolute discretion. Subject thereto, the provisions of this paragraph 7 override any terms of the Offer inconsistent with them.

8.  GENERAL

    (a) Except with the consent of the Panel, the Offer will lapse unless all conditions relating to the Offer have been fulfilled or, where appropriate, have been and continue to be satisfied or have been waived
       by midnight on   -  2002 or by midnight on the date which is 21 days
       after the date on which the Offer becomes unconditional, whichever is the later, or such later date as Meridian, with the consent of the Panel, may decide.

    (b) If the Offer lapses, it will cease to be capable of further acceptance and accepting Brancote Shareholders and Meridian will cease to be bound by the Form of Acceptance submitted before the time the Offer lapses.

    (c) Except with the consent of the Panel, settlement of the consideration to which any Brancote Shareholder is entitled under the Offer will be implemented in full in accordance with the terms of the Offer without regard to any lien, right of set-off, counterclaim or other analogous right to which Meridian may otherwise be, or claim to be, entitled as against such shareholder and will be effected in the manner described in paragraph 13 of the letter from Standard Bank and BMO Nesbitt Burns contained in Part III of this document not later than 14 days after the date on which the Offer becomes unconditional in all respects or 14 days after receipt of a valid and complete Form of Acceptance (including the relevant transfer to escrow or (as applicable) receipt of the relevant share certificate(s) and/or offer documents of title or indemnities satisfactory to Meridian), whichever is the later. Any cash consideration (other than payments made by means of CREST) will be settled by way of cheque drawn down on a branch of a UK clearing bank.

    (d) In relation to any acceptance of the Offer in respect of a holding of Brancote Shares which are in CREST, Meridian reserves the right to make such alterations, additions or modifications to the terms of the Offer as may be necessary or desirable to give effect to any acceptance of the Offer, whether in order to comply with the facilities or requirements of CREST or otherwise to confer on Meridian or, as the case may be, the relevant Brancote Shareholder the benefits and entitlements provided for under the terms of the Offer, provided such alteration, addition or modification is consistent with the requirements of the Code or is otherwise made with the consent of the Panel.

    (e) Notwithstanding the right reserved by Meridian to treat an acceptance of the Offer as valid (even though in the case of Brancote Shares held in certificated form, the relevant Form of Acceptance is not entirely in order or not accompanied by the relevant share certificate(s) and/or other documents of title, or not accompanied by the relevant transfer to escrow), except as otherwise agreed with the Panel:

       (i) an acceptance of the Offer will only be counted towards fulfilling the acceptance condition if the requirements of Note 4 and, if applicable, Note 6 on Rule 10 of the Code are satisfied in respect of it;

       (ii) a purchase of Brancote Shares by Meridian or its nominee(s) (or, if relevant, any person acting in concert with Meridian, or its nominees(s)) will only be counted towards fulfilling the acceptance condition if the requirements of Note 5 and, if applicable, Note 6 on Rule 10 of the Code are satisfied in respect of it; and

       (iii) before the Offer may become or be declared unconditional, Computershare Investor Services PLC must issue a certificate to Meridian and/or Standard Bank or their respective agent(s) stating the number of Brancote Shares in respect of which acceptances of the Offer have been received which comply with sub-paragraph (i) above and the number of Brancote Shares otherwise acquired, whether before or during the offer period, which comply with sub-paragraph (ii) above. Copies of such certificate will be sent to the Panel as soon as possible after issue.

    (f) If the Offer becomes unconditional in all respects and Meridian acquires or contracts to acquire sufficient Brancote Shares, Meridian intends to apply the provisions of sections 428 to 430F of the Companies Act to acquire compulsorily any outstanding Brancote Shares to which the Offer relates. Furthermore, once the Offer becomes unconditional in all respects, Meridian intends to procure the making of an application by Brancote for the cancellation of the trading of Brancote Shares on the Alternative Investment Market of the London Stock Exchange. It is anticipated that such cancellation will take effect no earlier than 20 business days after the Offer becomes unconditional in all respects.

    (g) The terms, provisions, instructions and authorities contained in or deemed to be incorporated in the Form of Acceptance constitute part of the terms of the Offer. Words and expressions defined in this document have the same meanings when used in the Form of Acceptance, unless the context otherwise requires.

    (h) All references in this document and in the Form of Acceptance to   -
       2002 will (except in the definition of "offer period" and in paragraph 1(a) above and where the context otherwise requires) be deemed, if the expiry date of the Offer be extended, to refer to the expiry date of the Offer as so extended.

    (i) References in paragraphs 5, 6 and 7 to a Brancote Shareholder will include references to the person or persons executing the relevant Form of Acceptance or on whose behalf an Electronic Acceptance is made and in the event of more than one person executing a Form of Acceptance, such paragraphs will apply to them jointly and severally.

    (j) Any accidental omission or failure to despatch this document, the Form of Acceptance or any other document relating to the Offer or any notice required to be despatched under the terms of the Offer to, or any failure to receive the same by, any person to whom the Offer is made, or should be made, will not invalidate the Offer in any way.

    (k) No acknowledgement of receipt of any Form of Acceptance, transfer by means of CREST, share certificate(s), or other document(s) of title will be given by, or on behalf of, Meridian. All communications, notices, certificates, documents of title and remittances to be delivered by or sent to or from Brancote Shareholders (or their designated agent(s)) will be delivered by or sent to or from them (or their designated agent(s)) at their risk.

    (l) If the Offer does not become unconditional in all respects in respect of Brancote Shares held in certificated form, the Form of Acceptance, share certificate(s) and/or other document(s) of title will be returned by post (or such other methods as may be approved by the Panel) within 14 days of the Offer lapsing, at the risk of the Brancote Shareholder concerned, to the person or agent whose name and address outside Australia or Japan is set out in the relevant box in the Form of Acceptance or, if none is set out, to the first-named holder at his registered address outside Australia or Japan. No such documents will be sent to an address in Australia or Japan. In respect of Brancote Shares held in uncertificated form, Computershare Investor Services PLC will, immediately after the lapsing of the Offer (or within such longer period as the Panel may permit, not exceeding 14 days of the lapsing of the Offer), give instructions to CRESTCo to transfer all Brancote Shares held in escrow balances and in relation to which it is the Escrow Agent for the purposes of the Offer to the original available balances of the Brancote Shareholders concerned.

    (m) For the purposes of this document, the time of receipt of a TTE instruction, an ESA instruction or an Electronic Acceptance shall be the time which the relevant instruction settles in CREST.

    (n) All powers of attorney, appointments of agents and authorities conferred by this Appendix I or in the Form of Acceptance are given by way of security for the performance of the obligations of the Brancote Shareholder concerned and are irrevocable in accordance with Section 4 of the Powers of Attorney Act 1971 except in the circumstances where the donor of such power of attorney or authority or appointor validly withdraws his acceptance.

    (o) Meridian reserves the right to nominate as the person entitled to acquire any Brancote Shares pursuant to the Offer such subsidiary of Meridian as Meridian shall in its absolute discretion select for such purpose and following any such nomination references herein to Meridian shall be construed accordingly.

    (p) The Offer is made on   -  2002 and is capable of acceptance from and
       after that time. The Offer is being made by means of this document. Forms of Acceptance and copies of this document are available from the Computershare Investor Services PLC at either of the addresses referred to in paragraph 13(a) of the letter from Standard Bank and BMO Nesbitt Burns contained in Part III of this document.

    (q) The Offer and the Form of Acceptance and all acceptances and elections in respect thereof will be governed by and construed in accordance with English law. However, the conduct of the Offer is also subject to US federal securities laws and securities laws of the states in the US in which the Offer is being made.

    (r) All references in this Appendix I to any statute or statutory provision shall include a statute or statutory provision which amends, consolidates or replaces the same (whether before or after the date hereof).

                                  APPENDIX II
                         MERIDIAN FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS AND SHAREHOLDERS,
MERIDIAN GOLD INC.:

We have audited the accompanying consolidated balance sheets of Meridian Gold Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, cash flows, and changes in shareholders' equity for each of the years in the three-year period ended December 31, 2001 which have been prepared on the basis of accounting principles generally accepted in Canada. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Meridian Gold Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001 in conformity with accounting principles generally accepted in Canada.

KPMG LLP
Denver, Colorado
February 1, 2002

MANAGEMENT RESPONSIBILITY FOR FINANCIAL STATEMENTS

The accompanying consolidated financial statements and all of the data included in this annual report have been prepared by and are the responsibility of the management of the Company. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada and reflect management's best estimates and judgements based on currently available information. The Company has developed and maintains systems of internal accounting controls in order to assure, on a reasonable and cost-effective basis, the reliability of its financial information, and that its assets are safeguarded from loss.

The Board of Directors is responsible for ensuring that management fulfills its responsibilities for financial reporting and internal control. The Board exercises its responsibilities through the Audit Committee of the Board which meets with the external auditors to satisfy itself that the management's responsibilities are properly discharged and to review the financial statements before they are presented to the Board of Directors for approval.

The consolidated financial statements have been audited by KPMG LLP. Their report outlines the scope of their examinations and their opinion on the consolidated financial statements.

BRIAN. J. KENNEDY                                             EDWARD H. COLT
President & Chief Executive Officer                           Vice-President, Finance
& Chief Financial Officer

January 26, 2001

                         MERIDIAN FINANCIAL STATEMENTS

1.  FINANCIAL INFORMATION ON MERIDIAN

    Sections 2 to 5 below represent the consolidated financial statements of Meridian for the three years ended 31 December 1999, 2000 and 2001. All financial data in this Appendix is derived from the published audited accounts for those years (as amended for subsequent events, where appropriate).

2.  CONSOLIDATED STATEMENTS OF OPERATIONS

    The following table sets forth the consolidated income statements of Meridian for the three financial years ended 31 December 1999, 2000 and 2001, as derived from the published audited consolidated accounts for those years:

                                                                   YEARS ENDED 31 DECEMBER
                                                              ---------------------------------
                                                                2001        2000        1999
                                                              ---------   ---------   ---------
                                                              (IN THOUSANDS OF US$, EXCEPT PER
                                                                         SHARE DATA)
Sales.......................................................  $115,436    $128,276    $ 71,247
Costs and expenses
  Cost of sales.............................................    35,134      47,336      53,013
  Depreciation, depletion, and amortization.................    22,507      24,028      18,869
  Exploration costs.........................................    12,299      12,285      10,248
  Selling, general and administrative expenses..............     7,325       6,400       5,025
  Other operating expense (income)..........................       227      (1,215)       (921)
                                                              --------    --------    --------
Total costs and expenses....................................    77,492      88,835      86,234
                                                              ========    ========    ========

Operating income (loss).....................................    37,944      39,441     (14,987)
Interest income, net........................................     1,808         391       1,731
Gain (loss) on sale of assets...............................     1,863         100        (467)
                                                              --------    --------    --------
Income (loss) before income taxes...........................    41,615      39,932     (13,723)
                                                              --------    --------    --------

Income tax (benefit) expense................................     2,890        (668)         --
                                                              --------    --------    --------
Net income (loss)...........................................  $ 38,725    $ 40,600    $(13,723)
                                                              ========    ========    ========

Income (loss) per common share -- Basic.....................  $   0.52    $   0.55    $  (0.19)
Income (loss) per common share -- Diluted...................  $   0.51    $   0.54    $  (0.19)

    See notes to the consolidated financial statements in section 6 of this Appendix II.

3.  ASSETS AND LIABILITIES OF MERIDIAN

    The following sets forth the consolidated assets and liabilities of Meridian as at 31 December 2000 and 31 December 2001 extracted from the published audited consolidated balance sheets at those dates:

                                                                   31 DECEMBER
                                                              ---------------------
                                                                2001        2000
                                                              ---------   ---------
                                                              (IN THOUSANDS OF US$)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents (note 1)........................  $  97,319   $  63,213
  Trade and other receivables...............................      1,685       1,422
  Inventories (note 2)......................................      7,292       5,773
  Deferred tax asset (note 8)...............................     14,895         859
  Other current assets......................................      1,560         754
                                                              ---------   ---------
Total current assets........................................    122,751      72,021
Property, plant and equipment, net (note 3) Other assets         93,475      96,514
  (notes 1 and 12)..........................................      1,295       1,968
                                                              ---------   ---------
Total assets................................................  $ 217,521   $ 170,503
                                                              =========   =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion long-term debt (note 5)...................  $      --   $   7,500
  Accounts payable, trade and other.........................      5,311       2,986
  Accrued and other liabilities (note 6)....................     22,752      11,081
                                                              ---------   ---------
Total current liabilities...................................     28,063      21,567
                                                              =========   =========
Long-term debt, net of current portion (note 5).............         --      10,500
Deferred income taxes (note 8)..............................      6,454          --
Other long-term liabilities (note 7)........................     35,791      36,233

SHAREHOLDERS' EQUITY:
  Common shares, no par value, authorised unlimited shares,
    75,853,183 and 74,535,398 shares issued and outstanding
    in 2001 and 2000, respectively (note 11)................     76,829      70,544
Additional paid-in capital..................................      3,658       3,658
Retained earnings...........................................     66,726      28,001
                                                              ---------   ---------
Total shareholders' equity..................................    147,213     102,203
                                                              =========   =========
Total liabilities and shareholders' equity..................  $ 217,521   $ 170,503
                                                              =========   =========

    See notes to the consolidated financial statements in section 6 of this Appendix II.

4.  CASH FLOW STATEMENTS OF MERIDIAN

    The following table sets forth the consolidated cash flow statements of Meridian for the three financial years ended 31 December 1999, 2000 and 2001, as derived from the published audited consolidated accounts for those years:

                                                                 YEARS ENDED DECEMBER 31
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                  (IN THOUSANDS OF US$)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $38,725    $40,600    $(13,723)
                                                              -------    -------    --------
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH
  PROVIDED BY OPERATING ACTIVITIES:
  Provision for depreciation, depletion and amortization....   22,507     24,028      18,869
  Gain on sale of assets....................................   (1,863)      (100)        467
  Provision for reclamation, net of costs incurred..........    1,596      1,316       6,771
  Stock compensation expense................................    1,438        771          --
  Provision for pension cost, net of contributions..........      276        287         253
  Deferred tax asset........................................      859       (859)         --

(INCREASE) DECREASE IN ASSETS:
  Trade and other receivables...............................     (263)     3,676       2,953
  Inventories...............................................   (1,519)     2,955      (2,426)
  Other current assets......................................     (305)       174         598
  Other assets..............................................      873      1,073        (528)

(DECREASE) INCREASE IN LIABILITIES:
  Accounts payable, trade and other.........................    2,324     (2,437)      1,529
  Accrued and other liabilities.............................    1,116      1,516      12,858
  Other long-term liabilities...............................    4,300     (1,468)     (6,489)
                                                              -------    -------    --------
Net cash provided by operating activities...................   70,064     71,532      21,132
                                                              -------    -------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital spending..........................................  (24,783)   (17,754)    (64,921)
  Proceeds from sale of assets..............................    1,978        200         324
                                                              -------    -------    --------
Net cash used in investing activities.......................  (22,805)   (17,554)    (64,597)
                                                              -------    -------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term borrowings........................       --         --      30,000
  Proceeds from exercise of stock options...................    4,847        426         752
  Repayments of long-term debt..............................  (18,000)   (12,000)       (500)
  Redemption of preferred stock.............................       --         --        (100)
                                                              -------    -------    --------
Net cash provided by (used in) financing activities.........  (13,153)   (11,574)     30,152
                                                              -------    -------    --------
Increase (decrease) in cash and cash equivalents............   34,106     42,404     (13,313)
Cash and cash equivalents, beginning of year................   63,213     20,809      34,122
                                                              -------    -------    --------
Cash and cash equivalents, end of year......................  $97,319    $63,213    $ 20,809
                                                              =======    =======    ========

    Supplemental disclosure of cash flow information:

    Cash paid and (refunds received) for income taxes during 2001 and 2000 was zero, and during 1999 was ($560).

    Cash paid for interest in 2001, 2000 and 1999 was $0.9, $2.1 and $1.4 million, respectively. In 1999, this cost was capitalized as part of the El Penon mine.

    See notes to the consolidated financial statements in section 6 of this Appendix II.

5.  CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

    The following table sets forth the consolidated statements of changes in shareholders' equity for each of the years in the three-year period ended December 31, 2001.

                                  NUMBER OF   NUMBER OF
                                  MERIDIAN    MERIDIAN    MERIDIAN    MERIDIAN
                                    GOLD        GOLD        GOLD        GOLD     ADDITIONAL
                                  PREFERRED    COMMON     PREFERRED    COMMON     PAID-IN     RETAINED
                                   SHARES      SHARES      SHARES      SHARES     CAPITAL     EARNINGS
                                  ---------   ---------   ---------   --------   ----------   --------
                                                               (IN THOUSANDS OF US$)
BALANCE DECEMBER 31, 1998.......      10       73,641       $ 100     $68,595      $3,658     $  1,124
  Net loss......................                                                               (13,723)
  Issuance of shares upon
    exercise of stock options...                  198                     752
  Issuance of restricted
    shares......................                  161
  Redemption of preferred
    shares......................     (10)                    (100)
                                               ------       -----     -------      ------     --------
BALANCE DECEMBER 31, 1999.......               74,000                  69,347       3,658      (12,599)
  Net income....................                                                                40,600
  Issuance of shares upon
    exercise of stock options...                  107                     426
  Issuance of restricted
    shares......................                  428                     771
                                               ------       -----     -------      ------     --------
BALANCE DECEMBER 31, 2000.......               74,535                  70,544       3,658       28,001
  Net Income....................                                                                38,725
  Issuance of shares upon
    exercise of stock options...                1,107                   4,847
  Issuance of restricted
    shares......................                  211                   1,438
                                               ------       -----     -------      ------     --------
BALANCE DECEMBER 31, 2001.......               75,853       $  --     $76,829      $3,658     $ 66,726
                                               ======       =====     =======      ======     ========

    See notes to consolidated financial statements.

6.  NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS OF MERIDIAN

    The notes to the accounts of Meridian, which include a summary of significant accounting policies, set out below, are extracted from Meridian's audited consolidated accounts for the year ended 31 December 2001. References to the "Company" are to Meridian.

NOTE 1  PRINCIPAL ACCOUNTING POLICIES
--------------------------------------------------------------------------------

NATURE OF OPERATIONS

    Meridian Gold Inc. ("Meridian") is an exploration oriented gold producer.

BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the accounts of Meridian and all majority-owned subsidiaries (collectively referred to as "the Company") including, but not limited to, operations in North America and Chile, exploration activity in the Americas, and offshore banking and marketing activities in the Caribbean. The accounts of joint ventures in which the Company holds an interest are consolidated on a pro rata basis. All significant intercompany accounts are eliminated in consolidation.

    These financial statements are presented in accordance with accounting principles generally accepted in Canada. As described in note 14, these principles differ in certain respects from principles and practices generally accepted in the United States. The United States dollar is the principal currency of the Company's business; accordingly, the accompanying consolidated financial statements are presented in United States dollars.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    Sales are recognized upon the transfer of title of gold and silver dore to third parties.

INCOME TAXES

    The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method of accounting for income taxes, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

FORWARD SALES AND HEDGING

    In order to reduce its exposure to decreasing prices for future gold and silver production, the Company has hedged portions of future gold production by entering into put option contracts, call option contracts, and gold and silver forwards. The costs of the contracts are deferred and recognized as a reduction of sales when the hedged production is sold. Proceeds received upon the exercise of put options are recorded as sales when the hedged production is sold.

CASH AND CASH EQUIVALENTS

    Meridian considers all highly liquid marketable securities with remaining maturities at date of purchase of fewer than 91 days to be cash equivalents. Cash equivalents consist primarily of Eurodollar time deposits with major commercial banks and totaled approximately
$95.3 million and $57.9 million at December 31, 2001 and 2000, respectively.

INVENTORIES

    Finished goods inventories are stated at the lower of the average cost or market, and include labor, materials, other production costs and depreciation. Inventory value is assigned to stockpiled and in-process material. The valuation of the in-process and stockpiled material includes labor, materials and other production costs.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment, including development costs and capitalized interest associated with the construction of certain capital assets, are recorded at cost. Start-up costs associated with new properties, net of revenues from pre-commercial production, are capitalized as part of the cost of the projects. Depreciation, depletion and amortization for financial reporting purposes are provided on a units of production basis based upon the expected tonnes to be mined, or on the straight-line basis over the shorter of the estimated lives of the assets or the estimated proven and probable recoverable reserves. Gains and losses are reflected in income upon sale or retirement of assets.

MINERAL EXPLORATION AND DEVELOPMENT COSTS

    Mineral exploration costs are expensed as incurred. Development costs applicable to mineralized properties deemed capable of commercial production are capitalized and then amortized using the units of production method based upon projected mineable tonnes.

RECLAMATION

    Reclamation and shutdown costs to be incurred following mine closures are estimated and accrued over the life of each mine using the units of production method over the estimated proven and probable recoverable reserves. Changes in cost estimates are recognized over the remaining reserve life.

INCOME (LOSS) PER COMMON SHARE

    Basic income (loss) per common share is computed by dividing income available to Common Stock shareholders by the weighted average number of Common Shares outstanding during period (75,127,587 shares in 2001, 74,244,944 shares in 2000, and 73,725,780 shares in 1999). Diluted income (loss) per Common Share is computed by dividing income available to common shareholders by all outstanding and dilutive potential Common Shares during the period (76,122,103 shares in 2001, 75,024,646 shares in 2000, and 73,725,780 shares in 1999).

FAIR VALUE OF FINANCIAL INSTRUMENTS

    At December 31, 2001 the book value of the Company's financial instruments approximates their fair value except as disclosed in note 12.

RECLASSIFICATIONS

    Certain amounts in the prior years' financial statements have been reclassified to conform to the current year's presentation.

NOTE 2  INVENTORIES
--------------------------------------------------------------------------------

Inventories (at cost) consist of the following:

                                                                2001       2000
                                                              --------   --------
                                                                (IN THOUSANDS)
Stock-piled and in-process ore..............................   $4,430     $3,090
Materials and supplies......................................    2,862      2,683
                                                               ------     ------
Total.......................................................   $7,292     $5,773
                                                               ======     ======

NOTE 3  PROPERTY, PLANT AND EQUIPMENT
--------------------------------------------------------------------------------

Property, plant and equipment consists of the following:

                                                                2001       2000
                                                              --------   --------
                                                                (IN THOUSANDS)
Land and land improvements..................................  $ 7,895    $ 7,906
  Less accumulated depreciation.............................   (2,138)    (1,355)
                                                              -------    -------
                                                                5,757      6,552
                                                              -------    -------
Buildings...................................................    8,371      8,192
  Less accumulated depreciation.............................   (3,874)    (2,586)
                                                              -------    -------
                                                                4,497      5,606
                                                              -------    -------
Machinery and equipment.....................................  124,130    128,086
  Less accumulated depreciation.............................  (80,929)   (74,808)
                                                              -------    -------
                                                               43,201     53,278
                                                              -------    -------
Development costs...........................................  132,775    113,595
  Less accumulated depletion................................  (92,755)   (82,517)
                                                              -------    -------
                                                               40,020     31,078
                                                              -------    -------
Net property, plant and equipment...........................  $93,475    $96,514
                                                              =======    =======

    Allocated to the projects as follows:

                                                                2001       2000
                                                              --------   --------
                                                                (IN THOUSANDS)
Jerritt Canyon mine.........................................  $16,180    $19,762
Rossi project...............................................    5,500      5,500
El Penon mine...............................................   70,383     70,230
Administrative and exploration assets.......................    1,412      1,022
                                                              -------    -------
Net property, plant and equipment...........................  $93,475    $96,514
                                                              =======    =======

NOTE 4  JOINT VENTURE
--------------------------------------------------------------------------------

    The Company's 30 per cent interest in Jerritt Canyon Joint Venture is reflected in the consolidated financial statements on a pro rata basis. The Company's share of the joint venture's assets, liabilities, revenues and expenses included in the accompanying financial statements are as follows:

                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Current assets..............................................  $ 1,549    $ 1,464    $ 1,745
Property, plant and equipment, net..........................   16,180     19,762     18,799
Investments and other assets................................        6          6         48
                                                              -------    -------    -------
Total assets................................................   17,735     21,232     20,592
                                                              =======    =======    =======
Current liabilities.........................................    2,955      2,127      2,962
Long-term liabilities.......................................   11,451     12,072     11,418
                                                              -------    -------    -------
Total liabilities...........................................   14,406     14,199     14,380
                                                              =======    =======    =======
Equity in Joint Venture.....................................  $ 3,329    $ 7,033    $ 6,212
                                                              -------    -------    -------
Revenue.....................................................  $25,886    $26,787    $30,318
Expenses
  Cost of sales.............................................   23,586     24,599     23,294
  Depreciation, depletion and amortization..................    6,004      3,725      5,323
Gain on curtailment/termination of pension plan.............       --     (2,358)    (1,347)
                                                              -------    -------    -------
Net operating income (loss).................................  $(3,704)   $   821    $ 3,048
                                                              -------    -------    -------
Cash provided by operating activities.......................  $ 3,254    $ 4,026    $10,066
Cash used in investing activities...........................   (2,522)    (4,492)    (6,406)
                                                              -------    -------    -------

NOTE 5  DEBT
--------------------------------------------------------------------------------

    On June 30, 1999, the Company finalized the terms of a $50 million debt facility with Standard Bank of London Limited; as of December 31, 1999, Meridian had drawn $30 million against this facility to finance construction at El Penon. As of December 31, 2000, the outstanding loan balance was $18.0 million. On
July 13, 2001, the Company paid off the remaining outstanding balance under this facility, and as of December 31, 2001, the balance is zero. Once the debt was paid, the Company closed all of its gold hedges since there was no longer a bank requirement to have them.

NOTE 6  ACCRUED AND OTHER LIABILITIES
--------------------------------------------------------------------------------

Accrued and other liabilities consist of the following:

                                                                2001       2000
                                                              --------   --------
                                                                (IN THOUSANDS)
Shutdown and reclamation accrual (notes 1 and 7)............  $ 3,243    $ 1,062
Accrued bonus and payroll...................................    3,756      2,624
Deferred revenue (note 12)..................................    1,943      1,602
Other deferred credit (note 8)..............................    8,374         --
Other accrued liabilities...................................    5,436      5,793
                                                              -------    -------
Total.......................................................  $22,752    $11,081
                                                              =======    =======

NOTE 7  OTHER LONG-TERM LIABILITIES
--------------------------------------------------------------------------------

Other long-term liabilities consist of the following:

                                                                2001       2000
                                                              --------   --------
                                                                (IN THOUSANDS)
Shutdown and reclamation accrual (note 1)...................  $29,229    $29,814
Accrued pension cost (note 10)..............................    1,142      1,022
Deferred revenue (note 12)..................................    3,073         --
Other.......................................................    2,347      5,397
                                                              -------    -------
Total.......................................................  $35,791    $36,233
                                                              =======    =======

    Shutdown and reclamation accruals represent estimated costs of earthwork, including detoxification and recontouring, revegetation, and stabilization. The costs of heap-leach encapsulation and facility decommissioning are also included in these accrued costs.

    In determining the estimated costs, the Company considers such factors as changes in laws and regulations, the likelihood that additional permits will be required, and requirements under existing operating permits. Such analyses are performed on an ongoing basis.

    Although the ultimate amount of reclamation obligations to be incurred is uncertain, the Company had originally estimated these costs for all of its properties to be approximately $41.3 million of which they have accrued
$40.1 million to date. To date, the company has spent approximately
$7.6 million, and as of December 31, 2001, accrued reclamation costs, including the current portion, were $32.5 million for all properties. The provision for reclamation costs charged to operations was $0.8 million, $3.8 million, and $12.1 million in 2001, 2000, and 1999, respectively. The 1999 provision included a charge of approximately $5.7 million relating to an increase in the Company's reclamation liability for the Royal Mountain King mine. Actual reclamation expenditures were $(0.8), $2.5 million, and $5.4 million in 2001, 2000, 1999, respectively.

NOTE 8  INCOME TAXES
--------------------------------------------------------------------------------

    Meridian commenced operations in July, 1996 upon completion of a series of transactions in which the Company was reincorporated in Canada and became the successor to the business of FMC Gold (the "Reincorporation"). In 1995 and prior to the Reincorporation, the Company was included in FMC's consolidated federal income tax return. Under a tax-sharing agreement with FMC, the Company paid to FMC amounts generally equal to the tax the Company would have been required to pay had it filed a separate return, and FMC paid to the Company amounts generally equal to any tax benefits the Company would have realized on a separate return basis which were realized by FMC. During the year, the Company was notified by FMC that no additional tax was payable under the tax-sharing agreement.

    On October 26, 1998, the Company entered into foreign investment contracts under Chilean Decree Law 600 ("DL600"), under which all prior spending in Chile by the Company was consolidated. Under the provisions of these DL600 contracts, the Company has elected to have its earnings taxed at a rate of 42 per cent., based on Chilean tax statutes in effect as of the date of the contracts. As provided for in the statutes governing DL600 contracts, the Company retains the right to elect that future earnings be taxed at the statutory rate rather than the rate provided in the DL600.

    On June 15, 2001, the company acquired Pacific Rim Resources Ltd. and its wholly owned subsidiaries, which included Inversiones Mineras Del Inca S.A. ("IMDI"), for $5.2 million. The acquisition was accounted for under generally accepted accounting principles as an acquisition of tax benefits. Accordingly, the Company recorded a deferred tax asset in the amount of $23.6 million and a deferred credit of $19.1 million included in other long-term liabilities and will recognize such tax benefit upon realization. As of December 31, 2001, $10.3 million of the deferred tax asset and $8.4 million of the deferred credit are included in the consolidated financial statements which will be amortized based upon future earnings.

    Income tax expense (benefit) included in the consolidated statement of operations is as follows:

                                                                2001       2000
                                                              --------   --------
                                                                (IN THOUSANDS)
Current income tax expense (benefit)........................   $  184     $ 152
Deferred income tax expense (benefit).......................    2,706      (820)
  Actual income tax expense (benefit).......................   $2,890     $(668)

    The income tax provision (benefit) differs from that computed by applying the United States applicable federal statutory rate of approximately 34 per cent. to income before taxes as follows:

                                                                2001       2000
                                                              --------   --------
                                                                (IN THOUSANDS)
Income tax expense (benefit) calculated using statutory tax
  rate......................................................  $14,149    $13,577
Increase (decrease) of valuation allowance for future income
  tax assets................................................    3,815    (12,172)
Utilization of acquired tax losses..........................  (10,751)        --
Realization of taxes provided under the FMC tax sharing
  agreement.................................................   (2,607)        --
Foreign earnings subject to tax at less than statutory
  rate......................................................   (2,521)    (1,964)
Losses incurred from foreign operations without tax
  benefit...................................................    1,455        475
Other.......................................................     (650)      (584)
                                                              -------    -------
Actual tax provision (benefit)..............................  $ 2,890    $  (668)
                                                              =======    =======

    The significant components of the Company's future income tax assets and liabilities at December 31, 2001 and 2000 are as follows:

                                                                2001       2000
                                                              --------   --------
                                                                (IN THOUSANDS)
Current deferred income tax assets:

U.S.:
  Other, net................................................  $    --    $    --

Chile:
  Net operating loss carryforwards
  Other, net................................................   14,895        859

Other foreign:..............................................       --         --
  Other, net................................................       --         --
                                                              -------    -------
Total current deferred income tax assets....................   14,895        859
Valuation allowance.........................................       --         --
                                                              -------    -------
Current deferred income tax assets, net of allowance........   14,895        859
                                                              -------    -------
Current deferred income tax liabilities:

U.S.:
  Other, net................................................       --         --
Chile:
  Other, net................................................       --         --
                                                              -------    -------
Total current deferred income tax liabilities...............       --         --
                                                              -------    -------
Net current deferred income tax asset (liabilities).........  $14,895    $   859
                                                              -------    -------
Deferred income tax assets:

U.S.:
  Property, plant and equipment.............................  $18,177    $18,731
  Reclamation reserves......................................   10,874     10,421
  Net operating loss carryforwards..........................    8,676      6,601
  Other, net................................................    1,717      1,706

Chile:
  Property, plant and equipment.............................    3,789      3,340
  Net operating loss carryforwards..........................    9,250     12,705
  Other, net................................................      215        125

Other foreign:
  Property, plant and equipment.............................      550        724
  Net operating loss carryforwards..........................    1,865      2,171
                                                              -------    -------
Total deferred income tax assets............................   55,113     56,524
Valuation allowance.........................................  (41,862)   (38,047)
                                                              -------    -------
Deferred income tax assets, net of allowance................   13,251     18,477
                                                              -------    -------
Deferred income tax liabilities:

U.S.:
  Other, net................................................       --     (2,607)

Chile:
  Property, plant and equipment.............................  (19,705)   (15,467)
  Other, net................................................                (403)
                                                              -------    -------
Total deferred income tax liabilities.......................  (19,705)   (18,477)
                                                              -------    -------
Net deferred income tax asset (liabilities).................  $(6,454)   $    --
                                                              =======    =======

    At December 31, 2001, the Company and subsidiaries included in these consolidated financial statements had available U.S. loss carryforwards of $25.5 million, which expire in the years 2018 and 2021, a Chilean net operating loss carryforward of approximately $71.0 million, which may be carried forward indefinitely, and Canadian net operating loss carryforwards of approximately $5.5 million, which will expire between the years 2003 and 2008.

    Management believes that sufficient uncertainty exists regarding the realization of certain deferred tax assets and that a valuation allowance is required. The change in valuation allowance reflects management's assessment regarding the future realization of U.S and foreign deferred tax assets and estimates of future earnings in these jurisdictions as of December 31, 2001.

NOTE 9  GEOGRAPHIC SALES AND SALES TO MAJOR CUSTOMERS
--------------------------------------------------------------------------------

Sales (excluding hedging transactions) to unaffiliated customers by destination of sale are as follows:

                                                                 YEARS ENDED DECEMBER 31
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
USA.........................................................  $     --   $ 17,930   $61,551
Western Europe..............................................   113,817    106,308     6,772
                                                              --------   --------   -------
Total.......................................................  $113,817   $124,238   $68,323
                                                              ========   ========   =======

    The Company's gold and silver dore production is refined by European and United States refiners. In 2001, 2000 and 1999, the Company shipped to two, four and three refiners, respectively, that represented 10 per cent. or more of consolidated sales. The Company markets its metal to banks as well as refiners. The Company believes that several other refiners would be willing to process and/or purchase the Company's metal should any of the current refiners discontinue operations.

NOTE 10  EMPLOYEE PLANS
--------------------------------------------------------------------------------

    The Company has a defined benefit pension plan covering substantially all salaried North American employees. Pension benefits are generally based on years of service and average yearly earnings. The Company's funding policy is to contribute the minimum amount required by applicable regulations. The amortization period for unrecognized gains and losses is 12 years and is based on the expected average remaining service life of eligible employees. Net periodic pension expense is composed of the following:

                                                                   YEARS ENDED DECEMBER
                                                                           31,
                                                              ------------------------------
                                                                2001       2000       1999
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Accrual for service cost....................................    $190       $371       $364
Interest cost...............................................     169        208        184
Return on assets............................................     124        112       (218)
Net amortization and deferral...............................    (383)      (375)       (78)
                                                                ----       ----       ----
Net periodic pension cost...................................     100        316        252
                                                                ====       ====       ====

    The following table represents the plan's funded status and actuarial assumptions at December 31, 2001 and 2000:

                                                                  YEARS ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
                                                                (IN THOUSANDS)
Projected benefit obligation................................   $2,678     $2,279
Market value of plan assets.................................    2,094      2,266
                                                               ------     ------
Projected benefit obligation in excess of (less than) plan
  assets....................................................      584         13
Unrecognized net gain.......................................      558      1,009
                                                               ------     ------
Accrued pension cost........................................   $1,142     $1,022
                                                               ======     ======
Actuarial assumptions:
Weighted average discount rate..............................     7.50%      7.50%
Expected return on plan assets..............................     8.50%      8.50%
Weighted average rate of compensation increase..............     7.00%      7.00%
                                                               ======     ======

    The Company also has a non-qualified unfunded supplementary retirement plan that provides North American employees with retirement benefits in excess of qualified plan limits imposed by law. At December 31, 2001 and 2000, the projected benefit obligation under this plan totaled approximately $1.8 and $1.3 million, respectively. The projected benefit obligation (PBO) is determined using the same methods and assumptions as those used for the calculation of the PBO for the qualified plan discussed above.

NOTE 11  SHARE CAPITAL
--------------------------------------------------------------------------------

    The authorised share capital of the Company consists of an unlimited number of Preferred Shares without par value and an unlimited number of Common Shares without par value. Preferred Shares are issuable in series. The Board of Directors is authorised to fix the designation, rights, privileges, restrictions and conditions attaching to the shares of each series. The Preferred Shares rank prior to the Common Shares with respect to dividends and return of capital on dissolution. Except with respect to matters as to which the holders of Preferred Shares as a class are entitled by law to vote, the holders of Preferred Shares are not entitled to vote. As of December 31, 2001, the Company had no issued/ outstanding Preferred Shares.

    The Company had 10,000 shares of Series 1 preferred stock outstanding at December 31, 1998, which were redeemed at $10 per share in May 1999. Dividends at 5 per cent per annum payable on the Preferred Shares were recorded as compensation expense.

    In 1989, the shareholders of FMC Gold Company approved the FMC Gold Company 1988 Long-term Incentive Compensation Plan (the "1988 Plan"), which authorised the Board of Directors to grant stock options to key employees of the Company. Under the terms of the 1988 Plan, options were granted at the fair market value of the Common Stock as of the date of grant. Stock options granted in 1988 had an exercise price ranging from $9.625 to $10.625 and expired May 6, 1998. During 1992, additional options were granted to purchase 223,000 shares of Common Stock at an exercise price of $4.25, with an expiration date of April 2007. In connection with the Reincorporation, FMC Gold stock options granted under the 1988 Plan were converted to options to purchase a like number of Common Shares of the Company.

    During 1999, the Company's shareholders adopted the Meridian Gold Inc. 1999 Share Incentive Plan (the "1999 Plan"), which replaced the Company's 1996 Share Option Plan and which provides for the granting of equity-based or equity-related awards to certain directors, officers and employees of the Company. A maximum of 5,200,000 shares of Common Stock are reserved for issuance under the 1999 Plan. Options are granted at exercise prices equal to the fair market value of the Common Stock at date of grant, for a period of ten years. The options vest over periods of one to three years.

    AT DECEMBER 31, 2001, OPTIONS TO PURCHASE 2,759,888 COMMON SHARES WITH A WEIGHTED AVERAGE REMAINING LIFE OF 7.93 YEARS WERE OUTSTANDING, AS DETAILED IN THE TABLE BELOW. THE OPTIONS OUTSTANDING AND EXERCISABLE AT DECEMBER 31, 2001, HAD A WEIGHTED AVERAGE EXERCISE PRICE OF $5.373 AND $4.68, RESPECTIVELY.

                                                                NUMBER OF           OPTION PRICE
                                                              COMMON SHARES         US$ PER SHARE
                                                              -------------   -------------------------
Outstanding, December 31, 1997..............................    2,574,075            2.2500 - 10.6250
Granted in 1998.............................................    1,264,000            3.1870 - 4.62500
Exercised in 1998...........................................      (39,925)                     3.6500
Surrendered and expired in 1998.............................     (541,117)           3.6500 - 10.6250
                                                               ----------     -------------------------
Outstanding, December 31, 1998..............................    3,257,033             2.2500 - 5.2500
Granted in 1999.............................................      313,600                      6.6875
Exercised in 1999...........................................     (197,571)            3.6500 - 4.3750
Surrendered and expired in 1999.............................     (131,616)            3.6500 - 4.6250
                                                               ----------     -------------------------

Outstanding, December 31, 1999..............................    3,241,446             2.2500 - 6.6875
Granted in 2000.............................................      804,900             5.3125 - 5.9375
Exercised in 2000...........................................     (107,607)            2.2500 - 3.6500
Surrendered and expired in 2000.............................     (256,104)            2.2500 - 4.6250
                                                               ----------     -------------------------

Outstanding, December 31, 2000..............................    3,682,635             2.2500 - 6.6875
Granted in 2001.............................................      405,200             8.2000 - 9.8800
Exercised in 2001...........................................   (1,107,185)            3.6500 - 6.6875
Surrendered and expired in 2001.............................     (220,762)            3.6500 - 6.6875
                                                               ----------     -------------------------
Outstanding, December 31, 2001..............................      282,300             2.2500 - 3.7500
                                                                1,203,370             4.1250 - 4.9400
                                                                  939,018             5.3125 - 6.6875
                                                                  335,200             8.2000 - 9.8800
                                                               ----------     -------------------------
Exercisable, December 31, 2001..............................    1,603,586             2.2500 - 6.6875

    In 2001 and 2000, the Company awarded 210,600 and 427,900 Restricted Common Shares, respectively, under the Plan. The average fair values of the shares at the date of grant were $8.295 and $5.9375, respectively. These shares vest rateably over a three-year period. Compensation expense recognized in 2001 for the vesting of these shares was $1,438,388.

    In March 1999, the Company established a Shareholder Rights Plan, which replaced the existing Plan established in July 1996. The Plan has a term of ten years (subject to being reconfirmed by the Company's shareholders every three years) and expires on July 30, 2009. In implementing the Plan, one Right was distributed for each common share outstanding on July 30, 1999, as well as each common share to be issued prior to the Separation Time. The "Separation Time" is defined as the tenth trading day after the earlier of (i) the first date of public announcement that a person or group other than certain exempt persons (an "Acquiring Person"), together with affiliates or associates, has acquired, or obtained the right to acquire, 20 per cent. or more of any class of voting shares of the Company; or (ii) the date of commencement or announcement of a Take-over Bid (as defined in the Shareholder Rights Plan Agreement). A "Take-over Bid" means an offer to acquire voting shares of the Company (or securities convertible into such shares) which, if successful, would result in the person making such an offer ("the Offeror") beneficially owning 20 per cent. or more of any class of the voting shares of the Company.

    The Shareholder Rights Plan Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Common Shares. After the Separation Time, separate Rights Certificates will be mailed to holders of record of the Common Shares as of the Separation Time. After the Separation Time and prior to the Expiration Time, the Rights are exercisable by the holders. Each Right will entitle the holder to purchase one common share for the Exercise Price (as defined in the Shareholder Rights Plan Agreement).

NOTE 12  HEDGING CONTRACTS
--------------------------------------------------------------------------------

    To mitigate continued risks associated with changes in the market price of gold, Meridian from time to time has entered into put and call option contracts and forward sales agreements. Put options establish a minimum sales price for the production covered by such contracts and permit the Company to participate in any price increases above the strike price of such options. Call options sell for a premium, a right to purchase future production at an established price level, in order to increase value at an acceptable level of income. Forward sales contracts establish a selling price for future production at the time they are entered into, thereby limiting the risk of declining prices. As of December 31, 2001, the Company had no gold hedges.

    During 1999, the Company liquidated put options to sell 91,000 ounces at a strike price of $400 per ounce. The proceeds from the liquidation, net of related costs, were deferred and were recognized as revenue at the time the hedged production was sold. These contracts were exercisable over three years, from 1999 to 2001. Accordingly, the Company recognized income of $2.3 million and $2.9 million during 2000 and 1999, respectively, and has recorded deferred revenue of $5.0 million and $1.6 million as of December 31, 2001 and 2000.

    Meridian entered into new put option contracts during 1999. These contracts were for a total of 59,000 ounces, bore a strike price of $285 per ounce and were exercisable at intervals through November 2001. During 2000, these put options were liquidated and a loss of $0.6 million was recognized.

    During 2000, the Company purchased call options covering 35,000 ounces at a call price of $425. By purchasing the call options, the Company effectively had a margin-free hedging facility associated with the Standard Bank Loan. The call options expired over time from September 2000 to December 2001.

    During 2001, upon the removal of the Company's long-term credit facility with the Standard Bank syndicate, the Company was relieved of its requirement to maintain its gold forward hedge program. The Company closed its long-term gold forward contracts as of June 30, 2001. The termination of these gold forward contracts generated $4.9 million in cash. This sale has been booked as deferred revenue and will be reflected in income according to contract expiration dates, as follows:

                                                                               RESIDUAL SILVER
                                                                 DEFERRED       OUNCES HEDGED
YEAR                                                          REVENUE IMPACT       @ $5.34
----                                                          --------------   ---------------
2002........................................................    $1,943,363        1,800,000
2003........................................................     1,916,130        2,000,000
2004........................................................            --        2,000,000

    In March of 2001, the Company closed its hedging obligation for 2004 under the Standard Bank loan. A total of 93,770 ounces of gold were closed generating $1.2 million of deferred revenue which will be recognized upon expiration of these contracts.

NOTE 13  COMMITMENTS AND CONTINGENT LIABILITIES
--------------------------------------------------------------------------------

    The Company leases office and warehouse space in Reno and Santiago, as well as various office equipment. Total rent expense under all operating leases amounted to $0.5 million, $1.5 million, and $2.9 million for 2001, 2000, and 1999, respectively. Minimum future rentals under non-cancelable leases aggregated approximately $2.8 million as of December 31, 2001, and are estimated to be payable $0.5 million in 2002, $0.4 million in each year between 2003 through 2006, and $0.7 million thereafter.

    The Company is exposed to certain other contingent liabilities, claims and commitments incident to the ordinary course of business. Management believes that the resolution of such matters will not materially affect the financial position, results of operations or cash flows of the Company.

NOTE 14  DIFFERENCES FROM UNITED STATES ACCOUNTING PRINCIPLES
--------------------------------------------------------------------------------

    The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"), which differ in certain respects from those principles and practices generally accepted in the United States ("U.S. GAAP"). Except as noted below, none of these differences have a material effect on the financial statements of the Company.

    Under U.S. GAAP, the Company would have been required to expense the cost of start-up activities at the El Penon mine as incurred; these costs were capitalized under Canadian GAAP. Broadly defined, start-up activities consist of the operating activities of the facility prior to reaching commercial production levels. Sales revenues and costs incurred during this time give rise to differences under Canadian and United States GAAP. The differences that would have resulted from the Company following U.S. GAAP in 2001 and 2000 with regard to the El Penon start-up are summarized below.

                                                           2001 GAAP             2000 GAAP
                                                      -------------------   -------------------
                                                      CANADIAN     U.S.     CANADIAN     U.S.
                                                      --------   --------   --------   --------
CONSOLIDATED STATEMENTS OF OPERATIONS
Sales revenue.......................................  $115,436   $115,436   $128,276   $128,276
Cost of sales.......................................    35,134     35,134     47,336     47,336
Depreciation, depletion and amortization............    22,507     21,889     24,028     23,410
Operating income (loss).............................    37,944     38,562     39,441     40,059
Interest income, net................................     1,808      1,808        391        391
Net income (loss)...................................    38,725     39,343     40,600     41,218
Net income (loss) per common share-Basic............  $   0.52   $   0.53       0.55       0.55
Net income (loss) per common share-Diluted..........  $   0.51   $   0.52       0.54       0.54

CONSOLIDATED BALANCE SHEET
Property, plant and equipment, net..................    93,475     90,386     96,514     92,807
Total assets........................................   217,521    214,432    170,503    166,796
Retained earnings...................................    66,726     63,637     28,001     24,294
Total shareholders' equity..........................   147,213    144,124    102,203     98,496

CONSOLIDATED STATEMENT OF CASH FLOWS:
Cash from operations................................    70,064     70,064     71,532     71,532
Capital spending....................................    24,783     24,783     17,754     17,754

                                  APPENDIX III
                         BRANCOTE FINANCIAL STATEMENTS

                          INDEPENDENT AUDITOR'S REPORT

    To the shareholders and Board of Directors of Brancote Holdings PLC


    We have audited the accompanying consolidated balance sheets of Brancote Holdings PLC and subsidiaries as at 31 January 2002 and 31 January 2001, and the related consolidated profit and loss accounts, statement of total recognised gains and losses and statement of cash flows for the years ended 31 January 2002 and 31 January 2001 and the thirteen months to 31 January 2000 presented on pages III-2 to III-20. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the financial position of Brancote Holdings PLC and subsidiaries as of 31 January 2002 and 31 January 2001 and the results of their operations and their cash flows for the years ended 31 January 2002 and 31 January 2001 and the thirteen months to 31 January 2000 in conformity with generally accepted accounting principles in the United Kingdom.


    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 25 to the financial statements, the Company may not currently have sufficient funds to meet all of its obligations in the next twelve month period and this raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 25 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


    Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected net income for the years ended 31 January 2002 and 31 January 2001 and the thirteen months ended 31 January 2000 and shareholders' equity as at 31 January 2002 and 2001, to the extent summarised in note 26 to the consolidated financial statements.


KPMG Audit Plc
Chartered Accountants
Registered Auditor
London,
England


30 April 2002


                                     III-1

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT


                                                   YEAR ENDED   YEAR ENDED     13 MONTHS ENDED 31 JANUARY 2000
                                                   31 JANUARY   31 JANUARY   ------------------------------------
                                                      2002         2001                   INTERESTS
                                                   ----------   ----------                 IN JOINT
                                          NOTE       GROUP        GROUP        GROUP       VENTURES      TOTAL
                                        --------   ----------   ----------   ----------   ----------   ----------
                                                       L            L            L            L            L
TURNOVER..............................      1              --       34,987       36,745    2,070,704    2,107,449
Cost of sales.........................                     --       (8,305)     (39,963)  (1,903,181)  (1,943,144)
                                                   ----------   ----------   ----------   ----------   ----------
GROSS PROFIT/(LOSS)...................                     --       26,682       (3,218)     167,523      164,305
Administrative expenses...............             (1,298,295)    (913,712)    (517,077)          --     (517,077)
Amortisation of goodwill..............               (123,888)    (123,888)          --           --           --
Exploration costs.....................                     --           --      (73,679)          --      (73,679)
Other operating income................                525,125           --           --           --           --
                                                   ----------   ----------   ----------   ----------   ----------
OPERATING (LOSS)/PROFIT...............               (897,058)  (1,010,918)    (593,974)     167,523     (426,451)
                                                                                          ==========   ==========
Share of operating profit of joint
  venture.............................                     --           --      167,523
                                                   ----------   ----------   ----------
TOTAL OPERATING LOSS..................               (897,058)  (1,010,918)    (426,451)
Other income..........................                     --           --       24,428
Strategic review costs................               (136,616)    (195,545)          --
Profit/(loss) on disposal of
  investments.........................                 61,011     (135,312)          --
Amounts written off investments.......                     --           --   (1,671,363)
                                                   ----------   ----------   ----------
LOSS ON ORDINARY ACTIVITIES BEFORE
  INTEREST AND TAXATION...............               (972,663)  (1,341,775)  (2,073,386)
Interest receivable...................      2          95,274      107,973       34,113
Interest payable and similar
  charges.............................                                  --         (405)
                                                   ----------   ----------   ----------
LOSS ON ORDINARY ACTIVITIES BEFORE
  TAXATION............................      3        (877,389)  (1,233,802)  (2,039,678)
TAX ON LOSS ON ORDINARY ACTIVITIES....      4              --           --           --
                                                   ----------   ----------   ----------
LOSS ON ORDINARY ACTIVITIES AFTER
  TAXATION............................               (877,389)  (1,233,802)  (2,039,678)
Minority interest.....................     24          (3,395)      87,634       40,698
                                                   ----------   ----------   ----------
RETAINED LOSS FOR THE PERIOD..........     16        (880,784)  (1,146,168)  (1,998,980)
                                                   ==========   ==========   ==========
LOSS PER SHARE........................      5           (1.3p)       (1.9p)       (4.2p)
                                                   ==========   ==========   ==========
DILUTED LOSS PER SHARE................      5           (1.3p)       (1.9p)       (4.2p)
                                                   ==========   ==========   ==========


    The interests in joint ventures are discontinued activities. All other activities are continuing.

    There is no difference between the results as stated and the results on a historical cost basis.

                                     III-2

                           CONSOLIDATED BALANCE SHEET


                                                                             AT                AT
                                                              NOTE     31 JANUARY 2002   31 JANUARY 2001
                                                            --------   ---------------   ---------------
                                                                              L                 L
FIXED ASSETS
Intangible assets
-- deferred exploration costs.............................      6        36,234,318         7,300,916
-- goodwill...............................................      7         2,229,978         2,353,866
                                                                         ----------        ----------
                                                                         38,464,296         9,654,782
Tangible assets...........................................      8         3,518,355            63,086
                                                                         ----------        ----------
                                                                         41,982,651         9,717,868
                                                                         ==========        ==========

CURRENT ASSETS
Debtors: amounts falling due in less than one year........     10           133,351            44,916
       amounts falling due in more than one year..........     10           495,667           517,012
                                                                         ----------        ----------
                                                                            629,018           561,928
Cash at bank and in hand..................................                  244,534         2,851,077
                                                                         ----------        ----------
                                                                            873,552         3,413,005
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR............     11        (1,633,584)         (383,570)
                                                                         ----------        ----------
NET CURRENT (LIABILITIES)/ASSETS..........................                 (760,032)        3,029,435
                                                                         ----------        ----------

TOTAL ASSETS LESS CURRENT LIABILITIES.....................               41,222,619        12,747,303
PROVISIONS FOR LIABILITIES AND CHARGES....................     12                --          (101,810)
                                                                         ----------        ----------
NET ASSETS................................................               41,222,619        12,645,493
                                                                         ==========        ==========

CAPITAL AND RESERVES
Called up share capital...................................     13         4,247,657         3,144,250
Share premium account.....................................     14        41,642,188        13,982,799
Special reserve...........................................     15           720,000           720,000
Profit and loss account...................................     16        (8,329,019)       (8,627,764)
                                                                         ----------        ----------

EQUITY SHAREHOLDERS' FUNDS................................     17        38,280,826         9,219,285
MINORITY INTEREST.........................................     24         2,941,793         3,426,208
                                                                         ----------        ----------
                                                                         41,222,619        12,645,493
                                                                         ==========        ==========


                                     III-3

                        CONSOLIDATED STATEMENT OF TOTAL
                          RECOGNISED GAINS AND LOSSES


                                                            YEAR ENDED   YEAR ENDED   13 MONTHS TO
                                                            31 JANUARY   31 JANUARY    31 JANUARY
                                                               2002         2001          2000
                                                            ----------   ----------   ------------
                                                                L            L             L
Loss attributable to shareholders of Brancote Holdings
  PLC.....................................................    (880,784)  (1,146,168)   (1,998,980)
Unrealised exchange rate movements on foreign currency net
  investments.............................................   1,179,529      388,248       314,184
                                                            ----------   ----------    ----------
TOTAL RECOGNISED GAINS AND LOSSES RELATING TO THE
  PERIOD..................................................     298,745     (757,920)   (1,684,796)
                                                            ==========   ==========    ==========


                        CONSOLIDATED CASH FLOW STATEMENT


                                                                 YEAR ENDED   YEAR ENDED   13 MONTHS TO
                                                                 31 JANUARY   31 JANUARY    31 JANUARY
                                                        NOTE        2002         2001          2000
                                                      --------   ----------   ----------   ------------
                                                                     L            L             L
NET CASH OUTFLOW FROM OPERATING ACTIVITIES..........   18          (791,852)    (891,553)     (900,943)
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE.....   19            95,274      107,973        32,208
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT........   19        (8,062,971)  (4,548,518)   (2,029,284)
ACQUISITIONS AND DISPOSALS..........................   20           (48,265)     641,786    (3,095,938)
                                                                 ----------   ----------    ----------
NET CASH OUTFLOW BEFORE USE OF LIQUID RESOURCES AND
  FINANCING.........................................             (8,807,814)  (4,690,312)   (5,993,957)
MANAGEMENT OF LIQUID RESOURCES......................   19         1,287,449     (287,449)   (1,000,000)
FINANCING:
Issue of shares.....................................   19         3,611,722    3,478,982     7,380,018
Net investment by minority interests................              2,477,415    2,394,463       473,034
Decrease in debt....................................                     --           --      (509,211)
                                                                 ----------   ----------    ----------
NET CASH INFLOW FROM FINANCING......................              6,089,137    5,873,445     7,343,841
                                                                 ----------   ----------    ----------
(DECREASE)/INCREASE IN CASH IN THE PERIOD...........   21        (1,431,228)     895,684       349,884
                                                                 ==========   ==========    ==========


            RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT


                                                            YEAR ENDED   YEAR ENDED   13 MONTHS TO
                                                            31 JANUARY   31 JANUARY    31 JANUARY
                                                               2002         2001          2000
                                                            ----------   ----------   ------------
                                                                L            L             L
(Decrease)/increase in cash during period.................  (1,431,228)     895,684       349,884
Cash outflow from decrease in debt........................          --           --       509,211
Cash flow from changes in liquid resources................  (1,287,449)     287,449     1,000,000
Exchange differences......................................     112,134      193,032       (36,000)
                                                            ----------   ----------    ----------
Movement in net debt......................................  (2,606,543)   1,376,165     1,823,095
Net funds/(debt) at beginning of period...................   2,851,077    1,474,912      (348,183)
                                                            ----------   ----------    ----------
NET FUNDS AT END OF PERIOD................................     244,534    2,851,077     1,474,912
                                                            ==========   ==========    ==========


                                     III-4

                         PRINCIPAL ACCOUNTING POLICIES

Basis of accounting


    The financial statements have been prepared in accordance with applicable UK Accounting Standards and under the historical cost convention. The following principal accounting policies have been applied consistently in dealing with items which are considered material in relation to the Group's financial statements. The Group has adopted FRS 19 DEFERRED TAX during the year (see note 4).


Basis of consolidation

    The Group accounts include the accounts of the company, its subsidiary undertakings and its joint venture made up to each period end. Unless otherwise stated, the acquisition method of accounting has been adopted. Under this method, the results of subsidiary undertakings acquired or disposed of in the year are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal.

    A joint venture is an undertaking in which the Group has a long-term interest and over which it exercises joint control. The Group's share of the profits less losses of joint ventures is included in the consolidated profit and loss account and its interest in their net assets, is included in investments in the consolidated balance sheet.

Deferred exploration costs

    The Group uses the full cost method of accounting for mining operations. Deferred exploration costs include joint venture related costs of exploring for and developing mineral reserves, which include acquisition costs, geological and geophysical costs, costs of drilling, costs of mine production facilities, and an appropriate share of overheads, and are treated as intangible assets. The capitalised cost of mine and plant is accumulated in one or more full cost pools as determined from time to time by the nature and scope of the Group's operations. On completion of a mine development, all project costs are transferred to tangible assets.

    Expenditure on abortive projects is written off to the profit and loss account. The directors constantly review each project under technical and commercial considerations. In the event that it becomes evident that costs are unlikely to be recovered from the future revenues they are written off immediately to the profit and loss account.

Goodwill

    Purchased goodwill (both positive and negative) arising on consolidation in respect of acquisitions before 1 January 1998, when FRS 10 GOODWILL AND INTANGIBLE ASSETS was adopted, was written off to reserves in the year of acquisition. When a subsequent disposal occurs any related goodwill previously written off to reserves is written back through the profit and loss account as part of the profit or loss on disposal.

    Purchased goodwill (representing the excess of the fair value of the consideration given and any associated costs over the fair value of the separable net assets acquired) arising on consolidation in respect of acquisitions since 1 January 1998 is capitalised. Positive goodwill is amortised to nil by equal annual instalments over its estimated useful life of 20 years.

    On the subsequent disposal or termination of a business acquired since 1 January 1998, the profit or loss on disposal or termination is calculated after charging/(crediting) the unamortised amount of any related goodwill/(negative goodwill).

Tangible fixed assets

    Each pool of mine development costs is amortised using a unit of production basis once commercial production has commenced. The aggregate amount of the cost of the mine and plant is carried forward in each pool and is stated at not more than the assessed value of commercially recoverable reserves in that pool.


    Depreciation is calculated to write down the cost less residual value of plant and machinery and office equipment by equal annual instalments over a period of five years. Depreciation is not provided in respect of freehold land until commercial production has commenced.


                                     III-5

Investments

    Investments are stated at cost less provisions for impairment in value.

Turnover


    Turnover is the income arising on mining leases net of sales taxes. It is not recognised until the realisation of income in cash is reasonably assured.


Taxation


    The charge for taxation is based on profit for the period and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred tax on a full provision basis following the adoption of FRS 19 during the year.


Foreign currencies

    Transactions in foreign currencies are translated at the exchange rate ruling at the date of transaction. Monetary assets and liabilities in foreign currencies are translated at the rates of exchange ruling at the balance sheet date. The financial statements of foreign subsidiaries are translated at the rate of exchange ruling at the balance sheet date. The exchange differences arising from the retranslation of the opening net investment in subsidiaries are taken directly to reserves. Where exchange differences result from the translation of foreign currency borrowings raised to acquire foreign assets (including equity investments) they are taken to reserves and offset against the differences arising from the translation of those assets. All other exchange differences are dealt with through the profit and loss account.


    During the year the Argentine peso, which had previously been pegged to the US dollar on a one to one basis, was allowed to float freely. Since that time the Argentine peso has devalued considerably and the exchange rate at year end was Peso 1.98 to US$1. The functional currency of the Argentine subsidiaries is the US dollar.


Cash and liquid resources

    Cash, for the purpose of the cash flow statement, comprises cash in hand and deposits repayable on demand, less overdrafts payable on demand.

    Liquid resources are current asset investments which are disposable without curtailing or disrupting the business and are either readily convertible into known amounts of cash at or close to their carrying values or traded in an active market. Liquid resources comprise term deposits of less than one year (other than cash), government securities and investments in money market managed funds.

                                     III-6

                       NOTES TO THE FINANCIAL STATEMENTS

1.  SEGMENTAL ANALYSIS


                                     TURNOVER                    PROFIT/(LOSS) BEFORE TAXATION             NET ASSETS
                       ------------------------------------   ------------------------------------   -----------------------
                                                 13 MONTHS                              13 MONTHS
                       YEAR ENDED   YEAR ENDED     ENDED      YEAR ENDED   YEAR ENDED     ENDED
                       31 JANUARY   31 JANUARY   31 JANUARY   31 JANUARY   31 JANUARY   31 JANUARY        AT 31 JANUARY
                          2002         2001         2000         2002         2001         2000         2002         2001
                       ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
                           L            L            L            L            L            L            L            L
Argentina............      --         34,987            --      245,070     (219,078)    (101,744)   35,035,943    8,565,511
USA..................      --             --        25,306           --           --      (56,534)           --           --
UK...................      --             --            --    (1,122,459)  (1,014,724)  (1,567,977)   6,186,676    4,079,982
Canada...............      --             --        11,439           --           --        6,372            --           --
                           --         ------     ---------    ----------   ----------   ----------   ----------   ----------
                           --         34,987        36,745     (877,389)   (1,233,802)  (1,719,883)  41,222,619   12,645,493
Joint venture
Australia --
  discontinued.......      --             --     2,070,704           --           --     (319,795)           --           --
                           --         ------     ---------    ----------   ----------   ----------   ----------   ----------
                           --         34,987     2,107,449     (877,389)   (1,233,802)  (2,039,678)  41,222,619   12,645,493
                           ==         ======     =========    ==========   ==========   ==========   ==========   ==========


2.  INTEREST RECEIVABLE


                                                                                   13 MONTHS
                                                         YEAR ENDED   YEAR ENDED     ENDED
                                                         31 JANUARY   31 JANUARY   31 JANUARY
                                                            2002         2001         2000
                                                         ----------   ----------   ----------
                                                             L            L            L
Bank deposit interest..................................    95,274      107,973       34,113
                                                          =======      =======       ======


3.  LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION


                                                                                       13 MONTHS
                                                             YEAR ENDED   YEAR ENDED     ENDED
                                                             31 JANUARY   31 JANUARY   31 JANUARY
                                                                2002         2001         2000
                                                             ----------   ----------   ----------
                                                                 L            L            L
(a) The loss is stated after charging/(crediting):
Auditors' remuneration
-- audit...................................................     42,424      20,000       26,644
-- other fees paid to the auditors and their associates....     44,171      49,038       53,732
Goodwill amortisation......................................    123,888     123,888           --
Depreciation...............................................     31,199      25,020       14,169
Operating lease charges: land and buildings................     49,524      51,765           --
Other operating income -- foreign exchange gain............   (525,125)         --           --



    The foreign exchange gain in the year arises from the translation of US dollar denominated liabilities in Argentina to Argentine pesos on a one for one basis following government legislation, and the subsequent devaluation of the peso.



                                                                                       13 MONTHS
                                                             YEAR ENDED   YEAR ENDED     ENDED
                                                             31 JANUARY   31 JANUARY   31 JANUARY
                                                                2002         2001         2000
                                                             ----------   ----------   ----------
                                                                 L            L            L
(b) Staff
Staff costs (including directors' remuneration)............    676,901     306,448      177,339
                                                              ========     =======      =======
(c) Directors
Directors' remuneration....................................    422,833     208,909      177,339
                                                              ========     =======      =======
Less: capitalised in connection with the development of
  mining interests.........................................    (75,000)    (52,084)     (26,000)
                                                              ========     =======      =======
Charged in the financial statements........................    347,833     156,825      151,339
                                                              ========     =======      =======


                                     III-7

YEAR ENDED 31 JANUARY 2002



    Total emoluments of L155,000 for the Chairman, R.O. Prickett, are paid to European Sales Company Limited and total emoluments of L232,500 for the Managing Director, W.H. Humphries, are paid to Mining Management-Europe ("MM-E") for the provision of their services.



    Directors and secretarial fees of L32,000 were paid to Dare & Co. for the services of D.W. Dare, a firm in which he is principal. Dare & Co. was also paid legal expenses of L4,800 during the year (2001: L4,800), this is excluded from the analysis of remuneration above.



    D. Whitehead was appointed on 29 November 2001 for an annual fee of L20,000. D.J. Barnett was appointed on 11 December 2001 and receives no remuneration for his services.


YEAR ENDED 31 JANUARY 2001

    From 1 January 2000 the services of R.O. Prickett were provided by European Sales Company Limited, a company controlled by R.O. Prickett, at a fee of L75,000 per annum on similar terms. This was reviewed with effect from 1 January 2001 and the fee increased to L100,000, on similar terms.


    On 1 January 2000 the consultancy agreement with MM-E for the services of W.H. Humphries was extended for a further year at a fee of L100,000 per annum. This was revised with effect from 1 January 2001 and the fee increased to L150,000, on similar terms.


    Director's and secretarial fees of L27,000 (13 MONTHS ENDED JANUARY 2000:
L20,250) were paid to Dare & Co. for the services of D.W. Dare, a firm in which he is the principal. This was revised with effect from 1 January 2001 and increased to L32,000 thereafter.

    D.W. Dare is also interested in certain fees paid to Dare & Co., a firm in which he is the principal, in respect of legal expenses which totalled L4,800 exclusive of VAT for the year ended 31 January 2001 (13 MONTHS ENDED 31 JANUARY 2000: L4,800). This interest has not been included in the total remuneration.

13 MONTHS ENDED 31 JANUARY 2000


    Prickett & Co. (a firm in which R. O. Prickett is a partner) has entered into an agreement with the Company dated 18 October 1996, whereby Prickett & Co. have agreed that R. O. Prickett will continue to provide his services as Director to the Company subject to termination by the Company on 12 months' notice and by Prickett & Co. on 3 months' notice. Annual fees of L48,000 are paid to Prickett & Co. Prickett & Co. received a fee in connection with corporate finance services in relation to the Rights Issue of L15,000.



    From 1 January 2000 the services of R. O. Prickett were provided by European Sales Company Limited, a company controlled by R.O. Prickett, at a fee of L75,000 per annum on similar terms.



    W.H. Humphries has entered into a consultancy agreement dated 25
January 1999 between Brancote US Inc (1), the Company (2), MM-E (3) and himself, under which his services are provided to the Group as Managing Director of the Company for a period of 12 months. MM-E was paid a fee of L52,000 and will be reimbursed all reasonable travel and other expenses incurred by Mr Humphries in the performance of his duties.



    On 1 January 2000 the consultancy agreement with W. H. Humphries was extended for a further year at a fee of L100,000 per annum.


    D.W. Dare is interested in certain fees paid to Dare & Co., a firm in which he is the principal, in respect of legal expenses which total L4,800 exclusive of VAT for the period ended 31 January 2000 (1998: L11,000). This interest has not been included in the total remuneration.

    J.F. Prochnau has a consultancy agreement to provide consultancy services to the group at a fee of US$400 per day (inclusive of director's fees) plus reimbursement of all direct expenses incurred and US$1,000 per month administration fee for the indirect costs of his Reno office.

                                     III-8

    J.C. Loosemore and Lando Pty Ltd ("Lando") have entered into an agreement with the company, Brancote Australia NL and Brancote Mining Limited for the provision by Lando of J.C. Loosemore's services to the Group, which provides for a fee of A$540 a day (increasing to A$720 in respect of projects not identified by J.C. Loosemore) and a bonus equal to 10 per cent of net profits realised and attributable to (including to the disposal of) such of the Group's projects as have been introduced by J.C. Loosemore, subject to a maximum bonus of A$500,000 in respect of each operating mining project.


    J.C. Loosemore also receives, through Lando, a bonus of 10 per cent. of net profits attributable to the sale of any private or unlisted company acquired by the group and introduced by J.C. Loosemore subject to a maximum of A$500,000 in the case of any such entity which is a mining company. Subject to all requirements and restrictions imposed by law, including all regulations and codes of practice, J.C. Loosemore has the option, through Lando, to purchase for cash up to 10 per cent of the shares purchased by the group in any company, trust or other entity, which is or becomes listed and which shall have been identified by J.C. Loosemore. During the year a total of L56,835 was paid to J.C. Loosemore and Lando Pty Ltd for services rendered in relation to consultancy on the terms and conditions set out above. This amount has been included within directors' remuneration.


4.  TAX ON LOSS ON ORDINARY ACTIVITIES


    The tax charge for the year was Lnil (2001: Lnil; 2000: Lnil).



FACTORS AFFECTING THE TAX CHARGE FOR THE YEAR



                                                                                       13 MONTHS
                                                             YEAR ENDED   YEAR ENDED     ENDED
                                                             31 JANUARY   31 JANUARY   31 JANUARY
                                                                2002         2001         2000
                                                             ----------   ----------   ----------
                                                                 L            L            L
Loss on ordinary activities before tax.....................   (877,389)   (1,233,802)  (2,039,678)
                                                              --------    ----------   ----------
Loss on ordinary activities before tax multiplied by
  standard rate of corporation tax in the UK of 30%........   (263,217)     (370,141)    (611,903)
Expenses not deductible for tax purposes...................     46,050        41,302          892
Other permanent differences................................     37,166        37,166           --
Higher tax rates on overseas earnings......................     12,253            --           --
Losses carried forward for which a deferred tax asset has
  not been recognised......................................    167,748       291,673      611,011
                                                              --------    ----------   ----------
Current tax charge for the year............................         --            --           --
                                                              ========    ==========   ==========



    The Group has potential net deferred tax assets as follows, none of which have been recognised owing to the uncertainty as to whether they can be utilised.



                                                                TAX
                                                               LOSSES
                                                              --------
                                                                 L
At 1 February 2000..........................................  443,062
Losses in the year..........................................  291,673
At 31 January 2001..........................................  734,735
Losses in the year..........................................  167,748
                                                              -------
At 31 January 2002..........................................  902,483
                                                              =======


                                     III-9

5.  LOSS PER SHARE


    The calculation of basic and diluted loss per share is based on losses for the year of L880,784 (2001; L1,146,168; 2000: L1,998,980) and on the weighted average number of 69,107,221 shares (2001: 61,788,925 shares; 2000: 47,187,290 shares) ranking for dividend in respect of the year.


6.  DEFERRED EXPLORATION COSTS


                                                                  L
                                                              ----------
At 1 February 2000..........................................   3,306,337
Additions...................................................   4,332,676
Disposals...................................................    (587,996)
Exchange differences........................................     249,899
                                                              ----------
At 31 January 2001..........................................   7,300,916
Additions...................................................   5,573,590
Fair value adjustment on acquisitions.......................  23,037,676
Exchange differences........................................     322,136
                                                              ----------
At 31 January 2002..........................................  36,234,318
                                                              ==========



    The deferred exploration costs together with the freehold land in Note 8 represent the aggregate of the Group's undeveloped mining interests.


7.  GOODWILL


                                                                  L
                                                              ---------
COST
At 1 February 2000..........................................  2,477,754
                                                              ---------
At 31 January 2001..........................................  2,477,754
                                                              ---------
At 31 January 2002..........................................  2,477,754

AMORTISATION
At 1 February 2000..........................................         --
Provided in the year........................................    123,888
                                                              ---------
At 31 January 2001..........................................    123,888
                                                              ---------
Provided in the year........................................    123,888
                                                              ---------
At 31 January 2002..........................................    247,776
                                                              =========
NET BOOK VALUE
At 31 January 2002..........................................  2,229,978
                                                              =========
At 31 January 2001..........................................  2,353,866
                                                              =========


                                     III-10

8.  TANGIBLE FIXED ASSETS


                                              FREEHOLD     MOTOR     MINE AND    OFFICE       GROUP
                                                LAND      VEHICLES    PLANT     EQUIPMENT     TOTAL
                                              ---------   --------   --------   ---------   ---------
                                                  L          L          L           L           L
COST
At 1 February 2000..........................         --    40,730     33,497      11,441       85,668
Exchange differences........................         --     4,326      3,601         496        8,423
Additions...................................         --        --     19,291       2,357       21,648
Disposals...................................         --        --     (6,350)       (405)      (6,755)
                                              ---------    ------     ------     -------    ---------
At 31 January 2001..........................         --    45,056     50,039      13,889      108,984
Exchange differences........................         --     2,063      2,291         302        4,656
Additions...................................  3,446,144        --     13,451      24,165    3,483,760
                                              ---------    ------     ------     -------    ---------
At 31 January 2002..........................  3,446,144    47,119     65,781      38,356    3,597,400
                                              =========    ======     ======     =======    =========
DEPRECIATION
At 1 February 2000..........................         --    11,961     10,815       2,377       25,153
Exchange differences........................         --     1,271        501          60        1,832
Disposals...................................         --        --     (6,107)         --       (6,107)
Charge for year.............................         --     9,011     13,822       2,187       25,020
                                              ---------    ------     ------     -------    ---------
At 31 January 2001..........................         --    22,243     19,031       4,624       45,898
                                              ---------    ------     ------     -------    ---------
Exchange differences........................         --     1,019        871          58        1,948
Charge for the year.........................         --    10,209     16,862       4,128       31,199
                                              ---------    ------     ------     -------    ---------
At 31 January 2002..........................         --    33,471     36,764       8,810       79,045
                                              ---------    ------     ------     -------    ---------
NET BOOK VALUE
At 31 January 2002..........................  3,446,144    13,648     29,017      29,546    3,518,355
                                              =========    ======     ======     =======    =========
At 31 January 2001..........................         --    22,813     31,008       9,265       63,086
                                              =========    ======     ======     =======    =========


9.  INVESTMENTS




    At 31 January 2002 the Group held 76.44 per cent of the ordinary share capital of Minera El Desquite S.A. -- incorporated in Argentina. Minera El Desquite S.A. is involved in the identification, acquisition and development of technically and economically sound minerals projects in Argentina.



    In addition the Group held directly 60 per cent of the ordinary share capital of Minera Huemules S.A., Leleque Exploration S.A. and Minera Nahuel Pan S.A. all of which are incorporated in Argentina and involved in exploration. These subsidiaries were owned by Minera El Desquite S.A. until November 2001.


                                     III-11

10.  DEBTORS


                                                                2002       2001
                                                              --------   --------
                                                                 L          L
Other debtors -- due in less than one year..................  133,351     44,916
Other debtors -- due in more than one year..................  495,667    517,012
                                                              -------    -------
                                                              629,018    561,928
                                                              =======    =======


11.  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR


                                                                2002        2001
                                                              ---------   --------
                                                                  L          L
Trade creditors.............................................    381,057   269,591
Amounts payable for freehold land...........................  1,104,490        --
Other creditors.............................................      1,205    11,733
Accruals and deferred income................................    146,832   102,246
                                                              ---------   -------
                                                              1,633,584   383,570
                                                              =========   =======


12.  PROVISIONS FOR LIABILITIES AND CHARGES


                                                                 L
                                                              --------
At 1 February 2000..........................................       --
Provision for National Insurance on share options...........  101,810
                                                              -------
At 31 January 2001..........................................  101,810
Paid during the year........................................  (84,195)
Excess provision reversed in profit and loss account........  (17,615)
                                                              -------
At 31 January 2002..........................................       --
                                                              =======


13.  CALLED UP SHARE CAPITAL


                                                                2002        2001
                                                              ---------   ---------
                                                                  L           L
Authorised
90,000,000 ordinary shares of 5p each                         4,500,000   4,500,000
                                                              =========   =========
Allotted, called up and fully paid
84,953,178 (2001: 62,885,037) ordinary shares of 5p each      4,247,657   3,144,250
                                                              =========   =========



    The following allotments of the issued share capital of the company have taken place during the years ended 31 January 2001 and 31 January 2002:


--  On 21 March 2000, 96,800 ordinary shares were issued at 66p for cash.

--  On 28 March 2000, 200,000 ordinary shares were issued at 18.25p for cash.

--  On 25 April 2000, 250,000 ordinary shares were issued at 25p for cash.

--  On 25 April 2000, 100,000 ordinary shares were issued at 18.25p for cash.

--  On 25 April 2000, 100,000 ordinary shares were issued at 30p for cash.

--  On 25 April 2000, 48,400 ordinary shares were issued at 66p for cash.

                                     III-12

--  On 27 June 2000, 50,000 ordinary shares were issued at 18.25p for cash.

--  On 27 June 2000, 25,000 ordinary shares were issued at 30p for cash.

-- On 16 June 2000, 2,500,000 ordinary shares were issued at 130p for cash pursuant to a placing.


--  On 8 February 2001, 400,000 ordinary shares were issued at 100p for cash.



--  On 23 April 2001, 100,000 ordinary shares were issued at 56p for cash.



--  On 18 May 2001, 730,500 ordinary shares were issued at 28p for cash.



-- On 12 June 2001, 1,000,000 ordinary shares were issued at 165p for cash pursuant to a placing.



-- On 19 October 2001, 1,000,000 ordinary shares were issued at 122p for cash pursuant to a placing.



-- On 1 November 2001, 15,233,020 ordinary shares were issued to acquire additional interests in Minera El Desquite S.A.



-- On 22 November 2001, 2,604,621 ordinary shares were issued to acquire additional interests in Minera El Desquite S.A.



--  On 25 January 2002, 1,000,000 ordinary shares were issued at 13.5p for cash.



    Shares have been issued to finance the acquisition of further interests in Minera El Desquite S.A., pursuant to the exercise of share options, and by way of placings or rights issues to fund investment in the mining operations of Minera El Desquite S.A.


    Details of share options are as follows:


             NO. OF OPTIONS OVER
    ORDINARY SHARES AS AT 31 JANUARY 2002            PRICE                  EXERCISE DATE
----------------------------------------------      --------      ----------------------------------
449,500(1)....................................          28p               24 May 1999 to 23 May 2002
103,556.......................................        61.7p             10 June 1996 to 10 June 2003
125,000(3)....................................          43p         31 March 1996 to 31 October 2003
350,000.......................................       18.25p       20 January 2000 to 19 January 2005
750,000.......................................          10p       20 January 2000 to 19 January 2005
600,000(2)....................................          56p       20 January 2000 to 27 October 2006


------------------------------


(1) On 11 April 2002 options for 449,500 shares at 28p were exercised.



(2) On 16 April 2002 options for 100,000 shares at 56p were exercised.



(3) On 2 August 2001 the option expiry date was extended from 31 October 2001 to 31 October 2003.



    At year end all options are exercisable.


14.  SHARE PREMIUM ACCOUNT


                                                                  L
                                                              ----------
At 1 February 2000..........................................  10,673,327
Premium on issues in the year...............................   3,309,472
                                                              ----------
At 31 January 2001..........................................  13,982,799
Premium on issues in the year...............................  27,659,389
                                                              ----------
At 31 January 2002..........................................  41,642,188
                                                              ==========


                                     III-13

15.  SPECIAL RESERVE


                                                                  L
                                                              ----------
At 31 January 2001 and 31 January 2002......................     720,000
                                                              ==========


    The special reserve will be treated as a non-distributable reserve of the Company for the purposes of section 264 of the Companies Act 1985 until such time as the liabilities of the Company at the date of creation of the reserve (25 September 1996) have been fully discharged.

16.  PROFIT AND LOSS ACCOUNT


                                                                  L
                                                              ----------
At 1 February 2000..........................................  (7,869,844)
Retained loss for the year..................................  (1,146,168)
Exchange differences arising on translation.................     388,248
                                                              ----------
At 31 January 2001..........................................  (8,627,764)
Retained loss for the year..................................    (880,784)
Exchange differences arising on translation.................   1,179,529
                                                              ----------
At 31 January 2002..........................................  (8,329,019)
                                                              ==========


17.  RECONCILIATION OF MOVEMENTS IN EQUITY SHAREHOLDERS' FUNDS


                                                                                   13 MONTHS
                                                    YEAR ENDED     YEAR ENDED        ENDED
                                                    31 JANUARY     31 JANUARY     31 JANUARY
                                                       2002           2001           2000
                                                   ------------   ------------   -------------
                                                        L              L               L
Loss attributable to shareholders of Brancote
  Holdings PLC...................................     (880,784)    (1,146,168)    (1,998,980)
Exchange differences arising on translation......    1,179,529        388,248        314,184
Net funds arising from issues of shares..........   28,762,796      3,478,982      7,379,479
                                                   -----------     ----------     ----------
Net increase in shareholders' funds..............   29,061,541      2,721,062      5,694,683
Equity shareholders' funds at beginning of
  year...........................................    9,219,285      6,498,223        803,540
                                                   -----------     ----------     ----------
Equity shareholders' funds at end of year........   38,280,826      9,219,285      6,498,223
                                                   ===========     ==========     ==========


18.  RECONCILIATION OF OPERATING LOSS TO NET CASH OUTFLOW FROM OPERATING
ACTIVITIES


                                                                                   13 MONTHS
                                                    YEAR ENDED     YEAR ENDED        ENDED
                                                    31 JANUARY     31 JANUARY     31 JANUARY
                                                       2002           2001           2000
                                                   ------------   ------------   -------------
                                                        L              L               L
Operating loss...................................     (897,058)    (1,010,918)     (426,451)
Share of profit of joint ventures................           --             --      (167,523)
Depreciation and amortisation....................      128,582        148,908        14,169
Increase in debtors..............................      (67,090)      (339,301)     (242,153)
Increase/(decrease) in creditors.................       43,714        309,758       (78,985)
                                                    ----------     ----------      --------
Net cash outflow from operating activities.......     (791,852)      (891,553)     (900,943)
                                                    ==========     ==========      ========


                                     III-14

19.  ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT


                                                                                   13 MONTHS
                                                    YEAR ENDED     YEAR ENDED        ENDED
                                                    31 JANUARY     31 JANUARY     31 JANUARY
                                                       2002           2001           2000
                                                   ------------   ------------   -------------
                                                        L              L               L
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received................................       95,274        107,973         32,613
Interest paid....................................           --             --           (405)
                                                    ----------     ----------     ----------
                                                        95,274        107,973         32,208
                                                    ==========     ==========     ==========

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Payments to acquire plant and equipment..........   (2,379,270)       (20,297)       (53,080)
Investment in deferred exploration costs.........   (5,547,085)    (4,332,676)    (1,991,128)
Receipt from sale of current asset investment....           --             --         14,924
Payment of reorganisation costs..................     (136,616)      (195,545)            --
                                                    ----------     ----------     ----------
                                                    (8,062,971)    (4,548,518)    (2,029,284)
                                                    ==========     ==========     ==========

MANAGEMENT OF LIQUID RESOURCES
Short term deposit...............................    1,287,449       (287,449)    (1,000,000)
                                                    ==========     ==========     ==========

FINANCING
Issue of share capital...........................    3,665,540      3,515,307      7,867,250
Expenses in connection with issue of shares......      (53,818)       (36,325)      (487,232)
                                                    ----------     ----------     ----------
                                                     3,611,722      3,478,982      7,380,018
                                                    ==========     ==========     ==========


20.  ACQUISITIONS AND DISPOSALS OF SUBSIDIARY UNDERTAKINGS


    In November 2001 the Group increased its interest in Minera El Desquite S.A. from 60% to 76.44% by acquiring 100% interests in Emerald Limited and Villagarden S.A., which respectively held 14.0363% and 2.4% interests in Minera El Desquite S.A. The consideration paid for the companies was 17,837,641 ordinarzzy shares in Brancote Holdings PLC with a mid price on the days of transactions of L1.41 per ordinary share. The market valuation of the total consideration paid was L25,151,074. The Group incurred legal and professional costs of L48,265 in relation to these acquisitions.



    The additional interests acquired in the net assets of Minera El Desquite S.A., which had a corresponding book value of L2,161,663 have been valued at L25,199,339 which represents their fair value. A fair value adjustment of L23,037,676 has been attributed to the mining interests of Minera El Desquite S.A. since these are the principal assets being acquired. The 16.4363% acquired in the underlying assets in Minera El Desquite S.A. and the fair value adjustments thereto are as follows:



                                         MINERA
                                       EL DESQUITE   16.4363%    FAIR VALUE   FAIR VALUE   CASH FLOWS
                                          S.A.       ACQUIRED    ADJUSTMENT    TO GROUP       2002
                                       -----------   ---------   ----------   ----------   ----------
                                            L            L           L            L            L
Tangible fixed assets................     119,684       19,672           --       19,672
Intangible fixed assets..............  14,350,628    2,358,712   23,037,676   25,396,388
Debtors..............................     853,607      140,301           --      140,301
Cash at bank and in hand.............   1,023,510      168,227           --      168,227
Creditors............................  (3,195,665)    (525,249)          --     (525,249)
                                       ----------    ---------   ----------   ----------
Net assets...........................  13,151,764    2,161,663   23,037,676   25,199,339
                                       ==========    =========   ==========   ==========
Market value of ordinary shares
  issued in consideration............                                         25,151,074
Legal expenses incurred..............                                             48,265     (48,265)
                                                                              ==========     =======
                                                                              25,199,339     (48,265)
                                                                              ==========     =======


                                     III-15

    On 22 February 2000 Brancote Holdings PLC sold Brancote US Inc and Brancote Canada Limited in exchange for 6,000,000 ordinary shares in Landore Resources Inc, a company listed on the Canadian stock exchange. As part of the same transaction on 22 February 2000, the Company purchased a further 2,125,680 shares at a cost of L41,798, giving the Company an overall stake of 35 per cent in Landore Resources Inc.

    On 20 November 2000 the shareholding in Landore Resources Inc, and the Company's 100 per cent. shareholding in Brancote Mining Limited, were transferred into a newly incorporated subsidiary, HPD Exploration PLC. On 22 November 2000, HPD Exploration PLC was sold to the existing shareholders of Brancote Holdings PLC for L943,275 in cash. This equates to 1.5p for every 1p share in HPD Exploration PLC.

                                                         BRANCOTE                  HPD
                                              BRANCOTE    CANADA               EXPLORATION   CASH FLOWS
                                               US INC    LIMITED     TOTAL         PLC          2001
NET ASSETS DISPOSED OF                        --------   --------   --------   -----------   ----------
                                                 L          L          L            L            L
Deferred exploration costs..................  473,992     114,004   587,996            --
Current asset investment....................       --          --        --       838,577
Debtors.....................................   90,817          --    90,817       100,000
Creditors...................................   (1,715)         --    (1,715)           --
Cash........................................    4,706      17,596    22,302            --      (22,302)
                                              -------    --------   -------      --------     --------
                                              567,800     131,600   699,400       938,577
                                              =======    ========
Cost of disposal............................                         97,379       140,010     (237,389)
Loss on disposal............................                             --      (135,312)
                                                                    -------      --------
                                                                    796,779       943,275
                                                                    =======      ========

SATISFIED BY
Shares in Landore Resources Inc.............                        838,577            --
Cash (payment)/ receipt.....................                        (41,798)      943,275      901,477
                                                                    -------      --------     --------
                                                                    796,779       943,275      641,786
                                                                    =======      ========     ========

21.  ANALYSIS OF NET FUNDS/(DEBT)


                          AT 1 FEBRUARY                EXCHANGE     AT 31 JANUARY                 EXCHANGE     AT 31 JANUARY
                              2000        CASH FLOW   DIFFERENCES       2001        CASH FLOW    DIFFERENCES       2002
                          -------------   ---------   -----------   -------------   ----------   -----------   -------------
                                L             L            L              L             L             L              L
Cash....................      474,912       895,684     193,032       1,563,628     (1,431,228)    112,134         244,534
Deposits................    1,000,000       287,449          --       1,287,449     (1,287,449)         --              --
                            ---------     ---------     -------       ---------     ----------     -------       ---------
Total...................    1,474,912     1,183,133     193,032       2,851,077     (2,718,677)    112,134         244,534
                            =========     =========     =======       =========     ==========     =======       =========



    There is no material difference between the fair value and the book value of the Group's financial assets and liabilities as at 31 January 2002.


22.  CAPITAL COMMITMENTS


    There were no capital commitments as at 31 January 2002 or 31 January 2001.


                                     III-16

    The Group leases land and buildings under operating leases. The minimum annual rentals under such leases at 31 January 2002 are as follows:



                                                                2002       2001
                                                              --------   --------
                                                                 L          L
Commitments which expire:
Within one year.............................................   46,452     51,286
Within two to five years....................................    6,816         --
                                                               ------     ------
                                                               53,268     51,286
                                                               ------     ------


23.  TRANSACTIONS WITH RELATED PARTIES

    Details of transactions with the directors are given in note 3(c). Transactions with shareholders are dealt with in notes 13 and 20.

24.  MINORITY INTEREST


                                                                  L
At 1 February 2000..........................................   1,058,105
Net investment by minority interests during the year........   2,394,463
Exchange differences........................................      61,274
Share of loss for the year..................................     (87,634)
                                                              ----------
At 31 January 2001..........................................   3,426,208
Acquired by the Group.......................................  (2,161,663)
Net investment by minority interests during the year........   2,477,415
Premium paid by minority interest on transfer of interest in
  exploration subsidiaries..................................     (61,011)
Exchange differences........................................    (742,551)
Share of profit for the year................................       3,395
                                                              ----------
At 31 January 2002..........................................   2,941,793
                                                              ==========


25.  SUBSEQUENT EVENTS


    Since 31 January 2002 the following events have taken place:



ISSUE OF SHARES



    On 25 February 2002 Brancote issued 2,169,240 ordinary shares at L1.20 for cash.


OFFER FOR BRANCOTE


    On 3 April 2002 Brancote received an offer from Meridian Gold Inc. to purchase all of its share capital in return for shares. As part of this transaction Brancote has conditionally agreed to acquire the remaining minority shares in Minera El Desquite S.A.


GOING CONCERN

    Brancote may not currently have sufficient funds for its operations should the acquisition by Meridian not proceed. The financial statements have been prepared on a going concern basis notwithstanding the potential shortage of current funds since the directors consider that Brancote will either be able to raise the funds from the shareholders or secure a bank facility in order to meet ongoing costs of project feasibility works.

                                     III-17

26. SUMMARY OF DIFFERENCES BETWEEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The Group's financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"), which differ in certain significant respects from US generally accepted accounting principles ("US GAAP"). The significant differences which affect the Group's net income and shareholders' equity are set out below:

NET INCOME


                                                                                       13 MONTH
                                                                                        PERIOD
                                                            YEAR ENDED   YEAR ENDED     ENDED
                                                            31 JANUARY   31 JANUARY   31 JANUARY
                                                               2002         2001         2000
                                                            ----------   ----------   ----------
                                                                L            L            L
NET LOSS UNDER UK GAAP....................................    (880,784)  (1,146,168)  (1,998,980)
Deferred exploration costs................................  (5,573,590)  (4,332,676)  (1,917,449)
Acquisition accounting -- goodwill amortisation...........     123,888      123,888           --
Profit on disposal of subsidiaries........................     449,398      587,996           --
Deferred taxation.........................................   4,306,560      965,965      156,546
Minority interest.........................................   2,330,481    1,702,649      588,755
                                                            ----------   ----------   ----------
NET PROFIT/(LOSS) UNDER US GAAP...........................     755,953   (2,098,346)  (3,171,128)
                                                            ==========   ==========   ==========
Basic profit/(loss) per share under US GAAP (pence).......         1.1         (3.4)        (6.7)
Diluted profit/(loss) per share US GAAP (pence)...........         1.1         (3.4)        (6.7)


SHAREHOLDERS' EQUITY


                                                              31 JANUARY 2002   31 JANUARY 2001
                                                              ---------------   ---------------
                                                                     L                 L
Shareholders' equity under UK GAAP..........................     38,280,826        9,219,285
Deferred exploration costs..................................    (36,234,318)      (7,300,916)
Acquisition accounting
  Goodwill..................................................     (2,477,754)      (2,477,754)
  Goodwill amortisation.....................................        247,776          123,888
  Undeveloped mining interests -- cost......................     38,110,063        4,069,887
  Undeveloped mining interests -- foreign exchange..........      1,554,025          445,122
Deferred taxation...........................................      4,047,928               --
Minority interest...........................................      2,482,068        2,443,792
                                                                -----------       ----------
Shareholders' equity under US GAAP..........................     37,914,758        6,523,304
                                                                ===========       ==========


CONSOLIDATED CASH FLOW STATEMENT

    The principal difference between UK GAAP and US GAAP is in respect of classification. Under UK GAAP, the Group presents its cash flows from operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing.

    Under US GAAP, only three categories of cash flow are reported, being operating activities (which include tax and interest); investing activities (being capital expenditure, acquisitions and disposals together with cash flows from available for sale current asset investments); and financing activities (including dividends paid). Also under US GAAP, cash equivalents comprise cash balances and current asset investments with an original maturity of less than three months and exclude overdrafts. Under UK GAAP, cash for the purposes of cash flow statements are defined as cash in hand and deposits repayable on demand, less overdrafts repayable on demand.

                                     III-18

26. SUMMARY OF DIFFERENCES BETWEEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    Condensed consolidated cash flow statements presented in a US GAAP format are as follows:


                                                                                       13 MONTH
                                                                                        PERIOD
                                                            YEAR ENDED   YEAR ENDED     ENDED
                                                            31 JANUARY   31 JANUARY   31 JANUARY
                                                               2002         2001         2000
                                                            ----------   ----------   ----------
                                                                L            L            L
Cash flows from operating activities......................    (696,578)    (783,580)    (868,735)
Cash flows from investing activities......................  (8,111,236)  (3,906,732)  (4,652,188)
Cash flow from financing activities.......................   6,089,137    5,873,445    6,870,807
                                                            ----------   ----------   ----------
(DECREASE)/INCREASE IN CASH IN THE PERIOD.................  (2,718,677)   1,183,133    1,349,884
Effect of exchange rate movements.........................     112,134      193,032      (36,000)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE
  PERIOD..................................................   2,851,077    1,474,912      161,028
                                                            ----------   ----------   ----------
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD........     244,534    2,851,077    1,474,912
                                                            ==========   ==========   ==========


    Cash and cash equivalents under US GAAP are as follows:


                                                            31 JANUARY   31 JANUARY   31 JANUARY
                                                               2002         2001         2000
                                                            ----------   ----------   ----------
                                                                L            L            L
Cash at bank and in hand..................................     244,534    1,563,628      474,912
Liquid resources with original maturity of 3 months or
  less....................................................          --    1,287,449    1,000,000
                                                            ----------   ----------   ----------
CASH AND CASH EQUIVALENTS.................................     244,534    2,851,077    1,474,912
                                                            ==========   ==========   ==========


STATEMENT OF COMPREHENSIVE INCOME

    Under UK GAAP, the Company presents a statement of total recognised gains and losses, which is equivalent to a statement of comprehensive income under US GAAP.

DEFERRED EXPLORATION COSTS

    Under UK GAAP deferred exploration costs are capitalised as intangible fixed assets. They include acquisition costs, geological and geophysical costs, costs of drilling, cost of mine production facilities and an appropriate share of overheads. On completion of mine development, all project costs are transferred to tangible assets. In the event that it becomes evident that costs are unlikely to be recovered from the future revenues they are written off immediately to the profit and loss account.

    Under US GAAP exploration costs are expensed as incurred prior to formal determination of the existence of a commercially minable deposit.

ACQUISITION ACCOUNTING

    Under UK GAAP goodwill arising on consolidation is calculated as the difference between the fair value of the consideration given and the fair value of the underlying assets and liabilities acquired. This treatment has been applied to the acquisition of a further 10% of Minera El Desquite S.A. in 1999. Goodwill is amortised over 20 years.

    Under US GAAP acquisitions of mining companies do not generally give rise to goodwill. Any difference between the fair value of the consideration and the fair value of the non-mine assets would generally be attributed to the undeveloped mine and classified as undeveloped mining interests. Undeveloped mining interests are not amortised until production commences.

    In calculating the value of undeveloped mining interests, deferred exploration costs within Minera El Desquite S.A. were assumed to have been expensed in accordance with US GAAP.

                                     III-19

26. SUMMARY OF DIFFERENCES BETWEEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    Undeveloped mining interests are held in Minera El Desquite S.A. in local currency and are retranslated at each year end.

PROFIT ON DISPOSAL OF SUBSIDIARIES

    Profit on disposal of subsidiaries is calculated under the UK GAAP assuming capitalisation of deferred exploration costs.

    Under US GAAP the profit is calculated assuming the deferred exploration costs had been expensed.

SHARE OPTIONS

    Under UK GAAP share options are accounted for as equity when exercised with the compensation expense being calculated as the fair value of the shares at the date the share options are granted less the exercise price. The share options of Brancote were issued at fair value on the date of grant hence no charge has been recognised in the profit and loss account.

    The Group recognises compensation costs for US GAAP purposes in accordance with the requirements of APB opinion No. 25. No compensation cost was recorded under US GAAP.

DEFERRED TAXATION


    In accordance with UK GAAP, no deferred tax liability is recognised on asset revaluations resulting from an acquisition. Under US GAAP, a deferred tax liability for undeveloped mining interests has been recorded as part of the acquisition of further interests in Minera El Desquite S.A. Deferred tax assets have been recognised under US GAAP at acquisition and in subsequent periods for operating loss carryforwards and other tax attributes in the amount that management considers will more likely than not be realised.



    Additionally, US GAAP prohibits recognition of a deferred tax liability or asset for differences related to assets and liabilities that are remeasured from the local currency into the functional currency using historical exchange rates and that result from changes in exchange rates. The Group includes transaction gains and losses that result from remeasuring deferred foreign tax liabilities and assets in the reported amount of deferred tax benefit.


MINORITY INTERESTS

    The minority interest adjustment reflects the minority's share of the adjustments caclulated above.

EARNINGS PER SHARE

    Under UK GAAP and US GAAP earnings per ordinary share are generally computed in a consistent manner and are based on weighted average number of ordinary shares outstanding during the period.

THIRTEEN MONTH PERIOD OF ACCOUNT


    The Group has presented a 13 month period of account to 31 January 2000 under UK GAAP. Under US GAAP the maximum period of account permitted is 12 months.


                                     III-20

     UNAUDITED ANALYSIS OF THE THIRTEEN MONTH PERIOD ENDED 31 JANUARY 2000



                 UNAUDITED CONSOLIDATED PROFIT AND LOSS ACCOUNT



                                                        ONE MONTH        YEAR ENDED 31 DECEMBER 1999
                                                          ENDED      ------------------------------------
                                                       31 JANUARY                 INTERESTS
                                                          2000                     IN JOINT
                                              NOTE        GROUP        GROUP       VENTURES      TOTAL
                                            --------   -----------   ----------   ----------   ----------
                                                            L            L            L            L
TURNOVER..................................     1              --         36,745    2,070,704    2,107,449
Cost of sales.............................                    --        (39,963)  (1,903,181)  (1,943,144)
                                                         -------     ----------   ----------   ----------
GROSS (LOSS)/PROFIT.......................                    --         (3,218)     167,523      164,305
Administrative expenses...................               (56,979)      (460,098)          --     (460,098)
Exploration costs.........................                    --        (73,679)          --      (73,679)
                                                         -------     ----------   ----------   ----------
OPERATING (LOSS)/PROFIT...................               (56,979)      (536,995)     167,523     (369,472)
                                                                                  ==========   ==========
Share of operating profit of joint
  venture.................................                    --        167,523
                                                         -------     ----------
TOTAL OPERATING LOSS......................               (56,979)      (369,472)
Other income..............................                    --         24,428
Strategic review costs....................                    --             --
Amounts written off investments...........                    --     (1,671,363)
                                                         -------     ----------
LOSS ON ORDINARY ACTIVITIES BEFORE
  INTEREST AND TAXATION...................               (56,979)    (2,016,407)
Interest receivable.......................     2           5,075         29,038
Interest payable and similar charges......                                 (405)
                                                         -------     ----------
LOSS ON ORDINARY ACTIVITIES BEFORE
  TAXATION................................     3         (51,904)    (1,987,774)
TAX ON LOSS ON ORDINARY ACTIVITIES........                                   --
                                                         -------     ----------
LOSS ON ORDINARY ACTIVITIES AFTER
  TAXATION................................               (51,904)    (1,987,774)
Minority interest.........................                    --         40,698
                                                         -------     ----------
RETAINED LOSS FOR THE PERIOD..............               (51,904)    (1,947,076)
                                                         =======     ==========
LOSS PER SHARE............................     5           (0.1p)         (4.3p)
                                                         =======     ==========
DILUTED LOSS PER SHARE....................     5           (0.1p)         (4.3p)
                                                         =======     ==========


    The interests in joint ventures are discontinued activities. All other activities are continuing.

    There is no difference between the results as stated and the results on a historical cost basis.

                                     III-21

                   UNAUDITED CONSOLIDATED STATEMENT OF TOTAL
                          RECOGNISED GAINS AND LOSSES



                                                               ONE MONTH
                                                                 ENDED      YEAR ENDED
                                                              31 JANUARY    31 DECEMBER
                                                                 2000          1999
                                                              -----------   -----------
                                                                   L             L
Loss attributable to shareholders of Brancote Holdings
  PLC.......................................................    (51,904)    (1,947,076)
Unrealised exchange rate movements on foreign currency net
  investments...............................................       (757)       314,941
                                                                -------     ----------
TOTAL RECOGNISED GAINS AND LOSSES RELATING TO THE PERIOD....    (52,661)    (1,632,135)
                                                                =======     ==========



                   UNAUDITED CONSOLIDATED CASH FLOW STATEMENT



                                                                         ONE MONTH
                                                                           ENDED      YEAR ENDED
                                                                         31 JANUARY   31 DECEMBER
                                                                NOTE        2000         1999
                                                              --------   ----------   -----------
                                                                             L             L
NET CASH OUTFLOW FROM OPERATING ACTIVITIES..................     6        (125,165)     (775,778)
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE.............     7           5,075        27,133
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT................     7        (100,872)   (1,928,412)
ACQUISITIONS AND DISPOSALS..................................             (3,095,938)  (3,095,938)
                                                                         ----------   ----------
NET CASH OUTFLOW BEFORE USE OF LIQUID RESOURCES AND
  FINANCING.................................................              (220,962)   (5,772,995)
MANAGEMENT OF LIQUID RESOURCES..............................     7              --    (1,000,000)
FINANCING:
Issue of shares.............................................     7              --     7,380,018
Net investment by minority interests........................                    --       473,034
Decrease in debt............................................                    --      (509,211)
                                                                         ----------   ----------
NET CASH INFLOW FROM FINANCING..............................                    --     7,343,841
                                                                         ----------   ----------
(DECREASE)/INCREASE IN CASH IN THE PERIOD...................     8        (220,962)      570,846
                                                                         ==========   ==========



       UNAUDITED RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT



                                                                 ONE MONTH
                                                                   ENDED           YEAR ENDED
                                                              31 JANUARY 2000   31 DECEMBER 1999
                                                              ---------------   ----------------
                                                                     L                 L
(Decrease)/increase in cash during period...................      (220,962)          570,846
Cash outflow from decrease in debt..........................            --           509,211
Cash inflow from increase in liquid resources...............            --         1,000,000
Exchange differences........................................           221           (36,221)
                                                                 ---------         ---------
Movement in net debt........................................      (220,741)        2,043,836
Net funds/(debt) at beginning of period.....................     1,695,653          (348,183)
                                                                 ---------         ---------
Net funds at end of period..................................     1,474,912         1,695,653
                                                                 =========         =========


                                     III-22

                NOTES TO THE UNAUDITED ANALYSIS OF THE THIRTEEN



                       MONTH PERIOD ENDED 31 JANUARY 2000


1.  SEGMENTAL ANALYSIS


                                                                                   PROFIT/(LOSS) BEFORE
                                                              TURNOVER                   TAXATION
                                                      ------------------------   ------------------------
                                                      ONE MONTH                  ONE MONTH
                                                        ENDED      YEAR ENDED      ENDED      YEAR ENDED
                                                      31 JANUARY   31 DECEMBER   31 JANUARY   31 DECEMBER
                                                         2000         1999          2000         1999
                                                      ----------   -----------   ----------   -----------
                                                          L             L            L             L
Argentina...........................................         --            --            --     (101,744)
USA.................................................         --        25,306            --      (56,534)
Australia...........................................         --            --            --           --
UK..................................................         --            --       (51,904)  (1,516,073)
Ireland.............................................         --            --            --           --
Canada..............................................         --        11,439            --        6,372
                                                      ---------    ----------    ----------   ----------
                                                             --        36,745       (51,904)  (1,667,979)
Joint venture
Australia -- discontinued...........................         --     2,070,704            --     (319,795)
                                                      ---------    ----------    ----------   ----------
                                                             --     2,107,449       (51,904)  (1,987,774)
                                                      =========    ==========    ==========   ==========


2.  INTEREST RECEIVABLE


                                                              ONE MONTH
                                                                ENDED      YEAR ENDED
                                                              31 JANUARY   31 DECEMBER
                                                                 2000         1999
                                                              ----------   -----------
                                                                  L             L
Bank deposit interest.......................................     5,075       29,038
                                                                ======       ======


3.  LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION


                                                              ONE MONTH
                                                                ENDED      YEAR ENDED
                                                              31 JANUARY   31 DECEMBER
                                                                 2000         1999
                                                              ----------   -----------
                                                                  L             L
(a) The loss is stated after charging: Auditors'
  remuneration
-- audit....................................................      2000        24,644
-- other fees paid to the auditors and their associates.....        --        53,732
Depreciation................................................     1,060        13,109

(b) Staff
There was an average of 4 (1999: 4) employees, including
  directors, involved in management and administration
Staff costs (including directors' remuneration).............    13,641       163,698
                                                               -------       -------
                                                                13,641       163,698
                                                               =======       =======
(c) Directors
Directors' remuneration.....................................    13,872       166,467
                                                               =======       =======
Less: capitalised in connection with the development of
  mining interests..........................................    (2,000)      (24,000)
                                                               =======       =======
Charged in the financial statements.........................    11,872       142,467
                                                               =======       =======


                                     III-23

                NOTES TO THE UNAUDITED ANALYSIS OF THE THIRTEEN

4.  TAX ON LOSS ON ORDINARY ACTIVITIES


    The tax charge for the one month period was Lnil (year ended 31 December 1999: Lnil).


5.  LOSS PER SHARE


    The calculation of basic and diluted loss per share is based on losses for the period of L51,904 (year ended 31 December 1999: L1,947,076) and on the weighted average number of 59,500,682 shares (1999: 44,539,272 shares) ranking for dividend in respect of the year.



6.  RECONCILIATION OF OPERATING LOSS TO NET CASH OUTFLOW FROM OPERATING
ACTIVITIES



                                                               ONE MONTH
                                                                 ENDED        YEAR ENDED
                                                               31 JANUARY     31 DECEMBER
                                                                  2000           1999
                                                              ------------   -------------
                                                                   L               L
Operating loss..............................................     (56,979)       (369,472)
Share of profit of joint ventures...........................          --        (167,523)
Depreciation and amortisation...............................       1,060          13,109
(Increase) in debtors.......................................      (2,403)        239,750
Decrease in creditors.......................................     (66,843)        (12,142)
                                                                --------      ----------
Net cash outflow from operating activities..................    (125,165)       (775,778)
                                                                ========      ==========



7.  ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT



                                                               ONE MONTH
                                                                 ENDED        YEAR ENDED
                                                               31 JANUARY     31 DECEMBER
                                                                  2000           1999
                                                              ------------   -------------
                                                                   L               L
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received...........................................        5,075         27,538
Interest paid...............................................           --           (405)
                                                               ----------     ----------
                                                                    5,075         27,133
                                                               ==========     ==========

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Payments to acquire plant and equipment.....................           --        (53,080)
Investment in deferred exploration costs....................     (100,872)    (1,890,256)
Receipt from sale of current asset investment...............           --         14,924
                                                               ----------     ----------
                                                                 (100,872)    (1,928,412)
                                                               ==========     ==========

MANAGEMENT OF LIQUID RESOURCES
Short term deposit..........................................           --     (1,000,000)

FINANCING
Issue of share capital......................................           --      7,867,250
Expenses in connection with issue of shares.................           --       (487,232)
                                                               ----------     ----------
                                                                       --      7,380,018
                                                               ==========     ==========


                                     III-24

                NOTES TO THE UNAUDITED ANALYSIS OF THE THIRTEEN

8.  ANALYSIS OF NET FUNDS/(DEBT)



                            AT 1 JANUARY                EXCHANGE     AT 31 DECEMBER                EXCHANGE     AT 31 JANUARY
                                1999       CASH FLOW   DIFFERENCES        1999        CASH FLOW   DIFFERENCES       2000
                            ------------   ---------   -----------   --------------   ---------   -----------   -------------
                                 L             L            L              L              L            L              L
Cash......................     161,028       570,846     (36,221)        695,653       (220,962)        221         474,912
Deposits..................          --     1,000,000          --       1,000,000             --          --       1,000,000
Debt due within one
  year....................    (509,211)      509,211          --              --             --          --              --
                              --------     ---------     -------       ---------      ---------     -------       ---------
Total.....................    (348,183)    2,080,057     (36,221)      1,695,653       (220,962)        221       1,474,912
                              ========     =========     =======       =========      =========     =======       =========



9. SUMMARY OF DIFFERENCES BETWEEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES


   The Group's financial statements are prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP"), which differ in certain significant respects from US generally accepted accounting principles ("US GAAP"). The significant differences which affect the Group's net income and shareholders' equity are set out below:

NET INCOME


                                                              ONE MONTH
                                                                ENDED      YEAR ENDED
                                                              31 JANUARY   31 DECEMBER
                                                                 2000         1999
                                                              ----------   -----------
                                                                  L             L
NET LOSS UNDER UK GAAP......................................     (51,904)  (1,947,076)
Deferred exploration costs..................................    (100,872)  (1,816,577)
Deferred taxation...........................................          --      156,546
Minority interest...........................................      30,884      557,871
                                                              ----------   ----------
NET LOSS UNDER US GAAP......................................    (121,892)  (3,049,236)
                                                              ==========   ==========
Basic loss per share under US GAAP (pence)..................        (0.2)        (6.8)
Diluted loss per share US GAAP (pence)......................        (0.2)        (6.8)


    Condensed consolidated cash flow statements presented in a US GAAP format are as follows:


                                                              ONE MONTH
                                                                ENDED      YEAR ENDED
                                                              31 JANUARY   31 DECEMBER
                                                                 2000         1999
                                                              ----------   -----------
                                                                  L             L
Cash flows from operating activities........................    (120,090)    (748,645)
Cash flows from investing activities........................    (100,872)  (4,551,316)
Cash flow from financing activities.........................          --    6,870,807
                                                              ----------   ----------
(DECREASE)/INCREASE IN CASH IN THE PERIOD...................    (220,962)   1,570,846
Effect of exchange rate movements...........................         221      (36,221)
                                                              ----------   ----------
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD....   1,695,653      161,028
                                                              ----------   ----------
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD..........   1,474,912    1,695,653
                                                              ==========   ==========


    Cash and cash equivalents under US GAAP are as follows:


                                                              31 JANUARY   31 DECEMBER
                                                                 2000         1999
                                                              ----------   -----------
                                                                  L             L
Cash at bank and in hand....................................    474,912       695,653
Liquid resources with original maturity of 3 months or
  less......................................................  1,000,000     1,000,000
                                                              ---------     ---------
CASH AND CASH EQUIVALENTS...................................  1,474,912     1,695,653
                                                              =========     =========


                                     III-25

                                  APPENDIX IV
              PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


    The following unaudited pro forma condensed income statement, pro forma condensed balance sheet and accompanying notes give effect to the proposed business combination of Meridian and Brancote under the purchase method of accounting and are based on the historical financial statements of Meridian and Brancote, and should be read in conjunction with the historical financial statements, including footnotes. The unaudited pro forma information set forth below gives effect to the acquisition of Brancote by Meridian as if the transaction had been completed on 1 January 2001 for income statement purposes, and as if it had been completed on 31 December 2001 for balance sheet purposes.


    Immediately prior to the acquisition of Brancote by Meridian, Brancote will acquire all of the remaining minority interest in Minera El Desquite S.A. As a result, the unaudited pro forma financial information set forth below is presented as if Brancote owned 100 per cent of Minera El Desquite S.A. for all periods presented. The pro forma condensed balance sheet includes additional Brancote Shares to be issued pursuant to the Argentinean Acquisition as proposed to be exchanged for Meridian Common Shares under the Offer.

    The fair value of the consideration has been allocated to the assets and liabilities acquired based upon the fair values of such assets and liabilities at the date of acquisition. The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies nor any adjustments to expense for any future operating changes.


    Certain adjustments have been made to the unaudited pro forma condensed financial statements to reflect US GAAP as well as Meridian's accounting policies and procedures. Brancote's fiscal year end is 31 January. For presentation purposes, Brancote's income statement for the year ended
31 January 2002 has been combined with Meridian's income statement for the year ended 31 December 2001, and Brancote's balance sheet as of 31 January 2002 has been combined with Meridian's balance sheet as of 31 December 2001.


    The unaudited pro forma condensed statements are for illustrative purposes only and because of their nature, may not give a true depiction and are not necessarily indicative of the financial position or operating results that would have occurred had the business combination been completed on the dates discussed above.

    Meridian is unaware of events, other than those disclosed in the pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of the required purchase accounting adjustments will be made after completion of the acquisition and the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial information and the date on which the acquisition took place.

CONDENSED CONSOLIDATED INCOME STATEMENTS


                                                                CONDENSED CONSOLIDATED FULL YEAR
                                                       ---------------------------------------------------
                                                       (IN USD THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                                              HISTORICAL
                                                       ------------------------
                                                        MERIDIAN      BRANCOTE
                                                       YEAR ENDED    YEAR ENDED                 PRO FORMA
                                                       12-31-2001    01-31-2002   ADJUSTMENTS    COMBINED
                                                       -----------   ----------   -----------   ----------
SUMMARY OF OPERATIONS
Sales...............................................    $ 115,436      $    --      $    --      $115,436
Costs and expenses
  Cost of sales.....................................       35,134           --           --        35,134
  Depreciation, depletion and amortization..........       22,507          178         (178)(b)    21,889
                                                                                       (618)(e)
  Exploration costs.................................       12,299           --        4,664 (a)    16,963
  Selling, general and administrative expenses......        7,325        2,063           --         9,388
  Other operating expense (income)..................          277         (755)          --          (528)
  Provision for impairment of mining properties.....           --           --           --            --
                                                        ---------      -------      -------      --------
Total costs and expenses............................       77,492        1,486        3,868        82,846
                                                        ---------      -------      -------      --------
Operating income (loss).............................    $  37,944      ($1,486)     ($3,868)     $ 32,590
Interest income.....................................        1,808          137        3,868         1,945
Gain (loss) on sale of assets.......................        1,863           88          645 (f)     2,596
                                                        ---------      -------      -------      --------
Income (loss) before income taxes...................       41,615       (1,261)      (3,223)       37,131
Income tax (benefit) expense........................        2,890           --       (6,191)(c)    (3,301)
                                                        ---------      -------      -------      --------
Net income (loss) ordinary activities after
  taxation..........................................    $  38,725      ($1,261)     $ 2,968      $ 40,432
Minority Interest...................................           --           (5)           5 (d)        --
Retained Net income (loss)..........................    $  38,725      ($1,266)     $ 2,973      $ 40,432
                                                        =========      =======      =======      ========
Net income (loss) per common share--Basic...........    $    0.52      ($ 0.02)          --      $   0.42
Net income (loss) per common share--Diluted.........    $    0.51      ($ 0.02)          --      $   0.41
                                                        =========      =======      =======      ========
Weighted average common shares
  Outstanding--Basic (thousands)....................       75,128       69,107           --        97,091
                                                        ---------      -------      -------      --------
Weighted average common shares
  Outstanding--Diluted (thousands)..................       76,122       69,107           --        98,086
                                                        ---------      -------      -------      --------

CONDENSED CONSOLIDATED BALANCE SHEETS


                                                         HISTORICAL
                                                 --------------------------
                                                  MERIDIAN        BRANCOTE
                                                   AS OF           AS OF                             PRO FORMA
                                                 12-31-2001      1-31-2002       ADJUSTMENTS         COMBINED
                                                 ----------      ----------      -----------         ---------
                                                                     (IN THOUSANDS OF USD)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents..................       $ 97,319        $   346          $     --          $ 97,665
Trade and other receivables................          1,685             --                --             1,685
Inventories................................          7,292             --                --             7,292
Deferred tax asset.........................         14,895             --                --            14,895
Other current assets.......................          1,560            189                --             1,749
                                                  --------        -------          --------          --------
Total current assets.......................        122,751            535                --           123,286
Property, plant and equipment, net.........         93,475         56,246           362,003 (a)       508,635
                                                                                     (3,089)(b)
Other assets...............................          1,295          3,857            (3,155)(a)         1,996
                                                  --------        -------          --------          --------
Total assets...............................       $217,521        $60,637          $355,759          $633,917
                                                  --------        -------          --------          --------

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable, trade and other..........          5,311          2,311                --             7,622
Accrued and other liabilities..............         22,752             --             8,400 (a)        31,152
                                                  --------        -------          --------          --------
Total current liabilities..................         28,063          2,311             8,400            38,774
                                                  --------        -------          --------          --------
Long-term debt, net of current portion.....             --             --                --                --
Deferred income taxes......................          6,454             --           110,948 (a)       117,402
Other long-term liabilities................         35,791             --                --            35,791

SHAREHOLDERS' EQUITY:
Common shares..............................         76,829          6,010           291,816           374,655
Additional paid-in capital.................          3,658         58,920           (58,920)(d)         3,658
Minority Interest..........................             --          4,162            (4,162)(d)            --
Special Reserve............................             --          1,019            (1,019)(d)            --
Retained earnings..........................         66,726        (11,785)           11,785 (d)(e)     63,637
                                                                                     (3,089)
                                                  --------        -------          --------          --------
Total shareholders' equity.................        147,213         58,326           236,411           441,950
                                                  --------        -------          --------          --------
Total liabilities and shareholders'
  equity...................................       $217,521        $60,637          $355,759          $633,917
                                                  --------        -------          --------          --------

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

PRO FORMA CONDENSED BALANCE SHEET

(a) To record the allocation of the purchase price to assets and liabilities. Excess consideration paid has been allocated to undeveloped mineral properties. A final allocation of the excess purchase price will be made upon completion of a third party valuation of the properties being acquired. The deferred tax liability results from an allocation of the excess purchase price to the assets which results in a basis for financial reporting purposes in excess of the tax basis. For purposes of these pro forma financial statements, the consideration has been calculated based on Meridian acquiring all of the outstanding shares of Brancote in exchange for 21,963,546 shares of Meridian.


    Consideration paid..........................................  $297,826
    Estimated acquisition costs incurred by Meridian............     8,400
                                                                  --------
    Total Purchase price to be allocated........................  $306,226
                                                                  ========
    Historical net book value of Brancote at 31 December 2001...   (58,326)
    Pro forma adjustments relating to:
      Existing Brancote goodwill................................     3,155
      Deferred tax liability on excess purchase price...........   110,948
                                                                  --------
    Value allocated to mineral properties.......................  $362,003
                                                                  ========


(b) To eliminate El Penon start up costs in accordance with US GAAP, which were historically capitalized by Meridian.

PRO FORMA CONDENSED INCOME STATEMENT

(a) To expense current year exploration costs in accordance with US GAAP and Meridian's accounting policies and procedures.

(b) To eliminate Brancote's amortization of goodwill.

(c) To record deferred taxes.


(d) To eliminate Brancote's minority interest. Immediately prior to the acquisition, Brancote will acquire the remaining interest in Minera El Desquite S.A. As a result, no minority interest is reflected in the pro forma financial statements since the acquisition is considered to have occurred on 1 January 2001.


(e) To eliminate depletion related to El Penon start up costs.

(f) To record additional gain on disposal of assets based on US GAAP cost basis.

                                   APPENDIX V
                             ADDITIONAL INFORMATION


1.  RESPONSIBILITY

    (a) The Meridian Directors, whose names are set out in paragraph 3(a) below, accept responsibility for the information contained in this document, other than that relating to the Brancote Group, the Brancote Directors and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Meridian Directors (who have taken all reasonable care to ensure that such is the case), the information contained herein for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

    (b) The Brancote Directors, whose names are set out in paragraph 2(b) below, accept responsibility for the information contained in this document relating to the Brancote Group, the Brancote Directors and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Brancote Directors (who have taken all reasonable care to ensure that such is the case), the information contained herein for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.  DIRECTORS, EXECUTIVE OFFICERS AND REGISTERED OR PRINCIPAL ADDRESS

    (a) Information about the Directors of Meridian is set forth in paragraph 3(a) below and information about the executive officers of Meridian is set forth in paragraph 3(b) below.

       The principal executive offices of Meridian, which is also the business address of the Directors of Meridian, is at 9670 Gateway Drive, Suite 200, Reno, Nevada, United States.

    (b) The names of the Directors and executive officers of Brancote and their age, business experience, functions, areas of experience and any other principal business activities performed outside Brancote are as follows:

       RICHARD PRICKETT, aged 50, has been a director of Brancote since its inception and Chairman since 1995. He is a chartered accountant and has experience in the field of corporate and property finance. He is also a non-executive director of Probus Estates Plc and The Capital Pub Company Plc.

       WILLIAM HUMPHRIES, aged 61, has been managing director since
       January 1999 and has 30 years experience in the mining and civil engineering industries of Western Australia. From 1996 to 1998 he was the General Manager to Sardinia Gold Mining S.p.A.

       DAVID DARE, aged 71, has been a non-executive director since 1997 and company secretary and legal advisor to Brancote since its inception.

       DAVID WHITEHEAD, aged 59 has been a non-executive director of Brancote since 12 November 2001. He is Vice-President Integration, Exploration and Innovation at BHP Billiton and was previously Chief Executive Officer of Exploration and Development at Billiton PLC.

       DAVID BARNETT, aged 57, is an officer of Brancote's largest shareholder, Consolidated Press International Limited, and has been a non-executive director of Brancote since 11 December 2001.

       The registered office of Brancote, which is also the business address of the Directors of Brancote, is at 20 Upper Grosvenor Street, London W1K 7PB.

3.  MANAGEMENT OF MERIDIAN FOLLOWING COMPLETION OF THE OFFER

    (a) Directors of Meridian

       Meridian intends that, following completion of the Offer, the current members of the Board set forth below will continue to serve as Directors of Meridian.

       JOHN A. ECKERSLEY has been a director of Meridian since 1996.
       Mr. Eckersley is a private investor and most recently held the position of Vice-President, Secretary and General Counsel of Placer Dome Inc., a mining company, from which he retired in 1995 after 22 years of service.

       BRIAN J. KENNEDY has been President, Chief Executive Officer and a director of Meridian since April 1996. In addition, he served as President of FMC Gold Company, a predecessor of Meridian, from May 1987 until June 1996. Mr. Kennedy is also a director and officer of certain subsidiaries of Meridian.

       CHRISTOPHER R. LATTANZI has been a director of Meridian since 1999.
       Mr. Lattanzi is a mining engineer with nearly 40 years of experience in the planning and supervision of mining operations. He has been President of Micon International Limited, mineral industry consultants, for the past twelve years.

       MALCOLM W. MACNAUGHT has been a director of Meridian since 1997.
       Mr. MacNaught is a private investor who, in 1996, culminated his 28-year career with Fidelity Investments where he managed the Fidelity Select Precious Metals and Minerals Fund and the Fidelity Select American Gold Portfolio Fund. He also acted as Manager of Fidelity Advisor Global Resources.

       CARL L. RENZONI has been a director of Meridian since 2000. Mr. Renzoni retired from BMO Nesbitt Burns in 2001, where he was employed since 1969 and most recently served as a Managing Director. He has over 30 years experience in the securities business specializing in the mining industry.

       DAVID S. ROBERTSON has been a director of Meridian since 1996.
       Dr. Robertson is currently an independent consultant in the mining industry. His career has spanned over 30 years. Dr. Robertson has served as a director for several mining companies and as president of the Canadian Institute of Mining, Metallurgy and Petroleum.

    (b) Executive Officers of Meridian

       Following completion of the Offer, the individuals set out below are expected to serve as executive officers of Meridian. All such individuals currently serve as executive officers of Meridian.

       BRIAN J. KENNEDY has been President, Chief Executive Officer and a director of Meridian since April 1996. In addition, he served as President of FMC Gold Company, a predecessor of Meridian, from May 1987 until June 1996. Mr. Kennedy is also a director and officer of certain subsidiaries of Meridian.

       EDWARD H. COLT has been Vice President, Finance and Chief Financial Officer of Meridian since November, 1996. Prior to that he was Controller of the Phosphorous Division of FMC Corporation from 1995 to 1996, Manager of Financial Planning for FMC Corporation from 1993 to 1995, and Controller and acting CFO for FMC Gold from 1990 to 1993.

       GONZALO F. TUFINO has been Vice President, Development of Meridian since February 2000. Prior to that he acted as Vice President and General of El Penon for Meridian from 1998 to 2000, and General Manager of El Penon from 1997 to 1998. Previous to joining Meridian, Mr. Tufino was President and General Manager of FMC Corporation's Minera del Altiplano S.A. from 1990 to 1997.

       RICHARD C. LORSON has been Vice President, Exploration of Meridian since July 1996. Prior to that he served as the Manager of Chilean Exploration for FMC Gold from 1992 to 1996, the Project Manager for FMC Gold's Paradise Peak division from 1990 to 1992, and Senior Geologist for FMC Gold from 1982 to 1990.

       EDGAR A. SMITH has been Vice President and General Manager, El Penon since February 2000, Mr. Smith served as Vice President of North American Operations for Meridian from 1998 to 2000. Prior to that, he spent two years at Coeur Rochester Inc. as Vice President and General Manager from 1996 to 1998, and was originally a member of FMC's Royal Mountain King team as General Manager from 1988 through 1996. Previous to this, he was at Nerco Minerals' operations in Montana, Nevada, Colorado and Idaho.

       PETER C. DOUGHERTY has been Chief Accounting Officer and Controller of Meridian since March 1997. Prior to that he was employed by FMC Corporation in Philadelphia from 1993 to

       1997 as the Financial Manager of the Integrated Business Systems project, and acted as Controller of FMC Gold's Paradise Peak and Royal Mountain King mines from 1990 to 1993.

       WAYNE M. HUBERT has been the Vice President, Corporate Development & Investor Relations of Meridian since August 2001. Prior to that he acted as Director of Investor Relations and Financial Planning for Meridian from 1996 to 2001. Mr. Hubert was originally hired by Meridian's predecessor, FMC Gold, in 1992 for the position of Senior Financial Analyst, and transferred to the FMC Beartrack mine as Controller in 1994. Prior to that, Mr. Hubert was employed by Ford Motor Company.

    (c) Compensation of Directors and Executive Officers of Meridian

       The aggregate amount of compensation that Meridian paid to the persons who will serve as Directors of Meridian following the Offer (other than any such person who also served as an officer of Meridian) in respect of services to Meridian and its Subsidiaries during the fiscal year ended 31 December 2001 was US$177,333. David Robertson, the non-executive Chairman of the Board of Directors was paid a retainer of $50,000. Each of the other directors of Meridian, with the exception of Brian Kennedy, were paid a retainer of US$20,000, plus an additional US$2,500 for each committee for which such Director served as chairman. In addition, all of Meridian's Directors received a fee of (a) US$1,000 for each meeting of the Board of Directors, or a committee thereof, attended in person and
       (b) US$500, which amount may have been adjusted (up to a maximum of US$1,000) at the discretion of the Chairman of the company or committee, as applicable, for participation at each meeting of the Board of Directors, or a committee thereof, held by telephone conference, plus reimbursement of expenses in each case. In 2001, no directors were granted the option to purchase Meridian Common Shares.

       The following table sets forth information concerning the amount of compensation paid and benefits granted by Meridian during the fiscal year ended 31 December 2001 to each person who will serve as an executive officer of Meridian following the Offer.

                         SUMMARY COMPENSATION TABLE(1)


                                           ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                 ----------------------------------------   ---------------------------------
                                                                             SECURITIES
      NAME AND PRINCIPAL                                  OTHER ANNUAL      UNDER OPTIONS   RESTRICTED SHARES
           POSITION               SALARY    BONUS(2)   COMPENSATION(3)(5)   GRANTED(6)(7)     GRANTED(4)(6)
      ------------------         --------   --------   ------------------   -------------   -----------------
                                   ($)        ($)             ($)                                  ($)
Brian J. Kennedy, President and
  Chief Executive Officer......  375,000    292,348          10,500            103,700           567,440

Edward H. Colt(3), Vice
  President, Finance & Chief
  Financial Officer............  200,000    128,267          10,000             43,400           237,800

Gonzalo F. Tufino(3), Vice
  President, Development.......  166,000     96,891           3,583             32,700           178,760

Richard C. Lorson, Vice
  President, Exploration.......  160,000     93,972           7,567             31,500           172,200

Edgar A. Smith(3), Vice
  President & General Manager,
  El Penon.....................  148,000     91,184          43,821             31,400           171,380

Wayne M. Hubert, Vice
  President, Corporate
  Development & Investor
  Relations....................  148,000     61,876           5,259             30,000           183,992

Peter C. Dougherty, Chief
  Accounting Officer and
  Controller...................  119,000     42,060           5,966             12,100            66,420


------------------------------


(1) All figures, other than numbers of options granted, are expressed in US dollars.


(2) Bonus are paid pursuant to a bonus plan (the "Bonus Plan") for Meridian's executives which was approved by the Board of Directors for 1999 and subsequent years. Cash bonuses are directly related to the overall performance of the company and the executive officer's contribution to the company's performance.

(3) Consists of matching payments to a 401(k) Thrift Plan established by a subsidiary of Meridian. Excludes any perquisites and other benefits not greater than the lesser of Cdn. $50,000 and 10 per cent. of the executive officer's total annual salary and bonus. In the case Mr. Smith, also includes premiums associated with expatriate agreements.

(4) Stated in terms of the dollar value (net of consideration paid by the executive officers) of Restricted Shares (calculated by multiplying the closing market price of Meridian's unrestricted shares on the date of grant by the number of Restricted Shares awarded). All of these Restricted Shares vest in whole or in part in less than three (3) years and the vesting schedule is as follows: a third vested at each of the first, second and third anniversaries. No dividends or dividend equivalents were declared payable during the 2001 financial year on the Restricted Shares disclosed.

(5) Any amount of salary or bonus earned in any covered year that was foregone at the election of the executive officer under a program of Meridian under which stock, stock-based or other forms of non-cash compensation may be received in lieu of a portion of annual compensation is reflected in the appropriate column of the table.

(6) None of the securities under Options Granted or Restricted Shares carry a right to receive dividends of a preferential or above-market rate.

(7) Each of the Options Granted during the 2001 fiscal year entitle the holder to purchase common shares of Meridian at an exercise price of $8.20 per share. Each Option expires on 27 July 2011.

    (d) The following table shows, as of 8 May 2002, for each person who is and will be a Director or executive officer of Meridian following the Offer, ownership of Meridian Common Shares and ownership of options to acquire Meridian Common Shares:


                                            HOLDING IN         HOLDINGS IN OPTIONS
                                              SHARES     --------------------------------
                                            ----------      NUMBER OF
                                            NUMBER OF    MERIDIAN COMMON   EXERCISE PRICE     EXERCISE PERIOD
                                             MERIDIAN     SHARES UNDER      PER MERIDIAN    -------------------
           NAME                               SHARES         OPTION         SHARE (US$)       FROM        TO
           ----                             ----------   ---------------   --------------   --------   --------
           John A. Eckersley..............      3,500          1,000            3.6395      31/07/96   31/07/06
                                                              10,000            3.2492      17/08/98   17/08/08
                                                              10,000            6.1191      24/07/00   24/07/10
           Brian J. Kennedy...............     86,823         60,600            4.2500      28/04/92   28/04/02
                                              164,577(1)     235,000            4.3125      04/09/97   04/09/07
                                                              90,000            3.1870      18/02/98   18/02/08
                                                             184,250            4.6250      23/10/98   23/10/08
                                                              75,400            6.6875      26/10/99   26/10/09
                                                             199,900            5.9375      24/07/00   24/07/10
                                                             103,700            8.2000      27/07/01   27/07/11
           Christopher R. Lattanzi........         --         10,000            5.8302      05/03/99   05/03/09
                                                              10,000            6.1191      24/07/00   24/07/10
           Malcolm W. MacNaught...........     10,000         10,000            2.2500      16/12/97   16/12/07
                                                              10,000            3.3100      17/08/98   17/08/08
                                                              10,000            5.9375      24/07/00   24/07/10
           Carl L. Renzoni................         --         10,000            5.0589      01/11/00   01/11/10
           David S. Robertson.............     11,000         20,000            3.2492      17/08/98   17/08/08
                                                              20,000            6.1191      24/07/00   24/07/10
           Edward H. Colt.................     22,666         63,300            4.5000      18/11/96   18/11/06
                                               69,434(1)      55,000            4.3125      04/09/97   04/09/07
                                                              59,500            4.6250      23/10/98   23/10/08
                                                              28,400            6.6875      26/10/99   26/10/09
                                                              76,400            5.9375      24/07/00   24/07/10
                                                              43,400            8.2000      27/07/01   27/07/11
           Gonzalo F. Tufino..............     24,134         33,334            4.9400      01/10/97   01/10/07
                                               54,866(1)      27,500            4.6250      23/10/98   23/10/08
                                                              21,450            6.6875      26/10/99   26/10/09
                                                              62,600            5.9375      24/07/00   24/07/10
                                                              32,700            8.2000      27/07/01   27/07/11
           Richard C. Lorson..............     27,367         63,300            3.6500      31/07/96   31/07/06
                                               53,733(1)      55,000            4.3125      04/09/97   04/09/07
                                                              61,250            4.6250      23/10/98   23/10/08
                                                              24,700            6.6875      26/10/99   26/10/09
                                                              65,000            5.9375      24/07/00   24/07/10
                                                              31,500            8.2000      27/07/01   28/07/11
           Edgar A. Smith.................     23,933         33,334            3.7500      03/08/98   03/08/08
                                               53,567(1)      56,250            4.6250      23/10/98   23/10/08
                                                              22,700            6.6875      26/10/99   26/10/09
                                                              61,700            5.9375      24/07/00   24/07/10
                                                              31,400            8.2000      27/07/01   27/07/11
           Peter C. Dougherty.............      2,132          5,500            4.3125      04/09/97   04/09/07
                                               21,001(1)      18,000            4.6250      23/10/98   23/10/08
                                                               9,200            6.6875      26/10/99   26/10/09
                                                              24,300            5.9375      24/07/00   24/07/10
                                                              12,100            8.2000      27/07/01   27/07/11
           Wayne M. Hubert................     10,572         24,000            4.3750      22/04/97   22/04/07
                                               32,901(1)      13,750            4.3125      04/09/97   04/09/07
                                                              19,500            4.6250      23/10/98   23/10/08
                                                               9,200            6.6875      26/10/99   26/10/09
                                                              24,300            5.9375      24/07/00   24/07/10
                                                              12,200            8.2000      27/07/01   27/07/11
                                                              17,800            9.8800      26/10/01   26/10/11
           --------------------------

        (1) These shares are held in escrow pursuant to Meridian's share incentive plan until the lapsing of the restricted period provided for in the terms of the award, at which time the shares plus accrued dividends will be delivered to the holder if the holder is still an employee of Meridian.

MERIDIAN'S SHARE INCENTIVE PLAN

    On 5 March 1999, Meridian implemented a share incentive plan to encourage directors, officers, employees and certain consultants to own Meridian Common Shares. The purpose of the share incentive plan is to provide additional incentive for superior performance of those persons primarily responsible for the management and profitable growth of Meridian's business and to enable Meridian to attract and retain valued directors, officers, employees and consultants.

    Under the original terms of the share incentive plan, a maximum of 5,200,000 Meridian Common Shares were reserved for issuance pursuant to options and restricted common shares granted under the share incentive plan. The exercise price of options granted under the share incentive plan may not be less than the closing market price for the Meridian Common Shares on the TSE or NYSE at the time of the grant. The share incentive plan provides for the grant of options exercisable during a period not to exceed ten years from the dates such options are granted. Each option granted entitles the holder to purchase one Meridian Common Share. As at 22 March 2002, an aggregate of 5,058,276 options and restricted shares have been granted pursuant to the share incentive plan, 2,683,488 of which are currently unexercised, leaving 141,724 options available for future grants.


    On 22 February 2002, the Board of Meridian adopted an amendment to the share incentive plan, which amendment was approved by Meridian Shareholders on 7 May 2002, to:


    - increase the maximum number of Meridian Common Shares that may be reserved for issuance pursuant to options granted under the share incentive plan from 5,200,000 to 8,200,000 (an increase of 3,000,000 Meridian Common Shares);

    - remove a restriction in the share incentive plan that limits the aggregate number of Meridian Common Shares that may issued pursuant to incentive stock options to 2,000,000; and

    - increase the maximum aggregate number of Meridian Common Shares which may be reserved for issuance pursuant to awards other than stock options and share appreciation rights from 1,000,000 to 1,750,000.


    As amended, the number of Meridian Common Shares available for future option grants under the share incentive plan is 3,141,724. Taken together with the 2,683,488 shares issuable under outstanding options as of 22 March 2002, the total Meridian Common Shares issuable pursuant to the Share Incentive Plan represents 7.67 per cent of the 75,924,449 Meridian Common Shares issued and outstanding as of 22 March 2002.


4.  RELATED PARTY TRANSACTIONS

    Secretarial fees and legal expenses are paid by Brancote to Dare & Co., a firm in which Mr. Dare is principal, for secretarial and legal services provided to Brancote.

5.  SHAREHOLDINGS AND DEALINGS

    For the purposes of this paragraph 5:

    "ARRANGEMENT" includes indemnity or option arrangements, and any agreement or understanding, formal or informal, of whatever nature, relating to relevant securities in relation to Meridian or Brancote which may be an inducement to deal or refrain from dealing;

    an "ASSOCIATE" includes:

    (a) Meridian or Brancote's Subsidiaries and associated companies and companies of which any such subsidiaries or associated companies are associated companies;

    (b) banks, financial and other professional advisors (including stockbrokers) to Meridian or Brancote or to any company covered in
       (a) above, including persons controlling, controlled by or under the same control as such banks, financial or other professional advisors;

    (c) the directors of Meridian and Brancote together with the directors of any company covered in (a) above (together in each case with any member of their immediate families and related trusts);

    (d) the pension funds of Meridian and Brancote or the pension funds of any company covered in (a) above;

    (e) an investment company, unit trust or other person whose investments an associate (as defined in this paragraph 5) manages on a discretionary basis, in respect of the relevant investment accounts;

    (f) a person who owns or controls five per cent or more of any class of relevant securities (as defined in paragraphs (a) to (d) in Note 2 on Rule 8 of the City Code) issued by Brancote or Meridian, as the case may be, including a person who as a result of any transaction owns five per cent or more;

    (g) a company having a material trading arrangement with Brancote or Meridian, as the case may be; and

    (h) a "BANK" does not apply to a bank whose sole relationship with Meridian or Brancote or a company covered in (a) above if the provision of normal commercial banking services or such activities in connection with the Offer as confirming that cash is available, handling acceptances and other registration work.

    For the purpose of this paragraph 5, ownership or control of 20 per cent or more of the equity share capital of a company is regarded as the test of associated company status and "CONTROL" means a holding, or aggregate holdings, of shares carrying 30 per cent or more of the voting rights attributable to the share capital of a company which are currently exercisable at a general meeting, irrespective of whether the holding or holdings give(s) de facto control;

    "DERIVATIVE" includes any financial product whose value in whole or part is determined directly or indirectly by reference to the price of an underlying security but which does not include the possibility of delivery of such underlying securities;

    "DISCLOSURE PERIOD" means the period commencing on 8 March 2001 (the date twelve months prior to the commencement of the Offer Period) and ending on the Printing Date; and

    "RELEVANT SECURITIES" means Brancote Shares or Meridian Common Shares, as the case may be, or any securities convertible into, rights to subscribe for, options (including traded options) in respect of, and derivatives referenced to Brancote Shares or Meridian Common Shares, as the case may be.

(A) HOLDINGS IN BRANCOTE SHARES

    (i) No member of the Meridian Group holds any Brancote Shares.

    (ii) None of the Directors of Meridian hold any Brancote Shares.

    (iii) As at the close of business on the Printing Date, the following persons deemed acting in concert with Meridian owned or controlled the following Brancote Shares:

                                                                 NUMBER OF
NAME                                                          BRANCOTE SHARES
----                                                          ---------------
Jones Heward Investment Counsel*............................      400,000
Harris Bank.................................................        3,000

        *    As discretionary fund manager of the BMO Precious Metals Fund.

    (iv) As at the close of business on the Printing Date, the following advisers of Brancote owned or controlled Brancote Shares:

                                                                    NUMBER OF
REGISTERED HOLDER                           BENEFICIAL HOLDER    BRANCOTE SHARES
-----------------                           ------------------   ---------------
Clydesdale Bank (Head Office) Nominees        Solus UK Special(a)
  Limited.................................          Situations       250,000
Brown Shipley.............................       Brown Shipley       199,386
Wilbro Nominees Limited...................   Charles Wilkinson(b)      60,000
Andrew Smith..............................        Andrew Smith(c)       5,500

(a) Solus UK Special Situations is an investment fund managed by Brown Shipley.

(b) Charles Wilkinson is a partner at Lawrence Graham, UK legal advisers to Brancote.

(c) Andrew Smith is an executive director of Brown Shipley.

    (v) As at close of business on the Printing Date, the following persons, who have irrevocably committed to accept the Offer, owned the following Brancote Shares:

                                                                 NUMBER OF
NAME                                                          BRANCOTE SHARES
----                                                          ---------------
Consolidated Press International Limited....................    15,310,617
Carlos Miguens..............................................        73,303
Diego Miguens...............................................        73,303
Cristina Miguens............................................        73,303
Luisa Miguens de Tanoira....................................        73,303
La Dolce Investments........................................        54,802
Maria Ines Bemberg de Sainz de Vicuna.......................        69,960

    (vi) As at the close of business on the Printing Date, the interests of the Brancote Directors and members of their immediate families and related trusts in Brancote Shares (all of which, unless otherwise stated, are beneficial) which have (where required) been notified to Brancote pursuant to sections 324 and 328 of the Companies Act and entered in Brancote's register of directors' interests required to be kept under
       Section 325 of the Companies Act were as follows:

                                            NUMBER OF
                          NUMBER OF      BRANCOTE SHARES   EXERCISE PRICE PER
NAME                   BRANCOTE SHARES    UNDER OPTION     BRANCOTE SHARE (P)   EXERCISE PERIOD
----                   ---------------   ---------------   ------------------   ----------------
R. Prickett..........      449,400            125,000             43.00         until 31.10.2003
                                               51,778             61.70         until 09.06.2003
                                              250,000             18.25         until 19.01.2005
                                              250,000             56.00         until 27.10.2006
                                           ----------
                                              676,778
                                           ==========
W. Humphries.........      750,000            750,000             10.00         until 19.01.2005
                                              250,000             56.00         until 27.10.2006
                                           ==========
                                            1,000,000
                                           ==========
D. Dare..............      179,680             51,778             61.70         until 09.06.2003
                                              100,000             18.25         until 19.01.2005
                                           ----------
                                              151,778
                                           ==========

       Messrs. Prickett, Humphries and Dare have irrevocably committed to accept the Offer in respect of 109,400, 750,000 and 139,680 of the Brancote Shares held by them and members of their immediate families, respectively.

(B) DEALINGS IN BRANCOTE SHARES

    (i) No member of the Meridian Group has dealt for value in the Brancote Shares in the Disclosure Period.

    (ii) No Director of Meridian has dealt for value in Brancote Shares in the Disclosure Period.

    (iii) No Director of Brancote has dealt for value in Brancote Shares in the Disclosure Period.

    (iv) Persons deemed acting in concert with Meridian have dealt for value in the following Brancote Shares during the Disclosure Period:


                                                                                    NUMBER OF
                                                                                    BRANCOTE
           NAME                                         DATE/PERIOD   TRANSACTION    SHARES     PRICE (P)
           ----                                         -----------   -----------   ---------   ---------
           Jones Heward Investment Counsel*...........  09.01.2002      purchase       50,000      130
                                                        23.01.2002      purchase       50,000      130
                                                        31.01.2002      purchase       25,000      125
                                                        01.02.2002      purchase       75,000      128
                                                        05.02.2002      purchase       50,000      120


        *    as discretionary fund manager of the BMO Precious Metals Fund.

    (v) Advisers of Brancote have dealt for value in Brancote Shares during the Disclosure Period:

                                                                                 NUMBER OF
                                                                                 BRANCOTE
           NAME                                         DATE      TRANSACTION     SHARES      PRICE (P)
           ----                                      ----------   -----------   -----------   ---------
           Brown Shipley..........................   05.06.2001      purchase       121,000     165.00
           Solus UK Special Solutions.............   01.03.2002      purchase       250,000     141.75

    (vi) Persons (other than the Directors of Brancote) who have irrevocably committed to accept the Offer have dealt for value in the following Brancote Shares during the Disclosure Period:


                                                                           NUMBER OF
                                                                            BRANCOTE
           NAME                              DATE/PERIOD     TRANSACTION     SHARES           PRICE (P)
           ----                             --------------   -----------   ----------   ---------------------
           Consolidated Press
            International Limited.........     01.11.2002      purchase    15,233,020                     n/a*
                                               17.01.2002      purchase       699,597                  132.00
                                               11.02.2002      purchase       378,000                  120.00
                                               12.04.2002          sale     1,000,000                  189.15

           Grand Concourse Corp...........    August 2001          sale(1)     78,463           149.00-154.00
                                              August 2001          sale(2)     30,745           149.00-154.00
                                              August 2001          sale(3)     30,745           149.00-154.00
                                              August 2001          sale(4)     30,745           149.00-154.00
                                              August 2001          sale(5)     13,664           149.00-154.00
                                              August 2001          sale(6)    136,643           149.00-154.00
                                              August 2001          sale(7)     23,996           149.00-154.00

           La Dolce Investments...........  December 2001      purchase        69,960                     n/a**
                                             January 2002          sale        15,158                       -

           Laropa.........................  December 2001      purchase     1,701,100                     n/a**
                                            December 2001          sale     1,701,100                       -

           Gull Commerce S.A..............  December 2001      purchase(1)    931,543                     n/a**
                                             January 2002          sale       213,156           126.00-131.00
                                             January 2002          sale(2)     34,106           126.00-131.00
                                             January 2002          sale(3)     34,106           126.00-131.00
                                             January 2002          sale(4)     34,106           126.00-131.00
                                             January 2002          sale(7)     26,621           126.00-131.00
                                               March 2002          sale(1)     25,000           163.00-170.00
                                               March 2002          sale(2)     25,000           163.00-170.00
                                               March 2002          sale(3)     25,000           163.00-170.00
                                               March 2002          sale(4)     25,000           163.00-170.00
                                               March 2002          sale(7)     60,000           163.00-170.00
                                               April 2002          sale(1)     25,000           168.00-175.00
                                               April 2002          sale(2)     25,000           168.00-175.00
                                               April 2002          sale(3)     25,000           168.00-175.00
                                               April 2002          sale(4)     25,000           168.00-175.00
                                               April 2002          sale(4)     36,236           168.00-175.00
           ------------------------


        * issued by Brancote as consideration for the acquisition of the entire issued share capital of Emerald Limited.


        **   distributed by Grand Concourse Corp. to its shareholders.



        (1)  Sold on behalf of Carlos Miguens as beneficial owner.



        (2)  Sold on behalf of Diego Miguens as beneficial owner.



        (3)  Sold on behalf of Cristina Miguens as beneficial owner.



        (4)  Sold on behalf of Luisa Miguens de Tanoira as beneficial owner.



        (5) Sold on behalf of Maria Ines C. Bemberg de Sainz de Vicuna as beneficial owner.



        (6)  Sold on behalf of Emerald Limited as beneficial owner.



        (7)  Sold on behalf of Alberto F. Orcoyen as beneficial owner.

(C) HOLDINGS IN MERIDIAN COMMON SHARES

    (i) No member of the Brancote Group holds any Meridian Common Shares.

    (ii) None of the Directors of Brancote hold any Meridian Common Shares.

    (iii) See paragraph 3 (d) of this Appendix V for the interests of the Directors of Meridian and their immediate families and related trusts in Meridian Common Shares.

    (iv) As at the close of business on the Printing Date, the following persons deemed acting in concert with Meridian owned or controlled the following Meridian Common Shares:

                                                                      NUMBER OF
                                                                                MERIDIAN
                                                                                  COMMON
NAME                                                                              SHARES
----                                                          --------------------------
Jones Heward Investment Counsel*............................                   1,042,500

        * as discretionary fund manager of the BMO Equity Index Fund, the BMO Nafta Fund--JHIC, the BMO Resource Fund, the BMO Special Equity Fund, the BMO Precious Metals Fund, the JHIC Small Cap Fund and the BMO Harris Cdn Special Growth Fund.

(D) DEALINGS IN MERIDIAN COMMON SHARES

    (i) No member of the Brancote Group has dealt for value in Meridian Common Shares during the Disclosure Period.

    (ii) No Director of Brancote has dealt for value in Meridian Common Shares during the Disclosure Period.

    (iii) The following dealings for value in Meridian Common Shares (including the exercise of options) have taken place during the Disclosure Period by directors of Meridian and members of their immediate families and related trusts:

                                                         NUMBER OF
                                                             MERIDIAN
                                                               COMMON
NAME                           DATE     TRANSACTION            SHARES     PRICE
----                         --------   -----------   ---------------   ---------
John Eckersley.............  10.05.01       sale              500       Can$12.44
                             17.08.01       sale             2000       Can$14.75
                             05.11.01       sale             1000       Can$17.52
                             06.11.01       sale              500       Can$17.66

David Robertson............  24.05.01       sale             3000       Can$13.00
                             13.08.01       sale             2000       Can$14.80
                             20.09.01       sale             2000       Can$17.25

Brian Kennedy..............  31.08.01       sale          250,000       US$  9.58

    (iv) Persons deemed acting in concert with Meridian have dealt for value in the following Meridian Common Shares during the Disclosure Period:

                                                                                                     US$ PRICE
                                                                                  NUMBER OF          PER SHARE
                                                                                  MERIDIAN      -------------------
           NAME                            DATE/PERIOD            TRANSACTION   COMMON SHARES     LOW        HIGH
           ----                   -----------------------------   -----------   -------------   --------   --------
           BMO Nesbitt Burns              08.03.2001-07.06.2001     purchase      4,604,776       5.75       8.92
             Inc.+ .............          08.03.2001-07.06.2001         sale      4,911,918       5.85       9.16
                                          08.06.2001-07.09.2001     purchase      2,431,960       6.70       9.85
                                          08.06.2001-07.09.2001         sale      2,450,860       6.54       9.97
                                          08.09.2001-07.12.2001     purchase      2,533,236       8.60      11.42
                                          08.09.2001-07.12.2001         sale      2,410,900       8.90      11.63
                                          08.12.2001-07.01.2002     purchase        503,933       8.65      10.77
                                          08.12.2001-07.01.2002         sale        821,171       9.81      10.80
                                          08.01.2002-07.02.2002     purchase      1,814,400      10.98      14.66
                                          08.01.2002-07.02.2002         sale      1,007,600      11.12      14.70
                                          08.02.2002-07.03.2002     purchase      1,124,356      12.18      14.52
                                          08.02.2002-07.03.2002         sale      1,186,756      12.10      14.61
                                          08.03.2002-18.04.2002     purchase      1,024,000      11.25      14.84
                                          08.03.2002-18.04.2002         sale        996,400      11.30      14.79

           Jones Heward                   08.03.2001-07.06.2001     purchase        200,000
             Investment                   08.03.2001-07.06.2001         sale        361,000
             Counsel*+..........          08.06.2001-07.09.2001     purchase         50,000
                                          08.06.2001-07.09.2001         sale         70,900
                                          08.09.2001-07.12.2001         sale        180,200
                                          08.02.2002-07.03.2002     purchase         51,000
                                          08.03.2002-18.04.2002     purchase        108,000
                                          08.03.2002-18.04.2002         sale        108,500

           Harris Bank..........                     04.04.2002        3,000                     13.73

                                      CAN$ PRICE
                                       PER SHARE
                                  -------------------
           NAME                     LOW        HIGH
           ----                   --------   --------
           BMO Nesbitt Burns        9.25      14.02
             Inc.+ .............    9.20      13.95
                                    9.90      15.35
                                    9.90      15.35
                                   13.71      18.40
                                   13.71      18.63
                                   15.35      17.19
                                   15.25      17.15
                                   17.68      23.57
                                   17.68      23.57
                                   19.10      23.31
                                   19.22      23.89
                                   17.14      23.70
                                   17.14      23.78
           Jones Heward            11.54      11.74
             Investment            12.56      12.96
             Counsel*+..........              13.11
                                   14.58      14.91
                                   14.54      15.93
                                   20.74      21.64
                                   19.73      19.77
                                              20.21
           Harris Bank..........



       *   as discretionary fund manager of the BMO Precious Metals Fund.



       +   The dealings set out above have been aggregated in accordance with
         Note 4 to Rule 24 of the Code, namely all purchases and sales during the Offer Period have been aggregated. For dealings in Meridian Common Shares in the three months prior to the commencement of the Offer Period, all purchases and sales have been aggregated on a monthly and for dealings in the nine month period prior to that period, purchases and sales have been aggregated on a quarterly basis. Purchases and sales have not been netted off and the lowest and highest prices paid per share have been stated. A full list of dealings is available for inspection at the address in paragraph 12 below.


(E) GENERAL

    (i) Save as set out in this document, none of Brancote, nor any Director of Brancote, nor any member of his immediate family or any connected person, nor any associate of Brancote, nor any person who has an arrangement of a kind referred to in Note 6(b) on Rule 8 of the Code with Brancote, nor any discretionary fund manager (other than an exempt fund manager) connected with Brancote, owns, controls or is interested in any relevant securities nor has any such person dealt for value therein in the Disclosure Period.

    (ii) Save as set out in this document, none of Meridian, nor any director of Meridian, nor any member of his immediate family or any connected person, nor any person acting in concert with Meridian, nor any person who has an arrangement of a kind referred to in Note 6(b) on Rule 8 of the Code with Meridian or with any person acting in concert with Meridian, nor any person who has irrevocably committed to accept the Offer, owns, controls or is interested in any relevant securities nor has any such person dealt for value therein during the Disclosure Period.

6.  OWNERSHIP OF SIGNIFICANT SHAREHOLDERS OF MERIDIAN

    (a) The following table sets forth information with respect to the ownership of Meridian Common Shares by any person known to Meridian (based upon filings with the SEC under Sections 13(d) and 13(g) of the Exchange Act) to hold 5 per cent or more in the share capital of Meridian:

                                                                     NUMBER OF
        NAME                                                   MERIDIAN COMMON SHARES   PERCENTAGE
        ----                                                   ----------------------   ----------
        RBC Global Investment Management Inc.................      11,209,600(1)           14.9
        Fidelity Management and Research Corporation.........      9,881,225(2)            12.5
        ------------------------
        (1)  Total shares owned is 11,209,600, which includes the sole voting and sole dispositive power over 600 shares.
        (2)  Total shares owned is 9,881,225 which includes the sole voting power over 2,498,050 shares.

       Based upon filings with the SEC under Sections 13(d) and 13(g) of the Exchange Act, Meridian is aware of the following significant changes in beneficial ownership during the past three years with respect to holders of 5 per cent or more of the entire issued share capital of Meridian. As filed with the SEC on 3 February 2000, Ontario Municipal Employees Retirement Board disclosed that it beneficially owned 3,809,700 Meridian Common Shares, which represented 5.1622 per cent of the entire issued share capital of Meridian at that time. As filed with the SEC on 7 February 2001, Ontario Municipal Employees Retirement Board disclosed that it beneficially owned 1,985,790 Meridian Common Shares, which represented 2.6812 per cent of the entire issued share capital of Meridian at that time. As filed with the SEC on 11 February 2000, Fidelity Management and Research Corporation ("FMR Corp.") disclosed that it beneficially owned 8,978,225 Meridian Common Shares, which represented
       12.191 per cent of the entire issued share capital of Meridian at that time. As filed with the SEC on 3 April 2000, FMR Corp. disclosed that it beneficially owned 10,901,025 Meridian Common Shares, which represented
       14.802 per cent of the entire issued share capital of Meridian at that time.

       Meridian's significant shareholders do not have different voting rights than other holders of Meridian Common Shares. As of 31 December 2001, approximately 63.98 per cent of the entire issued share capital of Meridian was held of record by residents of Canada and there were six record holders of Meridian Common Shares held by residents of Canada.

7.  SERVICE AGREEMENTS OF THE DIRECTORS OF BRANCOTE

    (a) The following contracts for the provision of services of the Directors of Brancote have been entered into by Brancote:

        (i) William Humphries provides services to Brancote under the provisions of a consultancy agreement dated 27 March 2000 and made between Brancote, Mining Management-Europe ("MME") and William Humphries, as further amended by letter agreements dated 15 March 2001, 6
            July 2001 and 13 August 2001. The agreement is not for a fixed period and is terminable by Brancote on twenty-four months' prior written notice or by Mr. Humphries or MME on three months' prior written notice. The fee currently paid by Brancote to MME for Mr. Humphries' services is L150,000 per annum. The agreement provides for a performance related bonus of 40 per cent of his service fees, provision of private medical insurance and death in service cover and contribution from Brancote to a personal pension plan equivalent to 15 per cent of his service fees together with a London living allowance of L1,500 per month. In the event that the Company terminates the appointment without giving twenty-four months' notice or the appointment is terminated in certain other circumstances, Mr. Humphries is entitled to a payment of L300,000 in lieu of any claims for compensation;

        (ii) Richard Prickett provides services to Brancote under the provisions of a consultancy agreement dated 16 March 2000 and made between Brancote and European Sales Company Limited ("ESCL"), as further amended by letter agreements dated 15 March 2001, 6 July 2001 and 13 August 2001. The agreement is not for a fixed period and is terminable by Brancote on twenty-four months' prior written notice or by Mr. Prickett or ESCL on three months' prior written notice. The fee currently paid by Brancote to ESCL for Mr. Prickett' services is L100,000 per annum. The agreement provides for a performance related bonus of 40 per cent of his service fees, provision of private medical insurance and death in service cover and contribution from Brancote to a personal pension plan equivalent to 15 per cent of his service fees. In the event that the Company terminates the appointment without giving twenty-four months' notice or the appointment is terminated in certain other circumstances, Mr. Prickett is entitled to a payment of L200,000 in lieu of any claims for compensation;

       (iii) David Dare provides his services as a non-executive director and secretary of the Company pursuant to a letter agreement dated
             16 March 2000 and made between Mr. Dare and Brancote, as further amended pursuant to letter agreements dated 19 March 2001 and 6 July 2001. The agreement is not for a fixed period and is terminable by Brancote on twenty-four months' prior written notice or by Mr. Dare on three months' prior written notice. The fee currently paid by Brancote to Mr. Dare for his services as a director is L20,000 per annum and as secretary L12,000 per annum. In the event that the Company terminates the appointment without giving twenty-four months' notice or the appointment is terminated in certain other circumstances, Mr. Dare is entitled to a payment of L64,000 in lieu of any claims for compensation; and

        (iv) Mr. Whitehead provides his service as a non-executive director to Brancote under the terms of a letter dated 12 November 2001 for a fee of L20,000 per annum. There is no notice period specified in the letter.

    (b) Save as disclosed in paragraph (a) above, no director of Brancote has a service contract with Brancote which has more than twelve months to run and no such contract has been entered into or amended within six months prior to the date of this document.

    (c) Meridian has undertaken to the directors of Brancote:

        (i) to procure that for the twelve month period commencing with the date upon which the Offer becomes or is declared unconditional in all respects, the agreements referred to in paragraph (a)(i) to
            (iii) above may be terminated by either party at any time by giving to the other party 30 days notice in writing;

        (ii) to ensure that, if a notice of the kind referred to in (i) above is served by either party to the relevant service agreement within twelve months of the date of the Offer becoming or being declared unconditional in all respects, Meridian will honour the terms of the relevant agreement such that Meridian will pay the relevant director or his consultancy company (as the case may be) a payment in lieu of notice on the basis of his existing contractual terms (being payments of L300,000, L200,000 and L64,000 in respect of Messrs Humphries, Prickett and Dare respectively) together with further sums in respect of each of Messrs Humphries and Prickett representing (a) the pro rata bonus payment due in respect of the period from 1 January 2002 to the date of his cessation as a director of Brancote and (b) pension contributions, medical insurance and death in service cover due to each such individual in respect of the 24 month period for which payment in lieu is made;

       (iii) to ensure that the terms of the payments made pursuant to
             (ii) above will not contain any discount in respect of any obligation on the part of the relevant former director to mitigate any losses he would have suffered as a result of the failure of Brancote to permit him to serve out his notice period nor any discount in respect of the accelerated receipt of sums he would have been contractually entitled to and that such payments will be made to the relevant former director or consultancy company (as the case may be) within five business days of the cessation of such former director's direct or indirect engagement as a director or employee of Brancote (whichever is later); and

        (iv) to ensure that arrangements will be put in place in respect of Mr. Whitehead to pay all outstanding fees at the date of cessation of his position as a director of Brancote which are estimated will amount to L12,500 by 30 June 2002.

8.  THE BRANCOTE SHARE OPTION SCHEMES

    (a) Brancote Holdings PLC Executive Share Option Scheme (the "Approved Scheme")

        (i) Options to subscribe for Brancote Shares may be granted (at the discretion of the Board or the Remuneration Committee of the Board) to selected employees of the Brancote Group or to selected full-time directors (i.e. those required to devote 25 hours or more per week, to their employment by the Brancote Group excluding meal breaks). Options may not be granted to anyone who is within two years of his normal retirement date.

        (ii) Options may normally only be granted within 42 days after announcement of the Brancote Group's preliminary or interim results.

       (iii) Options must be granted at a subscription price per Brancote Share which is at least the greater of:

            (1)  (i) the average middle market quotation of a Brancote Share derived from the SEDOL over the five dealing days immediately preceding the day on which the option is granted; or

                (ii) where (i) above does not apply, the market value of a
                     Brancote Share on the date of grant as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed with the Board of Inland Revenue; and

            (2) its nominal value.

        (iv) No consideration is payable for the grant of an option and options are not transferable or assignable and cannot be charged or otherwise alienated.

        (v) The number of Brancote Shares over which options may be granted during the ten year life of the Approved Scheme under the Approved Scheme and under any other share option schemes established by Brancote (other than savings related schemes) shall not exceed 5 per cent of the issued ordinary share capital of Brancote from time to time.

        (vi) Within any ten year period commencing on the date of grant of an Approved Scheme option, the following restriction applies:

           The number of Brancote Shares over which options may be granted under the Approved Scheme, when added to the number of shares subject to existing options granted (or shares issued) under the Approved Scheme or under any other share scheme established by Brancote, shall not exceed 10 per cent of the issued share capital of Brancote.

       (vii) Within any three year period (calculated by reference to the date of adoption of the Approved Scheme or anniversary thereof) the following restriction applies:

           The number of Brancote Shares over which options may be granted under the Approved Scheme, when added to the number of shares subject to existing options granted (or shares issued) under the Approved Scheme or under any other share scheme established by Brancote (other than a saving related scheme), shall not exceed 3 per cent of the issued share capital of Brancote.

      (viii) The number of Brancote Shares over which options may be granted to any individual option holder must be limited so that within ten years preceding the grant the aggregate subscription price paid or payable on the exercise of all options granted to him under the Approved Scheme and under any other approved share option scheme operated by Brancote or an associated company (other than a savings related scheme) shall not exceed L30,000.

        (ix) Surrendered or lapsed options are not included in calculating the overall scheme limits under paragraphs (v) to (vii) above.

        (x) An option is exercisable (in whole or in part in multiples of 100 shares, so far as possible) normally between the third and the tenth anniversaries of the date of grant. In certain circumstances an option may be exercised earlier (for example on death or redundancy or where the participant otherwise involuntarily ceases to be employed by the Brancote Group, or on a take-over, reconstruction or voluntary winding up of Brancote). An option will lapse if the option holder voluntarily resigns or is dismissed for cause as an employee of the Brancote Group unless otherwise agreed by the Board or the Remuneration Committee.

        (xi) The exercise of an option may be made subject to conditions and limitations to be determined by the Board or the Remuneration Committee.

       (xii) In the event of a general offer to acquire the whole of the issued share capital of Brancote as a result of which the offeror obtains control of Brancote, an option holder may, with the consent of the acquiring company, release each subsisting and unexercised option for a new right which is equivalent to his option but relates to shares in a different company (generally, the acquiring company).

      (xiii) The number and/or class of shares and the subscription price of shares subject to an option may be varied by the Board in the event of a reorganisation of capital (such as a capitalisation or rights issue) or a consolidation, subdivision or reduction of capital, subject to Inland Revenue approval and an opinion of the auditors of Brancote that the variations are fair and reasonable.

       (xiv) The scheme will be administered by the Remuneration Committee of the Board. The Board has the power to amend the scheme subject to, or in order to obtain, the approval of the Inland Revenue, but
             (a) no amendment may be made which would materially affect the existing rights of an option holder and (b) no amendment may be made (to the matters referred to in this summary or certain other matters) which is to the advantage of existing or future option holders (other than amendments necessary to obtain the approval of the Inland Revenue of the scheme as an Approved Scheme) except with the consent of Brancote in general meeting.

       (xv) The Board may terminate the scheme at any time with the effect that no further options may thereafter be granted although in all other respects the scheme will remain in force.

       (xvi) No Options may be granted under the scheme after the tenth anniversary of its adoption.

      (xvii) There are currently no options granted under the Approved Share Option Scheme which are outstanding.

    (b) Brancote Holdings PLC 1996 Discretionary Share Option Scheme (the "Unapproved Scheme")

           The Unapproved Scheme has similar provisions to the Approved Scheme, save for provisions relating to Inland Revenue approval, and save as set out below:

        (i) Options to subscribe for Brancote Shares of Brancote may be granted (at the discretion of the Board or the Remuneration Committee of the Board) to selected employees of the Brancote Group, to selected directors, or to other key individuals.

        (ii) Within any ten year period commencing on the date of grant of an Unapproved Scheme option the following restriction applies:

           The number of Brancote Shares over which options may be granted under the Unapproved Scheme, when added to the number of shares subject to existing options granted (or shares issued) under the Unapproved Scheme or under any other share scheme established by Brancote, shall not exceed 10 per cent of the issued share capital of Brancote.

       (iii) Within any three year period (calculated by reference to the date of adoption of the Unapproved Scheme or anniversary thereof) the following restriction applies:

           The number of Brancote Shares over which options may be granted under the Unapproved Scheme, when added to the number of shares subject to existing options granted (or shares issued) under the Unapproved Scheme or under any other share scheme established by Brancote, shall not exceed 3 per cent of the issued share capital of Brancote.

        (iv) The number of Brancote Shares over which options may be granted to any individual option holder must be limited so that the aggregate subscription price paid or payable on the exercise of all options granted to him within the previous ten years under the Unapproved Scheme and under any other share option scheme established by Brancote

             (other than a savings related share option scheme) shall not exceed four times the higher of (i) the participant's annual remuneration,
             (ii) his remuneration over the previous 12 months, or
             (iii) L50,000.

        (v) An option is exercisable (in whole or in part in multiples of L100 shares, so far as possible) normally between the third and the seventh anniversaries of the date of grant.

        (vi) The following options granted under the Unapproved Scheme are outstanding:

            OPTION HOLDER                         BRANCOTE SHARES   EXERCISE PRICE    EXERCISE PERIOD
            -------------                         ---------------   --------------   -----------------
            R.O. Prickett:......................      51,778            61.70p       until 9 June 2003
            D.W. Dare:..........................      51,778            61.70p       until 9 June 2003

    (c) Stand alone option deeds

       An option grant has been awarded to Mr. Richard O. Prickett as follows:

            OPTION HOLDER                     BRANCOTE SHARES   EXERCISE PRICE      EXERCISE PERIOD
            -------------                     ---------------   --------------   ---------------------
            R.O. Prickett...................      125,000             43p        until 31 October 2003

       A summary of the main conditions of this option award are as follows:

        (i) Following a capitalisation of profits or reserves or any subdivision or consolidation of Brancote Shares, the number and/or nominal value of shares to be subscribed for pursuant to the option will be increased or reduced in due proportion and the option price will be adjusted accordingly.

        (ii) In the event of a takeover offer, Brancote agrees to use its best endeavours to procure that the offer is extended to the option holder and that he be permitted to exercise his options before the takeover offer is accepted.

       (iii) Offers made by Brancote to Brancote Shareholders (whether by rights issue or otherwise) to acquire Brancote Shares during the option period shall be extended to the option holder as if the option had been exercised at such date.

        (iv) The option is exercisable in respect of all or any of the shares under option.

       Further stand alone options which are outstanding have been granted to the following persons:

            OPTION HOLDER                     BRANCOTE SHARES   EXERCISE PRICE      EXERCISE PERIOD
            -------------                     ---------------   --------------   ---------------------
            R.O. Prickett...................      250,000           18.25p       until 19 January 2005
                                                  250,000           56.00p       until 27 October 2006
            W.H. Humphries..................      750,000           10.00p       until 19 January 2005
                                                  250,000           56.00p       until 27 October 2006
            D.W. Dare.......................      100,000           18.25p       until 19 January 2005

       A summary of the main conditions of these awards is as follows:

        (i) The options shall lapse on the earliest of the following dates to occur:

            (1) the end of the exercise period; and

            (2) the date of commencement of a winding up of Brancote.

        (ii) Before the option lapses, it may be exercised by the option holder's successors or personal representations, following death.

       (iii) Where the option is conditional upon the option holder being a director or employee of Brancote and the option holder ceases to be a director of Brancote or ceases to be employed by Brancote other than by reason of ill-health, permanent incapacity or wrongful dismissal, the option shall lapse.

        (iv) Where the option is conditional upon the option holder being a director or employee of Brancote and if before the option lapses, the option holder ceases to be a director of Brancote or ceases to be employed by Brancote by reason of ill-health, permanent incapacity or wrongful or unfair dismissal, the option shall become exercisable for a six month period, following which it shall lapse.

        (v) If before the option lapses, there is a variation or reorganisation of the share capital (for example by reason of a rights issue or capitalisation of reserves, or a reduction, subdivision or consolidation of capital), the subscription price may be adjusted by Brancote to the extent the auditors consider fair and reasonable. However, the aggregate subscription price payable on exercise of the option shall not be increased, and the subscription price shall not be reduced below the nominal value of an ordinary share.

        (vi) During the time that Brancote is subject to a compulsory acquisition, a takeover offer or a compromise arrangement under
             Section 425 of the Companies Act, options shall become exercisable (and on each occasion for a further six month period) following which they shall lapse.

       (vii) An option holder may, with the consent of an acquiring company release each subsisting and unexercised option for a new right which is equivalent to his option but which relates to shares in a different company (generally the acquiring company).

      (viii) The option deed may be varied by a variation deed executed by Brancote and the option holder.

        (ix) Brancote and the option holder may assign their rights under the option deed with the consent of the other party.

    (d) Proposals for option holders

       Meridian has agreed that in the event the Offer becomes or is declared unconditional in all respects, it will offer to holders of unexercised options over Brancote Shares proposals whereby, in consideration for an option holders' agreement to waive their options over Brancote Shares, Meridian will allot to them Meridian Common Shares at the same exchange ratio offered to Brancote Shareholders under the terms of the Offer as reduced proportionately by the Relevant Percentage. For these purposes, the "Relevant Percentage" shall be the exercise price in pence of each option divided by 170 and multiplied by 100. Alternatively, holders of options may exercise their options and accept the Offer. Holders of options under the Brancote Share Option Schemes will be sent details of these proposals in due course. Meridian has also agreed that notwithstanding any provisions under the terms of any individual option deed, in the event that any option holder ceases to be a director or employee of Brancote, such option holders' rights to exercise any option shall not cease, lapse or otherwise be affected by the cessation of his direct or indirect engagement as a director or employee of Brancote and he will accordingly be entitled to participate in the arrangements for option holders set out in this paragraph.

9.  MATERIAL CONTRACTS

    (a) The following contracts (not being contracts entered into in the ordinary course of business) have been entered into by Brancote and its subsidiaries since 8 March 2000, being the period of 2 years prior to the commencement of the Offer Period which are, or may be, material:

        (i) a share sale agreement dated 20 November 2000 and made between Brancote and HPD Exploration Plc ("HPD") whereby Brancote agreed to dispose of its holding of 8,125,680 common shares of Landore Resources Inc. to HPD in consideration for the allotment to Brancote by HPD of 52,885,037 ordinary shares in HPD;

        (ii) an offer for sale by Brancote to Brancote Shareholders to apply for 62,885,037 ordinary shares (being the entire issued share capital) in HPD at 1.5p per share, made pursuant to a prospectus of HPD dated 22 November 2000. The offer was fully subscribed and all the shares held by Brancote were disposed of upon closing of the offer for sale on 2 January 2001;

       (iii) an acquisition agreement dated 29 October 2001 and made between Consolidated Press International Limited ("CPI") and Brancote pursuant to which Brancote acquired the entire issued share capital of Emerald Limited from CPI in consideration for the issue by Brancote to CPI of 15,233,020 Brancote Shares. The agreement contained warranties and indemnities given by both CPI and Brancote to each other subject to any liability arising thereunder being limited to a period of 2 years (or in respect of the indemnity given by CPI six years). The agreement also provides that for so long as CPI is the registered holder of at least 15 per cent of the issued share capital of Brancote, it shall have the right to appoint one non-executive director to the board of Brancote;

        (iv) a share purchase agreement dated 21 November 2001 and made between Brancote and Triak Finance Limited ("TFL") whereby Brancote agreed to acquire the entire issued share capital of Villagarden S.A. in consideration for the issue by Brancote to TFL of 2,604,621 Brancote Shares. The agreement contained warranties and an indemnity provided by TFL in favour of Brancote relating to Villagarden S.A. subject to any liability arising thereunder being limited to a period of 6 years from the date thereof;

        (v) an agreement dated 14 December 2001 and made between MED and G Tanoira (together the "Vendors") and Brancote and Minamalu S.A. pursuant to which the Vendors agreed to sell the entire issued share capital of Huemules S.A. to Brancote and Minamalu S.A. together with irrevocable capital contributions on account of future share subscriptions in the amount of 660,250 Argentine pesos such that the shares in Huemules S.A. were acquired as to 60 per cent by Brancote and as to 40 per cent by Minamalu S.A. for a total purchase price of 741,416 Argentine pesos;

        (vi) an agreement dated 14 December 2001 and made between MED and G Tanoira (together the "Vendors") and Brancote and Minamalu S.A. pursuant to which the Vendors agreed to sell the entire issued share capital of Cordon Leleque S.A. to Brancote and Minamalu S.A. together with irrevocable capital contributions on account of future share subscriptions in the amount of 120,000 Argentine pesos such that the shares in Cordon Leleque S.A. were acquired as to 60 per cent by Brancote and as to 40 per cent by Minamalu S.A. for a total purchase price of 253,277 Argentine pesos;

       (vii) an agreement dated 14 December 2001 and made between MED and G Tanoira (together the "Vendors") and Brancote and Minamalu S.A. pursuant to which the Vendors agreed to sell the entire issued share capital of Minera Nahuel Pan S.A. to Brancote and Minamalu S.A. together with irrevocable capital contributions on account of future share subscriptions in the amount of 95,000 Argentine pesos such that the shares in Minera Nahuel Pan S.A. were acquired as to 60 per cent by Brancote and as to 40 per cent. by Minamalu S.A. for a total purchase price of 107,000 Argentine pesos;

      (viii) shareholder agreements in respect of the three companies acquired pursuant to the agreements detailed in paragraphs (v) to
             (vii) above each dated 14 December 2001 and made between Brancote and Minamalu S.A. containing provisions regulating their relationship as shareholders in each of the three companies. Each agreement contains similar terms and provides INTER ALIA for the right for each party to appoint a director in respect of each 15 per cent of the relevant company's share capital held by them. The agreements set out certain matters which require shareholder approval provide for a right of first refusal for each party upon any proposed disposal of the shares held by the other party;

        (ix) agreements dated 14 December 2001 and made between MED and each of the three companies acquired pursuant to paragraphs (v) and
             (vii) above whereby MED was granted, for a period of three years, the right of first refusal to acquire any mining tenement that any of the companies may wish to dispose of and the right to participate in any mineral deposit containing not less than 500,000 ounces of measured and indicated gold resources discovered in any of the mining claims held by each such company;

        (x) a confidentiality and exclusivity agreement dated 8 March 2002 between Brancote and Meridian whereby the parties agreed INTER ALIA to treat as confidential any information concerning their respective businesses disclosed to the other party and, in addition, Brancote agreed to pay to Meridian a break fee of US$1,500,000 in the event that (i) the Board of Brancote withdraws, or modifies in a manner adverse to Meridian, its approval or recommendation of the Offer or
            (ii) prior to 4 April 2003, any proposal or offer by any third party (other than any offer by or on behalf of any member of the Meridian Group) for more than 50 per cent of the voting share capital of Brancote or any proposal or offer so made for a merger, scheme of arrangement, exchange offer, consolidation, partnership, joint venture or other business combination involving Brancote, or for any purchase of all or any material part of the assets of Brancote and its subsidiary undertakings (other than ordinary course of existing business transactions) or other similar transaction that is inconsistent with the implementation of the Offer is announced which is recommended (at any time) by Brancote's Board of Directors or (iii) any financial advisor to Brancote's Board of Directors appointed pursuant to Rule 3 of the City Code withdraws or in any way modifies its consent (whether written or oral) to being named in the context of any recommendation statement by Brancote's Board of Directors to its shareholders regarding the Offer. Meridian has agreed to reimburse certain expenses of Brancote incurred as part of the Offer, subject to a cap of US$400,000, in certain specified events; and

        (xi) on 4 April 2002 Brancote entered into an agreement with Consolidated Press International Limited, Gull Commerce SA, La Dolce Investments, Carlos Jose Miguens, Listrac Holding Ltd., Diego Fernando Miguens, Cristina Teresa Miguens, Maria Luisa Barbara Miguens de Tanoira and Maria Ines C. Bemberg de Sainz de Vicuna being the minority shareholders of Minera El Desquite, whereby Brancote agreed to buy and the minority shareholders agreed to sell all of the shares in Minera el Desquite held by the minority shareholders, being 23.563 per cent of the issued share capital of Minera El Desquite, for a total consideration of 27,377,806 Brancote Shares, to be issued to the sellers in proportion to their relevant shareholdings in Minera El Desquite. The agreement contained certain warranties and indemnities given by both Brancote and the sellers. Each of the sellers irrevocably undertook to accept the Offer in respect of their Brancote Shares receivable as consideration and not to withdraw acceptances. Completion of this agreement is conditional upon the Offer becoming or being declared unconditional in all respects, by 30 September 2002. If the condition has not been satisfied by this time, this agreement shall terminate absolutely. Each of the sellers agreed to refrain from disposing of more than 50 per cent of the Meridian Common Shares to which they are entitled under the terms of the Offer before 1 November 2002. Each of the sellers further agreed to sell their Meridian Common Shares only pursuant to a registration statement under the Securities Act or under an applicable exemption.

    (b) The following contracts (not being contracts entered into in the ordinary course of business) have been entered into by Meridian and its subsidiaries since 8 March 2000, being the period of 2 years prior to the commencement of the Offer Period which are, or may be, material:

        (i) Meridian is party to the confidentiality and exclusivity agreement dated 8 March summarised in paragraph 10(a)(x) above; and


        (ii) Meridian is party to the agreement relating to the Argentinean Acquisition dated 4 April 2002 summarised in paragraph 10(a)(xi) above.


    (c) Save as disclosed in sub-paragraphs (a) and (b) above, neither Meridian nor any subsidiary of Meridian, nor Brancote nor any subsidiary of Brancote has entered into any material contract (otherwise than in the ordinary course of their respective businesses) in the period of 2 years prior to the commencement of the Offer Period.

10. UNDERTAKINGS

    (a) By way of letters dated 4 April 2002 each of the Directors of Brancote has irrevocably undertaken to Meridian and Standard Bank and BMO Nesbitt Burns INTER ALIA to accept the Offer (to the extent detailed in paragraph 5(a)(vi) above); not to exercise the votes or the rights attaching to the Brancote Shares held by him, if any, other than in a manner consistent with the consummation of the Offer; to accept the proposals relating to options held by him, if any, under the Brancote Share Option Schemes; and in his capacity as a Director of Brancote, and subject to his fiduciary duties, to recommend that Brancote Shareholders accept the Offer.

    (b) By way of a letter dated 4 April 2002 Brancote's principal shareholder, Consolidated Press International Limited, has irrevocably undertaken to Meridian and Standard Bank and BMO Nesbitt Burns in respect of 99.5 per cent of its holding of Brancote Shares INTER ALIA to accept the Offer and not to exercise the votes or the rights attaching to that holding of Brancote Shares other than in a manner consistent with the consummation of the Offer.

    (c) The undertakings in (a) and (b) above cease to be binding in the event of a higher offer in circumstances where Meridian does not within 5 business days increase its offer to at least the value of the higher offer and in other circumstances such as the Offer not having become or not having been declared unconditional in all respects by 30 September 2002.

    (d) In the agreement summarised in paragraph 9(xi) above, each of Consolidated Press International Limited, Gull Commerce SA, La Dolce Investments, Carlos Jose Miguens, Listrac Holding Ltd., Diego Fernando Miguens, Cristina Teresa Miguens, Maria Luisa Barbara Miguens de Tanoira and Maria Ines C. Bemberg de Sainz de Vicuna has irrevocably undertaken in that agreement to accept the Offer in respect of the Brancote Shares to which each becomes entitled thereunder.

11. MISCELLANEOUS

    (a) Standard Bank and BMO Nesbitt Burns have each given and have not withdrawn their written consent to the issue of this document with the inclusion of the references to their names, in each case in the form and context in which they appear.

    (b) Brown Shipley has given and has not withdrawn its written consent to the issue of this document with the inclusion of its recommendation and the references to its name in each case in the form and context in which they appear.

    (c) KPMG Audit PLC and KPMG LLP have given and have not withdrawn their respective written consents to the issue of this document with the inclusion of the references to their respective names in each case in the form and context in which they appear

    (d) Save as disclosed in this document, no agreement, arrangement or understanding (including any compensation arrangement) formal or informal, of whatever nature exists between Meridian or any person acting in concert with Meridian and any of the directors, recent directors, shareholders or recent shareholders of Brancote having any connection with or dependence upon the Offer.

    (e) Save with the consent of the Panel, settlement of the consideration to which any Brancote Shareholder is entitled under the Offer will be implemented in full in accordance with the terms of the Offer without regard to any lien, right of set-off, counterclaim or other analogous right to which Meridian may otherwise be, or claim to be, entitled against such shareholder.

    (f) Save as disclosed in this document, no proposal exists in connection with the Offer that any payment or other benefit shall be made or given to any Director of Brancote as compensation for loss of office or as consideration for or in connection with his retirement from office.

    (g) There is no agreement, arrangement or understanding whereby the beneficial ownership of any Brancote Shares to be acquired by Meridian pursuant to the Offer will be transferred to any other person, except that Meridian reserves the right to direct that any Brancote Shares in respect of which a valid acceptance of the Offer is made will be acquired pursuant to the Offer by such other member of the Meridian Group as it shall nominate.

    (h) Save as disclosed in this document, neither Meridian nor Brancote nor any of their respective associates is a party to an arrangement, including any indemnity or option arrangement or any agreement or understanding, formal or informal, of whatever nature, relating to relevant securities (within the meaning of Note 6 to Rule 8 of the Code) of Brancote or Meridian which may be an inducement to deal or refrain from dealing.

    (i) The emoluments of the Directors of Meridian will not be affected as a result of the acquisition of Brancote pursuant to the Offer or by any other associated transaction.

    (j) It is not Meridian's intention that the payment of interest or repayment of, or security for any liability (contingent or otherwise) will depend on the business of Brancote.

    (k) Save as disclosed in Part IV and Appendix II to this document, there has been no material change in the financial or trading position of Meridian since 31 December 2001 (the date to which the last audited accounts of Meridian were prepared).


    (l) Save as disclosed in Part V and Appendix III to this document, there has been no material change in the financial or trading position of Brancote since 31 January 2002 (the date to which the last audited accounts of Brancote were prepared).


    (m) The contents of this document have been approved by Standard Bank solely for the purposes of Section 21 of the Financial Services and Markets Act 2000.

12. DOCUMENTS AVAILABLE FOR INSPECTION

    Copies of the following documents will be available for inspection at the offices of Skadden, Arps, Slate, Meagher & Flom LLP of One Canada Square, Canary Wharf, London E14 5DS, United Kingdom, during usual business hours on any business day while the Offer remains open for acceptance:

    (a) the Memorandum and Articles of Association of Brancote;

    (b) the Certificate of Incorporation and by-laws of Meridian;


    (c) the audited consolidated report and accounts of Brancote for the financial years ended 31 January 2001 and 31 January 2002;



    (d) the annual report on Form 40-F of Meridian for the financial years ended 31 December 2000 and 2001 filed with the SEC;



    (e) the service agreements referred to in paragraph 7 of this Appendix V;



    (f) the rules of the Brancote Share Option Schemes and the option deeds referred to in paragraph 8 of this Appendix V;



    (g) the material contracts referred to in paragraph 9 of this Appendix V;



    (h) the irrevocable undertakings referred to in paragraph 10 of this Appendix V;



    (i) the letters of consent referred to in paragraph 11 of this Appendix V;



    (j) the circular to Brancote Shareholders dated   -  2002 referred to in
       Part I of this document;



    (k) a full list of dealings where the Panel has given consent to aggregation of dealings; and



    (l) this document and the Form of Acceptance.


13. LEGAL MATTERS

    The validity of the Meridian Common Shares offered hereby will be passed upon for Meridian by Fraser Milner Casgrain LLP.

14. EXPERTS

    The consolidated financial statements of Meridian included in Appendix II to this document for each of the three years in the period ended 31 December 2001, have been audited by KPMG LLP, independent auditors, as indicated in their report with respect thereto and have been so included in reliance on the report of KPMG LLP, given on the authority of that firm as experts in accounting and auditing.


    The financial statements of Brancote included in Appendix III to this document for the years ended 31 January 2002 and 31 January 2001 and for the thirteen months ended 31 January 2000, have been audited by KPMG Audit Plc, independent auditors, as indicated in their report with respect thereto and have been so included in reliance on the report of KPMG Audit Plc, given on the authority of that firm as experts in accounting and auditing. The audit report covering the consolidated financial statements of Brancote for the years ended 31 January 2002 and 31 January 2001 and the thirteen months ended 31 January 2000 contains an explanatory paragraph that states that the Company may not have sufficient funds to meet all of its obligations in the next twelve months and that this raises substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.



Dated - May 2002

                                  APPENDIX VI
  DESCRIPTION OF MERIDIAN COMMON SHARES AND CHANGES IN THE RIGHTS OF BRANCOTE
                                  SHAREHOLDERS

DESCRIPTION OF MERIDIAN COMMON SHARES

    The authorised share capital of Meridian consists of an unlimited number of Preferred Shares without par value issuable in series, and an unlimited number of Common Shares without par value. As of 22 March 2002, no Preferred Shares and 75,924,449 Common Shares were issued and outstanding. All issued and outstanding Meridian Common Shares are fully paid and non-assessable.

    The following is a brief description of certain rights of holders of Meridian Common Shares. For a complete understanding of these rights, Brancote Shareholders are referred to the laws and applicable regulations of Canada, the listing requirements of the TSE and the NYSE and the articles of amalgamation and by-laws of Meridian.

1.  GENERAL

    Meridian is incorporated in Canada and is subject to the CANADA BUSINESS CORPORATIONS ACT, as amended (the "CBCA"). The rights of Meridian Shareholders are prescribed by the CBCA, the securities laws and other legislation of Canada and the United States, the listing requirements of the TSE and the NYSE and the articles of amalgamation and by-laws of Meridian. Meridian Common Shares are listed and posted for trading on the TSE and the NYSE.

2.  CERTIFICATES

    Certificates evidencing Meridian Common Shares are issued in registered form. Every holder of Meridian Common Shares is entitled to receive a share certificate.

3.  DIVIDENDS

    The holders of Meridian Common Shares are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of Meridian, to receive any dividend declared by Meridian.

4.  MERIDIAN SHAREHOLDERS' MEETINGS

    Under the CBCA, meetings of shareholders of a corporation must be held at the place in Canada provided in the by-laws of the corporation or, in the absence of such provision, at the place within Canada that the directors of the corporation determine. The by-laws of Meridian provide that meetings of Meridian Shareholders shall be held at the registered office of Meridian or elsewhere in the municipality in which the registered office is situate, which is Toronto, Canada, or, if the board of directors of Meridian shall so determine, at some other place in Canada.

    The CBCA provides that an annual meeting of shareholders of the corporation must be held not later than 15 months after holding the last preceding annual meeting but no later than six months after the end of the corporation's preceding financial year. The by-laws of Meridian provide that annual meetings of the Meridian Shareholders are to be held on such day and at such time in each year as the board of directors of Meridian, or the chairman of the board of directors, or the president in the absence of the chairman of the board of directors, may from time to time determine.

    Under the CBCA, written notice of a shareholders' meeting must be mailed to each shareholder of a corporation entitled to vote not less than 21 nor more than 60 days before the date of the meeting. Under applicable securities laws in Canada, any management information circular soliciting proxies for a shareholders' meeting must be mailed to shareholders at least 25 days before the date of the meeting. The by-laws of Meridian provide that such notice must not be mailed more than 50 days before the date of the meeting.

    Under the by-laws of Meridian, the board of directors or the chairman of the board of directors or the president or a vice-president has the power to call a special meeting of Meridian Shareholders at any time. A special meeting may be held on such day and at such time as may be determined by the board of directors or the person calling the meeting.

5.  VOTING RIGHTS

    Each holder of Meridian Common Shares is entitled to receive notice of and to attend all meetings of Meridian Shareholders and to vote thereat, except meetings at which only holders of a specified class of shares (other than Common Shares) or specified series of shares are entitled to vote. At all meetings of which notice must be given to the holders of Meridian Common Shares, each holder is entitled to one vote in respect of each Meridian Common Share held by such holder.

6.  LIQUIDATION, DISSOLUTION OR WINDING-UP

    The holders of Meridian Common Shares are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of Meridian, to receive the remaining property of Meridian on a liquidation, dissolution or winding-up of Meridian, whether voluntary or involuntary.

7.  TRANSFERS

    A transfer of Meridian Common Shares shall be registered provided that the certificate evidencing the Meridian Common Shares is endorsed by an appropriate person and surrendered to Meridian, reasonable assurance is given that the endorsement is genuine and effective, any applicable law relating to the collection of taxes has been complied with, the transfer is rightful or to a BONA FIDE purchaser and any fee prescribed by the board of directors has been paid. Under the CBCA, the maximum fee for the issuance of a security certificate is Cdn$3.00.

8.  TAKE-OVER PROVISIONS

    Under applicable Canadian securities laws, the threshold for the application of the take-over bid rules is 20 per cent. Generally stated, these rules provide that any person who offers to acquire shares of a corporation which would result in that person holding more than 20 per cent of the outstanding shares of any class of the corporation must, with certain exceptions, make an identical offer to all shareholders of that class. After a take-over bid, actions by the offeror to acquire any or all shares not tendered during the bid are governed by rules and policies of the applicable Canadian securities regulatory authorities.

9.  SHAREHOLDER RIGHTS PLAN

    Meridian has adopted a shareholder protection rights plan under which Meridian issues one right in respect of each outstanding Meridian Common Share. The rights are not exercisable until ten days after they separate from the Meridian Common Shares and that separation occurs when a bidder announces a takeover bid for the Meridian Common Shares or acquires 20 per cent or more of the voting shares of Meridian. Rights holders (other than the bidder) may acquire upon payment of the exercise price (Cdn. $25) Meridian Common Shares having an aggregate fair value of twice the exercise price with the result that the bidder's shareholdings may be substantially diluted. Prior to the rights being triggered, they have no value and no dilutive effect on the outstanding Meridian Common Shares.

    A bidder may make a permitted bid which is a bid that is made by takeover bid circular, made to all shareholders, open for a minimum of 60 days and containing certain other terms.

    Furthermore, the directors may waive the application of the plan in certain circumstances.

    If, in the opinion of the board, any action or event under the plan would require compliance by Meridian with securities laws or comparable legislation of a jurisdiction outside of Canada, the board acting in good faith shall take such action as it deems appropriate to ensure compliance.


    The plan is effective for ten years provided it is reconfirmed by approval of a majority of shareholders at third and sixth annual meetings. Meridian Shareholders reconfirmed the plan at the annual and special meeting of shareholders held on 7 May 2002.


    Any other defensive tactics undertaken by directors to stop a takeover bid are subject to review by securities regulatory authorities in Canada under a policy adopted by the regulators.

10. OTHER RIGHTS

    The holders of Meridian Common Shares do not have any pre-emptive, redemption, conversion or other subscription rights.

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11. AUTHORIZED PREFERRED SHARES

    Preferred shares may be issued from time to time in one or more series and the board of directors, without any additional approval of shareholders, is authorized to fix the designation, rights, privileges, restrictions and conditions attached to each such series. Accordingly, such authority provides Meridian with flexibility in making such issuances and eliminates any delays associated with shareholder votes on any specific issue of preferred shares. However, while providing flexibility, such preferred shares, if issued, could have terms which adversely affect the voting power of holders of the Meridian Common Shares. There are no preferred shares of any series issued and outstanding.

DIFFERENCES BETWEEN MERIDIAN COMMON SHARES AND BRANCOTE SHARES

    The following is a summary comparison of material differences between the rights of a Meridian Shareholder and a Brancote Shareholder arising from the differences between the corporate laws of Canada and of England and Wales, the governing instruments of the two companies, and the securities laws and regulations governing the two companies. However, it is not intended to be a complete description of the laws of Canada or of England and Wales, nor of the other rules or laws referred to in this summary. For information as to where the governing instruments of Meridian and Brancote may be obtained, see paragraph 12 of Appendix V.

1.  VOTING RIGHTS

(1) MERIDIAN SHAREHOLDERS

    Voting at a meeting of Meridian Shareholders is conducted by a show of hands, except where a ballot is demanded by a Meridian Shareholder or proxyholder entitled to vote at the meeting. A Meridian Shareholder or proxyholder may demand a ballot either before or after any vote by show of hands. Recent amendments to the CBCA provide that voting at a meeting of shareholders of a corporation may be conducted entirely by means of a telephonic, electronic or other communication facility made available by the corporation, provided that the communication facility enables the votes to be gathered in a manner that permits their subsequent verification and permits the tallied votes to be presented to the corporation without it being possible for the corporation to identify how each shareholder or group of shareholders voted. The by-laws of Meridian provide that, in case of an equality of votes at any meeting of Meridian Shareholders either upon a show of hands or upon a ballot, the chairman of the meeting shall be entitled to a second or casting vote.

    Under the CBCA, ordinary resolutions are passed by a majority of the shareholders of the corporation, and special resolutions are passed by a majority of not less than two-thirds of the shareholders of the corporation, who voted in respect of that resolution, in both cases regardless of whether the vote was conducted by show of hands or by ballot.

    Under the by-laws of Meridian, a quorum of Meridian Shareholders is present at a meeting of Meridian Shareholders, irrespective of the number of persons present at the meting, if the holders of 10 per cent of the Meridian Shares entitled to vote at the meeting are present in person or represented by proxy.

    Also, see "Description of Meridian Common Shares--Voting Rights".

(2) BRANCOTE SHAREHOLDERS

    Under English law, unless the articles of association provide otherwise, a shareholder entitled to vote at a shareholders' meeting is entitled to one vote on a show of hands regardless of the number of shares he or she holds; provided, however, that any group of five ordinary shareholders (or a lesser number if provided in the articles of association) and any shareholder representing at least ten per cent of the total voting rights (or a lower percentage if provided in the articles of association) has the statutory right to demand a vote by a poll, which means that each ordinary shareholder would be entitled to one vote for each ordinary share held by the shareholder. The articles of association of Brancote provide that a poll may be demanded by either:

    (a) the chairman of the meeting; or

    (b) not less than three members present in person or by proxy and entitled to vote at the meeting; or

    (c) a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having a right to vote at the meeting; or

    (d) a member or members present in person or by proxy and holding shares concerning a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares concerning that right.

    Under English law, ordinary resolutions are decided on a show of hands and must be approved by at least a majority of the shareholders present in person, or by proxy if the memorandum and articles of association so permit, and voting at a meeting. If a poll is demanded, the resolution conducted on a poll must be approved by holders of at least a majority of the votes cast at the meeting. Both special and extraordinary resolutions require the affirmative vote of at least 75 per cent of the votes cast at the meeting.

    Under English law, two shareholders present in person constitute a quorum for purposes of a general meeting, unless the company's articles of association specify otherwise. Brancote's articles of association specify a quorum of three shareholders, present in person or by proxy and entitled to vote.

    Under English law, the voting rights of shareholders are regulated by a company's articles of association. Brancote's articles of association provide that every shareholder present at a general meeting shall have one vote on a show of hands. On a poll, every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

2.  ACTION BY WRITTEN CONSENT

(1) MERIDIAN SHAREHOLDERS

    The CBCA provides that, except in certain limited circumstances, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders.

(2) BRANCOTE SHAREHOLDERS

    Under English law, unless the company's articles of association provide otherwise, the consent in writing of all shareholders is required in order to approve, without a meeting, a matter requiring shareholder approval. Brancote's articles of association do not provide otherwise.

3.  SHAREHOLDERS PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS

(1) MERIDIAN SHAREHOLDERS

    Under the CBCA a registered or beneficial shareholder who has held shares of a corporation for six months with the support of persons who have been shareholders holding one per cent of the outstanding shares or shares having a fair market value equal to $2,000 for six months, may submit notice of any matter the person proposes to raise at an annual shareholders meeting and may discuss at the meeting any such matter in respect of which such person would have been entitled to submit a proposal. If requested, the corporation is obliged to include in the management proxy circular, or attach a statement, in support of the proposal. The proposal: must be submitted to the corporation at least 90 days before the anniversary date of the notice date of the prior annual meeting of shareholders; must not be primarily to enforce a personal grievance against the corporation; must not be submitted by a person who, within the previous two years, requested inclusion of a proposal in a management proxy circular but failed to present such; and must relate in a significant way to the business or affairs of the corporation. Proposals for the nomination for election of directors must be signed by holders of shares representing in the aggregate at least 5 per cent of the shares entitled to vote at the meeting at which the proposal is to be presented.

    Shareholders may nominate qualified persons for election as directors at an annual meeting, however in order to solicit proxies to vote in favour of a nominee, the shareholder must prepare, file and distribute a dissident proxy circular in accordance with the CBCA. Directors of a corporation are entitled to fill a vacancy on the board of directors subject to certain limitations. See "Differences between Meridian Common Shares and Brancote Shares--Vacancies on the board of directors".

(2) BRANCOTE SHAREHOLDERS

    (a) Under English law, shareholders may demand that a resolution be voted on at a general meeting if the demand is made:

    (b) by shareholders holding at least five per cent of the total voting rights at the meeting to which the requisition relates; or

    (c) by at least 100 shareholders holding shares on which there has been paid an average sum per shareholder of at least L100.

    The shareholders must deposit the demand at the company's registered office at least six weeks before the general meeting to which it relates.

    In general, resolutions to appoint directors must be put to shareholders on the basis of one resolution for each nominated director. A resolution including more than one director may be presented to be voted upon at a general meeting only if the shareholders have first unanimously approved so doing.

4.  SOURCES AND PAYMENT OF DIVIDENDS

(1) MERIDIAN SHAREHOLDERS

    Generally, under the CBCA dividends are paid out of the shareholders' equity of a corporation. Under the CBCA, a corporation may not declare or pay a dividend if there are reasonable grounds for believing that the corporation is, or would after the payment be, unable to pay its liabilities as they become due or the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities and stated capital of all classes. A corporation may pay a dividend by issuing fully paid shares of the corporation and, subject to the restrictions described above, in money or property.

(2) BRANCOTE SHAREHOLDERS

    Subject to the prior rights of holders of preferred shares, an English company may pay dividends on its ordinary shares only out of its distributable profits, defined as accumulated, realized profits less accumulated, realized losses, and not out of share capital, which includes share premiums, which are equal to the excess of the consideration for the issue of shares over the aggregate nominal amount of such shares. Amounts credited to the share premium account, however, may be used to pay up unissued shares which may then be distributed to shareholders in proportion to their holdings.

    In addition, under English law, Brancote will not be permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves.

5.  RIGHTS OF PURCHASE AND REDEMPTION

(1) MERIDIAN SHAREHOLDERS

    Under the CBCA, a corporation may purchase or otherwise acquire shares issued by it, unless there are reasonable grounds for believing that the corporation is, or would after the payment for the shares be, unable to pay its liabilities as they become due or the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

    The Canadian securities regulatory authorities and the TSE impose restrictions, in the form of "issuer bid" rules, on corporations that purchase their issued securities from holders of their securities. Under the issuer bid rules, which provide for certain exemptions (see below), a corporation may not offer to acquire or redeem certain of its securities unless an identical offer is made to all holders of that class of securities. Notice of the offer, in the form of an issuer bid circular, must be sent to all securityholders and filed with the securities regulatory authorities and the TSE. The corporation must issue a press release announcing the offer and the offer must be open for at least 35 days.

    Under Canadian securities laws, the principal exemption form the issuer bid rules is a "normal course issuer bid" in which the corporation purchases, through the facilities of a stock exchange, no more than five per cent of its securities within any twelve month period. The TSE imposes rules for normal course issuer bids, including notice, disclosure and timing requirements.

    Meridian has no right to redeem the Meridian Common Shares.

(2) BRANCOTE SHAREHOLDERS

    Under English law, a company may issue redeemable shares if authorised by its memorandum and articles of association, subject to any conditions stated therein.

    (a) A company may purchase its own shares, including any redeemable shares, if the purchase is authorised by its memorandum and articles of association and:

        (i) in the case of an open-market purchase, authority to make the market purchase has been given by any ordinary resolution of its shareholders; or

        (ii) in all other cases, has been approved by a special resolution.

    (b) A company may redeem or repurchase shares only if the shares are fully paid and, in the case of public companies, only out of:


        (i) distributable profits; or



        (ii) the proceeds of a new issue of shares, made for the purpose of the repurchase or redemption.


    Brancote's articles of association authorise the issue of redeemable shares, subject to the Companies Act and with the sanction of a special resolution, and the purchase of its own shares, subject to and in accordance with the Companies Act and to any rights conferred on the holders of any class of shares.

6.  GENERAL MEETINGS OF SHAREHOLDERS

(1) MERIDIAN SHAREHOLDERS

    See "Description of Meridian Common Shares--Meridian Shareholders'
    Meetings".

(2) BRANCOTE SHAREHOLDERS

    Brancote's articles of association provide that annual general meetings shall be held at such time and place as the board of directors may determine, subject to the provisions of the Companies Act which require an annual general meeting to be held in each year and not more than 15 months to elapse between the date of one annual general meeting of a company and that of the next.

7.  SPECIAL MEETINGS OF SHAREHOLDERS

(1) MERIDIAN SHAREHOLDERS

    See "Description of Meridian Common Shares--Meridian Shareholders' Meetings"

(2) BRANCOTE SHAREHOLDERS

    Under English law, an extraordinary general meeting of shareholders may be called by:

    (a) the board of directors; or

    (b) shareholders holding at least one-tenth of the paid-up capital of the company carrying voting rights at general meetings.

    The notice requirements for an ordinary resolution, an extraordinary resolution and a special resolution are as follows:

    (a) ordinary resolution--14 days' notice;

    (b) extraordinary resolution--14 days' notice; and

    (c) special resolution--21 days' notice.

    Notwithstanding the foregoing notice requirements, 21 days' notice must be given for an annual general meeting and any resolutions to be proposed thereat.

    Brancote's articles of association require 21 days' notice for a resolution appointing a director.

    In addition, general meetings may be called upon shorter notice if:

    (a) in the case of an annual general meeting, all the shareholders who are permitted to attend and vote agree to the shorter notice; or

    (b) in the case of an extraordinary general meeting, a majority of the shareholders holding at least 95 per cent by nominal value of the shares which can be voted at the meeting so agree.

    Brancote's articles of association state that any notice shall be exclusive of the day on which it is served, or deemed to be served, and of the day on which the meeting is held.

    "Extraordinary resolutions" are relatively unusual and are confined to matters out of the ordinary course of business, such as a proposal to wind up the affairs of the company.

    "Special resolutions" generally involve proposals to:

       (i) change the name of the company;

       (ii) alter its capital structure;

       (iii) change or amend the rights of, shareholders;

       (iv) permit the company to issue new shares for cash without applying the shareholders' preemptive rights;

       (v) amend the company's objects, or purpose, clause in its memorandum of association;

       (vi) amend the company's articles of association; or

       (vii) carry out other matters for which the company's articles of association or the Companies Act prescribe that a "special resolution" is required.

    Other proposals relating to the ordinary course of the company's business, such as the election of directors and transactions such as mergers, acquisitions and dispositions, are the subject of an "ordinary resolution".

8.  APPRAISAL RIGHTS

(1) MERIDIAN SHAREHOLDERS

    Under the CBCA, a shareholder entitled to vote has a right to dissent and appraisal with respect to certain actions taken by the corporation, including:

    (a) an amendment to its articles to add, change or remove any provision restricting or constraining the issue, transfer or ownership of shares of that class;

    (b) amend its articles to add, change or remove any restriction on the business or businesses that the corporation may carry on;

    (c) amalgamate with another corporation;

    (d) continue to another jurisdiction;

    (e) sell, lease or exchange all or substantially all of its property other than in the ordinary course of business;

    (f) carry out a going-private transaction or a squeeze-out transaction; or

    (g) amend its articles where the articles require a separate class or series vote.

    Upon dissent, a shareholder is entitled to require the corporation to purchase the shares held by the shareholder at their fair value.

(2) BRANCOTE SHAREHOLDERS

    Under English law, shareholders do not generally have appraisal rights, as the concept is understood under Canadian law, and Brancote's articles of association do not contain any appraisal rights.

    Certain limited rights exist where an offeror who, pursuant to a takeover offer for a company, has acquired or contracted to acquire not less than 90 per cent in value of the shares to which the

    Offer relates, seeks to acquire outstanding minority shareholdings pursuant to the compulsory acquisition provisions under the Companies Act. Similarly, under a scheme of reconstruction under Section 110 of the UK Insolvency Act 1986, a shareholder can require the liquidator to abstain from carrying the resolution into effect, or to purchase his/her interest at a price agreed or determined by arbitration. Additionally, any shareholder who complains that the affairs of the company are being conducted, or that the directors' powers are being exercised, in a manner unfairly prejudicial to him/her or some part of the shareholders (including himself/herself), or in disregard of his/her proper interests as a shareholder, may apply to the High Court in England for relief. If the High Court finds the complaint to be justified, it may exercise its discretion and order the purchase of the shares on such terms, including as to price, as the High Court may determine.

9.  PREEMPTIVE RIGHTS

(1) MERIDIAN SHAREHOLDERS

    Under the CBCA, if the articles of a corporation so provide, no shares of a class may be issued unless the shares have been first offered to the shareholders holding shares of that class, and those shareholders have a pre-emptive right to acquire the offered shares in proportion to their holdings of the shares of that class, at such price and on such terms as those shares are to be offered to others. The articles of Meridian do not provide pre-emptive rights to the holders of Meridian Common Shares.

(2) BRANCOTE SHAREHOLDERS

    Under English law, the issue for cash of:

    (a) equity securities, being those which, with respect to dividends or capital, carry a right to participate beyond a specified amount; or

    (b) rights to subscribe for, or convert, into equity securities;

    must be offered first to the existing equity shareholders in proportion to the respective nominal value of their holdings, unless a special resolution to the contrary has been passed by shareholders in a general meeting, or the articles of association provide otherwise.

    It is customary for many English companies listed on the Alternative Investment Market to pass a resolution on an annual basis to authorise the board of directors to disapply pre-emption rights in respect of a specified amount of share capital, generally five per cent of issued share capital, without pre-emption rights.

10. AMENDMENT OF GOVERNING INSTRUMENTS

(1) MERIDIAN SHAREHOLDERS

    Under the CBCA, the articles of a corporation may, by special resolution, be amended to:

    (a) change its name;

    (b) change the province in which its registered office is situated;

    (c) add, change or remove any restriction on the business or businesses that the corporation may carry on;

    (d) change any maximum number of shares that the corporation is authorised to issue;

    (e) create new classes of shares;

    (f) reduce or increase its stated capital, if its stated capital is set out in its articles;

    (g) change the designation of all or any of its shares and add, change or remove any rights, privileges, restrictions and conditions, including rights to accrued dividends, in respect of all or any of its shares, whether issued or unissued;

    (h) change the shares of any class or series, whether issued or unissued, into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series;

    (i) divide a class of shares, whether issued or unissued, into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions thereof;

    (j) authorise the directors to divide any class of unissued shares into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions thereof;

    (k) authorise the directors to change the rights, privileges, restrictions and conditions attached to unissued shares of any series;

    (l) revoke, diminish or enlarge any authority conferred under (j) and (k), above;

    (m) increase or decrease the number of directors or the minimum or maximum number of directors;

    (n) add, change or remove restrictions on the issue, transfer or ownership of shares; or

    (o) add, change or remove any other provision that is permitted by the CBCA to be set out in the articles.

    The CBCA provides that the directors of a corporation may, by resolution, make, amend or repeal any by-laws of the corporation. The directors must submit a by-law, or an amendment or a repeal of a by-law, to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal. A by-law, or an amendment or a repeal of a by-law, is effective from the date of the resolution of the directors until it is confirmed, confirmed as amended or rejected by the shareholders.

(2) BRANCOTE SHAREHOLDERS

    Under English law, shareholders have the power to amend:

    (i) the objects, or purpose, clause in a company's memorandum of association; and

    (ii) any provisions of the company's articles of association;

    by special resolution, subject to, in the case of amendments to the objects clause of the memorandum of association, the right of dissenting shareholders to apply to the courts to cancel the amendments within 21 days of the passing of the resolution.

    Under English law, the board of directors is not authorised to change the memorandum or articles of association.

    Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to the class and the nature of the amendments, also require approval by extraordinary resolution of the classes affected in separate class meetings.

    Brancote's articles of association provide for the variation of class rights if sanctioned in writing either by holders of not less than three-fourths in nominal value of the issued shares in the class, or an extraordinary resolution of the class affected in a separate class meeting.

11. STOCK CLASS RIGHTS

(1) MERIDIAN SHAREHOLDERS

    Under the CBCA, any change to the rights of holders of the Meridian Common Shares would require an amendment to the articles of Meridian. See "Differences between Meridian Common Shares and Colt Shares--Amendment of Governing Instruments".

    The CBCA provides that shares of a corporation may be issued at such times and to such persons and for such consideration as the directors of the corporation may determine. Shares issued by a corporation are non-assessable and the holders are not liable to the corporation or to its creditors in respect thereof. A share may not be issued until the consideration for the share is fully paid in money or in property or past services that are not less in value than the fair market value that the corporation would have received if the share had been issued for money.

(2) BRANCOTE SHAREHOLDERS

    See "Differences between Meridian Common Shares and Brancote
    Shares--Amendment of Governing Instruments".

12. SHAREHOLDERS' VOTES ON CERTAIN TRANSACTIONS

(1) MERIDIAN SHAREHOLDERS

    Under the CBCA, certain extraordinary corporate actions, such as certain amalgamations, continuances, sales, leases or exchanges of all or substantially all of the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations, dissolutions or (if ordered by a court) arrangements, are required to be approved by a special resolution of the holders of all shares, whether or not the shares are designated as voting shares in the corporation's articles. In some cases, a special resolution is also required in a separate class or series vote to approve extraordinary corporate actions.

    Under the rules of the TSE, approval of a listed company's shareholders is required for establishing:

    (a) a stock option plan or employee stock purchase plan if the majority of the shares to be allocated under the plan will or may be issuable to insiders of the company, which includes directors and officers of the company;

    (b) a share compensation arrangement for an insider, other than a stock option plan or employee stock purchase plan; or

    (c) a share compensation arrangement that, together with all of the company's other previously established or proposed share compensation arrangements, could result, at any time, in the number of shares reserved for issuance pursuant to stock options or the issuance within a one-year period of a number of shares exceeding 10 per cent of the outstanding issue of the company.

    In the case of (c), above, or if the proposed share compensation arrangement, together with all of the company's other previously established or proposed share compensation arrangements, could result, at any time, in the issuance to insiders, within a one-year period, of a number of shares exceeding 10 per cent of the outstanding issue of the company or the issuance to any one insider and such insider's associates, within a one-year period, of a number of shares exceeding 5 per cent of the outstanding issue of the company, the proposed share compensation arrangement must be approved by a majority of the disinterested shareholders, being a majority of the votes cast at the shareholders' meeting, other than votes attaching to securities beneficially owned by insiders of the company and such insiders' associate to whom shares may be issued pursuant to the share compensation arrangement.

    If the number of securities of a class listed on the TSE proposed to be issued by a listed company in a private placement transaction, together with the number of securities previously issued in private placement transactions during the preceding six-month period, exceeds 25 per cent of the number of securities of that class which are outstanding (on a non-diluted basis) prior to giving effect to the proposed private placement transaction, the TSE will generally require that the approval of the shareholders of the issuer be obtained.

    Generally, in respect of share compensation arrangements, the NYSE requires shareholder approval with respect to any stock option plan or other arrangement, pursuant to which officers or directors may acquire stock of the listed company except:

    (a) for warrants or rights issued generally to security holders of the company;

    (b) pursuant to a broadly-based stock option plan or other arrangement;

    (c) where options or shares are to be issued to a person not previously employed by the company, as a material inducement to such person's entering into an employment contract with the company; or

    (d) pursuant to such a plan or arrangement that provides that (i) no single officer or director may acquire under such plan or arrangement more than one per cent of the company's outstanding shares at the time the plan or arrangement is adopted and (ii) together with all such plans or arrangements, does not authorize the issuance of more than five per cent of the company's outstanding shares at the time the plan or arrangement is adopted.

    Under the rules of the NYSE, transactions by a listed company of common stock of a class listed on the NYSE involving the following generally require shareholder approval:

    (a) the issuance of common stock to a substantial securityholder, a director or an officer if the number of shares exceeds one per cent of the number of outstanding shares or voting power of the outstanding shares; provided, that if the issuance is to a substantial securityholder who is not an officer or director and the issuance relates to the sale of stock for cash at a price at least as great as the book and market value of the listed company's shares, then the foregoing threshold of one per cent will be five per cent; or

    (b) the issuance of common stock if:

        (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20 per cent of the voting power outstanding before the issuance of such common stock; or

        (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 per cent of the number of shares of common stock outstanding before the issuance of such common stock.

    However, shareholder approval is not required for any such issuance involving (A) a public offering for cash or (B) a bona fide private financing that involves a sale of common stock for cash at a price at least as great as the book and market value of the listed company's shares.

(2) BRANCOTE SHAREHOLDERS

    The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganisations or takeovers. These arrangements require the approval at a special meeting convened by order of the court, of:

    (a) a majority in number of shareholders or creditors representing 75 per cent in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

    (b) the court.

    Once approved and sanctioned, all shareholders and creditors of the relevant class are bound by the terms of the scheme. A scheme of reconstruction under
    Section 110 of the UK Insolvency Act 1986 may be made when a company is being wound-up voluntarily. Under the terms of such a scheme and with the sanction of a special resolution of the shareholders, the whole or part of the company's business or property is transferred to a second company. Any dissenting shareholder can require the liquidator to abstain from carrying the resolution into effect or to purchase his/her interest at a price agreed or determined by arbitration.

    The Companies Act also provides:

    (a) that where a takeover offer is made for the shares of an English company; and

    (b) within four months of the date of the Offer, the Offeror has acquired or contracted to acquire at least nine-tenths in value of the shares of any class to which the Offer relates;

    the Offeror may, within two months of reaching the nine-tenths level, require shareholders who do not accept the Offer to transfer their shares on the terms of the Offer. A dissenting shareholder may object to the transfer or its proposed terms by applying to the court within six weeks of the date on which notice of the transfer was given. In the absence of fraud or oppression, the court is unlikely to order that the acquisition not take effect, but it may specify terms of the transfer that it finds appropriate. A minority shareholder is also entitled in these circumstances, in the alternative, to require the Offeror to acquire his/her shares on the terms of the Offer.

    Under the Alternative Investment Market Rules, shareholder approval is required for an acquisition or disposal by a listed company if, generally, the size of the company or business to be acquired or disposed of represents 100 per cent or more of the size of the listed company.

13. RIGHTS OF INSPECTION

(1) MERIDIAN SHAREHOLDERS

    Under the CBCA, a corporation is required to prepare and maintain, at its registered office or at any other place in Canada designated by the directors, records containing:

    (a) the articles and by-laws of the corporation, and all amendments thereto;

    (b) minutes of meetings and resolutions of shareholders;

    (c) copies of certain notices required by the CBCA in relation to the directors of the corporation; and

    (d) a securities register.

    A shareholder of the corporation may examine the records set out above during the usual business hours of the corporation, and may take extracts from those records, free of charge. A shareholder is also entitled, on request and without charge, to one copy of the articles and by-laws of the corporation.

    The CBCA also requires a corporation to prepare and maintain adequate accounting records and records containing minutes of meetings and resolutions of the directors and any committee thereof, with such records at all reasonable times to be open to inspection by the directors. The shareholders of the corporation are not entitled under the CBCA to inspect these records.

    The CBCA provides that a shareholder may, on application and the payment of a reasonable fee to the corporation, require the corporation or its agent to furnish, within ten days from the receipt of such application, along with an affidavit sworn under oath by the shareholder, a list made up to a date not more than ten days before the date of receipt of the application setting out the names of the registered shareholders of the corporation, the number of shares owned by each shareholder and the address of each shareholder, as shown on the records of the corporation. The affidavit is required to state the name and address of the applicant, the name and address for service of the body corporate (if the applicant is a body corporate) and that the shareholders' list will not be used except in connection with an effort to influence the voting of shareholders of the corporation, an offer to acquire shares of the corporation or any other matter relating to the affairs of the corporation.

(2) BRANCOTE SHAREHOLDERS

    Except when closed under the provisions of the Companies Act, the register and index of names of shareholders of an English company may be inspected during business hours:

    (a) without payment, by its shareholders; or

    (b) for a fee by any other person.

    In both cases, the documents may be copied for a fee.

    The shareholders of an English public company may also inspect, without charge, during business hours:

    (a) minutes of meetings of the shareholders and obtain copies of the minutes for a fee; and

    (b) service contracts of the company's directors, if the contracts have more than 12 months to run or require more than 12 months' notice to terminate.

    In addition, the published annual accounts of a public company are required to be available for shareholders at a general meeting and a shareholder is entitled to a copy of these accounts.

14. STANDARD OF CONDUCT FOR DIRECTORS

(1) MERIDIAN SHAREHOLDERS

    Under the CBCA, every director and officer of a corporation, in exercising their powers and discharging their duties, is required to:

    (a) act honestly and in good faith with a view to the best interests of the corporation; and

    (b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

    Every director and officer of a corporation is also required by the CBCA to comply with the CBCA and the regulations thereunder and the articles and by-laws of the corporation.

    The CBCA also provides that no provision in a contract, the articles or by-laws of the corporation or a resolution relieves a director or officer from the duty to act in accordance with the CBCA or the regulations thereunder or relieves them from liability for a breach thereof.

(2) BRANCOTE SHAREHOLDERS

    Under English law, a director has a fiduciary duty to act in a company's best interests. This duty includes obligations:

    (a) not to create an actual or potential conflict between his/her duty to the company and duties to any other person or his/her personal interests; and

    (b) to exercise his/her powers only in accordance with the memorandum and articles of association of the company.

    In addition, a director must exercise reasonable care and skill. The precise scope of this duty is unclear, but the test appears to be both subjective (i.e., was the director's conduct that of a reasonably diligent person who has the knowledge and experience of the director) and objective (i.e., was the director's conduct that of a reasonably diligent person having the knowledge and experience that a director should have).

    The Companies Act contains restrictions on a company's power to make loans and confer other benefits to directors and persons connected with them.

15. RESIDENCE OF DIRECTORS

(1) MERIDIAN SHAREHOLDERS

    The CBCA provides that at least 25 per cent of the directors of a corporation must be resident Canadians, but if the corporation has less than four directors, at least one director must be a resident Canadian. The directors shall not transact business at a meeting of directors unless at least 25 per cent of the directors present are resident Canadians, but if the corporation has less than four directors, at least one of the directors present must be a resident Canadian.

(2) BRANCOTE SHAREHOLDERS

    There is no requirement under English law for directors of an English registered company to be resident in the United Kingdom.

16. CLASSIFICATION OF THE BOARD OF DIRECTORS

(1) MERIDIAN SHAREHOLDERS

    The CBCA provides that shareholders of a corporation must, by ordinary resolution, at each annual meeting of the corporation at which an election of directors is required, elect directors to hold office for a term expiring not later than the close of the third annual meeting following the election. The CBCA also provides that it is not necessary that all directors elected at a meeting of shareholders hold office for the same term.

(2) BRANCOTE SHAREHOLDERS

    There are no provisions under English law which govern the term of office of directors, although shareholder approval is required if a director's contract of employment is for a period of more than five years.

    The Combined Code, which contains principles of good governance and a code of best practice, recommends that the notice period under directors' service contracts should ideally be set at one year or less.

    Brancote's articles of association provide that at every general meeting one third of the directors must retire. These retiring directors may be re-appointed by the meeting.

17. REMOVAL OF DIRECTORS

(1) MERIDIAN SHAREHOLDERS

    Under the CBCA, the shareholders of a corporation may by ordinary resolution at a special meeting of shareholders remove any director or directors from office.

(2) BRANCOTE SHAREHOLDERS

    Under the Companies Act, shareholders may remove a director without cause by ordinary resolution, irrespective of any provisions of the company's articles of association or service contract the director has with the company, provided, however, that 28 clear days' notice of the resolution is given to the company.

18. VACANCIES ON THE BOARD OF DIRECTORS

(1) MERIDIAN SHAREHOLDERS

    Under the CBCA, vacancies on the board of directors may be filled by a quorum of the directors then in office, except for a vacancy resulting from an increase in the number of the minimum or maximum number of directors or a failure to elect the number or minimum number of directors provided for in the articles of the corporation.

    However, if the holders of any specific class of shares are entitled to elect directors, vacancies may only be filled by a majority of the directors elected by the class. If no directors representing that class of shares remain in office, any holder of that class of shares may call a meeting of the holders of that class of shares for the purpose of filling the vacancy. Each director appointed to fill a vacancy holds office for the unexpired term of their predecessor.

    Meridian's articles of amalgamation provide that the board shall consist of such number of directors not greater than ten (10) nor less than three
    (3) as the board may from time to time determine.

(2) BRANCOTE SHAREHOLDERS

    Under English law, shareholders may by ordinary resolution, at a meeting at which any director retires, appoint a person to be a director:

    (a) to fill a vacancy; or

    (b) to become an additional director, subject to any maximum provided in the company's articles of association.

    The board of directors has the power to appoint a director to serve until the next general meeting of the company, whereupon the director concerned is required to retire, but will be eligible for re-election. However, the total number of directors shall not exceed any maximum number fixed in accordance with the company's articles of association.

    Brancote's articles of association provide that the minimum number of directors shall be three and the maximum shall be ten, unless and until otherwise determined by the company by ordinary resolution.

19. LIABILITY OF DIRECTORS AND OFFICERS

(1) MERIDIAN SHAREHOLDERS

    Canadian law permits a corporation to indemnify directors and officers in certain circumstances but it may not eliminate personal liability of a director to the corporation and its shareholders for damages arising from a breach of fiduciary duty. A director may be liable, among other things, for:

    (a) any breach of his/her duty of loyalty to the corporation;

    (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

    (c) intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

    (d) any transaction from which he/she derives an improper personal benefit.

    See also "Differences between Meridian Common Shares and Brancote Shares--Standard of Conduct for Directors".

(2) BRANCOTE SHAREHOLDERS

    English law does not permit a company to exempt any director, officer of the company or any person employed by the company as an auditor, from any liability arising from negligence, default, breach of duty or breach of trust against the company.

20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

(1) MERIDIAN SHAREHOLDERS

    Under the CBCA, a corporation may indemnify a current or former director or officer of the corporation, or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. A corporation may not indemnify such an individual unless the individual:

    (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request; and

    (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

    The by-laws of Meridian contain specific authority for indemnification by the corporation of current and former directors, officers, employees or agents of the corporation.

    Meridian maintains policies of insurance under which Meridian and its directors and officers are insured subject to specified exclusions and deductibles and maximum amounts against loss arising from any claim which may be made against Meridian or any director or officer of Meridian by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in their respective capacities.

(2) BRANCOTE SHAREHOLDERS

    English law does not permit a company to indemnify:

    (a) a director or officer of the company; or

    (b) any person employed by the company as an auditor;

    against any liability arising from negligence, default, breach of duty or breach of trust against the company, except that indemnification is allowed for liabilities incurred in proceedings in which:

    (i) judgment is entered in favour of the director or officer, or the director or officer is acquitted; or

    (ii) the director or officer is held liable, but the court finds that he/she acted honestly and reasonably and that relief should be granted.

    The Companies Act enables companies to purchase and maintain insurance for directors, officers and auditors against liabilities arising from negligence, default, breach of duty or breach of trust against the company.

    Brancote's articles of association authorise the company to purchase and maintain such insurance for any directors, officers or auditors of the company.

    See also "Liability of directors and officers".

21. SHAREHOLDER SUITS

(1) MERIDIAN SHAREHOLDERS

    The CBCA provides an oppression remedy that permits shareholders or other proper complainants to seek an interim or final order to rectify any matter where the court is satisfied that in respect of a corporation or any of its affiliates:

    (a) any act or omission of a corporation or any of its affiliates that effects a result,

    (b) the business or affairs of the corporation or any of its affiliates are or have been carried on or conducted in a manner, or,

    (c) the powers of the directors of the corporation are or have been exercised in a manner,

    that is oppressive or unfairly prejudicial to, or unfairly disregards the interests of any security holder, creditor, director or officer.

    The CBCA also provides shareholders or other proper complainants a means to apply to a court for leave to bring an action in the name of and on behalf of a corporation or any of its subsidiaries, or to intervene in an existing action to which such body corporate is a party for the purpose of prosecuting, defending or discontinuing that action.

    Subject to requirements for maintaining a class action under provincial law, individual shareholders may commence a law suit on behalf of the shareholder and on behalf of similarly situated shareholders.

(2) BRANCOTE SHAREHOLDERS

    While English law only permits a shareholder to initiate a lawsuit on behalf of the company in limited circumstances, the Companies Act permits a shareholder whose name is on the register of shareholders of the company to apply for a court order:

    (i) when the company's affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or

    (ii) when any act or omission of the company is or would be so prejudicial.

    A court has wide discretion in granting relief, and may authorise civil proceedings to be brought in the name of the company by a shareholder on terms that the court directs. Except in these limited circumstances, English law does not generally permit class action lawsuits by shareholders on behalf of the company, or on behalf of other shareholders.

22. CERTAIN PROVISIONS RELATING TO SHARE ACQUISITIONS

(1) MERIDIAN SHAREHOLDERS

    Rules promulgated by the Canadian provincial securities regulatory authorities contain requirements with respect to related party transactions. A related party transaction means, generally, any transaction in which an issuer, directly or indirectly, acquires an asset or acquires or issues treasury securities or assumes or transfers a liability from or to, as the case may be, a related party by any means in any one transaction or combination of transactions. A related party includes a director, an officer and a holder of at least 10 per cent of the voting securities of the issuer. These rules, such as Ontario Securities Commission Rule 61-501, require more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction and, subject to certain exemptions, the disclosure of the subject matter of the related party transaction and any non-cash consideration offered therefor. Rule 61-501 also requires, subject to certain exemptions, that the shareholders of each class of affected securities of the issuer approve the transaction.

    See also "Description of Meridian Common Shares--Take-over Provisions".

(2) BRANCOTE SHAREHOLDERS

    In the case of a company listed on the Alternative Investment Market, shareholder approval must be obtained for certain acquisitions or disposals of assets. In addition, takeovers of public companies, whether or not listed on the Alternative Investment Market, are regulated by the City Code, which is:

    (a) comprised of non-statutory rules unenforceable at law; and

    (b) administered by the Panel, a body consisting of representatives of City of London financial and professional institutions, which oversees the conduct of takeovers.

    The City Code provides that when:

    (i) any person acquires, whether by a series of transactions over a period of time or not, shares which, together with shares held or acquired by persons acting in concert with him/her, represent 30 per cent or more of the voting rights of a public company; or

    (ii) any person, together with persons acting in concert with him/her, holds at least 30 per cent but not more than 50 per cent of the voting rights and that person, or any person acting in concert with him/her, acquires any additional shares which increase his/her percentage of the voting rights;

    the person must generally make an offer for all of the equity shares of the company, whether voting or nonvoting, and any class of voting non-equity shares of the company held by that person or any person acting in concert with him/her, for cash, or accompanied by a cash alternative, at not less than the highest price paid by the person or these persons for the relevant shares during the 12 months preceding the date of the Offer.

23. ANTI-TAKEOVER MEASURES

(1) MERIDIAN SHAREHOLDERS

    Under Canadian law, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interests of the shareholders.

    Nevertheless, a Canadian court may apply a policy of judicial deference to board of directors' decisions to adopt anti-takeover measures in the face of a potential take-over where the directors are able to show that:

    (a) they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal; and

    (b) the board action taken was reasonable in relation to the threat posed.

    See also "Description of Meridian Common Shares--Shareholder Rights Plan".

(2) BRANCOTE SHAREHOLDERS

    Under English law, directors of a company have a fiduciary duty to take only those actions which are in the interests of the company. Generally, anti-takeover measures are not actions which fall within this category.

    Under the City Code, a company is prohibited from taking any action without the approval of its shareholders at a general meeting after:

    (a) a bona fide offer has been communicated to its board of directors; or

    (b) its board of directors has reason to believe that a bona fide offer might be imminent;

    if that action could effectively result in the Offer being frustrated or in the shareholders being denied an opportunity to decide on its merits.

24. DISCLOSURE OF INTERESTS

(1) MERIDIAN SHAREHOLDERS

    Acquirers of shares of Canadian companies are subject to disclosure requirements under securities legislation which provide that any person who becomes the beneficial owner of ten per cent or more of the issued share capital of a reporting issuer must immediately issue a press release disclosing their identity, the extent of security holdings and other prescribed information, and within two days after such acquisition, file a report containing the same information with the securities commissions. No further purchases may be made until the expiry of one day from the date the report is filed. The same disclosure requirements and waiting period for further acquisitions apply each time a purchaser acquires ownership of, control or direction over, or securities convertible into, an additional 2 per cent of the issued shares, until 20 per cent of the issued shares are acquired, at which point the take-over bid provisions apply.

    See also "Description of Meridian Common Shares--Take-over Provisions."

(2) BRANCOTE SHAREHOLDERS

    The Companies Act provides that anyone who acquires a material interest or becomes aware that he/she has acquired a material interest in three per cent or more of any class of shares of a public company's issued share capital carrying rights to vote at general shareholder meetings must notify that company in writing of his/ her interest within two days. Thereafter, any increase or decrease of a whole percentage or decrease which reduces the interest to below three per cent must be notified in writing to the company.

    In addition, the Companies Act provides that a public company may, by notice in writing, require a person whom the company knows or reasonably believes to be or to have been within the three preceding years, interested in the company's issued voting share capital, to:

    (a) confirm whether this is or is not the case; and

    (b) if this is the case, to give further information that the company requires relating to his/her interest and any other interest in the company's shares of which he/she is aware.

    The disclosure must be made within a reasonable period as specified in the relevant notice, which may be as short as one or two days.

    When the notice is served by a company on a person who is, or was, interested in shares of the company and that person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to the court for an order directing that the shares in question be subject to restrictions prohibiting, among other things:

    (c) any transfer of the shares;

    (d) the exercise of voting rights;

    (e) the issue of further shares; and

    (f) other than a liquidation, dividends and other payments.

    These restrictions may also render void any agreement to transfer the shares.

25. ABILITY TO BRING SUITS, ENFORCE JUDGMENTS AND ENFORCE US LAW

(1) MERIDIAN SHAREHOLDERS

    Meridian is a Canadian company incorporated pursuant to the CBCA. Certain directors are residents of Canada, and Meridian has substantial assets located outside the United States. Consequently, it may be difficult for investors to effect service of process on such persons, or to enforce, in courts of the United States, judgments, in original actions or in actions for enforcement, against Meridian or such persons which are obtained in courts of the United States and which are predicated upon the civil liability provisions of US federal securities laws. Meridian has been advised by its Canadian counsel that there is doubt as to whether courts in certain provinces of Canada would (i) enforce judgments of United States courts obtained in actions against the corporation or its directors, controlling persons, officers and experts who are not US residents, in actions predicated upon the civil liability provisions of US securities laws, or (ii) enforce, in original actions, liabilities against Meridian or such persons predicated solely upon such provisions.

(2) BRANCOTE SHAREHOLDERS

    (a) Brancote is an English company located in the United Kingdom. None of the directors and officers of Brancote are residents of the United States. A large portion of the assets of Brancote and its directors and officers are located outside of the United States. As a result,

       US investors may find it difficult, in a lawsuit based on the civil liability provisions of the US federal securities laws, to:

        (i) effect service within the United States upon Brancote and the directors and officers of Brancote located outside the United States;

        (ii) enforce in US courts or outside the United States judgments obtained against those persons in US courts;

       (iii) enforce in US courts judgments obtained against those persons in courts in jurisdictions outside the United States; and

        (iv) enforce against those persons in the United Kingdom, whether in original actions or in actions for the enforcement of judgments of US courts, civil liabilities based solely upon the US federal securities laws.

26. INSIDER DEALING

(1) MERIDIAN SHAREHOLDERS

    Directors and officers of corporations whose shares trade publicly are included in the definition "insider" under the CBCA and Canadian securities legislation. Liability is imposed on insiders who trade securities of the corporation on the basis of confidential information concerning the corporation for their own benefit or advantage where such confidential information, if generally known, might reasonably be expected to affect materially the value of such securities. As a result of such trading, the insider is liable to compensate any person for any direct loss suffered by them and is also accountable to the corporation for any direct benefit of or advantage received by such insider. Upon becoming an insider, a director or officer must file an initial insider trading report and thereafter report all trades of securities of the corporation which he/she owns directly or indirectly, legally or beneficially, or over which he/she exercises control or direction.

(2) BRANCOTE SHAREHOLDERS

    Directors of Brancote are currently subject to applicable UK legislation prohibiting insider dealing and the regime under the Financial Services and Markets Act 2000 prohibiting "market abuse" which represents a more wide ranging civil regime than the criminal liability regime imposed in relation to insider dealing. In addition, the directors have to comply with the dealing restrictions set out in the Alternative Investment Market Rules, which provide that the considerations taken into account by directors when deciding whether or not to deal in shares of the company of which they are a director, must not be of a short-term nature and also places additional restrictions on trading during periods prior to announcement of a company's results.

27. PROXY STATEMENTS AND REPORTS

(1) MERIDIAN SHAREHOLDERS

    The CBCA and Canadian securities regulatory authorities require Meridian to send along with the Notice of Annual Shareholders' Meeting, a Management Proxy Circular on Form 30 at least 21 days before its annual shareholders' meeting. Meridian is also required to send to shareholders copies of its Audited Annual Financial Statements within 140 days after the end of each fiscal year and copies of its Interim Financial Statements within 60 days after the end of each fiscal quarter. As a foreign private issuer, as defined under Rule 3b-4 of the Exchange Act, that is listed on the NYSE, Meridian must furnish the foregoing materials with the SEC and the NYSE, on a Form 6-K promptly after such materials are sent to its shareholders.

(2) BRANCOTE SHAREHOLDERS

    Brancote is governed by the Companies Act and the Alternative Investment Market Rules regulating notices of shareholder meetings, which provide that notice of a shareholder meeting must be accompanied by:

    (a) a shareholder circular containing an explanation of the purpose of the meeting; and

    (b) the recommendations of the board with respect to actions to be taken.

    In addition, Brancote sends Brancote ordinary shareholders a copy of its annual report and accounts, or a summary thereof. In addition, under the Alternative Investment Market Rules, Brancote is required to send to shareholders details relating to certain acquisitions, dispositions, takeovers, mergers and offers, either made by, or in respect of, the company, depending on their size and importance.

28. REPORTING REQUIREMENTS

(1) MERIDIAN SHAREHOLDERS

    Meridian must file the following reports and notices with the Canadian securities regulatory authorities:

    (a) Annual Information Form on Form 44-101F1 within 140 days after the end of each fiscal year;

    (b) Management's Discussion and Analysis (MD&A) on Form 44-101F2 within 140 days after the end of each fiscal year;

    (c) Audited Annual Financial Statements within 140 days after the end of each fiscal year;

    (d) Interim Financial Statements within 60 days after the end of each fiscal quarter;

    (e) Management Proxy Circular on Form 30 at least 21 days before its Annual Shareholders' Meeting along with the Notice of its Annual Shareholders' Meeting; and

    (f) Material Change Reports on Form 27 within 10 days of the occurrence of a material change affecting its operations.

    Meridian must also send copies of items (c) and (d) to its shareholders. See "Differences between Meridian Common Shares and Colt Shares--Proxy statements and reports". Meridian must also issue a press release in conjunction with filing item (f).

    Because Meridian is listed on the TSE, it must provide notice to the TSE of any material changes affecting its operations before issuing a press release announcing such material change. Certain forms must be filed with the TSE, as applicable, with respect to certain occurrences, including: changes in outstanding and reserved securities (Form 1); changes in officers/directors/trustees (Form 3); dividend/distribution declarations (Form 5); and distributions of securities (public float) (Form 6).

    Because Meridian is incorporated under the CBCA, it must also file an Annual Return in Form 22 within six months after the end of its taxation year. Certain forms must be filed within prescribed times upon the occurrence of events including a change of address of registered office and a change of directors. Because Meridian is a "foreign private issuer" that meets the eligibility requirements of the Canadian/US Multijurisdictional Disclosure System for purposes of filing its annual and periodic reports with the SEC under the Exchange Act, and it is listed on the NYSE, it must also file items (a) through (c) on a Form 40-F with the SEC and furnish a copy to the NYSE on the same day that item (a) is filed with the Canadian securities regulatory authorities. In addition, Meridian must furnish items (d) through
    (f) on a Form 6-K with the SEC and the NYSE, promptly after such materials are filed with the Canadian securities regulatory authorities.

    On completion of this transaction Meridian anticipates it will continue to be a "foreign private issuer" which is eligible to file reports under the Exchange Act and the Multijurisdictional Disclosure System which facilitates cross-border offerings of securities and continuous reporting by specified Canadian issuers. Meridian is subject to the CBCA and to reporting requirements of securities regulatory authorities in each of the provinces of Canada and therefore must prepare and file financial information under Canadian generally accepted accounting principles.

(2) BRANCOTE SHAREHOLDERS

    Under English law, Brancote must file the following documents, inter alia, with Companies House:

    (a) annual accounts and report, seven months after the end of the relevant accounting period (this period is reduced to six months under the Alternative Investment Market Rules);

    (b) annual return, within 28 days after the date to which it is made up;

    (c) forms 288 noting the resignation and appointment of directors and secretary, within 14 days of the date of the change;

    (d) auditors' notice of resignation, within 14 days of the company's receipt of such notice; and

    (e) copies of all special and extraordinary resolutions passed by the company, within 15 days of the date the resolution was passed.

    Brancote is also required to notify the London Stock Exchange of:

    (i) any major new developments in its sphere of activity which are not public knowledge and may lead to a substantial movement in its share price;

    (ii) notifications received by it from persons holding an interest in three per cent or more of any class of the company's share capital;

   (iii) any changes in its board of directors;

    (iv) any purchase or redemption by it of its own equity securities;

    (v) interests of directors in its shares or debentures; and

    (vi) changes in its capital structure.

    The Alternative Investment Market Rules also require Brancote to publish an interim report within ninety days of the end of each half year.

                                  APPENDIX VII
                    CERTAIN PROVISIONS OF THE COMPANIES ACT

PART IXA

TAKEOVER OFFERS

428.  TAKEOVER OFFERS

(1) In this Part of this Act "takeover offer" means an offer to acquire all the shares, or all the shares of any class or classes, in a company (other than shares which at the date of the offer are already held by the offeror), being an offer on terms which are the same in relation to all the shares to which the offer relates or, where those shares include shares of different classes, in relation to all the shares of each class.

(2) In subsection (1) "shares" means shares which have been allotted on the date of the offer but a takeover offer may include among the shares to which it relates all or any shares that are subsequently allotted before a date specified in or determined in accordance with the terms of the offer.

(3) The terms offered in relation to any shares shall for the purpose of this section be treated as being the same in relation to all the shares or, as the case may be, all the shares of a class to which the offer relates notwithstanding any variation permitted by subsection (4).

(4) A variation is permitted by this subsection where--

    (a) the law of a country or territory outside the United Kingdom precludes an offer of consideration in the form or any of the forms specified in the terms in question or precludes it except after compliance by the offeror with conditions with which he is unable to comply or which he regards as unduly onerous; and

    (b) the variation is such that the persons to whom an offer of consideration in that form is precluded are able to receive consideration otherwise than in that form but of substantially equivalent value.

(5) The reference in subsection (1) to shares already held by the offeror includes a reference to shares which he has contracted to acquire but that shall not be construed as including shares which are the subject of a contract binding the holder to accept the offer when it is made, being a contract entered into by the holder either for no consideration and under seal or for no consideration other than a promise by the offeror to make the offer.

(6) In the application of subsection (5) to Scotland the words "and under seal" shall be omitted.

(7) Where the terms of an offer make provision for their revision and for acceptances on the previous terms to be treated as acceptances on the revised terms, the revision shall not be regarded for the purposes of this Part of this Act as the making of a fresh offer and references in this Part of this Act to the date of the offer shall accordingly be construed as references to the date on which the original offer was made.

(8) In this Part of this Act the "offeror" means, subject to section 430D, the person making a takeover offer and the"company" means the company whose shares are the subject of the Offer.

429.  RIGHT OF OFFEROR TO BUY OUT MINORITY SHAREHOLDERS

(1) If, in a case in which a takeover offer does not relate to shares of different classes, the offeror has by virtue of acceptance of the acquired or contracted to acquire not less than nine-tenths in value of the shares to which the offer relates he may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or contracted to acquire that he desires to acquire those shares.

(2) If, in a case in which a takeover offer relates to shares of different classes, the offeror has by virtue of acceptances of the offer acquired or contracted to acquire not less than nine-tenths in value of the shares of any class to which the offer relates, he may give notice to the holder of any shares of that class which the offeror has not acquired or contracted to acquire that he desires to acquire those shares.

                                     VII-1

(3) No notice shall be given under subsection (1) or (2) unless the offeror has acquired or contracted to acquire the shares necessary to satisfy the minimum specified in that subsection before the end of the period of four months beginning with the date of the offer, and no such notice shall be given after the end of the period of two months beginning with the date on which he has acquired or contracted to acquire shares which satisfy that minimum.

(4) Any notice under this section shall be given in the prescribed manner; and when the offeror gives the first notice in relation to an offer he shall send a copy of it to the company together with a statutory declaration by him in the prescribed form stating that the conditions for the giving of the notice are satisfied.

(5) Where the offeror is a company (whether or not a company within the meaning of this Act) the statutory declaration shall be signed by a director.

(6) Any person who fails to send a copy of a notice or statutory declaration as required by sub-section (4) or makes such a declaration for the purposes of that subsection knowing it to be false or without having reasonable grounds for believing it to be true shall be liable to imprisonment or a fine, or both, and for continued failure to send the copy or declaration, to a daily default fine.

(7) If any person is charged with an offence for failing to send a copy of a notice as required by subsection (4) it is a defence for him to prove that he took reasonable steps for securing compliance with that subsection.

(8) Where during the period within which a takeover offer can be accepted the offeror acquires or contracts to acquire any of the shares to which the offer relates but otherwise than by virtue of acceptances of the offer, then, if--

    (a) the value of the consideration for which they are acquired or contracted to be acquired ("the acquisition consideration") does not at that time exceed the value of the consideration specified in the terms of the offer; or

    (b) those terms are subsequently revised so that when the revision is announced the value of the acquisition consideration, at the time mentioned in paragraph (a) above, no longer exceeds the value of the consideration specified in those terms, the offeror shall be treated for the purposes of this section as having acquired or contracted to acquire those shares by virtue of acceptances of the offer; but in any other case those shares shall be treated as excluded from those to which the offer relates.

430.  EFFECT OF NOTICE UNDER SECTION 429

(1) The following provisions shall, subject to section 430C, have effect where a notice is given in respect of any shares under section 429.

(2) The offeror shall be entitled and bound to acquire those shares on the terms of the offer.

(3) Where the terms of an offer are such as to give the holder of any shares a choice of consideration the notice shall give particulars of the choice and state--

    (a) that the holder of the shares may within six weeks from the date of the notice indicate his choice by a written communication sent to the offeror at an address specified in the notice; and

    (b) which consideration specified in the offer is to be taken as applying in default of his indicating a choice as aforesaid;

    and the terms of the offer mentioned in subsection (2) shall be determined accordingly.

(4) Subsection (3) applies whether or not any time-limit or the other conditions applicable to the choice under the terms of the offer can still be complied with; and if the consideration chosen by the holders of the shares--

    (a) is not cash and the offeror is no longer able to provide it; or

    (b) was to have been provided by a third party who is no longer bound or able to provide it,

                                     VII-2
    the consideration shall be taken to consist of an amount of cash payable by the offeror which at the date of the notice is equivalent to the chosen consideration.

(5) At the end of six weeks from the date of the notice the offeror shall forthwith--

    (a) send a copy of the notice to the company; and

    (b) pay or transfer to the company the consideration for the shares to which the notice relates.

(6) If the shares to which the notice relates are registered the copy of the notice sent to the company under subsection (5)(a) shall be accompanied by an instrument of transfer executed on behalf of the shareholder by a person appointed by the offeror; and on receipt of that instrument the company shall register the offeror as the holder of those shares.

(7) If the shares to which the notice relates are transferable by the delivery of warrants or other instruments the copy of the notice sent to the company under subsection (5)(a) shall be accompanied by a statement to that effect, and the company shall on receipt of the statement issue the offeror with warrants or other instruments in respect of the shares and those already in issue in respect of the shares shall become void.

(8) Where the consideration referred to in paragraph (b) of subsection
    (5) consists of shares or securities to be allotted by the offeror the reference in that paragraph to the transfer of the consideration shall be construed as a reference to the allotment of the shares or securities to the company.

(9) Any sum received by a company under paragraph (b) of subsection (5) and any other consideration received under that paragraph shall be held by the company on trust for the person entitled to the shares in respect of which the sum or other consideration was received.

(10) Any sum received by a company under paragraph (b) of subsection (5), and any dividend or other sum accruing from any other consideration received by a company under that paragraph, shall be paid into a separate bank account, being an account the balance on which bears interest at an appropriate rate and can be withdrawn by such notice (if any) as is appropriate.

(11) Where after reasonable enquiry made at such intervals as are reasonable the person entitled to any consideration held on trust by virtue of subsection
    (9) cannot be found and twelve years have elapsed since the consideration was received or the company is wound up the consideration (together with any interest, dividend or other benefit that has accrued from it) shall be paid into court.

(12) In relation to a company registered in Scotland, subsections (13) and
    (14) shall apply in place of subsection (11).

(13) Where after reasonable enquiry made at such intervals as are reasonable the person entitled to any consideration held on trust by virtue of subsection
    (9) cannot be found and twelve years have elapsed since the consideration was received or the company is wound up--

    (a) the trust shall terminate;

    (b) the company or, as the case may be, the liquidator shall sell any consideration other than cash and any benefit other than cash that has accrued from the consideration; and

    (c) a sum representing--

        (i) the consideration so far as it is cash;

        (ii) the proceeds of any sale under paragraph (b) above; and

       (iii) any interest, dividend or other benefit that has accrued from the consideration,

    shall be deposited in the name of the Accountant of Court in a bank account such as is referred to in subsection (10) and the receipt for the deposit shall be transmitted to the Accountant of Court.

(14) Section 58 of the Bankruptcy (Scotland) Act 1985 (so far as consistent with this Act) shall apply with any necessary modifications to sums deposited under subsection (13) as that section applies to sums deposited under section 57(1)(a) of that Act.

                                     VII-3

(15) The expenses of any such enquiry as is mentioned in subsection (11) or
    (13) may be defrayed out of the money or other property held on trust for the person or persons to whom the enquiry relates.

430A  RIGHT OF MINORITY SHAREHOLDER TO BE BOUGHT OUT BY OFFEROR

(1) If a takeover offer relates to all the shares in a company and at any time before the end of the period within which the offer can be accepted:

    (a) the offeror has by virtue of acceptances of the offer acquired or contracted to acquire some (but not all) of the shares to which the offer relates; and

    (b) those shares, with or without any other shares in the company which he has acquired or contracted to acquire, amount to not less than nine-tenths in value of all the shares in the company, [the holder of any shares to which the offer relates who has not accepted the offer may by a written communication addressed to the offeror require him to acquire those shares.

(2) If a takeover offer relates to shares of any class or classes and at any time before the end of the period within which the offer can be accepted--

    (a) the offeror has by virtue of acceptances of the offer acquired or contracted to acquire some (but not all) of the shares of any class to which the offer relates; and

    (b) those shares, with or without any other shares of that class which he has acquired or contracted to acquire, amount to not less than nine-tenths in value of all the shares of that class,

    the holder of any shares of that class who has not accepted the offer may by a written communication addressed to the offeror require him to acquire those shares.

(3) Within one month of the time specified in subsection (1) or, as the case may be, subsection (2) the offeror shall give any shareholder who has not accepted the offer notice in the prescribed manner of the rights that are exercisable by him under that subsection; and if the notice is given before the end of the period mentioned in that subsection it shall state that the offer is still open for acceptance.

(4) A notice under subsection (3) may specify a period for the exercise of the rights conferred by this section and in that event the rights shall not be exercisable after the end of that period; but no such period shall end less than three months after the end of the period within which the offer can be accepted.

(5) Subsection (3) does not apply if the offeror has given the shareholder a notice in respect of the shares in question under section 429.

(6) If the offeror fails to comply with subsection (3) he and, if the offeror is a company, every officer of the company who is in default or to whose neglect the failure is attributable, shall be liable to a fine and for continued contravention, to a daily default fine.

(7) If an offeror other than a company is charged with an offence for failing to comply with subsection (3) it is a defence for him to prove that he took all reasonable steps for securing compliance with that subsection.

430B  EFFECT OF REQUIREMENT UNDER SECTION 430A

(1) The following provisions shall, subject to section 430C, have effect where a shareholder exercises his rights in respect of any shares under section 430A.

(2) The offeror shall be entitled and bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.

(3) Where the terms of an offer are such as to give the holder of shares a choice of consideration the holder of the shares may indicate his choice when requiring the offeror to acquire them and the notice given to the holder under section 430A(3)--

    (a) shall give particulars of the choice and of the rights conferred by this subsection; and

                                     VII-4

    (b) may state which consideration specified in the offer is to be taken as applying in default of his indicating a choice;

    and the terms of the offer mentioned in subsection (2) shall be determined accordingly.

(4) Subsection (3) applies whether or not any time-limit or other conditions applicable to the choice under the terms of the offer can still be complied with; and if the consideration chosen by the holder of the shares--

    (a) is not cash and the offeror is no longer able to provide it; or

    (b) was to have been provided by a third party who is no longer bound or able to provide it,

    the consideration shall be taken to consist of an amount of cash payable by the offeror which at the date where the holder of the shares requires the offeror to acquire them is equivalent to the chosen consideration.

430C  APPLICATIONS TO THE COURT

(1) Where a notice is given under section 429 to the holder of any shares the court may, on an application made by him within six weeks from the date on which the notice was given--

    (a) order that the offeror shall not be entitled and bound to acquire the shares; or

    (b) specify terms of acquisition different from those of the offer.

(2) If an application to the court under subsection (1) is pending at the end of the period mentioned in subsection (5) of section 430 that subsection shall not have effect until the application has been disposed of.

(3) Where the holder of any shares exercises his rights under section 430A the court may, on an application made by him or the offeror, order that the terms on which the offeror is entitled and bound to acquire the shares shall be such as the court thinks fit.

(4) No order for costs or expenses shall be made against a shareholder making an application under subsection (1) or (3) unless the court considers--

    (a) that the application was unnecessary, improper or vexatious; or

    (b) that there has been unreasonable delay in making the application or unreasonable conduct on his part in conducting the proceedings on the application.

(5) Where a takeover offer has not been accepted to the extent necessary for entitling the offeror to give notices under subsection (1) or (2) of section 429 the court may, on the application of the offeror, make an order authorising him to give notices under that subsection if satisfied--

    (a) that the offeror has after reasonable enquiry been unable to trace one or more of the persons holding shares to which the offer relates;

    (b) that the shares which the offeror has acquired or contracted to acquire by virtue of acceptances of the offer, together with he shares held by the person or persons mentioned in paragraph (a), amount to not less than the minimum specified in that subsection; and

    (c) that the consideration offered is fair and reasonable;

    but the court shall not make an order under this subsection unless it considers that it is just and equitable to do so having regard, in particular, to the number of shareholders who have been traced but who have not accepted the offer.

430D  JOINT OFFERS

(1) A takeover offer may be made by two or more persons jointly and in that event this Part of this Act has effect with the following modifications.

(2) The conditions for the exercise of the rights conferred by sections 429 and 430A shall be satisfied by the joint offerors acquiring or contracting to acquire the necessary shares jointly (as respects acquisitions by virtue of acceptances of the offer) and either jointly or separately (in other cases); and, subject to the following provisions, the rights and obligations of the offeror under those

                                     VII-5
    sections and sections 430 and 430B shall be respectively joint rights and joint and several obligations of the joint offerors.

(3) It shall be a sufficient compliance with any provision of those sections requiring or authorising a notice or other document to be given or sent by or to the joint offerors that it is given or sent by or to any of them; but the statutory declaration required by section 429(4) shall be made by all of them and, in the case of a joint offeror being a company, signed by a director of that company.

(4) In sections 428, 430(8) and 430E references to the offeror shall be construed as references to the joint offerors or any of them.

(5) In sections 430(6) arid (7) references to the offeror shall be construed as references to the joint offerors or such of them as they may determine.

(6) In sections 430(4)(a) and 430B(4)(a) references to the offeror being no longer able to provide the relevant consideration shall be construed as references to none of the joint offerors being able to do so.

(7) In section 430C references to the offeror shall be construed as references to the joint offerors except that any application under subsection (3) or
    (5) may be made by any of them and the reference in subsection (5)(a) to the offeror having been unable to trace one or more of the persons holding shares shall be construed as a reference to none of the offerors having been able to do so.

430E  ASSOCIATES

(1) The requirement in section 428(1) that a takeover offer must extend to all the shares, or all the shares of any class or classes, in a company shall be regarded as satisfied notwithstanding that the offer does not extend to shares which associates of the offeror hold or have contracted to acquire; but, subject to subsection (2), shares which any such associate holds or has contracted to acquire, whether at the time when the offer is made or subsequently, shall be disregarded for the purposes of any reference in this Part of this Act to the shares to which a takeover offer relates.

(2) Where during the period within which a takeover offer can be accepted any associate of the offeror acquires or contracts to acquire any of the shares to which the offer relates, then, if the condition specified in subsection 8(a) or (b) of section 429 is satisfied as respects those shares they shall be treated for the purposes of that section as shares to which the offer relates.

(3) In section 430(A)(1)(b) and (2)(b) the reference to shares which the offeror has acquired or contracted to acquire shall include a reference to shares which any associate of his has acquired or contracted to acquire.

(4) In this clause"associate", in relation to an offeror, means--

    (a) a nominee of the offeror;

    (b) a holding company, subsidiary or fellow subsidiary of the offeror or a nominee of such a holding company, subsidiary or fellow subsidiary;

    (c) a body corporate in which the offeror is substantially interested; or

    (d) any person who is, or is a nominee of, a party to an agreement with the offeror for the acquisition of, or of an interest in, the shares which are the subject of the takeover offer, being an agreement which includes provisions imposing obligations or restrictions such as are mentioned in section 204(2)(a).

(5) For the purposes of subsection (4)(b) a company is a fellow subsidiary of another body corporate if both are subsidiaries of the same body corporate but neither is a subsidiary of the other.

(6) For the purposes of subsection (4)(c) an offeror has a substantial interest in a body corporate if--

    (a) that body or its directors are accustomed to act in accordance with his directions or instructions; or

    (b) he is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of that body.

                                     VII-6

(7) Subsections (5) and (6) of section 204 shall apply to subsection (4)(d) above as they apply to that section and subsections (3) and (4) of section 203 shall apply for the purposes of subsection (6) above as they apply for the purposes of subsection (2)(b) of that section.

(8) Where the offeror is an individual his associates shall also include his spouse and any minor child or step-child of his.

430F  CONVERTIBLE SECURITIES

(1) For the purposes of this Part of this Act securities of a company shall be treated as shares in the company if they are convertible into or entitle the holder to subscribe for such shares; and references to the holder of shares or a shareholder shall be construed accordingly.

(2) Subsection (1) shall not be construed as requiring any securities to be treated--

    (a) as shares of the same class as those into which they are convertible or for which the holder is entitled to subscribe; or

    (b) as shares of the same class as other securities by reason only that the-shares into which they are convertible or for which the holder is entitled to subscribe are of the same class.

                                     VII-7

                                 APPENDIX VIII
                                  DEFINITIONS

    The following definitions apply throughout this document, unless the context otherwise requires:

"Agreed Exchange Rate".......................  L1=$1.4410, being the mid point of the closing spread of the dollar to sterling spot
                                               rate, as shown in the Financial Times (UK)
                                               Edition on 3 April 2002, the day immediately
                                               before the Announcement Date;

"Alternative Proposal".......................  any proposal or offer by any third party
                                               (other than a proposal or offer by or on
                                               behalf of any member of the Meridian Group)
                                               for more than 50 per cent of the voting share
                                               capital of Brancote or any proposal or offer
                                               so made for a merger, scheme of arrangement,
                                               exchange offer, consolidation, partnership,
                                               joint venture or other business combination
                                               involving Brancote, or for any purchase of
                                               all or any material assets of Brancote and
                                               its subsidiary undertakings (other than
                                               ordinary course of existing business
                                               transactions) or other similar transaction
                                               that is inconsistent with the implementation
                                               of the Offer;

"Announcement Date"..........................  4 April 2002;

"Argentinean Acquisition"....................  the acquisition by Brancote of the minority interests in Minera El Desquite SA;

"Australia"..................................  the Commonwealth of Australia and its
                                               dependent territories;

"BMO Nesbitt Burns"..........................  BMO Nesbitt Burns, Inc.;

"Board"......................................  the board of Directors of Brancote or
                                               Meridian, as the case may be;

"Brancote" or the "Company" or the             Brancote Holdings PLC;
  "offeree"..................................

"Brancote Group" or "offeree Group"..........  Brancote and its Subsidiaries;

"Brancote Shareholders"......................  holders of Brancote Shares;

"Brancote Share Option Schemes"..............  the Brancote Holdings plc 1996 Executive
                                               Share Option Scheme, the Brancote Holdings
                                               plc 1996 Discretionary Share Option Scheme
                                               and options granted under contracts (as
                                               varied) between Brancote and, respectively,
                                               R. Prickett (dated 17 October 1995, 5 May
                                               1999 and 28 October 1999), W. Humphries
                                               (dated 25 January 1999 and 28 October 1999)
                                               and D. Dare (dated 5 May 1999);

"Brancote Shares" or "offeree Shares"........  ordinary shares of 5p each in the share capital of Brancote;

"Brown Shipley"..............................  Brown, Shipley & Co. Limited;

"business day"...............................  a day (excluding Saturdays, Sundays and public holidays) on which banks are generally
                                               open for business in the City of London;

"certificated" or "in certificated form".....  a share or other security which is not in uncertificated form;

"Code".......................................  The City Code on Takeovers and Mergers;

                                     VIII-1

"Companies Act"..............................  the Companies Act 1985, as amended;

"Computershare Investor Services PLC"........  receiving agent to the Offer;

"Conditions".................................  the conditions to the Offer which are set out in Part B of Appendix I to this document;

"CREST"......................................  the relevant system (as defined in the CREST
                                               Regulations) in respect of which CRESTCo is
                                               the Operator (as defined in the CREST
                                               Regulations);

"CRESTCo"....................................  CRESTCo Limited;

"CREST Member"...............................  a person who has been admitted by CRESTCo as a system-member (as defined in the
                                               Regulations);

"CREST Participant"..........................  a person, who is, in relation to CREST, a system-participant (as defined in the
                                               Regulations);

"CREST Payment"..............................  shall have the meaning given in the CREST manual issued by CRESTCo;

"CREST sponsor"..............................  a CREST participant admitted to CREST as a
                                               CREST sponsor;

"CREST Sponsored Member".....................  a CREST member admitted to CREST as a sponsored member;

"Directors"..................................  the directors of Brancote or Meridian, as the case may be;

"Disclosure Period"..........................  the period commencing on - May 2001 (being 12 months prior to the commencement of the Offer
                                               Period) and ending at the close of business
                                               on the Printing Date;

"Electronic Acceptance"......................  the inputting and settling of a TTE instruction which constitutes or is deemed to
                                               constitute an acceptance of the Offer on the
                                               terms set out in this document;

"Encumbrance"................................  any charge, mortgage, lien, hypothecation, judgment, encumbrance, easement, security,
                                               title retention, preferential right, trust
                                               arrangement or any other security interest or
                                               any other agreement or arrangement having a
                                               commercial effect analogous to the conferring
                                               of security or any similar right in favour of
                                               any person;

"Enlarged Meridian Group"....................  the Meridian Group following the acquisition of Brancote pursuant to the Offer;

"Enlarged Share Capital".....................  the issued share capital of Meridian following the issue of New Meridian Common
                                               Shares pursuant to the Offer;

"ESA instruction"............................  an Escrow Account Adjustment Input (AESN),
                                               transaction type "ESA' (as described in the
                                               CREST manual issued by CRESTCo);

"Escrow Agent"...............................  Computershare Investor Services PLC (in its
                                               capacity as an Escrow Agent as described in
                                               the CREST manual issued by CRESTCo);

"Exchange Act"...............................  the US Securities Exchange Act of 1934, as
                                               amended, and the rules and regulations
                                               promulgated thereunder;



                                     VIII-2

"Form of Acceptance".........................  the form of acceptance and authority relating to the Offer;

"Japan"......................................  Japan, its cities, prefectures, territories and possessions;

"London Stock Exchange"......................  London Stock Exchange plc;

"member account ID"..........................  the identification code or number attached to any member account in CREST;

"Meridian" or "offeror"......................  Meridian Gold Inc., a company incorporated in
                                               Canada;

"Meridian Common Shares".....................  common shares of Meridian having nil par value;

"Meridian Group" or "offeror Group"..........  Meridian and its Subsidiaries;

"Meridian Shareholders"......................  holders of Meridian Common Shares;

"Meridian Special Meeting"...................  (if required) the extraordinary general meeting of holders of Meridian Common Shares
                                               to be held for the purposes of approving the
                                               issuance of New Meridian Common Shares
                                               pursuant to section 312 of the NYSE Listed
                                               Company Manual;

"New Meridian Common Shares".................  Meridian Common Shares to be issued pursuant to the Offer;

"NYSE".......................................  the New York Stock Exchange;

"Offer"......................................  the recommended offer by Meridian and by
                                               Standard Bank and BMO Nesbitt Burns, on
                                               behalf of Meridian in the United Kingdom, to
                                               acquire the whole of the issued and to be
                                               issued share capital of Brancote including,
                                               where the context so requires, any subsequent
                                               revision, variation, extension or renewal of
                                               such offer;

"Offer Period"...............................  the period commencing 8 March 2002 until the first closing date or, if this is later, the
                                               date when the Offer becomes or is declared
                                               unconditional as to acceptances or lapses or
                                               is withdrawn;

"Panel"......................................  the Panel on Takeovers and Mergers;

"participant ID".............................  the identification code or membership number used in CREST to identify a particular CREST
                                               member or other CREST participant;

"Printing Date"..............................  - 2002, the latest practicable date prior to the posting of this document;

"Registration Statement".....................  the registration statement on Form F-4 relating to the Offer filed by Meridian with
                                               the SEC under the Securities Act;

"Regulations"................................  the Uncertificated Securities Regulations
                                               2001 (SI 2001 No.3755);

"SEC"........................................  the US Securities and Exchange Commission;

"Securities Act".............................  the US Securities Act of 1933, as amended, and the rules and regulations promulgated
                                               thereunder;

"SEDOL"......................................  the London Stock Exchange Daily Official
                                               List;



                                     VIII-3

"Settlement Exchange Rate"...................  the mid-point of the closing spread of the dollar to sterling spot rate, as shown in the
                                               Financial Times (UK) Edition, as on the date
                                               on which the Offer becomes unconditional in
                                               all respects;

"Standard Bank"..............................  Standard Bank London Limited and/or of its
                                               affiliates;

"Subsidiary".................................  a subsidiary as defined in section 736 of the
                                               Companies Act;

"TFE instruction"............................  a transfer from escrow instruction (as defined by the CREST manual issued to
                                               CRESTCo);

"TSE"........................................  the Toronto Stock Exchange;

"TTE instruction"............................  a transfer to escrow instruction (as defined in the CREST manual issued by CRESTCo);

"uncertificated" or "in uncertificated         recorded on the relevant register of Brancote
  form"......................................  as being held in uncertificated form in
                                               CREST, and title to which, by virtue of the
                                               Regulations, may be transferred by means of
                                               CREST;

"UK" or "United Kingdom".....................  the United Kingdom of Great Britain and
                                               Northern Ireland;

"UK GAAP"....................................  UK Generally Accepted Accounting Principles;

"UK Resident"................................  a person who is resident for tax purposes in the UK or is subject to tax in the UK in
                                               respect of a holding of Brancote Shares by
                                               reason of having a branch or agency or
                                               permanent establishment in the UK;

"United States" or "US"......................  the United States of America, its territories and possessions, any State of the United
                                               States of America and the District of
                                               Colombia, and all other areas subject to its
                                               jurisdiction;

"US GAAP"....................................  US Generally Accepted Accounting Principles;

"Wider Brancote Group".......................  Brancote and its Subsidiaries, subsidiary undertakings, associated undertakings and any
                                               other undertaking in which Brancote and any
                                               such Subsidiaries or undertakings
                                               (aggregating their interests) have a
                                               substantial interest; and

"Wider Meridian Group".......................  Meridian and its Subsidiaries, subsidiary undertakings, associated undertakings and any
                                               other undertaking in which Meridian and such
                                               Subsidiaries or undertakings (aggregating
                                               their interests) have a substantial interest.


    For the purpose of this document, "holding company", "subsidiary undertaking", "associated undertaking" and "undertaking" have the meanings given by the Companies Act (but for this purpose ignoring paragraph 20(1)(b) of Schedule 4A to the Companies Act) and "substantial interest" means a direct or indirect interest in 20 per cent or more of the equity capital of an undertaking.

    References to US$ are to US dollars, and references to L and p or pence are to pounds sterling and pence being the lawful currency of the United States and the United Kingdom, respectively.


                                     VIII-4

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    As permitted under the Canada Business Corporations Act, the Company's By-law No. 1 (as amended April 1997) (the "By-laws") require the Company to indemnify a present or former director or officer of the Company or a person who acts or acted at the Company's request as a director or officer of another corporation of which the Company is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or at the Company's request on behalf of any such other corporation), and such director or officer's heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by such director or officer in respect of any civil, criminal or administrative action or proceeding to which such director or officer is made a party by reason of being or having been a director or officer of the Company or such other corporation (or by reason of having undertaken such liability), provided that such person (1) acted honestly and in good faith with a view to the best interests of the Company, and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Under the By-laws, such indemnification may be made in respect of an action by or on behalf of the Company only with court approval.

    As permitted under the Canada Business Corporations Act, the By-laws also require the Company, without requiring the approval of a court, to indemnify any person referred to in the immediately preceding paragraph in respect of an action by or on behalf of the Company who has been substantially successful in the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company against all costs, charges and expenses reasonably incurred by such person in respect of such action or proceeding, provided that such person (1) acted honestly and in good faith with a view to the best interests of the Company, and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

    A policy of directors' and officers' liability insurance is maintained by the Company which insures directors and officers for losses as a result of claims based upon their acts or omissions as directors and officers of the Company, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), and also reimburses the Company for payments made pursuant to the indemnity provisions under the Securities Act. The Company also maintains a separate policy of liability insurance that covers fiduciaries of the Company (which includes directors and executive officers of the Company) in their capacities as such.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21. EXHIBITS.


NUMBER                  EXHIBIT
---------------------   ------------------------------------------------------------
 4.1                    Certificate of Amalgamation, as amended (filed with the
                        Company's Registration Statement on Form S-4 (No.
                        333-06225))

 4.2                    By-law No. 1 (as amended, April 1997) (filed with the
                        Company's Annual Report on Form 20-F filed with the
                        Securities and Exchange Commission on May 27, 1997)

 4.3                    Form of certificate representing Common Shares of the
                        Company (filed with the Company's Registration Statement on
                        Form 8-B (No. 001-12003))

 4.4                    Shareholder Rights Plan Agreement, dated as of March 19,
                        1999, between the Company and The Trust Company of the Bank of Montreal, as Rights Agent (filed with the Company's
                        Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 3, 1999)

 4.5                    Shareholder Rights Plan Amending Agreement, effective as of
                        March 19, 1999, between the Company and The Trust Company of the Bank of Montreal, as Rights Agent (filed with the
                        Company's Registration Statement on Form 8-A filed with the
                        Securities and Exchange Commission on May 3, 1999)

 5.1                    Opinion of Fraser Milner Casgrain LLP as to the legality of the new Meridian Gold Inc. Common Shares

 23.1                   Consent of Fraser Milner Casgrain LLP (included in the
                        opinion filed as Exhibit 5.1 to this Registration Statement)

 23.2                   Consent of KPMG LLP, Independent Auditors

 23.3                   Consent of KPMG Audit Plc, Independent Auditors

 23.4                   Consent of Western Services Engineering*

 23.5                   Consent of AngloGold (Jerritt Canyon) Corp.*

 23.6                   Consent of Pincock, Allen & Holt

 24.1                   Powers of Attorney (included on the signature pages hereof)*

 99.1                   Press release of the Company, dated April 4, 2002 (filed by the Company with the Securities and Exchange Commission on a
                        Form 6-K filed on April 4, 2002)

 99.2                   Consent of Standard Bank London Limited

 99.3                   Consent of BMO Nesbitt Burns, Inc.

 99.4                   Consent of Brown, Shipley & Co. Limited

 99.5                   Form of Acceptance and Authority*


------------------------


* Previously filed


ITEM 22. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

    (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8-A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the US for the purpose of responding to such requests.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorised, in the City of Reno, State of Nevada, on May 8, 2002.



                                             MERIDIAN GOLD INC.

                                             By:              /s/ EDWARD H. COLT
                                                  ------------------------------------------
                                                                Edward H. Colt
                                                   VICE PRESIDENT, FINANCE, CHIEF FINANCIAL
                                                        OFFICER AND CORPORATE SECRETARY



    Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                        NAME                                        TITLE                    DATE
                        ----                                        -----                    ----

                          *                            President, Chief Executive
     -------------------------------------------         Officer and Director            May 8, 2002
                  Brian J. Kennedy                       (Principal Executive Officer)

                                                       Vice-President, Finance, Chief
                 /s/ EDWARD H. COLT                      Financial Officer and
     -------------------------------------------         Corporate Secretary             May 8, 2002
                   Edward H. Colt                        (Principal Financial Officer)

                          *                            Chief Accounting Officer and
     -------------------------------------------         Controller (Principal           May 8, 2002
                 Peter C. Dougherty                      Accounting Officer)

                          *
     -------------------------------------------       Director                          May 8, 2002
                  John A. Eckersley

                          *
     -------------------------------------------       Director                          May 8, 2002
               Christopher R. Lattanzi

                          *
     -------------------------------------------       Director                          May 8, 2002
                Malcolm W. MacNaught

                          *
     -------------------------------------------       Director                          May 8, 2002
                   Carl L. Renzoni

                          *
     -------------------------------------------       Director, Chairman of the Board   May 8, 2002
               Dr. David S. Robertson


------------------------


* Edward H. Colt, by signing his name hereto, does hereby sign this Amendment No. 1 to the Registration Statement on behalf of the directors and officers of the registrant after whose typed names asterisks appear, pursuant to powers of attorney duly executed by such directors and officers and filed with the Securities and Exchange Commission.



                                                       By:              /s/ EDWARD H. COLT
                                                            -----------------------------------------
                                                                          Edward H. Colt
                                                                         ATTORNEY-IN-FACT